As filed with the Securities and Exchange Commission on November 29, 2018

Registration No. 333-207740

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 10 TO

FORM S-11 REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Resource Apartment REIT III, Inc.

(Exact name of registrant as specified in its charter)

1845 Walnut Street, 18th Floor

Philadelphia, Pennsylvania 19103

(215) 231-7050

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Alan F. Feldman

Chief Executive Officer

Resource Apartment REIT III, Inc.

1845 Walnut Street, 18th Floor

Philadelphia, Pennsylvania 19103

(215) 231-7050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

Laura K. Sirianni, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller Reporting Company	☒

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

This Post-Effective Amendment No. 10 consists of the following:

1.	The Registrant’s final prospectus dated November 29, 2018.

2.	Supplement No. 1 dated November 29, 2018 to the Registrant’s prospectus dated November 29, 2018.

3.	Part II, included herewith.

4.	Signature, included herewith.

Maximum Offering—$1,100,000,000 of Common Stock

Resource Apartment REIT III, Inc. is a Maryland corporation that intends to take advantage of our sponsor’s multifamily investing and lending platforms to invest in apartment communities in order to provide you with growing cash flows and increasing asset values. We intend to target for acquisition, underperforming apartment communities which we will renovate and optimize in order to increase rents. To a lesser extent, we may also seek to originate and purchase commercial real estate debt secured by apartment communities. We have elected to be taxed as a real estate investment trust (“REIT”), beginning with our taxable year ended December 31, 2017. We are an “emerging growth company” under federal securities laws. As of the date of this prospectus, we owned five multifamily properties.

We are offering up to an aggregate of $1,000,000,000 of shares of our common stock in our primary offering. Through June 30, 2017, we offered shares of Class A and Class T common stock at prices of $10.00 per share and $9.47 per share, respectively. As of July 3, 2017, we ceased offering shares of Class A and Class T common stock in our primary offering. We are currently offering shares of Class R and Class I common stock at prices of $9.68 per share and $9.28 per share, respectively. As of September 30, 2018, we have received gross offering proceeds in our primary offering of approximately $70.0 million from the sale of 601,207 Class A shares, 1,049,996 Class T shares, 5,497,905 Class R shares and 190,706 Class I shares of common stock, resulting in approximately $930 million in shares remaining in our primary offering as of such date. We are also offering up to an aggregate of $100,000,000 of shares of Class A, Class T, Class R and Class I common stock pursuant to our distribution reinvestment plan at a purchase price equal to our current estimated net asset value per share of our common stock, or $9.05 as of the date of this prospectus. This offering will terminate on or before April 27, 2019 (unless extended as permitted by applicable securities law).

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 33 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•

Based on sales volume to date, we expect to raise substantially less than the maximum offering amount in this offering. As a result, we will not be able to invest in as diverse a portfolio of assets, which will cause the value of your investment to vary more widely with the performance of specific assets and cause certain expenses to constitute a greater percentage of our revenue. This will increase the risk that you lose money on your investment.

•	No public market currently exists for our shares of common stock, and our charter does not require our board of directors to provide our stockholders a liquidity event by a specified date or at all.

•

The offering prices for shares of our common stock in this primary offering were established by adding certain offering and other costs to a per share estimate of the net value of our assets and liabilities as of March 31, 2018. The offering prices are not based on any public trading market. The estimated net asset value per share as of March 31, 2018 was recommended by our advisor, using a range in estimated values per share determined by an independent third party valuation firm based on their appraisals, and approved by our board of directors. For information regarding the methodologies and assumptions used, see “Determination of Estimated Net Asset Value Per Share.”

•

We have a limited operating history, and as of the date of this prospectus, we owned five multifamily properties. Other than as described in a supplement to this prospectus, we have not identified any additional investments to acquire with the proceeds from this offering and are considered to be a “blind pool.” In addition, you will not have the opportunity to evaluate our investments before we make them.

•	We are dependent on our advisor and its affiliates to select investments and conduct our operations and this offering.

•	We pay substantial fees and expenses to our advisor, its affiliates and broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•	Our executive officers and some of our directors will face conflicts of interest.

•	There are restrictions on the ownership and transferability of our shares of common stock. See “Description of Shares-Restriction on Ownership of Shares.”

•

Our charter permits us to pay distributions from any source without limitation, including from offering proceeds, borrowings, sales of assets or waivers or deferrals of fees otherwise owed to our advisor. Distributions that exceed our net income or net capital gain will likely represent a return of capital as opposed to current income or gain, as applicable. Through the third quarter of 2018, a majority of our distributions have been funded with proceeds from this offering and debt financing.

•	We may change our targeted investments without stockholder consent.

•	Some of the other programs sponsored by our sponsor have experienced adverse business developments or conditions.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this offering is not permitted.

	Price To Public(1)	Selling Commissions(2)	Dealer Manager Fee(2)	Net Proceeds (Before Expense)(2)
Primary Offering(3)
Class R Share, per share	$9.68	$0.024(4)	$0.029(4)	$9.15
Class I Share, per share	$9.28	$0.00	$0.14	$9.14
Total Maximum(5)	$1,000,000,000	$22,750,712	$28,523,619	$948,725,669
Distribution Reinvestment Plan
Class A Share, Class T Share, Class R Share and Class I Share, per share	$9.05	$0.00	$0.00	$9.05
Total Maximum	$100,000,000	$0.00	$0.00	$100,000,000

(1)	Discounts are available for some categories of investors. Reductions in commissions and fees will result in corresponding reductions in the purchase price.
(2)

In addition to the selling commissions and dealer manager fee on our Class R common stock and our Class I common stock, we pay additional underwriting compensation in the form of a distribution and shareholder servicing fee on the shares of Class R common stock sold in the primary offering. This fee is subject to certain limits and will be in annual amounts equal to 1% of the amount of our estimated net asset value per share of Class R common stock sold in the primary offering. The total underwriting compensation (including selling commissions, dealer manager fees and distribution and shareholder servicing fees) payable with respect to Class R shares may be as great as 8.5% of the estimated net asset value per share. See “Plan of Distribution.”

(3)

We are currently offering only shares of Class R and Class I common stock in the primary offering. Prior to July 3, 2017, we offered Class A and Class T shares in the primary offering. Our Class A shares were sold at $10.00 per share with selling commissions and dealer manager fees per share of $0.70 and $0.30, respectively, for net proceeds per Class A share sold of $9.00. Our Class T shares were sold at $9.47 per share with selling commissions and dealer manager fees per share of $0.1894 and $0.2841, respectively, for net proceeds per Class T share sold of $9.00. We sold approximately $5.8 million and $9.9 million shares of Class A and Class T common stock, respectively, prior to July 3, 2017, when we ceased offering Class A and Class T common stock in the primary offering

(4)

We pay selling commissions to our dealer manager of up to 3% of the gross offering proceeds from the sale of Class R common stock and we pay a dealer manager fee to our dealer manager of up to 3.5% of the gross offering proceeds from the sale of Class R common stock. However, the aggregate amount of selling commissions and dealer manager fees paid in connection with the sale of Class R common stock will be no more than 5.5% of the gross offering proceeds from the sale of such Class R shares. Therefore, the table assumes that the average selling commissions and dealer manager fees to be paid with respect to the sale of Class R shares are 2.5% and 3%, respectively, which, in the aggregate, do not exceed the 5.5% limit on selling commissions and dealer manager fees to be paid in connection with the sale of Class R shares.

(5)

The maximum selling commissions and dealer manager fee assumes that 90% and 10% of the remaining amount of common stock to be sold in the primary offering is Class R common stock and Class I common stock, respectively, and includes amounts determinable from the actual sale of approximately $5.8 million and $9.9 million of Class A and Class T common stock, respectively, prior to July 3, 2017 when we ceased offering Class A and Class T common stock in the primary offering. In addition to the selling commissions and dealer manager fee, we pay (or paid) in connection with the sale of shares in the primary offering, we also pay additional underwriting compensation in the form of a distribution and shareholder servicing fee on the shares of Class T common stock and Class R common stock sold in the primary offering. See “Plan of Distribution.”

The dealer manager, Resource Securities LLC, our affiliate, is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. The minimum permitted purchase is $2,500.

The date of this prospectus is November 29, 2018.

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition, the states listed below have established suitability requirements that are more stringent than ours and investors in these states are directed to the following special suitability standards:

•	Alabama—Investors must have a liquid net worth of at least 10 times their investment in us and our affiliates.

•

Kansas—It is recommended by the office of the Kansas Securities Commissioner that Kansas investors do not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded REITs.

•

Maine—It is recommended by the Maine Office of Securities that Maine investors do not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.

•	California and North Dakota—Investors must have a net worth of at least 10 times their investment in us.

•	Michigan, Pennsylvania, Oregon and Tennessee—Investors must have a liquid net worth of at least 10 times their investment in us.

•

Idaho—Investors must have either (a) a liquid net worth of at least $300,000 or (b) a gross annual income of at least $85,000 and a liquid net worth of at least $85,000. In addition, an investor’s investment in us cannot exceed 10% of his or her liquid net worth.

•

Iowa—Investors must have either (a) a net worth of $350,000 or (b) a gross annual income of $70,000 and a net worth of at least $100,000. In addition, investors must have a net worth of at least 10 times their investment in us.

•	Massachusetts—Investors must have a liquid net worth of at least 10 times their investment in us and other illiquid direct participation program investments.

•	Missouri—Investors must limit their investment in us to 10% of their liquid net worth.

•

Nebraska—Investors must limit their aggregate investment in this offering and in the securities of other non-publicly traded REITs to 10% of their net worth. An investment by a Nebraska investor who is an “accredited investor” within the meaning of the federal securities laws is not subject to the foregoing limitations.

•

New Jersey—Investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. In addition, investors must limit their investment in us, our affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excluding unregistered, federally and state exempt private offerings) to 10% of their liquid net worth.

•	New Mexico—Investors must have a liquid net worth of at least 10 times their investment in us, our affiliates and other similar direct participation programs.

i

•	Ohio—Investors must limit their aggregate investment in us, our affiliates and other non-publicly traded real estate investment trusts to 10% of their liquid net worth.

•

Puerto Rico—Investors may not invest more than 10% of that investor’s liquid net worth in us, our affiliates, and in other non-traded REITs. For purposes of Puerto Rico’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.

•	Kentucky—Investors must limit their investment in us and affiliated non-publicly traded real estate investment trusts to 10% of their liquid net worth.

•

Vermont—Investors must limit their investment in this offering to 10% of their liquid net worth. For these purposes, liquid net worth is defined as an investor’s total assets (not including home, home furnishings and automobiles) minus total liabilities. An investment by a Vermont investor who is an “accredited investor” within the meaning of the federal securities laws is not subject to the foregoing limitation.

In addition, because the minimum offering amount was less than $100 million, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions. Please refer to “Prospectus Summary—How does a “best efforts” offering work?” on page 24 and “Plan of Distribution—Special Notice to Pennsylvania Investors” on page 199.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. Except as otherwise stated above, liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution—Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require.

Supplemental Sales Material	200
Legal Matters	200
Where You Can Find More Information	200
Appendix A Form of Subscription Agreement	A-1
Appendix B Second Amended and Restated Distribution Reinvestment Plan	B-1

v

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus, including the information set forth in “Risk Factors,” for a more complete understanding of this offering. Except where the context suggests otherwise, the terms “we,” “us” and “our” refer to Resource Apartment REIT III, Inc. and its subsidiaries; “Operating Partnership” refers to our operating partnership, Resource Apartment OP III, LP; “advisor” refers to Resource REIT Advisor, LLC; “Resource Apartment Manager III” refers to our property manager, Resource Apartment Manager III, LLC; “dealer manager” refers to Resource Securities LLC.; “Resource Real Estate” refers to our sole sponsor, Resource Real Estate, LLC; and “Resource America” refers to Resource America, Inc., the parent corporation of our sponsor.

What is Resource Apartment REIT III, Inc.?

Resource Apartment REIT III, Inc. is a Maryland corporation that intends to take advantage of our sponsor’s multifamily investing and lending platforms to invest in apartment communities in order to provide you with growing cash flow and increasing asset values. We intend to acquire underperforming apartments, which we will renovate and stabilize in order to increase rents. To a lesser extent, we may also seek to originate and acquire commercial real estate debt secured by apartments. We believe multiple opportunities exist within the apartment industry today and will continue to present themselves over the next few years to real estate investors who possess the following characteristics: (i) extensive experience in multifamily investing, (ii) strong management platforms specializing in operational and financial performance optimization, (iii) financial sophistication allowing them to benefit from complex opportunities and (iv) the overall scale and breadth of a national real estate platform in both the equity and debt markets. Our mailing address is 1845 Walnut Street, 18th Floor, Philadelphia, Pennsylvania 19103. Our telephone number is (215) 231-7050, our fax number is (215) 640-6320 and our email address is info@resourcereit.com. We also maintain an Internet site at www.resourcereit3.com, at which there is additional information about us and our affiliates, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

We were incorporated in the State of Maryland on July 15, 2015. We elected to qualify as a REIT beginning with the taxable year that ended December 31, 2017. As of the date of this prospectus, we owned five multifamily properties. Because we have a limited portfolio of investments and, except as described in a supplement to this prospectus, we have not yet identified any additional assets to acquire, we are considered to be a “blind pool.”

Our external advisor, Resource REIT Advisor, LLC, conducts our operations and manages our portfolio of real estate investments, all subject to the supervision of our board of directors. We have no paid employees.

What is a REIT?

In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate investments;

•	allows individual investors to invest in a professionally managed, large-scale, diversified real estate portfolio through the purchase of interests, typically shares, in the REIT;

•	is required to pay distributions to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain); and

•

avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.

However, under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Why does Resource Apartment REIT III Focus Primarily on the U.S. Apartment Market?

We believe the demand for quality workforce rental housing currently does and, will continue to exceed the supply. The idea of the “typical” American household has been changing and today’s younger generation is not following the path of the traditional “American dream.” In December 2016, the Harvard Joint Center for Housing Studies (“JCHS”) updated its household projections for 2015-2035 based on newly updated population projections from the US Census Bureau. The JCHS projects that the United States will add 13.6 million households between 2015 and 2025 and 11.5 million households between 2025 and 2035. The age groups that will lead the growth between 2015 and 2025 will be households aged 75 and older, which are projected to increase by 5.8 million, Millennials, (35-44 years old) increasing by 2.5 million households, and 25-34 year olds forming 1.25 million households. These three age groups will continue to fuel demand for rental housing. The households aged 75 and older are a result of declining mortality rates of those aged 65-74, which has led to more seniors living (or renting) in their own homes, rather than living in nursing facilities. The two younger age cohorts will continue to struggle to attain home ownership; with home prices outpacing incomes and interest rates heading higher, affordability has declined. (Freddie Mac, March 2017 Economic & Housing Research Outlook).

The current state of the existing apartment supply in the United States is old and in need of renovation. Of the 15,400,000 multifamily units that have been constructed since 1970, 60% were built before 1980 and 33% were built before 1990. In addition to the aging apartment stock, new supply of apartment completions is far below historical norms, as demonstrated in the table below:

Average Annual Multifamily Completions 1970—2017 (5+ units in structure)
1970’s	500,880
1980’s	420,050
1990’s	222,230
2000’s	274,600
2010-2017	230,500
Source: Survey of Market Absorption of New Multifamily Units 1Q2018; US Census Bureau Table of New Privately Owned Housing Units Completed in the United States.

The new supply of apartments is and has been well below the 300,000 new units annually that most demographic analysts believe is needed just to meet expected apartment demand. In 2016 and 2017, deliveries were just above 300,000, the highest level since 2000 (Survey of Market Absorption of New Multifamily Units 1Q2018). However, beginning in 2018, deliveries are projected to decline to approximately 280,000 units in 2018; under 200,000 units in 2019; under 120,000 units in 2020, and under 100,000 units for years 2021 and 2022 (Reis 3Q18). Future deliveries are expected to be constrained by rising construction costs in both labor and materials, and the restrained lending environment related to multifamily lending.

We believe that demand for apartments in the United States will continue to increase due to demographic shifts, economic challenges and changing consumer preferences. Furthermore, the existing apartment inventory is old and inadequate to serve the increasing demand for rentals and that new supply of apartments will be significantly constrained by the rising cost of new construction. Therefore, we believe that the overall supply and demand imbalance will continue to offer significant opportunities throughout the next decade to apartment owners who understand how to opportunistically benefit from this imbalance and have the experience and management infrastructure to execute such opportunistic strategies.

Second, our sponsor has focused on the multifamily sector, which includes student housing and senior residential, with 10 its last 11 funds and will focus this program on multifamily rental property investments because apartments have traditionally produced the highest risk-adjusted investment returns compared to other property sectors. Historically, apartments have produced higher returns with lower volatility than the other major real estate sectors, which include office, retail industrial, hospitality and healthcare. Furthermore, according to data from the National Bureau of Economic Research and the National Council of Real Estate Investment Fiduciaries, multifamily rental properties have demonstrated returns during recessionary periods that are higher than those of other major property classes, and have been an effective inflation hedge due to the short term of the typical apartment lease, which is generally 12 months or less. Our sponsor also believes that some of the key factors for investing in multifamily rental properties include stable access to debt, due in part to the lending activities of government-sponsored entities, the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”), lower cost of debt capital and the ability to support more debt with the same level of risk.

What are the market opportunities for Resource Apartment REIT III?

We believe multiple opportunities exist within the multifamily industry today and will continue to present themselves over the next few years to real estate investors who possess the following characteristics: (i) extensive experience in investing in apartments, (ii) strong management platforms specializing in operational and financial performance optimization, (iii) financial sophistication allowing them to benefit from complex opportunities and (iv) the overall scale and breadth of a national real estate platform in both the equity and debt markets. We seek to utilize our sponsor’s dedicated multifamily investing and lending platforms to take advantage of the full range of opportunities across the entire multifamily spectrum of investments.

One of our primary activities will be to acquire underperforming apartment properties that will benefit from strong management and capital infusions for renovations to improve the overall appearance and quality of the assets. We intend to buy apartment properties that are cash flowing or expected to be cash flowing soon after acquisition with the potential for near-term capital appreciation resulting from unit and exterior upgrades and enhanced property management. These assets, generally are Class B or B- properties built in the 1970s and 1980s in cities demonstrating a stable multifamily supply and the ability to attract a young, creative and educated labor force. According to the U.S. Census Bureau, during the 20-year period from 1970 to 1989, over 9.3 million housing units were completed in the United States within structures containing five or more units, which is substantially higher than the approximately 5 million units completed between 1990 and 2009. Apartments completed between 1970 and 1989 are now 29-48 years old and many of these apartments have not had substantial renovations in their lifetimes. Therefore, we believe that there is a large inventory of un-renovated apartments built in the 1970s and 1980s to acquire and renovate. Resource Real Estate has a dedicated acquisition team that includes personnel who have been integral to the acquisition of underperforming properties for the multifamily funds offered by our sponsor over the past ten years.

We also believe opportunities exist in directly lending to real estate borrowers who are acquiring or refinancing multifamily properties, and we may originate loans directly to such borrowers. Lending presents us an opportunity to benefit from the positive trends in the multifamily industry, while being senior to an equity investor and typically receiving regular cash interest payments. Direct lending enables us to better control the structure of the loans and to maintain direct relationships with the borrowers. We intend to invest in first- and second-priority mortgages, as well as mezzanine loans that are senior to the borrower’s equity in, and subordinate to a first mortgage loan on, a property. Mezzanine loans are secured by pledges of ownership interests, in whole or in part, in entities that directly own the real property. In addition, we may require other collateral to secure mezzanine loans, including letters of credit, personal guarantees of the principals of the borrower, or collateral unrelated to the property. We may also invest in preferred equity or subordinate interests in whole loans. Resource Real Estate has a dedicated nationwide lending team that includes senior personnel who have been with Resource Real Estate since 2005.

What is your investment approach for this real estate program?

We seek to acquire cash flowing assets at a discount to their perceived value, increase their cash flowing potential, and then sell or finance them when market conditions warrant. Specifically, we expect to enhance the properties’ values by instituting significant renovations to update their appearance, aggressively market them and increase occupancy in order to realize steady current income as well as capital appreciation. With respect to performing real estate loans, we will seek to originate or purchase loans secured directly or indirectly by real estate that will generate steady interest income from the underlying real estate.

Are there any risks involved in an investment in your shares?

Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus beginning on page 33, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. Some of the more significant risks relating to an investment in our shares include the following:

•

Based on sales volume to date, we expect to raise substantially less than the maximum offering amount in this offering. As a result, we will not be able to invest in as diverse a portfolio of assets, which will cause the value of your investment to vary more widely with the performance of specific assets and cause certain expenses to constitute a greater percentage of our revenue. This will increase the risk that you lose money on your investment.

•

No public market currently exists for our shares of common stock, and our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date nor list our shares on an exchange by a specified date. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•

The offering prices for shares of our common stock in this primary offering was established by adding certain offering and other costs to a per share estimate of the net value of our assets and liabilities as of March 31, 2018. The estimated net asset value, or NAV, per share as of March 31, 2018 was recommended by our advisor, using a range in estimated NAV per shares determined by an independent third party valuation firm based on their appraisals, and approved by our board of directors. For information regarding the methodologies and assumptions used, see “Determination of Estimated Net Asset Value Per Share.”

•

We have a limited operating history and are dependent on our advisor to select investments and conduct our operations. As of the date of this prospectus, we own five multifamily properties. Because we have not identified any additional real estate assets to acquire with proceeds from this offering, other than as disclosed in a supplement to this prospectus, we are considered a “blind pool” and you will not have an opportunity to evaluate our investments before we make them, making an investment in us more speculative.

•

Our executive officers and some of our directors are also officers, directors, managers or key professionals of our advisor, our dealer manager and other entities affiliated with Resource Real Estate. As a result, they face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other programs sponsored by Resource Real Estate and its affiliates and conflicts in allocating time among us and these other programs. These conflicts could result in action or inaction that is not in the best interests of our stockholders.

•

We pay substantial fees to and expenses of our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment. For a summary of these fees, see “Prospectus Summary—What are the fees that you pay to the advisor and its affiliates?”

•

Our advisor and its affiliates receive fees in connection with transactions involving the acquisition and management of our investments. These fees are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.

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There is no limit on the amount we can borrow to acquire a single real estate investment, but pursuant to our charter, we may not leverage our assets with debt financing such that our borrowings would be in excess of 300% of our net assets unless a majority of the members of our conflicts committee finds justification for borrowing a greater amount. Examples of such a justification include obtaining funds for the following: (i) to repay existing obligations, (ii) to pay sufficient distributions to maintain REIT status, or (iii) to buy an asset where an exceptional acquisition opportunity presents itself and the terms of the debt agreement and the nature of the asset are such that the debt does not increase the risk that we would become unable to meet our financial obligations as they became due. Based on current lending market conditions, we believe we will leverage our assets in an amount equal to 55% to 60% of the value of our assets.

•

Our charter prohibits the ownership of more than 9.8% of our common stock, unless exempted by our board of directors (subject to the satisfaction of certain conditions precedent), which may inhibit transfers of our common stock and large investors from desiring to purchase your shares of common stock.

•

We have issued to our advisor 50,000 shares of our convertible stock, which we may refer to as “convertible stock.” The convertible stock is non-voting, is not entitled to any distributions and is a separate class of stock from the common stock to be issued in this offering. Under limited circumstances, these shares may be converted into shares of our Class A common stock, satisfying our obligation to pay our advisor an incentive fee and diluting our stockholders’ interest in us. Generally, our convertible stock will convert into shares of Class A common stock when one of two events occurs. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 6% cumulative, non-compounded, annual return at that price. Alternatively, the convertible stock will convert on the 31st trading day after listing, if we list our shares of common stock on a national securities exchange or we consummate a merger pursuant to which the consideration received by our common stockholders is securities of another issuer that are listed on a national securities exchange. Our advisor can influence whether and when our common stock is listed for trading on a national securities exchange or our assets are liquidated, and their interests in our convertible stock could influence their judgment with respect to listing or liquidation.

•

Our charter permits us to pay distributions from any source without limitation, including from offering proceeds, borrowings, sales of assets or waivers or deferrals of fees otherwise owed to our advisor. To the extent these distributions exceed our net income or net capital gain, a greater proportion of your distributions will generally represent a return of capital as opposed to current income or gain, as applicable. Our organizational documents do not limit the amount of distributions we can fund from sources other than from cash flows from operations. If our cash flow from operations is insufficient to cover our distributions, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future or proceeds from borrowings to pay distributions. Through the third quarter of 2018, a majority of our distributions have been funded by proceeds from this offering. Other sources of funding included cash flow from operating activities and proceeds from debt financing.

•

We may experience adverse business developments or conditions similar to those affecting certain programs sponsored by our sponsor, which could limit our ability to make distributions and could decrease the value of your investment.

•	Disruptions in the financial markets and sluggish economic conditions could adversely affect our ability to implement our business strategy and generate returns to you.

•	Our failure to qualify as a REIT for federal income tax purposes would reduce the amount of income we have available for distribution and limit our ability to make distributions to our stockholders.

•	We may change our targeted investments without stockholder consent, which could adversely affect the value of our common stock and our ability to make distributions to you.

•	Investments in non-performing real estate assets involve greater risks than investments in stabilized performing assets and make our future performance more difficult to predict.

•

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent review of us or the prospectus customarily undertaken in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

What are your investment objectives?

Our principal investment objectives are to:

•	preserve, protect and return your capital contribution;

•	provide current income to you in the form of cash distributions through increased cash flow from operations or targeted asset sales;

•	realize growth in the value of our investments; and

•

enable you to realize a return of your investment by either liquidating our assets or listing our shares on a national securities exchange within three to six years after the termination of this primary offering.

See the “Investment Objectives and Policies” section of this prospectus for a more complete description of our investment policies and charter-imposed investment restrictions.

What is the role of the board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have five members on our board of directors, three of whom are independent of our advisor and its affiliates. Our charter requires that a majority of our directors be independent of our advisor and creates a committee of our board consisting solely of all of our independent directors. This committee, which we call the conflicts committee, is responsible for reviewing the performance of our advisor and must approve other matters set forth in our charter. See “Conflicts of Interest—Certain Conflict Resolution Measures.” Our directors are elected annually by the stockholders.

Who is your advisor?

Resource REIT Advisor, LLC is our advisor. Our advisor is a limited liability company that was formed in the State of Delaware on July 15, 2015 and has a limited operating history. Our advisor provides substantive advisory services to us and is supported by our sponsor, Resource Real Estate, LLC, and its personnel in providing such services to us. See below for a description of our sponsor, Resource Real Estate, LLC.

Will your advisor make an investment in us?

Yes. In order to more closely align our investment objectives and goals with those of our advisor, our advisor and its affiliates have invested more than $2,000,000 in this offering. Prior to commencement of this offering, our advisor invested $200,000 in us through the purchase of 20,000 shares of our unclassified common stock (which we classified as Class A common stock prior to commencement of this offering) at $10.00 per share. On August 5, 2016, our advisor exchanged 5,000 shares of our common stock for 50,000 shares of our convertible stock.

What will the advisor do?

Our advisor manages our day-to-day operations and our portfolio of real estate investments, and provides asset-management, marketing, investor relations and other administrative services on our behalf, all subject to the supervision of our board of directors. We have entered into a management agreement with Resource Apartment Manager III, our affiliate, to provide property management services for most, if not all, of the properties or other real estate-related assets we acquire, provided our advisor is able to control the operational management of such acquisitions. Resource Apartment Manager III may subcontract with an affiliate or third party to provide day-to-day property management, construction management or other property specific functions, as applicable, for the properties it manages.

Our sponsor, Resource Real Estate, and its team of real estate professionals, including Alan F. Feldman and George E. Carleton acting through our advisor, will make most of the decisions regarding the selection, negotiation, financing and disposition of real estate investments. A majority of our board of directors and a majority of the conflicts committee will approve significant proposed real estate property investments and real estate-related debt investments.

What is the experience of your sponsor?

We believe Resource Real Estate and its affiliates, including C-III Capital Partners LLC (“C-III”), the indirect parent of our sponsor, have a significant amount of experience in buying, managing, operating and disposing of real estate investments and a number of relationships in the real estate and financial services markets that together we believe put our advisor in an excellent position to operate and manage our company. Specifically, our advisor believes that the following entities and factors highlight the resources that it may use to compete in the real estate asset marketplace:

•

Resource Real Estate manages a portfolio of multifamily rental properties and other real estate assets valued at approximately $4.4 billion as of December 31, 2017, including value add multifamily rental properties. “Value add” multifamily properties generally consist of Class B properties built in the 1970s and 1980s that are in need of strong management and capital and located in cities with demonstrable job growth. Resource Real Estate and its affiliates have been acquiring and managing these types of assets for over ten years. Our advisor uses Resource Real Estate’s knowledge and experience in the industry to assist us in meeting our investment objectives of locating, acquiring and renovating underperforming properties to turn them into stable cash flowing assets.

•

Resource Real Estate and its affiliates have been active in the real estate asset market since 1991, acquiring and disposing of assets representing approximately $3.7 billion in value as of December 31, 2017. Historically, Resource Real Estate has sponsored funds which invest in underperforming properties that are stabilized to generate growing income for its investors. As a result of many programs and products, Resource Real Estate has a breadth of experience in the acquisition, ownership, management and resolution of real estate assets. Our advisor uses Resource Real Estate’s knowledge and experience in the real estate asset marketplace to assist us in meeting our investment objectives.

•	Resource Real Estate manages a portfolio of over $1.9 billion in aggregate principal amount of mortgage assets, mortgage loans and related property interests as of December 31, 2017.

•

US Residential Group LLC (“USRG”), a Dallas-based property manager, is a wholly owned subsidiary of C-III. As of December 31, 2017, USRG managed over 81 multifamily rental properties in 20 states with over 24,000 units. The senior managers and employees of USRG, acting through Resource Apartment Manager III, assist in providing property management as well as construction management services to us.

•	In order to more closely align our investment objectives and goals with those of our advisor, our advisor and its affiliates have invested over $2,000,000 in this offering.

Who is the parent of your sponsor?

Resource America is the parent corporation of our sponsor. Resource America is wholly-owned by C-III. C-III is a commercial real estate services company engaged in a broad range of activities, including primary and special loan servicing, loan origination, fund management, CDO management, principal investment, investment sales and multifamily property management.

Resource America had previously sponsored a New York Stock Exchange publicly-traded REIT, Exantas Capital Corp., f/k/a Resource Capital Corp. (“ Exantas Capital”) in 2005 and three non-traded REITs, Resource Real Estate Opportunity REIT, Inc. (“Resource Opportunity REIT”), Resource Real Estate Opportunity REIT II, Inc. (“Resource Opportunity REIT II”) and Resource Income Opportunity REIT, Inc. (formerly known as Resource Innovation Office REIT, Inc. and Resource Income & Opportunity REIT, Inc.) (“Resource Income Opportunity REIT”) in 2009, 2012 and 2015, respectively. As of December 31, 2017, Resource America managed approximately $4.6 billion in assets and C-III managed approximately $3.8 billion in assets.

Will you use leverage?

We may use leverage for our assets and may obtain such leverage in one of three ways: (1) REIT-level financing, (2) individual investment financing and (3) seller financing. Although there is no limit on the amount we can borrow to acquire a single real estate investment, we may not leverage our assets with debt financing such that our borrowings would be in excess of 300% of our net assets unless a majority of our conflicts committee finds justification for borrowing a greater amount. Examples of such a justification include obtaining funds for the following: (i) to repay existing obligations, (ii) to pay sufficient distributions to maintain REIT status, or (iii) to buy an asset where an exceptional acquisition opportunity presents itself and the terms of the debt agreement and the nature of the asset are such that the debt does not increase the risk that we would become unable to meet our financial obligations as they became due. Based on current lending market conditions, we expect to leverage our assets in an amount equal to 55% to 60% of the value of our assets.

How will you structure the ownership and operation of your assets?

We plan to own substantially all of our assets and conduct our operations through Resource Apartment OP III, LP, which we refer to as our Operating Partnership in this prospectus. We are the sole general partner of our Operating Partnership and, as of the date of this prospectus, our wholly owned subsidiary, Resource Apartment Holdings III, LLC, is the sole limited partner of our Operating Partnership. We present our financial statements, operating partnership income, expenses, and depreciation on a consolidated basis with Resource Apartment

Holdings III, LLC and our Operating Partnership. Neither subsidiary will file a federal income tax return. All items of income, gain, deduction (including depreciation), loss and credit flow through our Operating Partnership and Resource Apartment Holdings III, LLC to us as each of these subsidiary entities are disregarded for federal tax purposes. These tax items do not generally flow through us to our investors however. Rather, our net income and net capital gain effectively will flow through us to the stockholders as and when dividends are paid to our stockholders. Because we plan to conduct substantially all of our operations through our Operating Partnership, we are considered an UPREIT.

What is an “UPREIT”?

UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its properties through a partnership in which the REIT holds a general partner or limited partner interest, approximately equal to the value of capital raised by the REIT through sales of its capital stock. Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the partnership and defer taxation of gain until the seller later exchanges his limited partnership units on a one-for-one basis for REIT shares or for cash pursuant to the terms of the limited partnership agreement.

What is the impact of being an “emerging growth company”?

We do not believe that being an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), will have a significant impact on our business or this offering. We have elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. This election is irrevocable. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”), and will not be for so long as our shares of common stock are not traded on a securities exchange, we are not subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. In addition, so long as we are externally managed by our advisor, we do not expect to be required to seek stockholder approval of executive compensation and “golden parachute” compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

What conflicts of interest will your advisor face?

Our advisor and its affiliates will experience conflicts of interest in connection with the management of our business. All of our executive officers, our non-independent directors and our key real estate professionals will face these conflicts because of their affiliation with our advisor and other Resource Real Estate-sponsored programs or with programs sponsored by C-III.

Some of the material conflicts that our advisor and its affiliates will face include the following:

•

Our sponsor and its team of real estate professionals at our advisor must determine which investment opportunities to recommend to us or another Resource Real Estate-sponsored program or joint venture or affiliate of our sponsor;

•	The real estate professionals employed by our sponsor, Resource America and C-III provide services for those companies and Exantas Capital as well as our company;

•	Our sponsor and its team of real estate professionals at our advisor may structure the terms of joint ventures between us and other Resource Real Estate-sponsored or C-III-sponsored programs;

•

Our advisor and its affiliates must determine which property and leasing managers to retain and may retain Resource Apartment Manager III, an affiliate, to manage and lease some or all of our properties and to manage our real estate-related debt investments;

•

Our sponsor and its team of real estate professionals at our advisor and its affiliates (including our dealer manager, Resource Securities) have to allocate their time between us and other real estate programs and activities in which they are involved;

•

Our advisor and its affiliates receive fees in connection with transactions involving the purchase, management and sale of our assets regardless of the quality of the asset acquired or the services provided to us;

•	Our advisor and its affiliates, including our dealer manager, Resource Securities, also receive fees in connection with our offerings of equity securities;

•

The negotiations of the advisory agreement, the dealer manager agreement and the management agreement (including the substantial fees our advisor and its affiliates receive thereunder) were not at arm’s length;

•	Companies affiliated with our sponsor or C-III may provide services to us; and

•

We may internalize our management by acquiring assets and the key real estate professionals at our advisor and its affiliates. We cannot be sure of the terms relating to any such acquisition. Additionally, in an internalization transaction, the real estate professionals at our advisor that become our employees may receive more compensation than they receive from our advisor or its affiliates. These possibilities may provide incentives to our advisor or these individuals to pursue an internalization transaction rather than an alternative strategy, even if such alternative strategy might otherwise be in our stockholders’ best interests.

See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

What is the ownership structure of the company and the Resource Real Estate entities that perform service for you?

The following chart shows the ownership structure of the various Resource Real Estate entities that perform or are likely to perform important services for us as of the date of this prospectus.

What are the fees that you pay to the advisor and its affiliates?

Our advisor and its affiliates receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the table below. Selling commissions, dealer manager fees and distribution and shareholder servicing fees vary for each class of shares offered and selling commissions and dealer manager fees may vary for different categories of purchasers. The table below assumes that (a) 90% and 10% of the remaining amount of common stock to be sold in the primary offering is Class R common stock and Class I common stock, respectively, and includes amounts determinable from the actual sale of approximately $5.8 million and $9.9 million of Class A and Class T common stock, respectively, prior to July 3, 2017, (b) we do not reallocate shares being offered between our primary offering and distribution reinvestment plan, (c) based on this allocation, we sell all $1,000,000,000 of shares being offered at the highest possible selling commissions and dealer manager fees with respect to our primary offering (with no discounts to any categories of purchasers). The compensation set forth below may only be increased if approved by a majority of the members of our Conflicts Committee. The increase of such compensation does not require approval by stockholders.

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
Organization and Offering Stage

Selling Commissions	Resource Securities

We pay selling commissions to our dealer manager of up to 3% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers from the sale of Class R common stock; provided, however, that the aggregate amount of selling commissions and dealer manager fees paid in connection with the sale of Class R common stock is no more than 5.5% of the gross offering proceeds from the sale of such Class R shares. We paid selling commissions to our dealer manager of up to 7% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers from the sale of Class A common stock and up to 2% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers from the sale of Class T common stock. No selling commissions are payable on Class I shares or shares of any class sold under the distribution reinvestment plan. Resource Securities, our dealer manager, will reallow 100% of commissions earned to participating broker-dealers.

We also pay our dealer manager an annual distribution and shareholder servicing fee in connection with the sale of Class R and Class T shares. Please refer to “Operational Stage” below for more information about such fee.

$22,750,712 ($22,145,740 for Class R shares, $406,103 for Class A shares and $198,869 for Class T shares)

Dealer Manager Fee	Resource Securities	We pay dealer manager fees to our dealer manager of up to 3.5% of the gross offering proceeds from the sale of Class R common stock; provided, however,	$28,523,619 ($26,574,888 for Class R shares,

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
		that the aggregate amount of selling commissions and dealer manager fees paid in connection with the sale of Class R common stock is no more than 5.5% of the gross offering proceeds from the sale of such Class R shares. We pay dealer manager fees to our dealer manager of up to 1.5% of the gross offering proceeds from the sale of Class I common stock. We paid dealer manager fees of up to 3% of the gross offering proceeds from the sale of Class A and Class T common stock. No dealer manager fee is payable on shares of any class sold under the distribution reinvestment plan. Resource Securities may reallow to any participating broker-dealer a portion of the dealer manager fee attributable to that participating broker-dealer as a marketing fee. See “Plan of Distribution.”	$1,476,383 for Class I shares, $174,044 for Class A shares and $298,304 for Class T shares)

Other Organization and Offering Expenses	Resource REIT Advisor or its affiliates

Pursuant to the terms of our advisory agreement, we reimburse our advisor for organization and offering expenses it may incur on our behalf, but only to the extent that such reimbursement does not cause organization and offering expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee) to exceed 4% of gross offering proceeds as of the termination of this offering if we raise less than $500 million in the primary offering, and 2.5% of gross offering proceeds as of the termination of this offering if we raise $500 million or more in the primary offering. However, if we raise the maximum offering amount in the primary offering, we expect organization and offering expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee) to be $10,000,000 or 1% of gross offering proceeds. These organization and offering expenses include all actual expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee), including reimbursements to our advisor for the portion of named executive officer salaries allocable to activities related to this offering, to be incurred on our behalf and paid by us in connection with the offering.

$10,000,000

Acquisition and Development Stage

Acquisition Fees	Resource REIT	2% of the cost of investments acquired by us, or the amount funded by us to acquire or originate loans,	$18,219,039 (maximum offering

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
	Advisor or its affiliates	including acquisition expenses and any debt attributable to such investments. The computation of acquisition fees paid to the advisor also will include amounts incurred or reserved for capital expenditures that will be used to provide funds for capital improvements and repairs that may be serviced by affiliates of Resource REIT Advisor, applied to any real property investment acquired where we plan to add value.	and no debt)/ $43,207,594 (maximum offering and leverage of 60% of the cost of our investments)

Acquisition Expenses	Resource REIT Advisor or its affiliates	Subject to the limitations contained in our charter, reimbursement for all out-of-pocket expenses incurred in connection with the selection and acquisition of properties or other real estate-related debt investments, whether or not we ultimately acquire the property or other real estate-related debt investment. We estimate these expenses will be approximately 0.5% of the contract purchase price of each property.	$4,522,760 (maximum offering and no debt)/ $10,564,200 (maximum offering and leverage of 60% of the cost of our investments)

Debt Financing Fee	Resource REIT Advisor or its affiliates	0.5% of the amount of any debt financing obtained or assumed; provided, however, that the sum of the debt financing fee, the construction management fee paid to our property manager and its affiliates and the acquisition fees and expenses described above may not exceed 6.0% of the contract price of the property unless a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction determines that such fee is commercially competitive, fair and reasonable to us. In no event will the debt financing fee be paid more than once in respect of the same debt. For example, upon refinancing, our advisor would only receive 0.5% of the incremental amount of additional debt financing obtained in the refinancing.	Actual amounts are dependent upon the amount of any debt financed and upon many other factors, such as whether the debt is incurred in connection with the acquisition of a property or subsequent to the acquisition and therefore cannot be determined at the present time.

Construction Management Fee	Resource Apartment Manager III or its affiliates	If requested to provide construction management services for new capital improvements (and not maintenance or repairs), a construction management fee shall be paid in an amount equal to 5.0% of actual aggregate cost of the redevelopment construction; provided, however, that the sum of the construction management fee paid to our property manager and its affiliates, the debt financing fee and the acquisition fee described above, and acquisition expenses may not exceed 6.0% of the contract price of the property unless a majority of the board of directors (including a majority of the members of the conflicts committee)	Actual amounts are dependent upon usual and customary construction management fees for particular projects and therefore the amount cannot be determined at the present time.

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
not otherwise interested in the transaction determines that such fee is commercially competitive, fair and reasonable to us.

Distribution and Shareholder Servicing Fee	Resource Securities

We pay our dealer manager an annual fee of 1% of the amount of our estimated NAV per share of Class R common stock sold in the primary offering. Prior to June 29, 2018, when we reported our estimated NAV per share, this annual fee was 1% of the purchase price of the Class R share.

For Class T shares sold in the primary offering we pay our dealer manager a distribution and shareholder servicing fee for five years from the date on which each share was issued. This fee is currently an annual amount of 1% of our estimated NAV per share. Prior to June 29, 2018, when we reported our estimated NAV per share, this annual fee was 1% of the purchase price of the Class T share. The total amount of the distribution and shareholder servicing fee paid for each Class T share sold in the primary offering will depend on the purchase date of the share, whether it is calculated based on purchase price or estimated NAV per share, and the estimated NAV per share. Provided that payment of the distribution and shareholder servicing fee does not cease in connection with one of the events described below, the maximum total distribution and shareholder servicing fee paid with respect to a Class T share will not exceed 5% of the greater of (i) the purchase price per share, and (ii) the amount of our estimated NAV per share.

The distribution and shareholder servicing fee accrues daily based on the number of outstanding Class T and Class R shares on each day that were sold in the primary offering and the then-current NAV of such shares (prior to June 29, 2018, the purchase price of such shares). We will not pay distribution and shareholder servicing fees to the dealer manager with respect to shares sold under our distribution reinvestment plan, although the expense of the distribution and shareholder servicing fee payable with respect to Class T and Class R shares sold in our primary offering will be allocated among all Class T and Class R shares, respectively, including those sold under our distribution reinvestment plan. We pay the distribution and shareholder servicing fees monthly in arrears. Our dealer manager may reallow the

$8,858,296 annually for Class R shares, and $26,574,888 in total for Class R shares assuming the maximum amount of Class R shares (as described in the introduction to this table) are sold and outstanding for the entire year.

Actual amount associated with the Class T shares sold in the primary offering are not determinable at this time as they depend upon our NAV per share. Assuming our NAV per share remains constant at $9.05 per share through the remaining five-year period over which the fee is paid, the amount would equal $99,435 annually and $486,618 in total.

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

distribution and shareholder servicing fee to participating broker-dealers or other broker-dealers that are servicing investors’ accounts except as described in the plan of distribution.

We will cease paying the distribution and shareholder servicing fee on each Class T share prior to the fifth anniversary of its issuance on the earliest of the following, should any of these events occur: (i) the date after the termination of the primary offering at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering; (ii) the date on which we list our common stock on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which we are a party and in which our common stock is exchanged for cash or other securities, as well as upon our dissolution, liquidation or the winding up of our affairs.

We will cease paying the distribution and shareholder servicing fee with respect to Class R shares held in any particular account, and those Class R shares will convert into a number of Class I shares determined by multiplying each Class R share to be converted by the applicable “Conversion Rate” described herein, on the earlier of (i) the date after the termination of the primary offering at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering; (ii) a listing of the Class I shares on a national securities exchange; (iii) a merger or consolidation of the company with or into another entity, or the sale or other disposition of all or substantially all of our assets; and (iv) the end of the month in which the total underwriting compensation (which consists of selling commissions, dealer manager fees and distribution and shareholder servicing fees) paid with respect to such Class R shares purchased in a primary offering is not less than 8.5% (or a lower limit described below) of the gross offering price of those Class R shares purchased in such primary offering (excluding shares purchased through our distribution reinvestment plan). If we redeem a portion, but not all of the Class R shares held in a stockholder’s account, the underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class R shares that were redeemed and those Class R shares that were retained

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

in the account. Likewise, if a portion of the Class R shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class R shares that were transferred and the Class R shares that were retained in the account.

With respect to item (iv) above, all of the Class R shares held in a stockholder’s account will automatically convert into Class I shares as of the last calendar day of the month in which the 8.5% limit on underwriting compensation (or a lower limit, provided that, in the case of a lower limit, the agreement between our dealer manager and the broker-dealer in effect at the time Class R shares were first issued to such account sets forth the lower limit and our dealer manager advises our transfer agent of the lower limit in writing) in a particular account is reached.

We will further cease paying the distribution and shareholder servicing fee on any Class T or Class R share that is redeemed or repurchased.

If we liquidate (voluntarily or otherwise), dissolve or wind up our affairs, then, immediately before such liquidation, dissolution or winding up, our Class R shares will automatically convert to Class I shares at the applicable Conversion Rate and our net assets, or the proceeds therefrom, will be distributed to the holders of Class I shares, which will include all converted Class R shares, in accordance with their proportionate interests.

With respect to the conversion of Class R shares into Class I shares described above, each Class R share will convert into an equivalent amount of Class I shares based on the respective NAV per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the NAV per share of each Class R share and Class I share to be effectively the same. Following the conversion of their Class R shares into Class I shares, those stockholders continuing to participate in our distribution reinvestment plan will receive Class I shares going forward at the then-current distribution reinvestment price per Class I share.

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
Property Management/ Debt Servicing Fees	Resource Apartment Manager III or its affiliates

With respect to real property investments, 4.5% of the actual gross cash receipts from the operation of the property; provided that for properties that are less than 75% occupied upon taking possession or if our business plan includes reducing occupancy to less than 75% during the first year thereafter, the property manager will receive a minimum property management fee for the first 12 months of ownership in an amount equal to $40 per unit per month for multifamily rental properties or $0.05 per square foot per month for other types of properties.

With respect to real estate-related debt investments managed by our property manager or its affiliates, 2.75% of gross income received from these investments. The fee attributable on our real estate-related debt investments will cover our property manager’s services in monitoring the performance of our real estate-related debt investments, including (i) collecting amounts owed to us, (ii) reviewing on an as-needed basis the properties serving, directly or indirectly, as collateral for the real estate-related debt investments, the owners of those properties and the markets in general and (iii) maintaining escrow accounts, monitoring advances, monitoring loan covenants and reviewing insurance compliance.

For properties or debt investments managed by third parties, the property manager will receive the property management fee or debt servicing fee and pay the third party directly from that fee an amount for managing the property or debt investment. If we or our Operating Partnership foreclose or otherwise take title to the real property underlying our real estate-related debt investments, our property manager or its affiliates will thereafter be entitled to receive a property management fee instead of a debt servicing fee. Our property manager may, in its discretion, from time to time defer payment of and accrue all or any portion of these property management and debt servicing fees.

Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees or will be dependent upon the total equity and debt capital we raise and the results of our operations and therefore cannot be determined at the present time.

Asset Management Fee	Resource REIT Advisor or its affiliates

One-twelfth of 1.0% of the most recently determined value of our assets.

Prior to the reporting of our estimated NAV on June 29, 2018, the monthly asset management fee was one-twelfth of 1.0% of the cost of our assets, without deduction for depreciation, bad debts or other non-cash reserves. For purposes of this calculation, “cost” equaled the amount actually paid (including acquisition

The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

fees and expenses) to purchase each asset, including any debt attributable to the asset, provided that, with respect to any properties we develop, construct or improve, cost included the amount budgeted or expended by us for the development, construction or improvement of an asset. The asset management fee is based only on the portion of the cost attributable to our investment in an asset if we do not own all or a majority of an asset and do not control the asset.

The portion of the asset management fee payable to our advisor for any investment acquired or disposed of in a given month will be prorated by using a numerator equal to the number of days such investment is owned during the month (including the full day of closing for investments acquired), divided by a denominator equal to the total number of days in such month. The asset management fee for each month will be due and payable to our advisor on or about the last day of such month.

Other Operating Expenses	Resource REIT Advisor or its affiliates	We reimburse the expenses incurred by our advisor and its affiliates in connection with its provision of services to us, including our allocable share of costs for their personnel and overhead, including allocable personnel salaries and other employment expenses. However, we will not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor earns acquisition fees or disposition fees. Such reimbursements may include reimbursements for our allocable share of the salaries and benefits paid to our executive officers as employees of our advisor.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Disposition Fees	Resource REIT Advisor or its affiliates	For substantial assistance in connection with the sale of investments, we will pay our advisor or its affiliates the lesser of (i) one-half of the aggregate brokerage commission paid or, if none is paid, the amount that customarily would be paid at market rate or (ii) 2.0% of the consideration received for the sale of each real estate investment, loan, debt-related security, or other investment sold (including mortgage-backed securities or collateralized debt obligations issued by a subsidiary of ours as part of a securitization transaction); however, no disposition fee will be payable for any sale of all or substantially all of our assets in one or more transactions designed to effectuate a business combination transaction. The conflicts committee will determine whether the advisor or its affiliate has provided substantial assistance to us in connection with	Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
the sale of an asset. We will not pay a disposition fee upon the maturity, prepayment or workout of a loan or other real estate-related debt investment; however, if we take ownership of a property as a result of a workout or foreclosure of a loan or we provide substantial assistance during the course of a workout, we will pay a disposition fee upon the sale of such property or disposition of such loan or other real estate-related debt investment.

Common Stock Issuable Upon Conversion of Convertible Stock	Resource REIT Advisor

Our convertible stock will be of no value unless our common stockholders realize or have an opportunity to realize a stated minimum return as a result of our cumulative distributions or the trading price of our shares on a national securities exchange. As a result, our convertible stock is economically similar to a back-end incentive fee, which many other non-traded REITs have agreed to pay to their external advisors.

Our convertible stock will convert into shares of Class A common stock on the earlier of one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 6% cumulative, non-compounded, annual return at that price. Alternatively, the convertible stock will convert 31 trading days after the date on which we list our shares of common stock on a national securities exchange or consummate a merger in which the consideration received by our common stockholders is securities of another issuer that are listed on a national securities exchange. Each of these two events is a “Triggering Event.” For more information, see “Description of Shares—Convertible Stock.”

Actual amounts depend on the value of our company at the time the convertible stock converts or becomes convertible and therefore cannot be determined at the present time.

How many real estate investments do you currently own?

As of the date of this prospectus, we owned five multifamily properties. Additional information about these properties is included in supplement no. 1 to this prospectus. Because we have a limited portfolio and, except as disclosed in a supplement to this prospectus, we have not yet identified any additional assets to acquire, we are considered to be a “blind pool.” As acquisitions become probable, we will supplement this prospectus to provide information regarding the likely acquisition to the extent material to an investment decision with respect to our common stock. We will also describe material changes to our portfolio, including the closing of property acquisitions, by means of a supplement to this prospectus.

Will you acquire properties or other assets in joint ventures?

Possibly. Among other reasons, joint venture investments permit us to own interests in large assets without unduly restricting the diversity of our portfolio. We may also want to acquire properties and other investments through joint ventures in order to diversify our portfolio by investment size, investment type or investment risk. In determining whether to invest in a particular joint venture, our advisor will evaluate the real estate assets that such joint venture owns or is being formed to own under the same criteria as our other investments. We may enter into joint ventures with affiliates of our advisor or with third parties.

What steps will you take to make sure you purchase environmentally compliant properties?

We intend to obtain a Phase I environmental assessment of each property we acquire. In addition, we will attempt to obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials. We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property.

If I buy shares, will I receive distributions and how often?

Our board of directors has declared cash distributions on the outstanding shares of our common stock based on daily record dates for the periods from October 10, 2016 through December 30, 2018, which distributions were paid or will be paid on a monthly basis. The distributions declared for the periods from October 10, 2016 through July 30, 2017, were calculated based on stockholders of record each day during these periods at a rate of (i) $0.000547945 per share per day less (ii) the applicable daily distribution and shareholder servicing fees accrued for and allocable to any class of common stock, divided by the number of shares of common stock of such class outstanding as of the close of business on each respective record date. The distributions declared for the periods from July 31, 2017 through June 28, 2018 were calculated based on stockholders of record each day during these periods at a rate of (i) $0.001434521 per share per day less (ii) the applicable daily distribution and shareholder servicing fees accrued for and allocable to any class of common stock. The distributions declared for the periods from June 29, 2018 through December 30, 2018 were or will be calculated based on stockholders of record each day during these periods at a rate of (i) $0.001458630 per share per day less (ii) the applicable daily distribution and shareholder servicing fees accrued for and allocable to any class of common stock. See supplement no. 1 to this prospectus for additional information about our distributions paid to date.

We expect our board of directors to continue to authorize and declare distributions based on daily record dates, and we expect to pay these distributions on a monthly basis. Thus, you will begin accruing distributions immediately upon our acceptance of your subscription. We have not established a minimum distribution level. Unless our board of directors determines that it is not in our best interest to qualify as a REIT, our board of directors shall endeavor to declare and pay such dividends and other distributions as shall be necessary for us to qualify as a REIT under the Internal Revenue Code. Our charter does not require that we make distributions to our stockholders. We may also make stock dividends. The timing and amount of distributions will be determined by our board of directors in its sole discretion and may vary from time to time. No distributions will be made with respect to shares of convertible stock.

To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our common stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Our board of directors considers many factors before authorizing a cash distribution, including current and projected cash flow from operations, capital expenditure needs, general financial conditions and REIT qualification requirements. We expect to have little, if any, cash flow from operations available for cash distributions until we make substantial investments. It is therefore likely that, at least during the early stages of our development, and from time to time during our operational stage, our board will declare cash distributions that will be paid in advance of our receipt of cash flow that we expect to receive during a later period. In these instances, where we do not have sufficient cash flow to cover our distributions, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future or proceeds from borrowings to pay distributions. We may borrow funds, issue new securities or sell assets to make and cover our declared distributions, all or a portion of which could be deemed a return of capital. We may also fund such distributions from third-party borrowings or from advances from our advisor or sponsor or from our advisor’s deferral of its asset management fee, although we have no present intent to do so. If we fund cash distributions from borrowings, sales of assets or the net proceeds from this offering, we will have less funds available for the acquisition of real estate and real estate-related assets and your overall return may be reduced. Further, to the extent cash distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. Our organizational documents do not limit the amount of distributions we can fund from sources other than from cash flows from operations.

In addition to cash distributions, our board of directors has declared and may, in the future, declare additional stock dividends. On October 7, 2016, our board of directors authorized a stock dividend for the fourth quarter of 2016, in the amount of 0.005 shares of common stock on each outstanding share of common stock to all common stockholders of record as of the close of business on December 31, 2016. On February 22, 2017, our board of directors authorized a stock dividend for the first quarter of 2017, in the amount of 0.01 shares of common stock on each outstanding share of common stock to all common stockholders of record as of the close of business on March 31, 2017. On April 25, 2017, our board of directors authorized a stock dividend for the second quarter of 2017, in the amount of 0.01 shares of common stock on each outstanding share of common stock to all stockholders of record as of the close of business on July 1, 2017. These stock dividends were issued or will be issued on January 13, 2017, April 14, 2017 and July 14, 2017, respectively. Stock dividends are issued in the same class of shares as the shares for which such stockholder received the stock dividend.

Although there are a number of factors that we will consider in connection with such a declaration, such stock dividends are most likely to be declared if our board of directors believes that (i) our portfolio has appreciated in value from its aggregate acquisition cost or (ii) additional sales of common stock in this offering at the current offering price would dilute the value of a share to our then existing stockholders. Such a stock dividend would be intended to have the same effect as raising the price at which our shares of common stock are offered. We note that some of the investment opportunities that we expect to see in the market at this time are investments that are attractive more so because of their appreciation potential rather than because of their current yield. Especially given the investment opportunities at this time and during an ongoing public offering, distributions in shares of our common stock may be in the long-term best interests of our stockholders.

May I reinvest my distributions in shares of Resource Apartment REIT III, Inc.?

Yes. We have adopted a distribution reinvestment plan. You may participate in our distribution reinvestment plan by checking the appropriate box on the subscription agreement or by filling out an enrollment form we will provide to you at your request. The purchase prices for shares purchased under the distribution reinvestment plan will be equal to our current estimated NAV per share of our common stock. Our current estimated NAV per share as reported on June 29, 2018 and established by our board of directors on June 27, 2018, is $9.05. See “Determination of Estimated Net Asset Value Per Share.” No selling commissions, dealer manager fees or distribution and shareholder servicing fees are payable on shares sold under our distribution reinvestment plan. We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ written notice to the participants. For more information regarding the distribution reinvestment plan, see “Description of Shares—Distribution Reinvestment Plan.”

Will the cash distributions I receive be taxable as ordinary income?

Yes and No. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the distribution reinvestment plan at a discount to fair market value. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

As a REIT, we are only required to distribute 90% of our taxable income each year in order to maintain our REIT status. We expect that some portion of your distributions will not be subject to tax in the year in which it is received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled “Federal Income Tax Considerations.”

How will you use the proceeds raised in this offering?

We intend to use substantially all of the net proceeds from our primary offering of up to $1,000,000,000 of shares of common stock to acquire and renovate a diversified portfolio of multifamily rental properties located throughout the United States as well as acquire loans secured by multifamily rental properties, including first- and second-priority mortgage loans, preferred equity and other loans. Assuming we sell the maximum offering amount in this primary offering and assuming 90% and 10% of the remaining amount of common stock to be sold in the primary offering is Class R common stock and Class I common stock, respectively, which has been reduced to reflect the actual sale of approximately $5.8 million and $9.9 million of Class A and Class T common stock, respectively, prior to July 3, 2017, we estimate that we will use 90.74% of the gross proceeds from the sale of Class R shares and 94.64% of the gross proceeds from the sale of Class I shares in the primary offering, or approximately $8.78 per Class R and Class I share sold in this primary offering, for investments, while the remainder of the gross proceeds from the primary offering will be used to pay organization and offering expenses, including selling commissions and the dealer manager fee, to maintain a working capital reserve and, upon investment in properties and other assets, to pay a fee to our advisor for its services in connection with the selection and acquisition of our real estate investments. For more information regarding the use of proceeds, see “Estimated Use of Proceeds.”

What kind of offering is this?

We are offering up to an aggregate of $1,000,000,000 of shares of our common stock in our primary offering. Through June 30, 2017, we offered shares of Class A and Class T common stock at prices of $10.00 per share and $9.47 per share, respectively. As of July 3, 2017, we ceased offering shares of Class A and Class T common stock in our primary offering. We are currently offering shares of Class R and Class I common stock at prices of $9.68 per share and $9.28 per share, respectively. As of September 30, 2018, we have received gross offering proceeds in our primary offering of approximately $70.0 million from the sale of 601,207 Class A shares, 1,049,996 Class T shares, 5,497,905 Class R shares and 190,706 Class I shares of common stock, resulting in approximately $930 million in shares remaining in our primary offering as of such date. The share classes have different selling commissions, dealer manager fees and ongoing distribution and shareholder servicing fees. We are offering to sell any combination of Class R and Class I shares in our primary offering.

We are also offering up to an aggregate of $100,000,000 of shares of Class A, Class T, Class R and Class I common stock pursuant to our distribution reinvestment plan at a purchase price equal to our current estimated NAV per share of our common stock. Our current estimated NAV per share as established by our board of directors on June 27, 2018 and reported on June 29, 2018 is $9.05. See “Determination of Estimated Net Asset Value Per Share.”

How does a “best efforts” offering work?

When shares are offered on a “best efforts” basis, the dealer manager will be required to use only its best efforts to sell the shares in the offering and has no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all of the shares that we are offering.

How long will this offering last?

The termination date of our primary offering will be April 27, 2019. Under rules promulgated by the SEC, if we have filed a registration statement relating to a follow-on offering we could continue our primary offering until such follow-on offering registration statement has been declared effective. If we continue our primary offering beyond April 27, 2019, we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan after the termination of our primary offering until we have sold $100,000,000 of shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

If our board of directors determines that it is in our best interest, we may conduct additional offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.

Who can buy shares?

An investment in our shares is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of many states can buy shares in this offering provided that they have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. The minimum suitability standards are more stringent for investors in certain other states. See “Suitability Standards.”

Who might benefit from an investment in our shares?

An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a real estate-based investment, seek to preserve capital, seek to obtain the benefits of potential long-term capital appreciation, seek to receive current income and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Who can invest in each class of our common stock and what are the differences among the classes?

Class R shares are available to all investors. Class I shares are only available to investors who: (i) purchase shares through fee-based programs, also known as wrap accounts, (ii) purchase shares through participating broker-dealers that have alternative fee arrangements with their clients, (iii) purchase shares through certain registered investment advisers, (iv) purchase shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (v) are an endowment, foundation, pension fund or other institutional investor and (vi) purchase shares through our “friends and family” program. We may also sell Class I shares to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives.

The following summarizes the differences in fees and selling commissions between the classes of our common stock. None of the fees listed below are payable by us with respect to shares sold under our distribution reinvestment plan.

	Class R Shares		Class I Shares
Price Per Share	$9.68		$9.28
Selling Commissions	3.0	%(1)	None
Dealer Manager Fees	3.5	%(1)	1.50%
Annual Distribution and Shareholder Servicing Fee	1.0	%(2)	None

(1)

We pay selling commissions to our dealer manager of up to 3% of the gross offering proceeds and dealer manager fees of up to 3.5% of the gross offering proceeds from the sale of Class R common stock; provided, however, that the aggregate amount of selling commissions and dealer manager fees paid in connection with the sale of Class R common stock is no more than 5.5% of the gross offering proceeds from the sale of such Class R shares.

(2)

We pay the dealer manager an annual distribution and shareholder servicing fee of 1.0% of the amount of our estimated NAV per share of Class R common stock sold in the primary offering. Prior to June 29, 2018, when we reported our estimated NAV per share, this annual fee was 1% of the purchase price of the Class R share. The distribution and shareholder servicing fee accrues daily based on the number of outstanding Class R shares on each day that were sold in our primary offering and the then-current NAV of such shares (prior to June 29, 2018, the purchase price of such shares). We will not pay distribution and shareholder servicing fees to the dealer manager with respect to shares sold under our distribution reinvestment plan, although the expense of the distribution and shareholder servicing fee payable with respect to Class R shares sold in our primary offering will be allocated among all Class R shares, including those sold under our distribution reinvestment plan. We will cease paying the distribution and shareholder servicing fee with respect to Class R shares held in any particular account, and those Class R shares will convert into a number of Class I shares determined by multiplying each Class R share to be converted by the applicable “Conversion Rate” described herein, on the earlier of (i) the date after the termination of the primary offering at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering; (ii) a listing of the Class I shares on a national securities exchange; (iii) a merger or consolidation of the company with or into another entity, or the sale or other disposition of all or substantially all of our assets; and (iv) the end of the month in which the total underwriting compensation (which consists of selling commissions, dealer manager fees and distribution and shareholder servicing fees) paid with respect to such Class R shares purchased in a primary offering is not less than 8.5% (or a lower limit described below) of the gross offering price of those Class T shares purchased in such primary offering (excluding shares purchased through our distribution reinvestment plan).

With respect to item (iv) above, all of the Class R shares held in a stockholder’s account will automatically convert into Class I shares as of the last calendar day of the month in which the 8.5% limit on underwriting compensation (or a lower limit, provided that, in the case of a lower limit, the agreement between our dealer manager and the broker-dealer in effect at the time Class R shares were first issued to such account sets forth the lower limit and our dealer manager advises our transfer agent of the lower limit in writing) in a particular account is reached.

In the case of a Class R share purchased in the primary offering at a price equal to $9.68, the maximum distribution and shareholder servicing fee that may be accrued on that Class R share will equal approximately $0.29.

Assuming a constant gross offering price or estimated NAV per share value of $9.68, assuming the aggregate selling commissions and dealer manager fees paid in connection with the sale of such shares was equal to 5.5% of the purchase price of such shares and assuming none of the shares purchased were redeemed or otherwise disposed of, we expect that with respect to a one-time $10,000 investment in Class R shares, a maximum of $300 in distribution and shareholder servicing fees will be paid to the dealer manager. For further clarity, if an investor purchased one Class R share, assuming a constant gross offering price or estimated NAV per share value of $9.68, we would pay approximately $0.29 in distribution and shareholder servicing fees to the dealer manager with respect to such share.

For additional information regarding the distribution and shareholder servicing fee, please refer to the section entitled “Plan of Distribution” in this prospectus.

The fees and expenses listed above will be allocated on a class-specific basis. The distribution and shareholder servicing fee is a class-specific expense that is allocated among all outstanding Class R shares and is not paid from the amounts paid by each individual Class R stockholder to purchase his or her Class R shares. The payment of class-specific expenses is expected to result in a different amount of distributions being paid as between share classes. Specifically, we expect to reduce the amount of distributions that would otherwise be paid on all Class R shares (including those sold under our distribution reinvestment plan) to account for the ongoing distribution and shareholder servicing fees payable on Class R shares. In addition, if the distribution and shareholder servicing fee paid with respect to Class R shares exceeds the amount distributed to holders of Class I shares in a particular period (such excess amount is referred to herein as the “Excess Class R Fee”), the NAV per Class R share would be permanently reduced by an amount equal to the Excess Class R Fee for the applicable period divided by the number of Class R shares outstanding at the end of the applicable period, reducing both the NAV of the Class R shares used for conversion purposes and the applicable Conversion Rate described herein. To calculate the NAV for our Class A, Class T, Class R and Class I shares, we would first determine the NAV of our entire company and then use such aggregate NAV to determine the NAV for each of our Class A, Class T, Class R and Class I shares by making any necessary adjustments applicable to each class of shares. If the NAV of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. Generally, we do not expect the respective NAVs of our Class A, Class T, Class R and Class I shares to differ for any reason other than for possible adjustments to the NAV of our Class T and Class R shares to account for the distribution and shareholder servicing fee.

If we liquidate (voluntarily or otherwise), dissolve or wind up our affairs, then, immediately before such liquidation, dissolution or winding up of our company, our Class R shares will automatically convert to Class I shares at the applicable Conversion Rate (discussed herein) and our assets, or the proceeds therefrom, will be distributed between the holders of Class A shares, Class T shares and Class I shares ratably in proportion to the respective NAV for each class. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. In the event that we have not previously calculated an NAV for our Class A, Class T and Class I shares prior to a liquidation, we will calculate the NAV for our Class A, Class T and Class I shares, after the conversion of all Class R shares into Class I shares, in connection with such a liquidation specifically to facilitate the equitable distribution of assets or proceeds to the share classes. To calculate the NAV for our Class A, Class T and Class I shares, we would first determine the NAV of our entire company and then use such aggregate NAV to determine the NAV for each of our Class A, Class T and Class I shares by making any necessary adjustments applicable to each class of shares.

How did you determine the offering prices of the Class R and Class I shares?

On June 27, 2018, our board of directors established an estimated NAV per share and set offering prices for shares of common stock to be sold in the primary portion of our initial public offering. Class R shares are being offered at a price of $9.68 per share and Class I shares are being offered at a price of $9.28 per share. Class R shares have discounts available to certain categories of purchasers.

The offering prices of shares of common stock to be sold in the primary offering was determined by adding certain offering costs to the estimated NAV per share as established by our board of directors on June 27, 2018. See “Determination of Estimated Net Asset Value Per Share” for additional information. These costs include selling commissions, dealer manager fees and certain other offering costs so that any dilutive impact to our existing stockholders is minimized. The table below sets forth the calculation of the primary offering prices for purchases of shares of common stock to be sold in our initial public offering.

March 31, 2018 Estimated NAV per Share
Class R Common Stock:
Estimated NAV per share	$9.05
Offering related costs	0.63

Updated primary offering price per share	$9.68

Class I Common Stock:
Estimated NAV per share	$9.05
Offering related costs	0.23

Updated primary offering price per share	$9.28

With respect to our distribution reinvestment plan, we set the offering price at the current estimated NAV per share of our common stock. No selling commissions, dealer manager fees, or distribution and shareholder servicing fees will be paid with respect to such shares.

Is there any minimum investment required?

Yes. We require a minimum investment of at least $2,500. After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors (subject to the satisfaction of certain conditions precedent). These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. Our charter also limits your ability to sell your shares unless (i) the prospective purchaser meets the suitability standards in our charter regarding income and/or net worth and (ii) unless you are transferring all of your shares and the transfer complies with the minimum purchase requirements.

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement

Income Security Act of 1974, as amended (“ERISA”), or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should carefully read this section of the prospectus.

We may make some investments that generate “excess inclusion income” which, when passed through to our tax-exempt stockholders, can be taxed as unrelated business taxable income (“UBTI”) or, in certain circumstances, can result in a tax being imposed on us. Although we do not expect the amount of such income to be significant, there can be no assurance in this regard.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your individual retirement account (“IRA”), a simplified employee pension (“SEP”) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (3) whether the investment will generate UBTI to your IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (5) the need to value the assets of your IRA, plan or other account annually or more frequently, and (6) whether the investment would constitute a prohibited transaction under applicable law.

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription.

If I buy shares in this offering, how may I later sell them?

Our board of directors has adopted a share redemption program that may enable you to sell your shares to us after you have held them for at least one year, subject to the significant conditions and limitations of the program. In its sole discretion, our board of directors could choose to amend, suspend or terminate the program upon 30 days’ notice without stockholder approval. Except for redemptions sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility, the purchase price for shares redeemed under the redemption program will be as follows:

•	For those shares held by the redeeming stockholder for at least one year, 92.5% of our most recent applicable NAV per share as of the applicable redemption date;

•	For those shares held by the redeeming stockholder for at least two years, 95.0% of our most recent applicable NAV per share as of the applicable redemption date;

•	For those shares held by the redeeming stockholder for at least three years, 97.5% of our most recent applicable NAV per share as of the applicable redemption date; and

•	For those shares held by the redeeming stockholder for at least four years, 100% of our most recent applicable NAV per share as of the applicable redemption date.

For purposes of determining the time period a redeeming stockholder has held each share, the time period begins as of the date the stockholder acquired the shares; provided, that shares purchased by the redeeming stockholder pursuant to our distribution reinvestment plan will be deemed to have been acquired on the same date as the initial share to which the distribution reinvestment plan shares relate. The date of the share’s original issuance by us is not determinative. In addition, as described above, the shares owned by a stockholder may be redeemed at different prices depending on how long the stockholder has held each share submitted for redemption. Shares received as a stock dividend will be redeemed at a purchase price to be determined based on the number of years the shares have been held as described above.

We intend to redeem shares quarterly under the program. We will not redeem in excess of 5% of the weighted-average number of Class A, Class T, Class R and Class I shares outstanding during the 12-month period immediately prior to the effective date of redemption. Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus, if we had positive operating cash flow from the previous fiscal year, 1% of all operating cash flow from the previous fiscal year. These limitations apply to all redemptions, including redemptions sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility. You will have no right to request redemption of your shares if the shares are listed for trading on a national securities exchange. For a complete discussion of our share redemption program, please see “Description of Shares—Share Redemption Program.”

Will you register as an investment company?

Neither we nor any of our subsidiaries intend to register as investment companies under the Investment Company Act of 1940, as amended (the “Investment Company Act”). If we or our subsidiaries were obligated to register as investment companies, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•

pursuant to Section 3(a)(1)(A), is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•

pursuant to Section 3(a)(1)(C), is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We believe that we and our Operating Partnership will not be required to register as an investment company under either of the tests above. With respect to the 40% test, most of the entities through which we and our Operating Partnership will own our assets will be majority-owned subsidiaries that will not themselves be investment companies and will not be relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

With respect to the primarily engaged test, we and our Operating Partnership will be holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

If any of the subsidiaries of our Operating Partnership fail to meet the 40% test, we believe they will usually, if not always, be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. (Otherwise, they should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, and approximately an additional 25% of its assets in other types of real estate-related assets. If any subsidiary relies on Section 3(c)(5)(C), we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

To maintain compliance with the Investment Company Act, our subsidiaries may be unable to sell assets we would otherwise want them to sell and may need to sell assets we would otherwise wish them to retain. In addition, our subsidiaries may have to acquire additional assets that they might not otherwise have acquired or may have to forego opportunities to make investments that we would otherwise want them to make and would be important to our investment strategy. Moreover, the SEC or its staff may issue interpretations with respect to various types of assets that are contrary to our views and current SEC staff interpretations are subject to change, which increases the risk of non-compliance and the risk that we may be forced to make adverse changes to our portfolio. In this regard, we note that in 2011 the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage-related instruments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business. For more information related to compliance with the Investment Company Act, see “Investment Objectives and Policies—Investment Limitations Under the Investment Company Act of 1940.”

When will the company seek to provide its stockholders with a liquidity event?

We may provide our stockholders with a liquidity event or events by some combination of the following: (i) liquidating all, or substantially all, of our assets and distributing the net proceeds to our stockholders; or (ii) listing our shares for trading on an exchange. In addition to such liquidity events, our board may also consider pursuing various liquidity strategies, including adopting a more expansive share redemption program (subject to the applicable federal securities laws) or engaging in a tender offer, to accommodate those stockholders who desire to liquidate their investment in us. Our board anticipates evaluating such events within three to six years after we terminate this primary offering, subject to then prevailing market conditions. We are not, however, required to provide our stockholders a liquidity event by a specified date or at all.

If we do not begin the process of liquidating our assets or listing our shares within six years of the termination of this primary offering and a majority of our board of directors and a majority of our independent directors have not voted to defer the meeting beyond the sixth anniversary of the termination of this offering, upon the request of stockholders holding 10% or more of our outstanding shares of common stock, our charter requires that we hold a stockholder meeting to vote on a proposal for our orderly liquidation. Prior to any stockholder meeting, our directors would evaluate whether to recommend the proposal to our stockholders and, if they so determine, would recommend the proposal and their reasons for doing so. The proposal would include information regarding appraisals of our portfolio. If our stockholders did not approve the proposal, we would obtain new appraisals and resubmit the proposal to our stockholders up to once every two years upon the written request of stockholders owning 10% of our outstanding common stock.

Once we commence liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales will depend on the prevailing real estate and financial markets, the economic conditions in the areas where our properties are located and the federal income tax consequences to our stockholders. In making the decision to liquidate, apply for listing of our shares or pursue other liquidity strategies, our directors will try to determine which option will result in greater value for stockholders as well as satisfy the liquidity needs of our stockholders.

Will I be notified of how my investment is doing?

Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	detailed quarterly dividend reports;

•	an annual report;

•	supplements to the prospectus, provided periodically; and

•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; or

•	posting on our web site at www.resourcereit3.com.

To assist FINRA members and their associated persons that participate in this offering in meeting their customer account statement reporting obligations pursuant to applicable FINRA and NASD Conduct Rules, we disclose in each annual report distributed to stockholders a per share estimated value of our shares, the method by which it was developed, and the date of the estimated valuation.

On June 27, 2018, our board of directors approved an estimated NAV per share of our common stock of $9.05 based on the estimated market value of our portfolio of investments as of March 31, 2018 and reported this value on a Current Report on Form 8-K on June 29, 2018. We provided this estimated NAV per share to assist broker-dealers that participate in this offering in meeting their customer account statement reporting obligations under NASD Conduct Rule 2340 as required by the FINRA. This valuation was performed in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Institute for Portfolio Alternatives (“IPA”) in April 2013 (the “IPA Valuation Guidelines”).

For a full description of the methodologies and assumptions used to value our assets and liabilities in connection with the calculation of the estimated NAV per share, and the limitations related thereto, see “Determination of Estimated Net Asset Value Per Share.”

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who can help answer my questions about the offering?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Resource Securities LLC

1845 Walnut Street, 18th Floor

Philadelphia, Pennsylvania 19103

Telephone: (866) 469-0129

Fax: (866) 545-7693

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in Us

There is no public trading market for your shares; therefore, it will be difficult for you to sell your shares.

There is no current public market for our shares and our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date nor list our shares on an exchange by a specified date. Our charter limits your ability to transfer or sell your shares unless the prospective stockholder meets the applicable suitability and minimum purchase standards. Our charter also prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend or terminate our share redemption program upon 30 days’ notice without stockholder approval. We describe these restrictions in detail under “Description of Shares—Share Redemption Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment because of the illiquid nature of the shares.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our advisor in the acquisition of our investments, including the determination of any financing arrangements. Competition from competing entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets have materially impacted the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. This lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage to other entities that have greater financial resources than we do. We are also subject to competition in seeking to acquire real estate-related debt investments. We can give no assurance that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved. If we, through our advisor, are unable to find suitable investments promptly upon receipt of our offering proceeds, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

Disruptions in the financial markets or sluggish economic conditions nationally and globally could adversely impact our ability to implement our business strategy and generate returns to you.

Our business and operations will be dependent on the commercial real estate finance industry generally, which in turn is dependent upon broad economic conditions in the United States and abroad. Economic weakness in the U.S. economy or in Europe and Asia may eventually hinder future growth in the U.S. economy. Further, continued political instability in the European Union, as well as open hostilities in certain Middle Eastern countries could negatively impact the U.S. economy should those conflicts deepen.

The single family residential real estate markets have been experiencing an uneven recovery in the U.S. Insufficient equity and ongoing uncertainty about the economy’s strength have forced potential sellers to stay in their homes. A survey of the National Association of Home Builders showed homeowners on average staying in their homes for 13.3 years instead of the typical seven years, causing a relatively low level of housing supply in the single family residential market. While housing starts in 2016 hit their highest level in nine years since 2017, construction levels are still at recessionary levels. Factors holding back builders range from a shortage of labor, difficulty finding land in desirable locations, a challenging construction lending environment, and regulatory barriers that drive up the cost of a new home beyond what most consumers can afford. A 2016 study co-authored by Wharton and USC highlighted that consistently having insufficient wealth for a substantial down payment is found to have a larger negative effect on the propensity to own rather than income. Young households and minority households are particularly subject to the effect of borrowing constraints, consistent with the lower homeownership rate observed among these groups. In addition to income and wealth, a third constraint, credit quality is also found to have a significant and negative effect on homeownership.

Central bank interventions in the banking system and the persistence of a highly expansionary monetary policy by a number of government entities have introduced additional complexity and uncertainty to the markets. These conditions, which are expected to continue and, combined with a challenging macro-economic environment and numerous regions of political instability, may interfere with the implementation of our business strategy and/or force us to modify it.

We intend to acquire a diversified portfolio of real estate and real estate-related assets. Worsening economic conditions could greatly increase the risks of these investments. For instance, the sluggish employment market could contribute to increased rent delinquencies at our rental properties. Further, declining real estate values could significantly increase the likelihood that we will incur losses on our loans in the event of a default because the value of our collateral may be insufficient to cover our cost on the loan. In addition, revenues on the properties and other assets underlying any loan investments we may make could decrease, making it more difficult for borrowers to meet their payment obligations to us. More generally, the risks arising from a deterioration in the financial markets and economic conditions are applicable to all of the investments we may make, including commercial real estate-related debt.

A protracted economic downturn could have a negative impact on our portfolio. Borrowers often use increases in the value of their existing properties to support the purchase of or investment in additional properties. Although our value-add investment strategies do not rely on precisely the same concepts, if real property or other real estate-related asset values continue to decline after we acquire them, we may have a difficult time making new acquisitions or generating returns on your investment.

We expect to finance some of our investments in part with debt. If access to the credit markets is limited, we may not be able to obtain debt financing on attractive terms. As such, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions, reducing the number of investments we would otherwise make. If the debt market environment is unfavorable, we may modify our investment strategy in order to optimize our portfolio performance. Our options would include limiting or eliminating the use of debt and focusing on those investments that do not require the use of leverage to meet our portfolio goals.

All of the factors described above could adversely impact our ability to implement our business strategy and make distributions to our investors and could decrease the value of an investment in us.

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our distributions and your investment returns to be lower than they otherwise would.

We could suffer from delays in locating suitable investments. The more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly. Therefore, the large size of this offering increases the risk of delays in investing our net offering proceeds. Our reliance on our advisor to locate suitable investments for us at times when the management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs could also delay the investment of the proceeds of this offering. Delays we encounter in the selection, acquisition and development of income-producing properties would likely limit our ability to pay distributions to our stockholders and reduce our stockholders’ overall returns.

Because this is a blind-pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

We will seek to invest substantially all of the offering proceeds available for investment from the primary offering, after the payment of fees and expenses, in the acquisition of or investment in interests in real estate properties and real estate-related assets. However, because, except as described in a supplement to this prospectus, you will be unable to evaluate the economic merit of specific real estate projects before we invest in them, you will have to rely entirely on the ability of our advisor and board of directors to select suitable and successful investment opportunities and to implement policies regarding tenant or mortgagor creditworthiness. These factors increase the risk that your investment may not generate returns comparable to our competitors.

Based on sales volume to date, we expect to raise substantially less than the maximum offering amount in this offering. Because we expect to raise substantially less than the maximum offering amount, we will not be able to invest in as diverse a portfolio of assets as we otherwise would, which will cause the value of our stockholders’ investment to vary more widely with the performance of specific assets, and cause our general and administrative expenses to constitute a greater percentage of our revenue. Raising fewer proceeds in this offering, therefore, increases the risk that our stockholders will lose money on their investment.

This offering is being made on a “best efforts” basis, whereby the broker-dealers participating in this offering have no firm commitment or obligation to purchase any of the shares. To date, the proceeds we have raised in this offering are lower than our sponsor and dealer manager originally expected. As a result, we expect to raise substantially less than the maximum offering amount in this offering. Therefore, we will make fewer investments than originally intended, resulting in less diversification in terms of the number of investments owned and the geographic regions in which our investments or the collateral securing our investments are located. Adverse developments with respect to a single asset or a geographic region will have a greater adverse impact on our operations than they otherwise would. In addition, our inability to raise substantial funds has increased our fixed operating expenses as a percentage of our revenue, which may limit our ability to pay distributions to our stockholders.

We have a limited operating history, which makes our future performance difficult to predict.

We were incorporated in the State of Maryland on July 15, 2015. As of the date of this prospectus, we owned five multifamily properties. You should not assume that our performance will be similar to the past performance of other real estate investment programs sponsored by affiliates of our advisor. Our limited operating history increases the risk and uncertainty you face in making an investment in our shares.

Because we are dependent upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on our stockholders’ investment.

We are dependent on our advisor to manage our operations and our portfolio of real estate assets. Our advisor has a limited operating history and it will depend largely upon the fees and other compensation that it will receive from us in connection with the purchase, management and sale of assets to conduct its operations. Any adverse changes in the financial condition of our advisor or our relationship with our advisor could hinder its ability to successfully manage our operations and our portfolio of investments.

Our ability to achieve our investment objectives and to conduct our operations is dependent upon the performance of our advisor, which is a subsidiary of our sponsor and its parent company, Resource America. Our sponsor’s business is sensitive to trends in the general economy, as well as the commercial real estate and credit markets. To the extent that any decline in our sponsor’s revenues and operating results impacts the performance of our advisor, our results of operations, and financial condition could also suffer.

The loss of or the inability to hire additional or replacement key real estate and debt finance professionals at Resource Real Estate could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

Our success depends to a significant degree upon the contributions of Messrs. Feldman and Carleton, each of whom would be difficult to replace. Neither we nor our advisor have employment agreements with these individuals. Messrs. Feldman and Carleton may not remain associated with Resource Real Estate, C-III or their affiliates. If either of these persons were to cease their association with us, our operating results could suffer. We do not intend to maintain key person life insurance on any person.

We believe that our future success depends, in large part, upon Resource Real Estate, C-III and their affiliates’ ability to retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and Resource Real Estate, C-III and their affiliates may be unsuccessful in attracting and retaining such skilled individuals. If Resource Real Estate loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered and the value of your investment may decline.

Our ability to implement our investment strategy is dependent, in part, upon the ability of Resource Securities, our dealer manager, to successfully conduct this offering, which makes an investment in us more speculative and may result in a partial or complete loss of your investment.

We have retained Resource Securities LLC an affiliate of our advisor, to conduct this offering. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of Resource Securities to build and maintain a network of broker-dealers to sell our shares to their clients. If Resource Securities is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

If we make distributions from sources other than our cash flow from operations, we will have less funds available for the acquisition of properties, your overall return may be reduced and the value of a share of our common stock may be diluted.

Our organizational documents permit us to make distributions from any source. If our cash flow from operations is insufficient to cover our distributions, we have in the past and expect to continue to use the proceeds from this offering, the proceeds from the issuance of securities in the future or proceeds from borrowings to pay distributions. If we fund distributions from borrowings, sales of properties or the net proceeds from this offering, we will have less funds available for the acquisition of real estate and real estate-related assets resulting in potentially fewer investments, less diversification of our portfolio and a reduced overall return to you. In addition the value of your investment in shares of our common stock may be diluted because funds that would otherwise be available to make investments would be diverted to fund distributions. Further, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. There is no limit on the amount we can fund distributions from sources other than from cash flows from operations. Through the third quarter of 2018, a majority of our distributions have been funded by proceeds from this offering. Other sources of funding included cash flow from operating activities and proceeds from debt financing.

The value of a share of our common stock may be diluted if we pay a stock dividend.

Our board of directors has declared and may, in the future, declare additional stock dividends. Although there are a number of factors that would be considered in connection with such a declaration, we expect such stock dividends are most likely to be declared if our board of directors believes that (i) our portfolio has appreciated in value from its aggregate acquisition cost or (ii) additional sales of common stock in our offering at the current offering price would dilute the value of a share to our then existing stockholders.

While our objective is to acquire assets that appreciate in value, there can be no assurance that assets we acquire will appreciate in value. If our board declares a stock dividend for investors who purchase our shares early in this offering, as compared with later investors, those investors who received the stock dividend will receive more shares for the same cash investment as a result of any stock dividends. Because they own more shares, upon a sale or liquidation of the company, these early investors will receive more sales proceeds or liquidating distributions relative to their invested capital compared to later investors. Furthermore, unless our assets appreciate in an amount sufficient to offset the dilutive effect of the prior stock dividends, the value per share for later investors purchasing our stock will be below the value per share of earlier investors.

Future interest rate increases in response to inflation may inhibit our ability to conduct our business and acquire or dispose of real property or real estate-related debt investments at attractive prices and your overall return may be reduced.

We will be exposed to inflation risk with respect to income from any long-term leases on real property and from related real estate debt investments as these may constitute a source of our cash flows from operations. High inflation may in the future tighten credit and increase prices. Further, if interest rates rise, such as during an inflationary period, the cost of acquisition capital to purchasers may also rise, which could adversely impact our ability to dispose of our assets at attractive sales prices. Should we be required to acquire, hold or dispose of our assets during a period of inflation, our overall return may be reduced.

Our rights and the rights of our stockholders to recover claims against our directors and officers are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that our directors and officers will not be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless our directors are negligent or engage in misconduct or our independent directors are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our directors and officers than might otherwise exist under common law, which could reduce our and your recovery from these persons if they act in a negligent manner. Our charter also requires us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to any individual who is a present or former director or officer and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or any individual who, while a director and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, partnership, limited liability company, joint venture, trust, employment benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. See “Management—Limited Liability and Indemnification of Directors, Officers, Employees and

Other Agents” for a detailed discussion of the limited liability of our directors, officers, employees and other agents.

We may change our targeted investments, our policies and our operations without stockholder consent.

We expect to invest in apartment properties, which may include student housing, condominiums and debt or securities secured by apartment properties, but we may also invest a relatively small portion of our proceeds in other real estate asset classes throughout the United States. Also, except as described in this prospectus, we are not restricted as to the following:

•	where we may acquire real estate investments in the United States;

•

the percentage of our proceeds that may be invested in properties as compared with the percentage of our proceeds that we may invest in real estate-related debt investments or mortgage loans, each of which may be leveraged and will have differing risks and profit potential; or

•

the percentage of our proceeds that may be invested in any one real estate investment (the greater the percentage of our subscription proceeds invested in one asset, the greater the potential adverse effect on us if that asset is unprofitable).

Though this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines could adversely affect the value of our common stock and our ability to make distributions to you.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification, NAV methodologies and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

Negative publicity regarding us, Resource Real Estate, Resource America or C-III may negatively impact our ability to attract and retain tenants at our properties, which may decrease the value of our investments and weaken our operating results.

Negative publicity with respect to our business or the business of Resource Real Estate, Resource America or C-III may make it more difficult for us to attract and retain tenants at the real estate properties we may acquire. Our inability to attract and retain tenants at our properties may adversely affect the income produced by our properties and, consequently, may decrease the value of our investments and weaken our operating results. Such events may decrease the amount of cash available to us to distribute to you and could negatively affect your return on investment.

Investing in mezzanine debt, B-Notes or other subordinated debt involves greater risks of loss than senior loans secured by the same properties.

We may invest in mezzanine debt, B-Notes and other subordinated debt. These types of investments carry a higher degree of risk of loss than senior secured debt investments, because in the event of default and foreclosure, holders of senior liens will be paid in full before subordinated investors and, depending on the value of the underlying collateral, there may not be sufficient assets to pay all or any part of amounts owed to subordinated investors. Moreover, mezzanine debt, B-Notes and other subordinated debt investments may have higher loan-to-value ratios than conventional senior lien financing, resulting in less equity in the collateral and increasing the risk of loss of principal. If a borrower defaults or declares bankruptcy, we may be subject to agreements restricting or eliminating our rights as a creditor, including rights to call a default, foreclose on collateral, accelerate maturity or control decisions made in bankruptcy proceedings. In addition, the prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to economic downturns or individual issuer developments. An economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of instruments underlying the securities to make principal and interest payments may be impaired.

We may experience adverse business developments or conditions similar to those affecting certain programs sponsored by our sponsor, which could limit our ability to make distributions and decrease the value of your investment.

Certain programs sponsored by our sponsor or its affiliates have experienced lower than originally expected cash flows from operations over the past ten years. The recession that occurred during 2008 through 2011 made it significantly more difficult for multifamily property owners, including the multifamily real estate funds sponsored by our sponsor or its affiliates, to increase rental rates to planned levels and maintain occupancy rates during periods of unprecedented nationwide job losses. During 2008, Resource Real Estate Investors, L.P. and Real Estate Investors II, L.P. utilized $148,246 and $207,219, respectively, from reserves to supplement cash flow from operations. For Resource Real Estate Investors III, L.P., cash flow deficiencies occurred at one of the fund properties due to third-party property management issues and the delay in receiving tax refunds from tax appeals on two fund properties located in Texas during 2008. During 2008, Resource Real Estate Investors III, L.P. utilized $157,192from reserves to supplement cash flow from operations. For Resource Real Estate Investors IV, L.P., cash flow deficiencies occurred at some of the fund properties during 2008 and 2009 causing that fund to utilize $11,370 from reserves to supplement cash flow from operations during 2008. For Resource Real Estate Investors V, L.P., cash flow deficiencies have occurred at some of the properties in the fund due to third party property management issues. For Resource Real Estate Investors 6, L.P., cash flow deficiencies occurred during 2008 through 2011 due to a drop in occupancy at one of the fund properties due to sizable layoffs at a large employer located across the street from that property causing that fund to utilize $272,241, $1,996,456, $634,752 and $513,627, respectively, from reserves to supplement cash flow from operations. During 2009 through 2011, Resource Real Estate Investors 7, L.P. utilized $237,731, $545,099, and $257,892, respectively, from reserves to supplement cash flow from operations. Unforeseen circumstances described in Supplement No. 1 to this prospectus under “Prior Performance Summary—Adverse Business Developments or Conditions” have caused different programs to experience temporary cash flow deficiencies at various times. Similarly, unforeseen adverse business conditions may affect us and, as a result, your overall return may be reduced.

Risks Related to Conflicts of Interest

Because we rely on affiliates of Resource Real Estate for the provision of advisory, property management and dealer manager services, if Resource Real Estate and its affiliates are unable to meet their obligations we may be required to find alternative providers of these services, which could result in a significant and costly disruption of our business.

Resource Real Estate, through one or more of its subsidiaries, owns and controls our advisor and our property manager and is affiliated with our dealer manager. The operations of our advisor, our property manager and our dealer manager rely substantially on Resource Real Estate and its affiliates. In the event that Resource Real Estate and/or its affiliates become unable to meet their obligations as they become due, we might be required to find alternative service providers, which could result in a significant disruption of our business and would likely adversely affect the value of your investment in us. Further, given the non-solicitation agreement we have with our advisor, it would be difficult for us to utilize any current employees that provide services to us.

Resource REIT Advisor and its affiliates, including all of our executive officers, some of our directors and other key real estate professionals will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

All of our executive officers and some of our directors are also officers, directors, managers or key professionals of our advisor, our dealer manager and other affiliated Resource Real Estate or C-III entities. Our advisor and its affiliates receive substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, the dealer manager agreement and the management agreement;

•

offerings of equity by us, which entitle Resource Securities to dealer manager fees and stockholder and distribution servicing fees and will likely entitle our advisor to increased acquisition and asset management fees;

•

acquisitions of properties and investments in loans, which entitle our advisor to acquisition and asset management fees and, in the case of acquisitions or investments from other Resource Real Estate- or C-III-sponsored programs, might entitle affiliates of our advisor to disposition fees in connection with its services for the seller;

•	borrowings to acquire properties and other investments, which borrowings will increase the acquisition and asset management fees payable to our advisor;

•

whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to the issuance of shares of our Class A common stock through the conversion of our convertible stock; and

•

whether and when we seek to sell the company or its assets, which sale could entitle our advisor to disposition fees and to the issuance of shares of our Class A common stock through the conversion of our convertible stock and terminate the asset management fee.

The fees our advisor receives in connection with the acquisition and management of assets are initially based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. Additionally, the cost of assets on which the asset management fee is initially based is inclusive of acquisition fees and expenses paid in connection with the acquisition of assets. This may influence our advisor to recommend riskier transactions to us and to recommend acquisitions at greater purchase prices.

Our Sponsor will face conflicts of interest relating to the allocation of investment opportunities and such conflicts may not be resolved in our favor, which could limit the ability of our advisor to acquire assets for us and, in turn, limit our ability to make distributions and reduce your overall investment return.

We rely on our advisor, and its executive officers and our sponsor’s real estate professionals to identify suitable, multifamily investment opportunities for us. Our advisor’s executive officers and our sponsor’s and its affiliates’ real estate professionals are also key employees of Resource America, and/or the advisors to other Resource Real Estate-sponsored programs. As such, the other Resource Real Estate-sponsored programs (collectively “Resource Affiliated Programs”), especially those that are currently raisin and/or investing offering proceeds, if any, rely on many of the same key real estate professionals for their multifamily investment opportunities. Many investment opportunities that are suitable for us may also be suitable for other Resource Affiliated Programs. Our sponsor has established an Allocation Committee (the “Resource Allocation Committee”) which will review each potential multifamily investment opportunity and determine for which Resource Affiliated Program, including us, it is best suited. The Resource Allocation Committee will consider the investment objectives, portfolio and criteria of each program and its conflict resolution procedures if an investment is suitable for more than one program. As a result, these Resource Real Estate professionals could direct attractive investment opportunities to other Resource Affiliated Programs which could result in us investing in properties that provide less attractive returns and may reduce our ability to make distributions to you. For a detailed description of the conflicts of interest that our advisor will face, see generally “Conflicts of Interest” and “Conflicts of Interest—Certain Conflict Resolution Measures.”

Resource REIT Advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of Resource REIT Advisor or C-III, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

If approved by our conflicts committee, we may enter into joint venture agreements with other Resource Real Estate- or C-III-sponsored programs or affiliated entities for the acquisition, development or improvement of properties or other investments. Our advisor and the advisors to the other C-III sponsored programs or joint ventures (“C-III Affiliated Programs” and together with Resource Affiliated Programs, “Affiliated Programs”) have the many of same executive officers and key employees; and these persons will face conflicts of interest in determining which Affiliated Program or investor should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the Affiliated Program and in managing the joint venture. Any joint venture agreement or transaction between us and an Affiliated Program will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The Affiliated Program may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus be either to our and your benefit or detriment.

Resource REIT Advisor, the real estate professionals assembled by our advisor, their affiliates and our officers will face competing demands relating to their time, and this may cause our operations and your investment to suffer.

We rely on Resource REIT Advisor, the real estate professionals our advisor has assembled and their affiliates and officers for the day-to-day operation of our business. Resource REIT Advisor, its real estate professionals and affiliates, including our officers and employees, have interests in other Affiliated Programs and engage in other business activities. As a result of their interests in other Affiliated Programs and the fact that they have engaged in and they will continue to engage in other business activities, they will face conflicts of interest in allocating their time among us, Resource REIT Advisor and other Affiliated Programs and other business activities in which they are involved. Should our advisor breach its fiduciary duty to us by inappropriately devoting insufficient time or resources to our business, the returns on our investments may suffer.

Our executive officers and some of our directors face conflicts of interest related to their positions in Resource REIT Advisor and its affiliates, including our dealer manager, which could hinder our ability to implement our business strategy and to generate returns to you.

Our executive officers and some of our directors are also executive officers, directors, managers and key professionals of our advisor, our dealer manager and other affiliated Resource Real Estate entities. Their loyalties to these other entities could result in actions or inactions that may conflict with their fiduciary duties to us and are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Resource REIT Advisor may assign its obligations under the advisory agreement to its affiliates, who may not have the same expertise or provide the same level of service as our advisor.

Under the advisory agreement, our advisor may assign its responsibilities under the agreement to any of its affiliates with the approval of the conflicts committee. If there is such an assignment or transfer, the assignee may not have comparable operational expertise, have sufficient personnel, or manage our company as well as our advisor.

Resource Apartment Manager III, LLC may subcontract some of its property management duties to affiliates which manage properties for other programs sponsored by our sponsor and for third party property owners which could cause us to face competition for tenants.

We rely on our property manager, Resource Apartment Manager III, LLC, to manage our multifamily rental properties. Our property manager may subcontract some of its property management duties to USRG, which is an affiliate of our sponsor. USRG manages multifamily rental properties for other programs sponsored by our sponsor as well as multifamily rental properties for third party property owners which may compete with us. If USRG manages a property for us in the same geographic area where it also manages a property for another program sponsored by our sponsor or for a third party, we may compete with such other properties for tenants.

Risks Related to This Offering and Our Corporate Structure

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our charter prohibits a person from directly or constructively owning more than 9.8% of our outstanding shares, unless exempted by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all, or substantially all, of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock. Our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all, or substantially all, of our assets) that might provide a premium price to holders of our common stock.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we or our subsidiaries become an unregistered investment company, we could not continue our business.

Neither we nor any of our subsidiaries intend to register as investment companies under the Investment Company Act. If we or our subsidiaries were obligated to register as investment companies, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•

pursuant to Section 3(a)(1)(A), is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•

pursuant to Section 3(a)(1)(C), is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We believe that we and our Operating Partnership will not be required to register as an investment company under either of the tests above. With respect to the 40% test, most of the entities through which we and our Operating Partnership will own our assets will be majority-owned subsidiaries that will not themselves be investment companies and will not be relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

With respect to the primarily engaged test, we and our Operating Partnership will be holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

If any of the subsidiaries of our Operating Partnership fail to meet the 40% test, we believe they will usually, if not always, be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. (Otherwise, they should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, and approximately an additional 25% of its assets in other types of real estate-related assets. If any subsidiary relies on Section 3(c)(5)(C) we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

To maintain compliance with the Investment Company Act, our subsidiaries may be unable to sell assets we would otherwise want them to sell and may need to sell assets we would otherwise wish them to retain. In addition, our subsidiaries may have to acquire additional assets that they might not otherwise have acquired or may have to forego opportunities to make investments that we would otherwise want them to make and would be important to our investment strategy. Moreover, the SEC or its staff may issue interpretations with respect to various types of assets that are contrary to our views and current SEC staff interpretations are subject to change, which increases the risk of non-compliance and the risk that we may be forced to make adverse changes to our portfolio. In this regard, we note that in 2011 the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage-related instruments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business. For more information related to compliance with the Investment Company Act, see “Investment Objectives and Policies—Investment Limitations Under the Investment Company Act of 1940.”

Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exception from the definition of an investment company under the Investment Company Act.

If the market value or income potential of our qualifying real estate assets changes as compared to the market value or income potential of our non-qualifying assets, or if the market value or income potential of our assets that are considered “real estate-related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate-related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, we may need to modify our investment portfolio in order to maintain our REIT qualification or exception from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

You may not be able to sell your shares under our share redemption program and, if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

Our board of directors has approved a share redemption program, but may amend, suspend or terminate our share redemption program upon 30 days’ notice without stockholder approval. Our board of directors may reject any request for redemption of shares. Further, there are many limitations on your ability to sell your shares pursuant to the share redemption program. Any stockholder requesting repurchase of their shares pursuant to our share redemption program will be required to certify to us that such stockholder acquired the shares by either (1) a purchase directly from us or (2) a transfer from the original investor by way of (i) a bona fide gift not for value to, or for the benefit of, a member of the stockholder’s immediate or extended family, (ii) a transfer to a custodian, trustee or other fiduciary for the account of the stockholder or his or her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (iii) operation of law.

In addition, our share redemption program contains other restrictions and limitations. We expect to redeem shares on a quarterly basis. Shares will be redeemed pro rata among all stockholders requesting redemption in such quarter, with a priority given to redemptions upon the death, qualifying disability, or confinement to a long-term care facility of a stockholder; next, to stockholders who demonstrate, in the discretion of our board of directors, another involuntary, exigent circumstance, such as bankruptcy; next, to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and, finally, to other redemption requests. We will generally redeem shares on a “first in, first out” basis, subject to the following exceptions. For stockholders that own more than one class of shares and/or that own Class T or Class R shares purchased in both the primary offering and pursuant to the distribution reinvestment plan, we will redeem their shares in the following order: all Class A, Class T, Class R and Class I shares purchased pursuant to the distribution reinvestment plan, Class A and Class I shares purchased in the primary offering, Class R shares purchased in the primary offering and Class T shares purchased in the primary offering. In the event that only a portion of your shares are redeemed, we will redeem the portion of your shares received as stock dividends that are attributable to the portion of your shares acquired through the primary offering or the distribution reinvestment plan that are redeemed at a given time.

You must hold your shares for at least one year prior to seeking redemption under the share redemption program, except that our board of directors may waive this one-year holding requirement with respect to redemptions sought upon the death, qualifying disability, or confinement to a long-term care facility of a stockholder or for other exigent circumstances, and that if a stockholder is redeeming all of his or her shares the board of directors may waive the one-year holding requirement with respect to shares purchased pursuant to the distribution reinvestment plan. We will not redeem more than 5% of the weighted average number of shares outstanding during the 12-month period immediately prior to the date of redemption. Our board of directors will determine from time to time, and at least quarterly, whether we have sufficient excess cash to repurchase shares. Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus 1% of the operating cash flow from the previous fiscal year (to the extent positive).

Other than redemptions following the death, qualifying disability or confinement to a long-term care facility of a stockholder, the purchase price for such shares we repurchase under our redemption program will be as follows:

•	For those shares held by the redeeming stockholder for at least one year, 92.5% of our most recent applicable NAV per share as of the applicable redemption date;

•	For those shares held by the redeeming stockholder for at least two years, 95.0% of our most recent applicable NAV per share as of the applicable redemption date;

•	For those shares held by the redeeming stockholder for at least three years, 97.5% of our most recent applicable NAV per share as of the applicable redemption date; and

•	For those shares held by the redeeming stockholder for at least four years, 100% of our most recent applicable NAV per share as of the applicable redemption date.

Accordingly, you may receive less by selling your shares back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation.

Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. For a more detailed description of the share redemption program, see “Description of Shares—Share Redemption Program.”

The actual value of shares that we repurchase under our share redemption program may be substantially less than what we pay.

Under our share redemption program, shares may be repurchased at varying prices depending on (a) the number of years the shares have been held, and (b) whether the redemptions are sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility. The maximum price that may be paid under the program is our current estimated NAV per share. Although this purchase price represents our current estimated NAV per share, this value may differ from the price at which a stockholder could resell his or her shares for the reasons discussed in the risk factor below. Thus, when we repurchase shares of our common stock at $9.05 per share, which is our current estimated NAV per share as of the date of this prospectus, the actual value of the shares that we repurchase may be less, and the repurchase may be dilutive to our remaining stockholders.

The estimated NAV per share of our common stock may not reflect the value that stockholders will receive for their investment and does not take into account how developments subsequent to the valuation date related to individual assets, the financial or real estate markets or other events may have increased or decreased the value of our portfolio.

On June 27, 2018, our board of directors approved an estimated NAV per share of our common stock of $9.05 based on the estimated market value of our portfolio of investments as of March 31, 2018 and reported this value on a Current Report on Form 8-K on June 29, 2018, see “Determination of Estimated Net Asset Value Per Share.” We provided this estimated NAV per share to assist broker-dealers who participate in this offering in meeting their customer account statement reporting obligations under NASD Conduct Rule 2340 as required by FINRA. This valuation was performed in accordance with the provisions of the IPA Valuation Guidelines.

As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated NAV per share, and this difference could be significant. The estimated NAV per share is not audited and does not represent the fair value of our assets or liabilities according to GAAP.

Accordingly, with respect to the estimated NAV per share, we can give no assurance that:

•	a stockholder would be able to resell his or her shares at the estimated NAV per share;

•	a stockholder would ultimately realize distributions per share equal to the estimated NAV per share upon liquidation of our assets and settlement of its liabilities or a sale of us;

•	the shares of common stock would trade at the estimated NAV per share on a national securities exchange;

•	a third party would offer the estimated NAV per share in an arm’s-length transaction to purchase all or substantially all of the shares of common stock;

•	another independent third-party appraiser or third-party valuation firm would agree with the estimated NAV per share; or

•	the methodology used to calculate the estimated NAV per share would be acceptable to FINRA or for compliance with ERISA reporting requirements.

Further, the estimated NAV per share as of March 31, 2018 is based on the estimated value of our investments as of March 31, 2018. We did not make any adjustments to the valuation for the impact of other transactions occurring subsequent to March 31, 2018 including, but not limited to, (i) the sale of common stock in this offering, (ii) the issuance of common stock under the distribution reinvestment plan, (iii) net operating income earned and distributions declared, (iv) the redemption of shares and (v) the potential conversion of convertible stock into common stock. The value of our shares will fluctuate over time in response to developments related to individual assets in the portfolio and the management of those assets and in response to the real estate and finance markets. Because of, among other factors, our high concentration of total assets in real estate and the number of shares of common stock outstanding, any change in the value of individual assets in the portfolio, particularly changes affecting our real estate properties, could have a very significant impact on the value of the shares.

For a full description of the methodologies and assumptions used to value our assets and liabilities in connection with the calculation of the estimated NAV per share, see “Determination of Estimated Net Asset Value Per Share.”

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent review of us or the prospectus customarily undertaken in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

The dealer manager, Resource Securities, is one of our affiliates and will not make an independent review of us or this offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,010,050,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock, 50,000 shares are designated as convertible stock and 10,000,000 are designated as preferred stock. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After you purchase shares in this offering, our board may elect to (1) sell additional equity securities in future public or private offerings; (2) issue shares of our common stock upon the exercise of the options we may grant to our independent directors or to employees of our advisor or property manager; (3) issue shares to our advisor, its successors or assigns, in payment of an outstanding obligation or as consideration in a related-party transaction; (4) issue shares of common stock upon the conversion of our convertible stock; or (5) issue shares of our common stock to sellers of properties we acquire in connection with an exchange of limited partnership interests of our Operating Partnership. To the extent we issue additional equity interests after you purchase shares in this offering, your percentage ownership interest in us will be diluted. Further, depending upon the terms of such transactions, most notably the offering price per share, which may be less than the price paid per share in any offering under this prospectus, and the value of our properties, existing stockholders may also experience a dilution in the book value of their investment in us.

Payment of substantial fees and expenses to Resource REIT Advisor and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

Resource REIT Advisor and its affiliates will perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments. We pay them substantial fees for these services, which will result in immediate dilution to the value of your investment and will reduce the amount of cash available for investment or distribution to stockholders. Assuming we sell the maximum offering amount in this primary offering and assuming 90% and 10% of the remaining amount of common stock to be sold in the primary offering is Class R common stock and Class I common stock, respectively, which has been reduced to reflect the actual sale of approximately $5.8 million and $9.9 million of Class A and Class T common stock, respectively, prior to July 3, 2017, we estimate that we will use 90.74% of the gross proceeds from the sale of Class R shares and 94.64% of the gross proceeds from the sale of Class I shares in the primary offering, or approximately $8.78 per Class R and Class I share sold in this primary offering.

We also pay significant fees to our advisor and its affiliates during our operational stage. Those fees include property management and debt servicing fees, asset management fees and obligations to reimburse our advisor and its affiliates for expenses they incur in connection with their providing services to us, including certain personnel services.

We may also pay significant fees during our listing/liquidation stage. The subordinated incentive fee that we will pay to our advisor upon our investors receiving an agreed upon return on their investment is structured in the form of convertible stock. On August 5, 2016, our advisor exchanged 5,000 shares of common stock for 50,000 shares of our convertible stock. Under limited circumstances, these shares may be converted into shares of our Class A common stock satisfying our obligation to pay our advisor an incentive fee and diluting our stockholders’ interest in us. Our convertible stock will convert into shares of Class A common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 6% cumulative, non-compounded, annual return at that price. We expect that we will need to sell a portion of our assets in order to be able to pay distributions to our stockholders equal to the aggregate issue price of our then-outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of these outstanding shares. Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 6% return threshold for our common stockholders. Each of these two events is a “Triggering Event.”

Upon a Triggering Event, our convertible stock will, unless our advisory agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally be converted into a number of shares of Class A common stock equal to 1/50,000 of the quotient of:

•	(A) 15% of the amount, if any, by which

•

(1) the value of the company as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds

•

(2) the sum of the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares as of the date of the event triggering the conversion, divided by

•	(B) the value of the company divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion.

However, if our advisory agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to a Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a prorated portion of the number of Class A shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time we were advised by our advisor. As a result, following conversion, the holder of the convertible stock will be entitled to a portion of amounts distributable to our stockholders, which such amounts distributable to the holder could be significant. See “Description of Shares—Convertible Stock.”

Our advisor can influence whether our common stock is listed for trading on a national securities exchange. Accordingly, our advisor can influence the conversion of the convertible stock issued to it and the resulting dilution of other stockholders’ interests.

These fees and other potential payments increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. Substantial consideration paid to our advisor and its affiliates also increases the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. See “Management Compensation.”

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders could be reduced and the value of our investments could decline.

If we need additional capital in the future to improve or maintain our properties or for any other reason, we may have to obtain financing from sources beyond our cash flow from operations, such as borrowings, sales of assets or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to you and could reduce the value of your investment.

Our board of directors could opt into certain provisions of the Maryland General Corporation Law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our board opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For more information about the business combination and control share acquisition provisions of Maryland law, see “Description of Shares—Business Combinations” and “Description of Shares—Control Share Acquisitions.”

Because Maryland law permits our board to adopt certain anti-takeover measures without stockholder approval, investors may be less likely to receive a “control premium” for their shares.

In 1999, the State of Maryland enacted legislation that enhances the power of Maryland corporations to protect themselves from unsolicited takeovers. Among other things, the legislation permits our board, without stockholder approval, to amend our charter to:

•	stagger our board of directors into three classes;

•	require a two-thirds stockholder vote for removal of directors;

•	provide that only the board can fix the size of the board;

•	provide that all vacancies on the board, however created, may be filled only by the affirmative vote of a majority of the remaining directors in office; and

•	require that special stockholder meetings may only be called by holders of a majority of the voting shares entitled to be cast at the meeting.

Under Maryland law, a corporation can opt to be governed by some or all of these provisions if it has a class of equity securities registered under the Exchange Act, and has at least three independent directors. Our charter does not prohibit our board from opting into any of the above provisions permitted under Maryland law. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our securities. For more information about Subtitle 8 provisions of Maryland law discussed here, see “Description of Shares—Subtitle 8.”

If we internalize our management functions, we could incur significant costs associated with being self-managed and may not be able to retain or replace key personnel; and we may have increased exposure to litigation as a result of internalizing our management functions.

We may internalize management functions provided by our advisor, our property manager and their respective affiliates by acquiring assets and personnel from our advisor, our property manager or their affiliates. In the event we were to acquire our advisor or our property manager, we cannot be sure of the terms relating to any such acquisition.

If we internalize, we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor and to our property manager under their respective agreements; however, our direct expenses would increase due to the inclusion of general and administrative costs, including legal, accounting, and other expenses related to corporate governance, SEC reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that are now paid by our advisor, our property manager or their affiliates. We cannot reasonably estimate the amount of fees to our advisor, property manager and other affiliates we would save, and the costs we would incur, if we acquired these entities. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our property manager and their affiliates, our net income per share and funds from operations per share would be lower than they otherwise would have been had we not acquired these entities, potentially decreasing the amount of funds available for distribution.

Additionally, if we internalize our management functions, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers’ disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Also, there can be no assurances that we will be successful in retaining key personnel at our advisor or property manager in the event of an internalization transaction. In addition, we could have difficulty integrating the functions currently performed by our advisor, our property manager and their affiliates. Currently, the officers and employees of our advisor, our property manager, and their affiliates perform asset management, property management, and general and administrative functions, including accounting and financial reporting, for multiple entities. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could result in our incurring additional costs and/or experiencing deficiencies in our disclosures controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs and our management’s attention could be diverted from effectively managing our properties and overseeing other real estate-related assets.

In addition, in recent years, internalization transactions have been the subject of stockholder litigation. Stockholder litigation can be costly and time-consuming, and there can be no assurance that any litigation expenses we might incur would not be significant or that the outcome of litigation would be favorable to us. Any amounts we are required to expend defending any such litigation will reduce the amount of funds available for investment by us in properties or other investments.

Our charter designates the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our charter provides that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland shall be the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders with respect to our company, our directors, our officers or our employees (we note we currently have no employees). This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for disputes with us or our directors, officers or employees, which may discourage meritorious claims from being asserted against us and our directors, officers and employees. Alternatively, if a court were to find this provision of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations. We adopted this provision because we believe it makes it less likely that we will be forced to incur the expense of defending duplicative actions in multiple forums and less likely that plaintiffs’ attorneys will be able to employ such litigation to coerce us into otherwise unjustified settlements, and we believe the risk of a court declining to enforce this provision is remote, as the General Assembly of Maryland has specifically amended the Maryland General Corporation Law to authorize the adoption of such provisions.

Risks Related to Investments in Real Estate

Economic and regulatory changes that impact the real estate market generally may decrease the value of our investments and weaken our operating results.

The properties we acquire and their performance are subject to the risks typically associated with real estate, including:

•	downturns in national, regional and local economic conditions;

•	competition;

•	adverse local conditions, such as oversupply or reduction in demand and changes in real estate zoning laws that may reduce the desirability of real estate in an area;

•	vacancies, changes in market rental rates and the need to periodically repair, renovate and re-let space;

•	changes in the supply of or the demand for similar or competing properties in an area;

•	changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;

•	changes in governmental regulations, including those involving tax, real estate usage, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

Any of the above factors, or a combination thereof, could result in a decrease in the value of our investments, which would have an adverse effect on our results of operations, reduce the cash available for distributions and the return on your investment.

We will be subject to the risks associated with acquiring discounted real estate assets.

We will be subject to the risks generally incident to the ownership of discounted real estate assets. Such assets may be purchased at a discount from historical cost due to substantial deferred maintenance, abandonment, undesirable locations or markets, or poorly structured financing of the real estate or debt instruments underlying the assets, which has since lowered their value. Further, instability in the financial markets may limit the availability of lines of credit and the degree to which people and entities have access to cash to pay rents or debt service on the underlying assets. Such illiquidity could have the effect of increasing vacancies, increasing bankruptcies and weakening interest rates commercial entities can charge consumers, which can all decrease the value of already discounted real estate assets. Should conditions worsen, the continued inability of the underlying real estate assets to produce income may weaken our return on our investments, which in turn, may weaken your return on investment.

Further, irrespective of the instability the financial markets may have on the return produced by discounted real estate assets, efforts to correct the instability could make the valuation of such assets highly unpredictable. Fluctuations in market conditions make judging the future performance of such assets difficult. There is a risk that we may not purchase real estate assets at absolute discounted rates and that such assets may continue to decline in value.

Residents of apartment properties or tenants of other property classes we may acquire who have experienced personal financial problems or a downturn in their business may delay enforcement of our rights, and we may incur substantial costs attempting to protect our investment.

The real estate assets that we acquire may involve investments in commercial leases with residents or tenants who have experienced a downturn in their residential or business leases and with residents or tenants who have experienced difficulties with their personal financial situations such as a job loss, bankruptcy or bad credit rating, resulting in their failure to make timely rental payments or their default under their leases or debt instruments. In the event of any default by residents or tenants at our properties, we may experience delays in enforcing our rights and may incur substantial costs attempting to protect our investment.

The bankruptcy or insolvency of any resident or tenant also may adversely affect the income produced by our properties. If any resident or tenant becomes a debtor in a case under the U.S. Bankruptcy Code, our actions may be restricted by the bankruptcy court and our financial condition and results of operations could be adversely affected.

The operating costs of our properties will not necessarily decrease if our income decreases.

Certain expenses associated with ownership and operation of a property may be intentionally increased to enhance the short- and long-term success of the property in the form of capital gain and current income, such as:

•	increased staffing levels;

•	enhanced technology applications; and

•	increased marketing efforts.

Certain expenses associated with the ownership and operation of a property are not necessarily reduced by events that adversely affect the income from the property, such as:

•	real estate taxes;

•	insurance costs; and

•	maintenance costs.

For example, if the leased property loses tenants or rents are reduced, then those costs described in the preceding sentence are not necessarily reduced. As a result, our cost of owning and operating leased properties may, in the future, exceed the income the property generates even though the property’s income exceeded its costs at the time it was acquired. This would decrease the amount of cash available to us to distribute to you and could negatively affect your return on investment.

We will compete with third parties in acquiring, managing and selling properties and other investments, which could reduce our profitability and the return on your investment.

We believe that the current market for properties that meet our investment objectives is extremely competitive and many of our competitors have greater resources than we do. We will compete with numerous other entities engaged in real estate investment activities, including individuals, corporations, banks and insurance company investment accounts, other REITs, real estate limited partnerships, the U.S. Government and other entities, to acquire, manage and sell real estate and real estate-related assets. Many of our expected competitors enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase.

Competition with these entities may result in the following:

•	greater demand for the acquisition of real estate and real estate-related assets, which results in increased prices we must pay for our real estate and real estate-related assets;

•	delayed investment of our capital;

•	decreased availability of financing to us; or

•	reductions in the size or desirability of the potential tenant base for one or more properties that we lease.

If such events occur, you may experience a lower return on your investment.

Our joint venture partners could take actions that decrease the value of an investment to us and lower our stockholders’ overall return.

We may enter into joint ventures to acquire properties and other assets. We may also purchase and renovate properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•

that such co-venturer, co-tenant or partner may grant us a right of first refusal or buy/sell right to buy out such co-venturer or partner, and that we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and therefore your return on investment.

Properties that have significant vacancies, especially discounted real estate assets, may experience delays in leasing up or could be difficult to sell, which could diminish our return on these properties.

A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. Further, our potential investments in underperforming apartment properties or other types of discounted properties may have significant vacancies at the time of acquisition. If vacancies continue for a prolonged period of time beyond the expected lease-up stage that we anticipate will follow any redevelopment or repositioning efforts, we may suffer reduced revenues resulting in less cash available for distributions. In addition, the resale value of the property could be diminished because the market value of a particular property depends principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction on the resale value of a property could also reduce your return on investment.

We may have difficulty re-leasing underperforming properties because of the location or reputation of the property.

Underperforming real estate assets may be located in areas of slow, stagnant, or declining economic growth. Such areas may experience high levels of crime and unemployment. In addition to the risks these conditions impose on the current tenants and owners of properties underlying the real estate investments, these conditions may harm the reputation of the property making it difficult to attract future more productive tenants and owners to the areas where the properties are located. The inability to re-lease or re-sell properties purchased in these areas may result in an unproductive use of our resources and could negatively affect our performance and your return on investment.

Because we will rely on Resource Apartment Manager III, its affiliates and third parties to manage the day-to-day affairs of any properties we may acquire, should the staff of a particular property perform poorly, our operating results for that property will similarly be hindered and our net income may be reduced.

We will depend upon the performance of our property managers to effectively manage our properties and real estate-related assets. Rising vacancies across real estate properties have resulted in increased pressure on real estate investors and their property managers to maintain adequate occupancy levels. In order to do so, we may have to offer inducements, such as free rent and resident amenities, to compete for residents. Poor performance by those sales, leasing and other management staff members operating a particular property will necessarily translate into poor results of operations for that particular property. Should Resource Apartment Manager III, its affiliates or third parties fail to identify problems in the day-to-day management of a particular property or fail to take the appropriate corrective action in a timely manner, our operating results may be hindered and our net income reduced.

If we are unable to sell a property for the price, on the terms, or within the time frame we desire, it could limit our ability to pay cash distributions to you.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms, or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to you and could reduce the value of your investment.

Government entities, community associations and contractors may cause unforeseen delays and increase costs to redevelop and reposition underperforming properties that we may acquire, which may reduce our net income and cash available for distributions to you.

We may seek to or be required to incur substantial capital obligations to redevelop or reposition existing properties that we acquire at a discount as a result of neglect of the previous owners or tenants of the properties and to sell the properties. Our advisor and its key real estate professionals will do their best to acquire properties that do not require excessive redevelopment or modifications and that do not contain hidden defects or problems. There could, however, be unknown and excessive costs, expenses and delays associated with a property’s redevelopment, repositioning or interior and exterior upgrades. We will be subject to risks relating to the uncertainties associated with rezoning for redevelopment and other concerns of governmental entities, community associations and our construction manager’s ability to control costs and to build in conformity with plans and the established timeframe. We will pay a construction management fee to a construction manager, which may be Resource Apartment Manager III or its affiliates, if new capital improvements are required.

If we are unable to increase rental rates or sell the redeveloped property at a price consistent with our underwritten projections due to local market or economic conditions to offset the cost of the redevelopment or repositioning the property, the return on your investment may suffer. To the extent we acquire properties in major metropolitan areas where the local government has imposed rent controls, we may be prohibited from increasing the rental rates to a level sufficient to cover the particular property’s redevelopment costs and expenses.

Costs of responding to both known and previously undetected environmental contamination and hazardous conditions may decrease our cash flows and limit our ability to make distributions.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials, and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, current or previous owners or operators of real property for the costs to investigate or remediate contaminated properties, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Our tenants’ operations, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

Environmental laws also may impose liens on a property or restrictions on the manner in which a property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Properties acquired by us may have toxic mold that could result in substantial liabilities to us.

Litigation and concern about indoor exposure to certain types of toxic molds has been increasing as the public becomes aware that exposure to mold can cause a variety of health effects and symptoms, including allergic reactions. It is impossible to eliminate all mold and mold spores in the indoor environment. There can be no assurance that the properties acquired by us will not contain toxic mold. The difficulty in discovering indoor toxic mold growth could lead to an increased risk of lawsuits by affected persons and the risk that the cost to remediate toxic mold will exceed the value of the property. There is a risk that we may acquire properties that contain toxic mold and such properties may negatively affect our performance and your return on investment.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on your investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, wildfires, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions.

Our costs associated with and the risk of failing to comply with the Americans with Disabilities Act, the Fair Housing Act and other tax credit programs may adversely affect cash available for distributions.

Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990, as amended. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We cannot assure you that we will be able to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party to ensure compliance with such laws. If we cannot, our funds used for compliance with these laws may affect cash available for distributions and the amount of distributions to you.

The multifamily rental properties we acquire must comply with Title III of the Disabilities Act, to the extent that such properties are “public accommodations” or “commercial facilities” as defined by the Disabilities Act. Compliance with the Disabilities Act could require removal of structural barriers to handicapped access in certain public areas of our apartment communities where such removal is readily achievable. The Disabilities Act does not, however, consider residential properties, such as multifamily rental properties, to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as the leasing office, are open to the public.

We also must comply with the Fair Housing Amendment Act of 1988 (“FHAA”), which requires that multifamily rental properties first occupied after March 13, 1991 be accessible to handicapped residents and visitors. Compliance with the FHAA could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA. Recently there has been heightened scrutiny of multifamily rental properties for compliance with the requirements of the FHAA and the Disabilities Act and an increasing number of substantial enforcement actions and private lawsuits have been brought against multifamily rental properties to ensure compliance with these requirements. Noncompliance with the FHAA and the Disabilities Act could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

Certain of our properties may be subject to the low income housing tax credits, historic preservation tax credits or other similar tax credit rules at the federal, state or municipal level. The application of these tax credit rules is extremely complicated and noncompliance with these rules may have adverse consequences for us. Noncompliance with applicable tax regulations may result in the loss of future or other tax credits and the fractional recapture of these tax credits already taken. Accordingly, noncompliance with these tax credit rules and related restrictions may adversely affect our ability to distribute any cash to our investors.

Our properties may be dispersed geographically and across various markets and sectors.

We may acquire and operate properties in different locations throughout the United States and in different markets and sectors. The success of our properties will depend largely on our ability to hire various managers and service providers in each area, market and sector where the properties are located or situated. It may be more challenging to manage a diverse portfolio. Failure to meet such challenges could reduce the value of your investment. See “Investment Objectives and Policies—Real Estate Asset Management Strategy.”

A high concentration of our properties in a particular geographic area would magnify the effects of downturns in that geographic area.

In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio.

Newly constructed and existing multifamily rental properties or other properties that compete with any properties we may acquire in any particular location could adversely affect the operating results of our properties and our cash available for distribution.

We may acquire properties in locations that experience increases in construction of multifamily rental or other properties that compete with our properties. This increased competition and construction could:

•	make it more difficult for us to find residents to lease units in our apartment communities;

•	force us to lower our rental prices in order to lease units in our apartment communities; or

•	substantially reduce our revenues and cash available for distribution.

Our efforts to upgrade multifamily rental properties to increase occupancy and raise rental rates through redevelopment and repositioning may fail, which may reduce our net income and the cash available for distributions to you.

The success of our ability to upgrade any multifamily rental properties that we may acquire and realize capital gains and current income for you on these investments materially depends upon the status of the economy where the multifamily rental property is located. Our revenues will be lower if the rental market cannot bear the higher rental rate that accompanies the upgraded multifamily rental property due to job losses or other economic hardships. Should the local market be unable to support a higher rental rate for a multifamily rental property that we upgraded, we may not realize the premium rental we had assumed by a given upgrade and we may realize reduced rental income or a reduced gain or even loss upon the sale of the property. These events could cause us to reduce the cash available for distributions.

Renovation risks could affect our profitability.

A component of our strategy is to renovate multifamily communities in order to effect long-term growth. Our renovation activities generally entail certain risks, including the following:

•

funds may be expended and management’s time devoted to projects that may not be completed due to a variety of factors, including without limitation, the inability to obtain necessary governmental approvals;

•	construction costs of a renovation project may exceed original estimates, possibly making the project economically unfeasible or the economic return on a renovated property less than anticipated;

•	increased material and labor costs, problems with subcontractors, or other costs due to errors and omissions which occur in the renovation process;

•	projects may be delayed due to required governmental approvals, adverse weather conditions, labor shortages or other unforeseen complications;

•	occupancy rates and rents at a renovated property may be less than anticipated; and

•	the operating expenses at a renovated property may be higher than anticipated.

These risks may reduce the funds available for distribution to our stockholders. Further, the renovation of properties is also subject to the general risks associated with real estate investments.

A concentration of our investments in any one property sector may leave our profitability vulnerable to a downturn or slowdown in such sector.

We expect a majority of our investments to be in the multifamily sector. Vacancy rates in multifamily rental properties and other commercial real estate properties may be related to jobless rates. As a result, we will be subject to risks inherent in investments in a single type of property. If our investments are substantially in any one property sector, then the potential effects on our revenues, and as a result, on cash available for distribution, resulting from increased jobless rates as well as a general downturn or slowdown in such property sector could be more pronounced than if we had more fully diversified our investments.

Increased competition and the increased affordability of single-family and multifamily homes and condominiums for sale or rent could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Any multifamily rental property that we may acquire will most likely compete with numerous housing alternatives in attracting residents, including single-family and multifamily homes and condominiums. Due to the current economic conditions, competitive housing in a particular area and the increasing affordability of single-family and multifamily homes and condominiums to buy caused by relatively low mortgage interest rates and generous federal and state government programs to promote home ownership could adversely affect our ability to fully occupy any multifamily rental properties we may acquire. Further, single-family homes and condominiums available for rent could also adversely affect our ability to retain our residents, lease apartment units and increase or maintain rental rates.

Short-term multifamily leases expose us to the effects of declining market rent, which could adversely impact our ability to make cash distributions.

We expect that substantially all of our apartment leases will be for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term or earlier in certain situations, such as when a resident loses his/her job, without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

If we acquire student housing properties, these properties would be subject to an annual leasing cycle, short lease-up period, seasonal cash flows, changing university admission and housing policies and other risks inherent in the student housing industry.

Similar to multifamily rental properties, if we acquire student housing, we expect to generally lease such properties under short-term, 12-month leases, and in certain cases, under nine-month or shorter-term semester leases. As a result, we may experience significantly reduced cash flows during the summer months at properties leased under leases having terms shorter than 12 months. Student housing properties are also typically leased during a limited leasing season that usually begins in January and ends in August of each year. We are therefore highly dependent on the effectiveness of our marketing and leasing efforts and personnel during this season.

Changes in university admission policies or overall student enrollment levels could also adversely affect the investment return on student housing properties. For example, if a university reduces the number of student admissions or requires that a certain class of students, such as freshman, live in a university-owned facility, the demand for beds at our properties may be reduced and our occupancy rates may decline. We will also be required to form relationships directly or through third parties with colleges and universities for referrals of prospective student-residents or for mailing lists of prospective student-residents and their parents. Any failure to maintain good relationships with these colleges and universities could therefore have a material adverse effect on us. Federal and state laws require colleges to publish and distribute reports of on-campus crime statistics, which may result in negative publicity and media coverage associated with crimes occurring on or in the vicinity of our on-campus properties.

If we acquire student housing properties, we may face significant competition from university-owned on-campus student housing, from other off-campus student housing properties and from traditional multifamily housing located within close proximity to universities.

On-campus student housing has certain inherent advantages over off-campus student housing in terms of physical proximity to the university campus and integration of on-campus facilities into the academic community. Colleges and universities can generally avoid real estate taxes and borrow funds at lower interest rates than us and other private sector operators. Competition from university-owned on-campus housing could adversely affect the performance of any student housing properties we may acquire.

Risks Related to Investments in Real Estate-Related Debt Assets

Our investments in real estate-related debt investments are subject to the risks typically associated with real estate.

Our investments in mortgage, mezzanine or other real estate loans will generally be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in other real estate-related debt investments may be similarly affected by real estate property values. Therefore, our real estate-related debt investments will be subject to the risks typically associated with real estate, which are described above under the heading “— Risks Related to Investments in Real Estate.”

If we make or invest in mortgage, mezzanine, bridge or other real estate loans, our loans will be subject to interest rate fluctuations that will affect our returns as compared to market interest rates; accordingly, the value of our stockholders’ investment would be subject to fluctuations in interest rates.

If we make or invest in fixed rate, long-term loans and interest rates rise, the loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid because we may not be able to reinvest the proceeds at as high of an interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. For these reasons, if we invest in mortgage, mezzanine, bridge or other real estate loans, our returns on those loans and the value of our stockholders’ investment will be subject to fluctuations in interest rates.

Delays in liquidating defaulted mortgage loans could reduce our investment returns.

If we make or invest in mortgage loans and there are defaults under those mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Government action may reduce recoveries on defaulted loans.

Legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair our ability to foreclose on real estate-related debt investments in default. Various jurisdictions have considered or are currently considering such actions, and the nature or extent of the limitation on foreclosure that may be enacted cannot be predicted. Bankruptcy courts could, if this legislation is enacted, reduce the amount of the principal balance on a mortgage loan that is secured by a lien on the mortgaged property, reduce the interest rate, extend the term to maturity or otherwise modify the terms of a bankrupt borrower’s mortgage loan.

Property owners filing for bankruptcy may adversely affect us.

The filing of a petition in bankruptcy automatically stops or “stays” any actions to enforce the terms of all debt of the debtor, including a mortgage loan. The length of the stay and the costs associated with it will generally have an adverse impact on our profitability. Further, the bankruptcy court may take other actions that prevent us from foreclosing on the property. Any bankruptcy proceeding will, at a minimum, delay us in achieving our investment objectives and may adversely affect our profitability.

The B-Notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may invest in B-Notes. A B-Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders. Since each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B-Note investment. Further, B-Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties.

Our potential ownership of a B-Note with controlling class rights may, if the financing fails to perform according to its terms, cause us to pursue remedies, which may include foreclosure on, or modification of, the note. In some cases, however, the owner of the A-Note may be able to foreclose or modify the note against our wishes as owner of the B-Note. As a result, our economic and business interests may diverge from the interests of the owner of the A-Note. In this regard, B-Notes share certain credit characteristics with second mortgages, because both are subject to greater credit risk with respect to the underlying mortgage collateral than the first mortgage or A-Note.

Investment in non-conforming and non-investment-grade loans may involve increased risk of loss.

Loans we may acquire may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as non-investment grade. Non-investment-grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, loans we acquire may have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to stockholders and adversely affect the value of our common stock.

Our investments in subordinated loans may be subject to losses.

We may acquire subordinated loans. In the event a borrower defaults on a subordinated loan and lacks sufficient capacity to cure the default, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

To the extent that we make investments in real estate-related securities, a portion of those investments may be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the real estate-related securities that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and certain of the other loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

Investments in non-performing real estate assets involve greater risks than investments in stabilized, performing assets and make our future performance more difficult to predict.

Traditional performance metrics of real estate assets are generally not as reliable for non-performing real estate assets as they are for performing real estate assets. Non-performing properties, for example, do not have stabilized occupancy rates. Similarly, non-performing loans do not have a consistent stream of loan servicing or interest payments. In addition, for non-performing loans, often there is greater uncertainty that the face amount of the note will be paid in full.

In addition, we may pursue more than one strategy to create value in a non-performing real estate investment. With respect to a property, these strategies may include development, redevelopment, or lease-up of such property. With respect to a loan, these strategies may include negotiating with the borrower for a reduced payoff, restructuring the terms of the loan or enforcing our rights as lender under the loan and foreclosing on the collateral securing the loan.

The factors described above make it challenging to evaluate non-performing investments.

Delays in restructuring or liquidating non-performing real estate securities could reduce the return on our stockholders’ investment.

Real estate securities may become non-performing after acquisition for a wide variety of reasons. Such non-performing real estate investments may require a substantial amount of workout negotiations or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of such loan or asset. However, even if a restructuring is successfully accomplished, upon maturity of such real estate security, replacement “takeout” financing may not be available. We may find it necessary or desirable to foreclose on some of the collateral securing one or more of our investments. Intercreditor provisions may substantially interfere with our ability to do so. Even if foreclosure is an option, the foreclosure process can be lengthy and expensive. Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses, including, without limitation, lender liability claims and defenses, in an effort to prolong the foreclosure action. In some states, foreclosure actions can take up to several years or more to litigate. At any time during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property. Foreclosure actions by senior lenders may substantially affect the amount that we may earn or recover from an investment.

We will depend on debtors for our revenue, and, accordingly, our revenue and our ability to make distributions to our stockholders will be dependent upon the success and economic viability of such debtors.

The success of our real estate-related debt investments such as loans and debt and derivative securities will materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses. In the event of a debtor default or bankruptcy, we may experience delays in enforcing our rights as a creditor, and such rights may be subordinated to the rights of other creditors. These events could negatively affect the cash available for distribution to our stockholders and the value of our stockholders’ investment.

Prepayments can adversely affect the yields on our investments.

Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of such prepayments received, the yield on our portfolio will decline. Under certain interest rate and prepayment scenarios, we may fail to recoup fully our cost of acquisition of certain investments.

Our investments in real estate-related debt securities and preferred and common equity securities will be subject to the specific risks relating to the particular issuer of the securities and may involve greater risk of loss than secured debt financings.

Subject to certain REIT asset and income tests, we may make equity investments in REITs and other real estate companies. We may target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s intrinsic value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 10% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. We may also invest in debt securities and preferred equity securities issued by REITs and other real estate companies. Our investments in debt securities and preferred and common equity securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers that are REITs and other real estate companies are subject to the inherent risks associated with real estate and real estate-related debt investments. Furthermore, debt securities and preferred and common equity securities may involve greater risk of loss than secured debt financings due to a variety of factors, including that such investments are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in debt securities and preferred and common equity securities are subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding debt securities and preferred and common equity securities and the ability of the issuers thereof to make principal, interest or distribution payments to us.

Some of our portfolio investments will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.

Some of our portfolio investments will be in the form of securities that are recorded at fair value but have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, because they may fluctuate over short periods of time, and because they may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be lower than perceived at the time of your investment if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Any credit ratings assigned to our investments will be subject to ongoing evaluations and revisions, and we cannot assure you that those ratings will not be downgraded.

Some of our investments may be rated by Moody’s Investors Service, Fitch Ratings or Standard & Poor’s. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value of these investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which increases our risk of loss due to foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our properties and other assets. In some instances, we may acquire real properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt. We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the dividends paid deduction and excluding net capital gain). We, however, can give you no assurance that we will be able to obtain such borrowings on satisfactory terms.

If we do mortgage a property and there is a shortfall between the cash flow from that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guaranties to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties.

We may also obtain recourse debt to finance our acquisitions and meet our REIT distribution requirements. If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon our assets. If a lender successfully forecloses upon any of our assets, our ability to pay cash distributions to our stockholders will be limited and you could lose all or part of your investment.

High mortgage interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our net income and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable interest rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans become due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets over the long term through a variety of means, including credit facilities, issuance of commercial mortgage-backed securities, and other structured financings. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including lack of liquidity and greater credit spreads. We cannot be certain that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flows, thereby reducing cash available for distribution to our stockholders and funds available for operations, as well as for future business opportunities.

We could be negatively impacted by the condition of Fannie Mae or Freddie Mac and by changes in government support for multifamily housing.

Fannie Mae and Freddie Mac are a major source of financing for multifamily real estate in the United States. We expect to utilize loan programs sponsored by these entities as a key source of capital to finance our growth and our operations. In September 2008, the U.S. government increased its control of Fannie Mae and Freddie Mac and placed both companies into a government conservatorship under the Federal Housing Finance Agency. In December 2009, the U.S. Treasury increased its financial support for these conservatorships. In February 2011, the Obama administration released its blueprint for winding down Fannie Mae and Freddie Mac and for reforming the system of housing finance. Since that time, members of Congress have introduced and Congressional committees have considered a substantial number of bills that include comprehensive or incremental approaches to winding down Fannie Mae and Freddie Mac or changing their purposes, businesses or operations. A decision by the U.S. government to eliminate or downscale Fannie Mae or Freddie Mac or to reduce government support for multifamily housing more generally may adversely affect interest rates, capital availability, development of multifamily communities and the value of multifamily assets and, as a result, may adversely affect our future growth and operations. Any potential reduction in loans, guarantees and credit-enhancement arrangements from Fannie Mae and Freddie Mac could jeopardize the effectiveness of the multifamily sector’s derivative securities market, potentially causing breaches in loan covenants, and through reduced loan availability, impact the value of multifamily assets, which could impair the value of a significant portion of multifamily communities. Specifically, the potential for a decrease in liquidity made available to the multifamily sector by Fannie Mae and Freddie Mac could (i) make it more difficult for us to secure new financing for our acquisitions, (ii) hinder our ability to refinance our existing loans; and (iii) require us to obtain other sources of debt capital with potentially different terms.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace Resource REIT Advisor as our advisor. These or other limitations may limit our flexibility and our ability to achieve our operating plans.

Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

We expect that we will incur indebtedness in the future. Increases in interest rates may increase our interest costs, which would reduce our cash flows and our ability to pay distributions. In addition, if we need to repay existing debt during periods of higher interest rates, we might have to sell one or more of our investments in order to repay the debt, which sale at that time might not permit realization of the maximum return on such investments.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and decrease the value of your investment.

Our charter limits our leverage to 300% of our net assets, and we may exceed this limit with the approval of the conflicts committee of our board of directors. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment. See “Investment Objectives and Policies—Borrowing Policies.”

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

DLA Piper LLP (US) has rendered an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2017 and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2017. This opinion is based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. DLA Piper LLP (US) will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion represents the legal judgment of DLA Piper LLP (US) based on the law in effect as of the date of the opinion. The opinion of DLA Piper LLP (US) is not binding on the Internal Revenue Service (“IRS”) or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as REIT, see “Federal Income Tax Considerations.”

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See “Description of Shares—Distribution Reinvestment Plan—Tax Consequences of Participation.”

Failure to qualify as a REIT would subject us to federal income tax, which would reduce the cash available for distribution to you.

We have operated and expect to continue to operate in a manner such that will allow us to continue to qualify as a REIT for federal income tax purposes. We have elected to be taxed as a REIT effective with our taxable year ended December 31, 2017. The federal income tax laws governing REITs are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the tax treatment of certain investments we may make, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we would be required to pay federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to you. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for certain statutory relief provisions, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

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In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will generally be subject to federal corporate income tax on the undistributed income.

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We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

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If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

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If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries or the sale met certain “safe harbor” requirements under the Internal Revenue Code.

Our investments in debt instruments may cause us to recognize taxable income for which cash has not been received.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for federal income tax purposes. In general, we will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument.

In the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of when their corresponding cash payments are received.

As a result of these factors, there is a risk that we may recognize taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this taxable income for which cash has not been received is recognized.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our net income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders incur and may limit the manner in which we conduct securitizations.

We may be deemed to be, or we may make investments in entities that own or are themselves deemed to be, taxable mortgage pools. Similarly, certain of our securitizations or other borrowings could be considered to result in the creation of a taxable mortgage pool for federal income tax purposes. As a REIT, provided that we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. However, certain categories of stockholders such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities that are not subject to tax on unrelated business income, we will incur a corporate-level tax on a portion of our income from the taxable mortgage pool. In that case, we are authorized to reduce and intend to reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax by the amount of such tax paid by us that is attributable to such stockholder’s ownership. Moreover, we would generally be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for federal income tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions or other financing arrangements.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (1) all or a portion of our assets are subject to the rules relating to taxable mortgage pools, (2) we are a “pension-held REIT,” (3) a tax-exempt stockholder has incurred debt to purchase or hold our common stock, or (4) the residual interests in any real estate mortgage investment conduits (“REMICs”), we acquire (if any) generate “excess inclusion income,” then a portion of the distributions to and, in the case of a stockholder described in clause (3), gains realized on the sale of common stock by such tax-exempt stockholder may be subject to federal income tax as unrelated business taxable income under the Internal Revenue Code. See “Federal Income Tax Considerations—Taxation of Resource Apartment REIT III, Inc.—Taxable Mortgage Pools.”

Classification of a securitization or financing arrangement we enter into as a taxable mortgage pool could subject us or certain of you to increased taxation.

We intend to structure our securitization and financing arrangements as to not create a taxable mortgage pool. However, if we have borrowings with two or more maturities and (1) those borrowings are secured by mortgages or mortgage-backed securities and (2) the payments made on the borrowings are related to the payments received on the underlying assets, then the borrowings and the pool of mortgages or mortgage-backed securities to which such borrowings relate may be classified as a taxable mortgage pool under the Internal Revenue Code. If any part of our investments were to be treated as a taxable mortgage pool, then our REIT status would not be impaired, provided we own 100% of such entity, but a portion of the taxable income we recognize may, under regulations to be issued by the Treasury Department, be characterized as “excess inclusion” income and allocated among our stockholders to the extent of and generally in proportion to the distributions we make to each stockholder. Any excess inclusion income would:

•	not be allowed to be offset by a stockholder’s net operating losses;

•	be subject to a tax as unrelated business income if a stockholder were a tax-exempt stockholder;

•

be subject to the application of federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) with respect to amounts allocable to foreign stockholders; and

•

be taxable (at the highest corporate tax rate) to us, rather than to you, to the extent the excess inclusion income relates to stock held by disqualified organizations (generally, tax-exempt companies not subject to tax on unrelated business income, including governmental organizations).

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business where such sales do not qualify for a safe harbor under the Internal Revenue Code. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through taxable REIT subsidiaries. However, to the extent that we engage in such activities through taxable REIT subsidiaries, the income associated with such activities may be subject to full corporate income tax.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% (25% for taxable years before 2018) of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. See “Federal Income Tax Considerations—Taxation of Resource Apartment REIT III, Inc.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Characterization of any repurchase agreements we enter into to finance our investments as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.

We may enter into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction. We believe that for federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT if tax ownership of these assets was necessary for us to meet the income or asset tests discussed in “Federal Income Tax Considerations—Taxation of Resource Apartment REIT III, Inc.”

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks, including gain from disposition of certain hedging transactions, will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate, (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, or (iii) risks associated with the extinguishment of certain indebtedness or the disposition of certain property related to prior hedging transactions described in (i) or (ii) above and each such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. See “Federal Income Tax Considerations—Income Tests—Derivatives and Hedging Transactions.” As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Ownership limitations may restrict change of control or business combination opportunities in which you might receive a premium for your shares.

In order for us to qualify as a REIT for each taxable year after 2017, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, and certain other entities including private foundations. To preserve our REIT qualification, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Our ownership of and relationship with our taxable REIT subsidiaries will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 20% (25% for taxable years before 2018) of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A domestic taxable REIT subsidiary will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis. We cannot assure you that we will be able to comply with the 20% (or 25%, as applicable) value limitation on ownership of taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status or to avoid application of the 100% excise tax imposed on certain non-arm’s length transactions.

The IRS may challenge our characterization of certain income from offshore taxable REIT subsidiaries.

We may form offshore corporate entities treated as taxable REIT subsidiaries. If we form such subsidiaries, we may receive certain “income inclusions” with respect to our equity investments in these entities. We intend to treat such income inclusions, to the extent matched by repatriations of cash in the same taxable year, as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. See “Federal Income Tax Considerations—Taxation of Resource Apartment REIT III—Income Tests.” Because there is no clear precedent with respect to the qualification of such income inclusions for purposes of the REIT gross income tests, no assurance can be given that the IRS will not assert a contrary position. If such income does not qualify for the 95% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT, in both events only if such inclusions (along with certain other non-qualifying income) exceed 5% of our gross income.

Legislative or regulatory tax changes could adversely affect us or stockholders.

At any time, the federal income tax laws can change. Laws and rules governing REITs or the administrative interpretations of those laws may be amended. Any of those new laws or interpretations may take effect retroactively and could adversely affect us or stockholders.

On November 16, 2017, the U.S. House of Representatives passed the Tax Cuts and Jobs Act (H.R. 1). On December 2, 2017, the Senate passed a different version of the Tax Cuts and Jobs Act. On December 15, 2017, the House and Senate released a Conference report reconciling the House and Senate bills and producing a bill, which was subsequently adopted by both the House and the Senate, and signed into law by the President on December 22, 2017.

The Tax Cuts and Jobs Act made significant changes to the U.S. federal income tax rules for taxation of individuals and corporations. In the case of individuals, the tax brackets were adjusted, the top federal income rate was reduced to 37%, special rules reduce taxation of certain income earned through pass-through entities and reduce the top effective rate applicable to ordinary dividends from REITs to 29.6% (through a 20% deduction for ordinary REIT dividends received that are not “capital gain dividends” or “qualified dividend income,” subject to complex limitations) and various deductions were eliminated or limited, including limiting the deduction for state and local taxes to $10,000 per year. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The top corporate income tax rate was reduced to 21%, and the corporate alternative minimum tax was repealed. The deduction of net interest expense is limited for all businesses, other than certain electing businesses, including certain real estate businesses. There are only minor changes to the REIT rules (other than the 20% deduction applicable to individuals for ordinary REIT dividends received). The Tax Cuts and Jobs Act makes numerous other large and small changes to the tax rules that do not affect REITs directly but may affect our stockholders and may indirectly affect us. For example, the Tax Cuts and Jobs Act amended the rules for accrual of income so that income is taken into account no later than when it is taken into account on applicable financial statements, even if financial statements take such income into account before it would accrue under the original issue discount rules, market discount rules or other rules in the Internal Revenue Code. Such rule may cause us to recognize income before receiving any corresponding receipt of cash, which may make it more likely that we could be required to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which such income is recognized, although the precise application of this rule is unclear at this time. In addition, the Tax Cuts and Jobs Act reduced the limit for individual’s mortgage interest expense to interest on $750,000 of mortgages and does not permit deduction of interest on home equity loans (after grandfathering all existing mortgages). Such change and the reduction in deductions for state and local taxes (including property taxes) may adversely affect the residential mortgage markets in which we may invest.

Prospective stockholders are urged to consult with their tax advisors with respect to the Tax Cuts and Jobs Act and any other regulatory or administrative developments and proposals and their potential effect on investment in our common stock.

Distributions paid by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

The maximum tax rate for “qualified dividends” paid by corporations to non-corporate stockholders is currently 20%. Distributions paid by REITs, however, generally are taxed at ordinary income rates (currently subject to a maximum rate of 37% for non-corporate stockholders), rather than the preferential rate applicable to qualified dividends.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit-sharing, section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the

Internal Revenue Code (such as an IRA) that are investing in our shares. If you are investing the assets of such a plan or account in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary and other obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment in our shares, for which no trading market may exist, is consistent with the liquidity needs of the plan or IRA;

•	your investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	you will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

With respect to the annual valuation requirements described above, we will provide an estimated value for our stock annually. We can make no claim whether such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common stock. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to claims for damages or for equitable remedies, including liability for investment losses. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. Additionally, the investment transaction may be undone. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified as a tax-exempt account and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA owners should consult with counsel before making an investment in our common shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Forward-looking statements we make in this prospectus are subject to various risks and uncertainties that could cause actual results to vary from our forward-looking statements, including:

•	the factors described in this prospectus, including those set forth under the sections captioned “Risk Factors” and “Investment Objectives and Policies;”

•	our future operating results;

•	our business prospects;

•	changes in our business strategy;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry, interest rates, the debt securities market or the general economy;

•	changes in governmental regulations, tax rates and similar matters;

•	availability of investment opportunities in real estate and real estate-related assets;

•	the degree and nature of our competition;

•	the adequacy of our cash reserves and working capital; and

•	the timing of cash flows, if any, from our investments.

Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this primary offering assuming that we sell the mid-point range of $500,000,000 of shares and the maximum of $1,000,000,000 of shares, respectively, of common stock. Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. The following tables assume that (a) 90% and 10% of the remaining amount of common stock to be sold in the primary offering is Class R common stock and Class I common stock, respectively, and includes amounts determinable from the actual sale of approximately $5.8 million and $9.9 million of Class A and Class T common stock, respectively, prior to July 3, 2017, (b) we do not reallocate shares being offered between our primary offering and distribution reinvestment plan, (c) based on this allocation we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers). Raising less than the maximum offering amount or selling a different percentage of Class R and Class I shares will alter the amounts of commissions, fees and expenses set forth below.

Assuming we sell the maximum offering amount in this primary offering and 90% and 10% of the remaining amount of common stock to be sold in the primary offering is Class R common stock and Class I common stock, respectively, which has been reduced to reflect the actual sale of approximately $5.8 million and $9.9 million of Class A and Class T common stock, respectively, prior to July 3, 2017, we estimate that we will use 86.34% of the gross proceeds from the sale of Class A shares, 91.22% of the gross proceeds from the sale of Class T shares, or approximately $8.64 per Class A and Class T share sold in the primary offering, and 90.74% of the gross proceeds from the sale of Class R shares and 94.64% of the gross proceeds from the sale of Class I shares in the primary offering, or approximately $8.78 per Class R and Class I share, for investments, while the remainder of the gross proceeds from the primary offering will be used to pay organization and offering expenses, including selling commissions and the dealer manager fee, to maintain a working capital reserve and, upon investment in properties and other assets, to pay a fee to our advisor for its services in connection with the selection and acquisition of our real estate investments.

To the extent offering proceeds are used to pay distributions in anticipation of future cash flow from operating activities, the amount available for investment will be correspondingly reduced, your overall return may be reduced, our portfolio may be less diversified and the value of a share of our common stock may be diluted. Our organizational documents do not limit the amount of distributions we can fund from sources other than from cash flows from operations, including from offering proceeds. See “Risks Related to This Offering and Our Corporate Structure.”

The following table presents information regarding the use of proceeds raised in this offering with respect to Class A shares.

	Maximum Sale of $5,801,476 of Class A Shares in the Offering (1)		Sale of $5,801,476 of Class A Shares in the Offering (Half Offering) (1)
	Amount ($)	Percent of Public Offering Proceeds	Amount ($)	Percent of Public Offering Proceeds
Gross Offering Proceeds	5,801,476	100%	5,801,476	100%
Less Offering Expenses
Selling Commissions	406,103	7.00%	406,103	7.00%
Dealer Manager Fee	174,044	3.00%	174,044	3.00%
Other Organization and Offering Expenses (2)	58,015	1.00%	101,526	1.75%

Amount Available for Investment/Net Investment Amount	5,163,314	89.00%	5,119,803	88.25%
Acquisition Fees (3)	100,182	1.73%	99,333	1.71%
Acquisition Expenses (3)	25,045	0.43%	24,833	0.43%
Initial Working Capital Reserve (4)	29,007	0.50%	29,007	0.50%

Targeted Investment Capital (5)	5,009,080	86.34%	4,966,630	85.61%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class T shares.

	Maximum Sale of $9,943,465 of Class T Shares in the Offering (1)		Sale of $9,943,465 of Class T Shares in the Offering (Half Offering) (1)
	Amount ($)	Percent of Public Offering Proceeds	Amount ($)	Percent of Public Offering Proceeds
Gross Offering Proceeds	9,943,465	100%	9,943,465	100%
Less Offering Expenses
Selling Commissions (6)	198,869	2.00%	198,869	2.00%
Dealer Manager Fee (6)	298,304	3.00%	298,304	3.00%
Other Organization and Offering Expenses (2)	99,435	1.00%	174,011	1.75%

Amount Available for Investment/Net Investment Amount	9,346,857	94.00%	9,272,281	93.25%
Acquisition Fees (3)	181,408	1.82%	179,953	1.81%
Acquisition Expenses (3)	45,352	0.46%	44,988	0.45%
Initial Working Capital Reserve (4)	49,717	0.50%	49,717	0.50%

Targeted Investment Capital (5)	9,070,380	91.22%	8,997,623	90.49%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class R shares.

	Maximum Sale of $885,829,583 of Class R Shares in the Offering (1)		Sale of $442,914,792 of Class R Shares in the Offering (Half Offering) (1)
	Amount ($)	Percent of Public Offering Proceeds	Amount ($)	Percent of Public Offering Proceeds
Gross Offering Proceeds	885,829,583	100%	442,914,792	100%
Less Offering Expenses
Selling Commissions (6)(7)	22,145,740	2.50%	11,072,870	2.50%
Dealer Manager Fee (6)(7)	26,574,888	3.00%	13,287,444	3.00%
Other Organization and Offering Expenses (2)	8,858,296	1.00%	7,751,009	1.75%

Amount Available for Investment/Net Investment Amount	828,250,659	93.50%	410,803,469	92.75%
Acquisition Fees (3)	16,074,566	1.81%	7,972,466	1.80%
Acquisition Expenses (3)	4,018,642	0.45%	1,993,117	0.45%
Initial Working Capital Reserve (4)	4,429,148	0.50%	2,214,574	0.50%

Targeted Investment Capital (5)	803,728,303	90.74%	398,623,312	90.00%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class I shares.

	Maximum Sale of $98,425,509 of Class I Shares in the Offering (1)		Sale of $49,212,755 of Class I Shares in the Offering (Half Offering) (1)
	Amount ($)	Percent of Public Offering Proceeds	Amount ($)	Percent of Public Offering Proceeds
Gross Offering Proceeds	98,425,509	100%	49,212,755	100%
Less Offering Expenses
Selling Commissions (6)	—	N/A	—	N/A
Dealer Manager Fee (6)	1,476,383	1.50%	738,191	1.50%
Other Organization and Offering Expenses (2)	984,255	1.00%	861,223	1.75%

Amount Available for Investment/Net Investment Amount	95,964,871	97.50%	47,613,341	96.75%
Acquisition Fees (3)	1,862,883	1.89%	924,240	1.88%
Acquisition Expenses (3)	465,721	0.47%	231,060	0.47%
Initial Working Capital Reserve (4)	492,128	0.50%	246,064	0.50%

Targeted Investment Capital (5)	93,144,139	94.64%	46,211,977	93.90%

(1)

The tables assume that no shares are sold under our distribution reinvestment plan and is based on an allocation assuming 90% and 10% of the remaining amount of common stock to be sold in the primary offering is Class R common stock and Class I common stock, respectively, which has been reduced to reflect the actual sale of approximately $5.8 million and $9.9 million of Class A and Class T common stock, respectively, prior to July 3, 2017. As we are registering any combination of the classes of shares, this allocation is management’s best estimate based on the recommendation of our dealer manager, its perceived demand in the market for each respective class of shares and the amount of Class A and Class T common stock sold as of July 3, 2017, the date on which we ceased offering Class A and Class T common stock in this offering. If the demand for the Class R and Class I shares varies materially from our assumptions as of the date of this prospectus, we will provide an updated estimated use of proceeds table to reflect a revised allocation between the Class R and Class I shares in this offering.
(2)

Includes all actual expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee) to be incurred on our behalf and paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges for processing subscription agreements, reimbursement of the bona fide invoiced due diligence expenses of broker-dealers, amounts to reimburse our advisor for salaries of its employees and other costs in connection with preparing supplemental sales materials, our costs of conducting bona fide training and education meetings held by us, including the travel, meal and lodging costs of non-registered officers of the issuer and our advisor to attend such meetings, and cost reimbursement for non-registered officers and employees of the issuer and our advisor to attend retail seminars conducted by broker-dealers. Pursuant to the terms of our advisory agreement, our advisor has agreed to reimburse us to the extent other organization and offering expenses incurred by us exceed 4% of aggregate gross offering proceeds if we raise less than $500 million in the primary offering, and 2.5% if we raise $500 million or more in the primary offering. However, if we raise the maximum offering amount in the primary offering, we expect organization and offering expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee) to be $10,000,000 or 1% of gross offering proceeds. This table excludes the distribution and shareholder servicing fee because it will be paid over a period of years and will not be paid from offering proceeds.

Effective March 31, 2018, we are not responsible for the reimbursement of any unreimbursed organization and offering expenses or operational expenses incurred by our advisor on our behalf through March 31, 2018 until after the termination of the primary portion of this offering. Additionally, such unreimbursed organization and offering expenses or operational expenses will be reimbursed ratably starting after the termination of this offering through April 30, 2021 for organization and offering expenses and April 30, 2020 for operating expenses.

(3)

For all investments, we pay our advisor an acquisition fee equal to 2% of the cost of the investment, including acquisition expenses and any debt attributable to such investment. We also expect to pay ancillary third-party acquisition expenses, such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate investments. We estimate that these third-party costs would average 0.5% of the contract purchase prices of acquisitions.

This table excludes debt proceeds. To the extent we fund our investments with debt, as we expect, the targeted investment capital and the amount of acquisition fees will be proportionately greater. For example, if we raise the maximum offering amount and our debt financing is equal to 60% of the cost of our real estate investments, then acquisition fees would be $43,207,594.

(4)

We may establish reserves for construction, redevelopment, maintenance and repairs of our real estate properties from gross offering proceeds, out of cash flow generated by operating properties or out of the net cash proceeds received by us from any sale or exchange of properties.

(5)

We intend to use substantially all of the net proceeds from this primary offering of up to $1,000,000,000 shares of Class A, Class T, Class R and Class I common stock to acquire a diversified portfolio apartments and U.S. commercial real estate assets (including fees, costs and reserves for construction, maintenance, redevelopment and repairs to our real estate properties) as well as commercial real estate debt secured by apartments.

(6)

In addition to selling commissions and dealer manager fees, we pay our dealer manager additional underwriting compensation in the form of a distribution and shareholder servicing fee equal to 1% of the amount of our estimated NAV (prior to June 29, 2018, the fee was based on the purchase price) per share of Class T and Class R common stock sold in the primary offering. The distribution and shareholder servicing fees will not be paid from the proceeds raised in this offering and, therefore, is not reflected in the table. However, we expect to reduce the amount of distributions that would otherwise be paid on all Class T and Class R shares (including those sold under our distribution reinvestment plan) to account for the ongoing distribution and shareholder servicing fees payable on Class T and Class R shares. To the extent that distribution and shareholder servicing fees are paid for the full five-year period with respect to Class T shares, the maximum total underwriting compensation (consisting of selling commissions, dealer manager fees and distribution and shareholder servicing fees) will equal 10% of the purchase price of such Class T shares. The maximum underwriting compensation (consisting of selling commissions, dealer manager fees and distribution and shareholder servicing fees) will equal 8.5% of the purchase price of such Class R shares, at which point Class R shares will convert into Class I shares.
(7)

We pay selling commissions to our dealer manager of up to 3% of the gross offering proceeds from the sale of Class R common stock and we pay a dealer manager fee to our dealer manager of up to 3.5% of the gross offering proceeds from the sale of Class R common stock. However, the aggregate amount of selling commissions and dealer manager fees paid in connection with the sale of Class R common stock will be no more than 5.5% of the gross offering proceeds from the sale of such Class R shares. Therefore, the table assumes that the average selling commissions and dealer manager fees to be paid with respect to the sale of Class R shares are 2.5% and 3%, respectively, which, in the aggregate, do not exceed the 5.5% limit on selling commissions and dealer manager fees to be paid in connection with the sale of Class R shares.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained our advisor, Resource REIT Advisor, to manage our day-to-day operations and the acquisition and distribution of our real estate investments, subject to the board’s supervision. Because of the numerous conflicts of interest created by the relationships among us, our advisor and various affiliates, many of the responsibilities of the board have been delegated to a committee that consists solely of independent directors. This committee is the conflicts committee and is discussed below and under “Conflicts of Interest.”

Our charter provides that a majority of the directors must be independent directors. Currently, we have three independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor, the sponsor or its affiliates and has not been so for the previous two years and is otherwise deemed not to be associated with our advisor, sponsor or its affiliates as further set forth in our charter.

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence, in person or by proxy, of stockholders entitled to cast 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes at which a quorum is present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders, provided that the conflicts committee nominates replacements for any vacancies among the independent director positions. Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on the board of directors for any other cause will be filled by a majority of the directors then in office, even if such majority is less than a quorum.

Our directors are accountable to us and our stockholders as fiduciaries. Our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Although we have no present intention to do so, our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. See “Investment Objectives and Policies” beginning on page 120 of this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Executive Officers and Directors

The following table sets forth information regarding our executive officers and directors. All of our executive officers are employees of Resource Real Estate, our sponsor. Neither we nor our advisor expect that we will have any employees, and our executive officers are not exclusively dedicated to our operations.

Name*	Age**	Positions
Alan F. Feldman	55	Chief Executive Officer
George E. Carleton	61	Chief Operating Officer, President and Director
Steven R. Saltzman	55	Chief Financial Officer, Senior Vice President and Treasurer
Shelle Weisbaum	57	Chief Legal Officer, Senior Vice President and Secretary
Harvey Magarick	79	Independent Director
Lee F. Shlifer	70	Independent Director
David Spoont	60	Independent Director

*	The address of each executive officer and director listed is 1845 Walnut Street, 18th Floor, Philadelphia, Pennsylvania 19103.
**	As of November 29, 2018.

The biographical descriptions below set forth certain information with respect to our executive officers and directors. The board has identified specific attributes of each director that the board has determined qualify that person for service on the board.

Alan F. Feldman has been our Chief Executive Officer since June 2017. He served as our Chief Operating Officer and President from January 2016 to June 2017. Mr. Feldman previously served as our Chief Executive Officer and a director from July 2015 to January 2016. Mr. Feldman has also served as the Chief Executive Officer and Manager of our advisor since its formation in July 2015. Mr. Feldman has served as Chief Executive Officer and a director of Resource Income Opportunity REIT since June 2014. In addition, Mr. Feldman has served as a director and Chief Executive Officer of Resource Opportunity REIT and Resource Opportunity REIT II since June 2009 and October 2012, respectively, and Resource Real Estate since May 2004, the Chief Executive Officer and Manager of Resource Real Estate Opportunity Advisor, LLC (“Resource Opportunity Advisor”) and Resource Real Estate Opportunity Advisor II, LLC (“Resource Opportunity Advisor II”) since June 2009 and October 2012, respectively, and a Senior Vice President of Resource America since August 2002. In addition, as a result of his positions within Resource America, Mr. Feldman serves as a director for various wholly owned subsidiaries of Resource America and its affiliates. Mr. Feldman also served as the Chief Executive Officer and a manager of RRE IO Advisor, LLC (“Resource IO Advisor”) from June 2014 to May 2018. From 1998 to 2002, Mr. Feldman was a Vice President at Lazard Freres & Co., an investment banking firm specializing in real estate matters. From 1992 through 1998, Mr. Feldman was an Executive Vice President of the Pennsylvania Real Estate Investment Trust and its predecessor, The Rubin Organization. From 1990 to 1992, Mr. Feldman was a director at Strouse, Greenberg & Co., a regional full service real estate company. From 1986 through 1988, Mr. Feldman was an engineer at Squibb Corporation. Mr. Feldman received a Bachelor of Science degree and Master of Science degree from Tufts University, and a Master of Business Administration, Real Estate and Finance concentration degree from The Wharton School, University of Pennsylvania.

George E. Carleton has been our Chief Operating Officer and President since June 2017 and a director since April 2018. Mr. Carleton has served as a director of Resource Opportunity REIT II since September 2016. He has also served as Chief Operating Officer and President of Resource Opportunity REIT, Resource

Opportunity REIT II and Resource Income Opportunity REIT since June 2017. Mr. Carleton is an Executive Managing Director of Island, which he joined when the company was formed in 2003. Island is a commercial real estate merchant banking firm headquartered in New York, New York. Since its formation in 2010, Mr. Carleton has also served as an Executive Managing Director of C-III, which is externally managed by Island. C-III is a commercial real estate investment and services company engaged in a broad range of activities, including principal investments (debt and equity), primary and special loan servicing, loan origination, fund management, multifamily property management, investment sales and zoning and title services. Prior to joining Island, Mr. Carleton was a Senior Managing Director of Insignia Financial Group, Inc. (NYSE: IFS), which was a publicly traded commercial real estate services company that merged with CB Richard Ellis in 2003. Before joining Insignia in 1993, he held various positions at Travelers Insurance Real Estate Department, which he joined in 1981. Mr. Carleton received a B.S. degree from Florida Atlantic University in 1981 and an M.S. degree from American University in 1988.

The board of directors has determined that it is in the best interests of our company and our stockholder for Mr. Carleton, in light of his significant experience in commercial real estate and real estate-related debt, to serve as a director on the board of directors.

Steven R. Saltzman has been our Chief Financial Officer, Senior Vice President and Treasurer since July 2015. Mr. Saltzman has also served as Chief Financial Officer, Senior Vice President and Treasurer for our advisor since its formation in July 2015 and in the same capacities for Resource Opportunity REIT and Resource Opportunity Advisor since June 2009, for Resource Opportunity REIT II and Resource Opportunity Advisor II since October 2012, and for Resource Income Opportunity REIT and Resource IO Advisor from June 2014 to May 2018. In addition, Mr. Saltzman has served as Senior Vice President and Chief Financial Officer of Resource Real Estate since January 2014; he previously held the positions of Vice President and Controller since May 2004. From 1999 to 2003, Mr. Saltzman was Controller at WP Realty, Inc., a regional developer and property manager specializing in community shopping centers. Mr. Saltzman began his real estate career in 1988 as a Property Controller at The Rubin Organization, a predecessor to the Pennsylvania Real Estate Investment Trust. Mr. Saltzman began his professional career at Price Waterhouse from 1985 to 1988. Mr. Saltzman earned a Bachelor of Science degree from The Wharton School, University of Pennsylvania. Mr. Saltzman is both a Certified Public Accountant and a Certified Management Accountant.

Shelle Weisbaum has been our Chief Legal Officer, Senior Vice President and Secretary since July 2015. Ms. Weisbaum has also served as Chief Legal Officer, Senior Vice President and Secretary of our advisor since its formation in July 2015. Ms. Weisbaum has been Chief Legal Officer, Senior Vice President and Secretary of Resource Opportunity REIT and Resource Opportunity Advisor since June 2009, of Resource Opportunity REIT II and Resource Opportunity Advisor II since October 2012, and of Resource Income Opportunity REIT and Resource IO Advisor from June 2014 to May 2018. Ms. Weisbaum has also served as Executive Vice President since April 2017, Senior Vice President, since January 2014, and General Counsel and Secretary, since August 2007, of Resource Real Estate. Ms. Weisbaum also has served as Chief Legal Officer, Senior Vice President and Secretary of Exantas Capital Corp. since September 2016. Previously she held the position of Vice President of Resource Real Estate from August 2007 to December 2013. Ms. Weisbaum joined Resource Real Estate in October 2006 from Ledgewood Law, a Philadelphia-based law firm, where she practiced commercial real estate law from 1998 to 2006 as an associate and later as a partner of the firm. Prior to Ledgewood, from 1987 to 1998, Ms. Weisbaum was Vice President and Assistant General Counsel at the Philadelphia Stock Exchange. Ms. Weisbaum received a Bachelor of Science degree in Business Administration from Boston University and a Juris Doctor degree from Temple University.

Harvey G. Magarick has been one of our directors since January 2016. Mr. Magarick served as a director of Resource Income Opportunity REIT from March 2015 to May 2018. Mr. Magarick has maintained his own consulting practice since June 2004. From 1997 to 2004, Mr. Magarick was a partner at BDO Seidman, LLP. Mr. Magarick is a member of the board of trustees of the Hirtle Callaghan Trust, an investment fund, and has been the chairman of its audit committee since 2004. Mr. Magarick served as an independent member of the board of directors of Atlas Energy, LP from February 2011 to September 2013, an independent member of the Board of Directors of Atlas Pipeline Holdings, L.P. from January 2006 through February 2011 and an independent member of the Board of Directors of Atlas Resource Partners, LP from September 2013 to February 2015. Mr. Magarick is a certified public accountant (inactive) and holds a Bachelor of Science degree from Temple University.

The board of directors has determined that it is in the best interests of our company and our stockholders for Mr. Magarick, in light of his accounting and financial reporting expertise and public company board experience, to serve as one of our directors.

Lee F. Shlifer has been one of our directors since January 2016. Mr. Shlifer has served as a director of Resource Opportunity REIT since September 2009. Mr. Shlifer has served as founder, President and broker for Signature Investment Realty, Inc., an investment brokerage and management/consulting firm that emphasizes the acquisition and management of multifamily apartment buildings, since 1985. Prior to founding Signature Investment Realty, Inc., he served as Vice President of Marketing for Spencer Industries from 1979 to 1981. In addition, Mr. Shlifer served as a psychotherapist for the Eastern Pennsylvania Psychiatric Institute from 1978 to 1979. Mr. Shlifer is a member of the board of directors of ELIT, a non-profit organization that operates schools in India and Pakistan to teach impoverished women basic computer skills. He received his Bachelor of Arts degree from the University of Pennsylvania and his Masters of Arts degree in Clinical Psychology from The New School for Social Research.

The board of directors has determined that it is in the best interests of our company and our stockholders for Mr. Shlifer, in light of his significant finance and real estate market experience and his expertise in the acquisition and management of multifamily apartment buildings, to serve as one of our directors.

David Spoont has been one of our directors since January 2016. Mr. Spoont has served as a director of Resource Opportunity REIT II since November 2013. Since, January 2012, Mr. Spoont has served as President and Founder of Haverford Capital Management, Inc., a Plymouth Meeting, Pennsylvania headquartered company providing assistance to real estate companies with equity raising, financing and the disposition of assets. Immediately prior to this, from February 2008 to January 2010, Mr. Spoont was Senior Vice President of Finance and Dispositions for Urdang Capital Management, Inc. (now CenterSquare Investment Management Holdings, Inc., a BNY Mellon company) where he was responsible for its capital markets activities and oversaw dispositions, financings and debt restructurings. From February 1995 to January 2008, Mr. Spoont worked for Brandywine Construction and Management, Inc., a Philadelphia based developer and owner/operator of apartments, where during his last several years there, he served as Chief Investment Officer. He received his Bachelor of Science degree in Finance and Economics from Lehigh University and his Master of Business Administration from the University of Pittsburgh. Mr. Spoont is also a licensed real estate broker in the Commonwealth of Pennsylvania and a former member of the Mortgage Bankers Association. Mr. Spoont has served as an Adjunct Professor at Villanova University School of Business since May 2014.

The board of directors has determined that it is in the best interests of our company and our stockholders for Mr. Spoont, in light of his significant experience in finance and real estate markets and his expertise in commercial property and multifamily equity and debt financing, to serve as one of our directors.

Board Committees

Our board of directors has established two standing committees, consisting solely of independent directors: the audit committee and the conflicts committee.

Audit Committee

Among other things, the audit committee will assist the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

The audit committee also will be responsible for engaging independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, and considering and approving the audit and non-audit services and fees provided by the independent public accountants.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors consisting solely of all of our independent directors, that is, all of our directors who are not affiliated with our advisor. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors. See “Conflicts of Interest—Certain Conflict Resolution Measures.”

Our charter requires that the conflicts committee discharge the board’s responsibilities relating to the nomination of independent directors and the compensation of our independent directors. Our conflicts committee also will discharge the board’s responsibilities relating to the compensation of our executives. Subject to the limitations in our charter, the conflicts committee may also create stock-award plans.

Compensation of Directors

Any member of our board of directors who is also an employee of our advisor or Resource Real Estate does not receive additional compensation for serving on our board of directors. Each independent director will receive an annual retainer of $25,000. In addition, the chairman of our audit committee will receive an additional annual retainer of $5,000. We pay independent directors for attending board and committee meetings as follows:

•	$1,000 in cash for each board meeting attended;

•	$1,000 in cash for each committee meeting attended, except that the chairman of the committee will be paid $2,000 for each meeting attended;

•	$500 in cash for each teleconference meeting of the board; and

•	$500 in cash for each teleconference meeting of any committee, except that the chairman of the committee will be paid $1,000 for each teleconference meeting of the committee.

We also will reimburse our directors for their travel expenses incurred in connection with their attendance at board and committee meetings.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to any individual who is a present or former director or officer and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or any individual who, while a director at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, partnership, limited liability company, joint venture, trust, employment benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. Notwithstanding the foregoing, we will not provide indemnification of our directors, our advisor or its affiliates for any liability or loss suffered by any of them, unless all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•

in the case of a non-independent director, Resource REIT Advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the common stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a common stockholder or, if by a common stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We have also purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability. We may incur significant costs to purchase this insurance on behalf of our directors and officers.

Our Advisor

Our advisor is Resource REIT Advisor, LLC. Our advisor is a limited liability company that was formed in the State of Delaware on July 15, 2015. Our advisor has contractual and fiduciary responsibilities to us and our stockholders. All of our officers and some of our directors are also officers and managers of our advisor. The directors and managers of our advisor are as follows:

Name	Positions
Alan F. Feldman	Chief Executive Officer and Manager
George E. Carleton	President and Manager
Steven R. Saltzman	Chief Financial Officer, Senior Vice President and Treasurer
Shelle Weisbaum	Chief Legal Officer, Senior Vice President and Secretary
Larry Block	Senior Vice President and Chief Compliance Officer

The background of Messrs. Feldman, Carleton and Saltzman and Ms. Weisbaum are described in the “Management—Executive Officers and Directors” section of this prospectus.

Larry Block has served as Senior Vice President of our advisor since September 2016 and as Chief Compliance Officer since July 2018. He is also President of our dealer manager since July 2018. Mr. Block is Managing Director, Counsel and Chief Compliance Officer for Island Capital Group LLC, a real estate merchant banking firm; Managing Director, Counsel and Chief Compliance Officer for C-III and its affiliates, including C-III Investment Management LLC, an SEC-registered investment adviser; and President and Chief Compliance Officer of Anubis Securities LLC, a registered broker-dealer. He joined Island Capital, C-III and Anubis in January 2011. From March 2005 through January 2011, Mr. Block was Executive Vice President, General Counsel and Chief Compliance Officer for The Kenmar Group, an alternative investment firm, where he was responsible for Kenmar’s global legal, regulatory, corporate and compliance matters, including various investment advisers, commodity pool operators, commodity trading advisers, a broker-dealer and introducing broker and a transfer agent, as well the firm’s FSA-registered office in London and its office in Singapore. From January 1998 through March 2005, Mr. Block was Managing Director, General Counsel and Chief Compliance Officer for Lipper & Company L.P., an alternative investment firm, where he was responsible for the firm’s legal, regulatory corporate and compliance matters, including its broker-dealers and investment advisers. Mr. Block was a senior associate at the law firm Cadwalader, Wickersham & Taft in New York from 1996 through 1998 and an associate at the law firm Proskauer Rose LLP from 1992 to 1996. Mr. Block received a B.S. degree in Business Administration with a concentration in Accounting from the University of North Carolina at Chapel Hill in 1989 and a J.D. from the University of Pennsylvania School of Law in 1992.

The Advisory Agreement

Under the terms of the advisory agreement, our advisor will use its commercially reasonable efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, our advisor manages our day-to-day operations, retains the property managers for our property investments (subject to the authority of our board of directors and officers) and performs other duties, including, but not limited to, the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making certain real estate-related debt investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;

•	arranging for financing and refinancing of properties and our other investments;

•	entering into leases and service contracts for our real properties;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of properties underlying our investments and properties we may acquire;

•	entering into servicing contracts for our loans;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•

formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by our conflicts committee.

See “Management Compensation” for a detailed discussion of the fees payable to our advisor under the advisory agreement. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, the costs of providing services to us (other than for services for which it earns acquisition or disposition fees for sales of properties or other investments) and payments made by our advisor in connection with potential investments, whether or not we ultimately acquire the investment.

The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. It is the duty of our board of directors (acting through our conflicts committee) to evaluate the performance of our advisor before entering into or renewing an advisory agreement. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice and, in such event, our advisor must cooperate with us and our directors in making an orderly transition of the advisory function. In the event that our advisory agreement with our advisor is not renewed or terminates (other than because of a material breach by our advisor) prior to the occurrence of one of the events that trigger the conversion of our convertible stock, the number of shares of common stock that our advisor will receive upon the occurrence of that triggering event will be prorated to account for the actual amount of time that the advisory agreement was effective. For more information regarding the terms of the advisory agreement, see “Management Compensation.”

Resource Real Estate, our sponsor, has agreed to guarantee the performance of our advisor’s services to be provided under the advisory agreement. Therefore, if our advisor fails to perform all or any of its obligations, duties, undertakings and covenants to provide services under the advisory agreement, upon written notice from us, our sponsor shall perform or cause to be performed such obligations, duties, undertakings and covenants. In addition, our advisor and its affiliates expect to engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our business to discharge its obligations to us. Our advisor may assign the advisory agreement to an affiliate upon approval of our conflicts committee. Our advisor may assign any rights to receive fees or other payments under the advisory agreement without obtaining approval from our board of directors. We may assign or transfer the advisory agreement to a successor entity without the consent of our advisor.

We may internalize our management by acquiring our advisor or an affiliate thereof, whether by means of a merger, stock acquisition, or asset purchase. In the event that our board of directors determines to pursue an acquisition of our advisor or any of its affiliates in connection with internalizing our management, we will not enter into such a transaction unless our advisor agrees to proceed with the transaction without the payment of any internalization fee or other consideration by us, whether in the form of a cash payment or in the form of stock, warrants or options. In addition, we will not solicit or hire the employees of our advisor or its affiliates during the term of the advisory agreement and for the one-year period thereafter. Subject to the approval of our board of directors, to the extent our advisor or its affiliates perform substantial services or incur costs in connection with the internalization, we intend to pay our advisor or its affiliates for such services and reimburse our advisor and its affiliates for any and all costs and expenses reasonably associated with the internalization. Further, in the event the advisory agreement is terminated, our advisor and its affiliates will be paid all accrued and unpaid fees and expense reimbursements earned prior to the termination. However, we will not pay a separate internalization fee solely in connection with an internalization transaction.

Initial Investment by Our Advisor

Our advisor, an affiliate of our sponsor, initially invested $200,000 in us through the purchase of 20,000 shares of our Class A common stock at $10.00 per share. Our advisor may not sell any of these shares during the period it serves as our advisor. Our advisor currently has no options or warrants to acquire any shares; however, our advisor and its affiliates have invested an additional $2,000,000 in this offering. Our advisor will not vote any shares it acquires in any vote for the removal of directors or any vote regarding the approval or termination of any contract with our advisor or any of its affiliates. Our advisor is directly owned and controlled by Resource Real Estate, our sponsor. In the event the advisory agreement is terminated, the shares owned by our advisor would not be automatically redeemed. Our advisor would, however, be able to participate in the share redemption program, subject to all of the restrictions of the share redemption program applicable to all other common stockholders.

In addition, on August 5, 2016, our advisor exchanged 5,000 shares of our common stock for 50,000 shares of our convertible stock. Our convertible stock will be of no value unless our common stockholders realize or have an opportunity to realize a stated minimum return as a result of our cumulative distributions or the trading price of our shares on a national securities exchange. As a result, our convertible stock is economically similar to a back-end incentive fee, which many other non-traded REITs have agreed to pay to their external advisors.

Under certain circumstances, these shares may be converted into shares of our Class A common stock. No additional consideration is due upon the conversion of the convertible stock. Our convertible stock will convert into shares of Class A common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 6% cumulative, non-compounded, annual return at that price.

Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 6% return threshold for our common stockholders. Each of these two events is a “Triggering Event.” Upon a Triggering Event, our convertible stock will, unless our advisory agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally be converted into a number of shares of common stock equal to 1/50,000 of the quotient of:

•	(A) 15% of the amount, if any, by which

•

(1) the value of the company as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds

•

(2) the sum of the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares as of the date of the event triggering the conversion, divided by

•	(B) the value of the company divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion.

However, if our advisory agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to a Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time we were advised by our advisor. We believe that the convertible stock provides an incentive for our advisor to increase the overall return to our investors. The conversion of the convertible stock into common shares will result in an economic benefit for the holder of those shares and dilution of the other stockholders’ interests. See “Description of Shares—Convertible Stock” for a numerical example demonstrating how the conversion will work.

Other Affiliates

Our Sponsor

Resource Real Estate, LLC is our sponsor and an affiliate of both our advisor and Resource Apartment Manager III, which manages our real estate investments. Our advisor and Resource Real Estate are indirect subsidiaries of Resource America, Inc. Resource America, which is a wholly-owned subsidiary of C-III, a diversified asset management and commercial real estate services company. As of December 31, 2017, Resource America and Resource Real Estate collectively managed a portfolio of approximately $4.6 billion of assets for their own account and for third-party investors. As of December 31, 2017, that portfolio included real estate investments valued at approximately $4.1 billion, which included over 23,000 multifamily residential units, including both equity and debt investments. As of December 31, 2017, C-III managed a portfolio of approximately $2.8 billion of real estate assets for their own account and for third-party investors. Resource Real Estate and Resource America have, or had, a number of partnerships and joint ventures with institutional partners in which such partnerships or joint ventures acquire, hold, manage and sell real estate and real estate-related debt investments. In addition to capital, Resource Real Estate or Resource America, as applicable, has provided one or more of the following services to each of these partnerships or joint ventures: asset management, property and construction management or acquisitions and disposition advice. Listed below are examples of such real estate-related institutional capital partnerships that have been formed with Resource Real Estate:

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Three joint ventures with a privately held, registered investment advisor specializing in alternative investments to foundations, endowments, pension plans, insurance companies and other institutional investors. The joint ventures were formed to acquire discounted real estate and real estate-related debt investments and Resource Real Estate provides acquisition advice, asset, property and construction management and disposition services.

•

A partnership with an institutional investment firm that invests funds for pension plans, unions, corporations, endowments, foundations, and charitable organizations. The partnership was formed to own five multifamily rental properties, all of which have since been sold, and Resource Real Estate provided acquisition advice, asset, property and construction management and disposition services.

•

A partnership with a private real estate investment firm. The partnership was formed to acquire two underperforming multifamily rental properties and Resource Real Estate provided acquisitions advice, asset, property and construction management and disposition services. Resource Real Estate sold its interest in the properties to its partner in April 2010.

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A joint venture with an international investment company that is one of Central Europe’s leading sponsors of international real estate funds. Resource America held mezzanine debt in connection with an office building majority owned by the institutional partner, and Resource America provided asset oversight management. The asset was sold in June 2010.

•	A partnership with one of Washington, D.C.‘s largest full-service real estate companies that owns and developed more than 80 buildings in the Washington, D.C. metropolitan area aggregating over

20 million square feet. The partnership was formed to own an office building in which Resource America owned a minority interest and provided asset oversight management. The asset was sold in June 2011.

Resource America and its affiliates have also purchased seven properties and then sold tenant-in-common interests in those properties while an affiliate manages these properties. With a different investment objective planned than most other investments, the tenant-in-common interests were sold to facilitate Section 1031 like-kind exchanges for investors to defer income taxes.

Resource Real Estate is a full-service real estate firm. Resource Real Estate’s principal services and functions include acquisitions, asset management, loan management, property management, construction management, restructuring, finance and dispositions. As of December 31, 2017, Resource Real Estate’s portfolio, encompasses assets in 18 states and includes 52 individual assets. In addition to the current assets under management, Resource Real Estate has managed over 100 additional full cycle real estate investments since 1991, representing approximately $1.8 billion in value as of December 31, 2017. These included multifamily, office, retail and hotel classes of real estate assets. All references to Resource Real Estate throughout this prospectus include predecessor affiliates of Resource America involved in real estate.

We believe Resource Real Estate and its affiliates also have significant experience in evaluating and investing in diverse asset classes, including commercial mortgage-backed securities, mortgages, leases, bank loans, equipment leases and trust preferred securities and has developed a disciplined credit culture that is the backbone of its financial services businesses. Resource Real Estate and its affiliates have been active in the underperforming real estate property market over the past 10 years, acquiring and managing a portfolio of properties that were underperforming at the time of acquisition, valued at approximately $3.7 billion as of December 31, 2017. Resource Real Estate and its affiliates have also been active in the discounted asset market since 1991. As a result of many programs and products, Resource Real Estate and its affiliates have a breadth of knowledge and experience in the ownership, management and resolution of underperforming and discounted assets. Our advisor intends to use this breadth of knowledge and experience to assist us to meet our investment objectives.

We believe Resource Real Estate and its affiliates have a significant amount of experience and a number of relationships in the real estate and financial services markets that together we believe put our advisor in an excellent position to operate and manage our company. Specifically, our advisor believes that the following entities and factors highlight the resources that our advisor may use to compete in the real estate asset marketplace:

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Resource Real Estate manages a portfolio of multifamily rental properties and other real estate assets valued at approximately $4.4 billion as of December 31, 2017, which includes value add multifamily rental properties. Resource Real Estate and its affiliates have been acquiring, renovating and managing these types of assets for over ten years. Our advisor uses Resource Real Estate’s knowledge and experience in the industry to assist us in meeting our investment objectives of locating, acquiring and renovating underperforming properties to turn them into stable cash flowing assets.

•

Resource Real Estate also manages a portfolio of over $1.9 billion in aggregate principal amount of mortgage assets, mortgage loans and related property interests as of December 31, 2017. Resource Real Estate provides our advisor with institutional knowledge and operational support necessary to underwrite, acquire, manage and dispose of the real estate investments we intend to acquire.

•

USRG, an affiliate of our sponsor, is a real estate property management company focused on providing the highest quality property management services to the residents of its multifamily properties managed by the company. It manages real estate investments of our sponsor and its affiliates either for their own account or for other real estate programs similar to us. As of December 31, 2017, USRG, managed rental properties in 20 states with over 24,000 units.

•

NAI Global, an affiliate of C-III, is a global commercial real estate brokerage firm with more than 400 offices strategically located throughout the United States and other countries with over 7,000 local market professionals. NAI Global can help provide real time local information on the real estate markets in which we seek to acquire assets.

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Real Capital Markets, an affiliate of C-III, is an online auction marketplace for buying and selling commercial real estate. Over 50% of all U.S. commercial assets sold are brought to market using Real Capital Markets’ online marketplace. Our advisor can use this information to help understand the transaction market in areas in which we seek to acquire assets.

Property Manager

We may engage our property manager, Resource Apartment Manager III, to manage and lease particular properties and manage our real estate-related debt investments. Our property manager is a wholly owned subsidiary of Resource Real Estate. The officers and managers of our property manager are as follows:

Name	Positions
Alan F. Feldman	Chief Executive Officer, President and Manager
Steven R. Saltzman	Chief Financial Officer, Senior Vice President and Treasurer
Shelle Weisbaum	Chief Legal Officer, Senior Vice President and Secretary
Larry Block	Senior Vice President and Assistant Secretary
Geoffrey Woodward	Manager

For more information regarding the background and experience of Messrs. Feldman and Saltzman and Ms. Weisbaum, see “Management—Executive Officers and Directors.” For more information regarding the background and experience of Mr. Block, see “Management—Our Advisor.”

Geoffrey Woodward has served as Manager of our property manager since September 2016. Mr. Woodward joined C-III in 2010 and is a Senior Managing Director, responsible for C-III’s Diversified Real Estate Services businesses, including: Real Capital Markets; NAI Global; U.S. Residential; The Planning & Zoning Resource Company; and Zodiac Title. Mr. Woodward also serves as: a Senior Managing Director of Island Capital Group LLC (since January 2016), which controls C-III; the Chairman of U.S. Residential; the Chairman of Real Capital Markets; the Chairman of NAI Global; and the Chairman of The Planning & Zoning Resource Company. Prior to joining C-III in 2010, Mr. Woodward was Vice President of Development for Gaylord Entertainment and ResortQuest International. Before joining Gaylord Entertainment, Mr. Woodward was an investment banker with Avondale Partners, Robertson Stephens and Morgan Stanley Dean Witter. Mr. Woodward earned a Bachelor of Arts in Economics from the University of Virginia in 1994 and an MBA from the Owen Graduate School of Management at Vanderbilt University in 2000.

Dealer Manager

We have retained Resource Securities LLC, an affiliate of our advisor, to conduct this offering. Resource Securities provides wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. The principal business of Resource Securities is participating in and facilitating the distribution of securities of programs sponsored by affiliates of Resource America, including Resource Real Estate-sponsored programs. This is the 8th offering in which Resource Securities has served as dealer manager for Resource Real Estate-sponsored programs.

Below is a brief description of the background and experience of Donna Zanghi, one of the executive officers of Resource Securities. Larry Block serves as the President of Resource Securities. His background is described in the “Management—Our Advisor” section of this prospectus

Donna Zanghi has been the Vice President of Resource Securities since 2004. Ms. Zanghi has also been a Vice President of Resource America, Inc. since 2006 and an employee of Resource America since 1995. Her primary duties relate to her position as Vice President and Chief Financial & Operations Principal (FINRA Series 27 license) for Resource Securities. She also holds a Uniform Securities Agent (FINRA Series 63 license). Since November 1995, when she joined Resource America, she has worked in various corporate financial and accounting related capacities including Internal Auditor. She has also previously served as Controller and as Chief Financial Officer of several operating subsidiaries. She has been a Certified Public Accountant in Pennsylvania since 1986 and is currently a member of the Pennsylvania Institute of Certified Public Accountants. Prior to her joining the company, she was a Vice President and Controller of a privately held real estate company since May 1984, and prior thereto, from July 1980 until May 1984, was an auditor for Arthur Andersen & Co. She holds a Master’s in Business Administration degree from the University of Notre Dame and a Bachelor of Arts degree, Cum Laude, from Villanova University.

Management Decisions

Messrs. Feldman and Carleton have the primary responsibility for the management decisions of our advisor. Our sponsor, Resource Real Estate, and its team of real estate professionals, including Messrs. Feldman and Carleton, acting through our advisor, have the primary responsibility for the selection of investments, the negotiation for these investments, and the financing, asset-management and disposition decisions. A majority of our board of directors and a majority of the conflicts committee will approve certain significant proposed real estate property investments and real estate-related debt investments.

MANAGEMENT COMPENSATION

Although we have executive officers who manage our operations, we have no paid employees. Our advisor and the real estate professionals at our advisor manage our day-to-day affairs and our portfolio of real estate and real estate-related debt investments, subject to the board’s supervision. The following table summarizes all of the compensation and fees that we pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. Selling commissions and distribution and shareholder servicing fees vary for each class of shares offered and selling commissions and dealer manager fees may vary for different categories of purchasers. The table below assumes that (a) 90% and 10% of the remaining amount of common stock to be sold in the primary offering is Class R common stock and Class I common stock, respectively, which has been reduced to reflect the actual sale of approximately $5.8 million and $9.9 million of Class A and Class T common stock, respectively, prior to July 3, 2017, (b) we do not reallocate shares being offered between our primary offering and distribution reinvestment plan, (c) based on this allocation, we sell all $1,000,000,000 of shares being offered at the highest possible selling commissions and dealer manager fees with respect to our primary offering (with no discounts to any categories of purchasers). The compensation set forth below may only be increased if approved by a majority of the members of our Conflicts Committee. The increase of such compensation does not require approval by stockholders.

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)
Organization and Offering Stage

Selling Commissions(2)	Resource Securities	We pay selling commissions to our dealer manager of up to 3% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers from the sale of Class R common stock; provided, however, that the aggregate amount of selling commissions and dealer manager fees paid in connection with the sale of Class R common stock is no more than 5.5% of the gross offering proceeds from the sale of such Class R shares. We paid selling commissions to our dealer manager of up to 7% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers from the sale of Class A common stock and up to 2% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers from the sale of Class T common stock. No selling commissions are payable on Class I shares or shares of any class sold under the distribution reinvestment plan. We also pay our dealer manager an annual distribution and shareholder servicing fee in connection with the sale of Class R and Class T shares. Please refer to “Operational Stage” below for more information about such fee.	$22,750,712 ($22,145,740 for Class R shares, $406,103 for Class A shares and $198,869 for Class T shares)

Dealer Manager Fee(2)	Resource Securities	We pay dealer manager fees to our dealer manager of up to 3.5% of the gross offering proceeds from the sale of Class R common stock; provided, however, that the aggregate amount of selling commissions and dealer manager fees paid in connection with the sale of Class R common stock is no more than 5.5% of the	$28,523,619 ($26,574,888 for Class R shares, $1,476,383 for Class I shares,

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)
		gross offering proceeds from the sale of such Class R shares. We pay dealer manager fees to our dealer manager of up to 1.5% of the gross offering proceeds from the sale of Class I common stock. We paid dealer manager fees of up to 3% of the gross offering proceeds from the sale of Class A and Class T common stock. No dealer manager fee is payable on shares of any class sold under the distribution reinvestment plan. Resource Securities may reallow to any participating broker- dealer a portion of the dealer manager fee attributable	$174,044 for Class A shares and $298,304 for Class T shares)

Other Organization and Offering Expenses(3)(4)	Resource REIT Advisor or its affiliates	Pursuant to the terms of our advisory agreement, we reimburse our advisor for organization and offering expenses it may incur on our behalf, but only to the extent that such reimbursement does not cause organization and offering expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee) to exceed 4% of gross offering proceeds as of the termination of this offering if we raise less than $500 million in the primary offering, and 2.5% of gross offering proceeds as of the termination of this offering if we raise $500 million or more in the primary offering. However, if we raise the maximum offering amount in the primary offering, we expect organization and offering expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee) to be $10,000,000 or 1% of gross offering proceeds. These organization and offering expenses include all actual expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee), including reimbursements to our advisor for the portion of named executive officer salaries allocable to activities related to this offering, to be incurred on	$10,000,000

Acquisition and Development Stage

Acquisition Fees(5)	Resource REIT Advisor or its affiliates

2% of the cost of investments acquired by us, or the amount funded by us to acquire or originate loans, including acquisition expenses and any debt attributable to such investments. The computation of acquisition fees paid to the advisor also will include amounts incurred or reserved for capital expenditures that will be used to provide funds for capital improvements and repairs that may be serviced by affiliates of Resource REIT Advisor, applied to any real property investment acquired where we plan to add value

$18,219,039 (maximum offering and no debt)/ $43,207,594 (maximum offering and leverage of 60%

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)
Acquisition Expenses(5)	Resource REIT Advisor or its affiliates	Subject to the limitations contained in our charter, reimbursement for all out-of-pocket expenses incurred in connection with the selection and acquisition of properties or other real estate-related debt investments, whether or not we ultimately acquire the property or other real estate-related debt investment. We estimate these expenses will be approximately 0.5% of the contract purchase price of each property.	$4,522,760 (maximum offering and no debt)/ $10,564,200 (maximum offering and leverage of 60% of the cost of our investments)

Debt Financing Fee(5)	Resource REIT Advisor or its affiliates	0.5% of the amount of any debt financing obtained or assumed; provided, however, that the sum of the debt financing fee, the construction management fee paid to our property manager and its affiliates and the acquisition fees and expenses described above may not exceed 6.0% of the contract price of the property unless a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction determines that such fee is commercially competitive, fair and reasonable to us. In no event will the debt financing fee be paid more than once in respect of the same debt. For example, upon refinancing, our advisor would only receive 0.5% of the incremental amount of additional debt financing	Actual amounts are dependent upon the amount of any debt financed and upon many other factors, such as whether the debt is incurred in connection with the acquisition of a property or subsequent to the acquisition and therefore cannot be determined at the present time.

Construction Management Fee(5)	Resource Apartment Manager III or its affiliates	If requested to provide construction management services for new capital improvements (and not maintenance or repairs), a construction management fee shall be paid in an amount equal to 5.0% of actual aggregate cost of the redevelopment construction; provided, however, that the sum of the construction management fee paid to our property manager and its affiliates, the debt financing fee and the acquisition expenses may not exceed 6.0% of the contract price of the property unless a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction determines that such fee is commercially competitive, fair and reasonable to us.	Actual amounts are dependent upon usual and customary construction management fees for particular projects and therefore the amount cannot be determined at the

Operational Stage

Distribution and Shareholder Servicing Fee(6)	Resource Securities	We pay our dealer manager an annual fee of 1% of the amount of our estimated NAV per share of Class R common stock sold in the primary offering. Prior to June 29, 2018, when we reported our estimated NAV per share, this annual fee was 1% of the purchase price of the Class R share.	$8,858,296 annually for Class R shares, and $26,574,888 in total for Class R shares assuming

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)

For Class T shares sold in the primary offering we pay our dealer manager a distribution and shareholder servicing fee for five years from the date on which each share was issued. This fee is currently an annual amount of 1% of our estimated NAV per share. Prior to June 29, 2018, when we reported our estimated NAV per share, this annual fee was 1% of the purchase price of the Class T share. The total amount of the distribution and shareholder servicing fee paid for each Class T share sold in the primary offering will depend on the purchase date of the share, whether it is calculated based on purchase price or estimated NAV per share, and the estimated NAV per share. Provided that payment of the distribution and shareholder servicing fee does not cease in connection with one of the events described below, the maximum total distribution and shareholder servicing fee paid with respect to a Class T share will not exceed 5% of the greater of (i) the purchase price per share, and (ii) the amount of our estimated NAV per share.

The distribution and shareholder servicing fee accrues daily based on the number of outstanding Class T and Class R shares on each day that were sold in the primary offering and the then-current NAV of such shares (prior to June 29, 2018, the purchase price of such shares). We will not pay distribution and shareholder servicing fees to the dealer manager with respect to shares sold under our distribution reinvestment plan, although the expense of the distribution and shareholder servicing fee payable with respect to Class T and Class R shares sold in our primary offering will be allocated among all Class T and Class R shares, respectively, including those sold under our distribution reinvestment plan. We pay the distribution and shareholder servicing fees monthly in arrears. Our dealer manager may reallow the distribution and the maximum amount of Class R shares (as described in the introduction to this table) are sold and outstanding for the entire year.

Actual amount associated with the Class T shares sold in the primary offering are not determinable at this time as they depend upon our NAV per share. Assuming our NAV per share remains constant at $9.05 per share through the remaining five-year period over which the fee is paid, the amount would equal $99,435 annually and $486,618 in total.

shareholder servicing fee to participating broker-dealers or other broker-dealers that are servicing investors’ accounts except as described in the plan of distribution.

We will cease paying the distribution and shareholder servicing fee on each Class T share prior to the fifth anniversary of its issuance on the earliest of the following, should any of these events occur: (i) the date after the termination of the primary offering at which, in the aggregate, underwriting

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)

compensation from all sources equals 10% of the gross proceeds from our primary offering; (ii) the date on which we list our common stock on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which we are a party and in which our common stock is exchanged for cash or other securities, as well as upon our dissolution, liquidation or the winding up of our affairs.

We will cease paying the distribution and shareholder servicing fee with respect to Class R shares held in any particular account, and those Class R shares will convert into a number of Class I shares determined by multiplying each Class R share to be converted by the applicable “Conversion Rate” described herein, on the earlier of (i) the date after the termination of the primary offering at w hich, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering; (ii) a listing of the Class I shares on a national securities exchange; (iii) a merger or consolidation of the company with or into another entity, or the sale or other disposition of all or substantially all of our assets; and (iv) the end of the month in which the total underwriting compensation (which consists of selling commissions, dealer manager fees and distribution and shareholder servicing fees) paid with respect to such Class R shares purchased in a primary offering is not less than 8.5% (or a lower limit described below) of the gross offering price of those Class R shares purchased in such primary offering (excluding shares purchased through our distribution reinvestment plan). If we redeem a portion, but not all of the Class R shares held in a stockholder’s account, the underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class R shares that were redeemed and those Class R shares that were retained in the account. Likewise, if a portion of the Class R shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class R shares that were transferred and the Class R shares that were retained in the account.

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)

With respect to item (iv) above, all of the Class R shares held in a stockholder’s account will automatically convert into Class I shares as of the last calendar day of the month in which the 8.5% limit on underwriting compensation (or a lower limit, provided that, in the case of a lower limit, the agreement between our dealer manager and the broker-dealer in effect at the time Class R shares were first issued to such account sets forth the lower limit and our dealer manager advises our transfer agent of the lower limit in writing) in a particular account is reached.

We will further cease paying the distribution and shareholder servicing fee on any Class T or Class R share that is redeemed or repurchased.

If we liquidate (voluntarily or otherwise), dissolve or wind up our affairs, then, immediately before such liquidation, dissolution or winding up, our Class R shares will automatically convert to Class I shares at the applicable Conversion Rate and our net assets, or the proceeds therefrom, will be distributed to the holders of Class I shares, which will include all converted Class R shares, in accordance with their proportionate interests.

With respect to the conversion of Class R shares into Class I shares described above, each Class R share will convert into an equivalent amount of Class I shares based on the respective NAV per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the NAV per share of each Class R share and Class I share to be effectively the same. Following the conversion of their Class R shares into Class I shares, those stockholders continuing to participate in our distribution reinvestment plan will receive Class I shares going forward at the then-current distribution reinvestment price per Class I share.

Property Management/ Debt Servicing Fees	Resource Apartment Manager III or its affiliates	With respect to real property investments, 4.5% of the actual gross cash receipts from the operation of the property; provided that for properties that are less than 75% occupied upon taking possession or if our business plan includes reducing occupancy to less than 75% during the first year thereafter, the property manager will receive a minimum property management fee for the first 12 months of ownership	Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)

in an amount equal to $40 per unit per month for multifamily rental properties or $0.05 per square foot per month for other types of properties.

With respect to real estate-related debt investments managed by our property manager or its affiliates, 2.75% of gross income received from these investments. The fee attributable on our real estate- related debt investments will cover our property manager’s services in monitoring the performance of our real estate-related debt investments, including (i) collecting amounts owed to us, (ii) reviewing on an as-needed basis the properties serving, directly or indirectly, as collateral for the real estate-related debt investments, the owners of those properties and the markets in general and (iii) maintaining escrow accounts, monitoring advances, monitoring loan For properties or debt investments managed by third parties, the property manager will receive the property management fee or debt servicing fee and pay the third party directly from that fee an amount for managing the property or debt investment. If we or our Operating Partnership foreclose or otherwise take title to the real property underlying our real estate-related debt investments, our property manager or its affiliates will thereafter be entitled to receive a property management fee instead of a debt servicing fee. Our property manager may, in its discretion, from time to time defer payment of and accrue all or any portion of these property management and debt servicing fees.

management fees or will be dependent upon the total equity and debt capital we raise and the results of our operations and therefore cannot be determined at the present time.

Asset Management Fee(7)	Resource REIT Advisor or its affiliates

One-twelfth of 1.0% of the most recently determined value of our assets.

Prior to the reporting of our estimated NAV on June 29, 2018, the monthly asset management fee was one-twelfth of 1.0% of the cost of our assets, without deduction for depreciation, bad debts or other non-cash reserves. For purposes of this calculation, “cost” equaled the amount actually paid (including acquisition fees and expenses) to purchase each asset, including any debt attributable to the asset, provided that, with respect to any properties we develop, construct or improve, cost included the amount budgeted or expended by us for the development, construction or improvement of an asset. The asset management fee is based only on the portion of the cost attributable to our investment in an asset if we do not own all or a majority of an asset and do not control the asset.

The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)

The portion of the asset management fee payable to our advisor for any investment acquired or disposed of in a given month will be prorated by using a numerator equal to the number of days such investment is owned during the month (including the full day of closing for investments acquired), divided by a denominator equal to the total number of days in such month. The asset management fee for each month will be due and payable to our advisor on or about the last day of such month.

Other Operating Expenses(4)	Resource REIT Advisor or its affiliates	We reimburse the expenses incurred by our advisor and its affiliates in connection with its provision of services to us, including our allocable share of costs for their personnel and overhead, including allocable personnel salaries and other employment expenses. However, we will not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor earns acquisition fees or disposition fees. Such reimbursements may include reimbursements for our allocable share of the salaries and benefits paid to our executive officers as	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Disposition Fees	Resource REIT Advisor or its affiliates	For substantial assistance in connection with the sale of investments, we will pay our advisor or its affiliates the lesser of (i) one-half of the aggregate brokerage commission paid or, if none is paid, the amount that customarily would be paid at market rate or (ii) 2.0% of the consideration received for the sale of each real estate investment, loan, debt-related security, or other investment sold (including mortgage-backed securities or collateralized debt obligations issued by a subsidiary of ours as part of a securitization transaction); however, no disposition fee will be payable for any sale of all or substantially all of our assets in one or more transactions designed to effectuate a business combination transaction. The conflicts committee will determine whether the advisor or its affiliate has provided substantial assistance to us in connection with the sale of an asset. We will not pay a disposition fee upon the maturity, prepayment or workout of a loan or other or foreclosure of a loan or we provide substantial assistance during the course of a workout, we will pay a disposition fee upon the sale of such property or disposition of such loan or other real estate-related debt investment.	Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)
Common Stock Issuable Upon Conversion of Convertible Stock	Resource REIT Advisor

Our convertible stock will be of no value unless our common stockholders realize or have an opportunity to realize a stated minimum return as a result of our cumulative distributions or the trading price of our shares on a national securities exchange. As a result, our convertible stock is economically similar to a back-end incentive fee, which many other non- traded REITs have agreed to pay to their external advisors.

Our convertible stock will convert into shares of Class A common stock on the earlier of one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 6% cumulative, non-compounded, annual return at that price. Alternatively, the convertible stock will convert 31 trading days after the date on which we list our shares of common stock on a national securities exchange or consummate a merger in which the consideration received by our common stockholders is securities of another issuer that are listed on a national securities exchange. Each of these two Upon a Triggering Event, our convertible stock will, unless our advisory agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally be converted into a number of shares of Class A common stock equal to 1/50,000 of the quotient of

•   (A) 15% of the amount, if any, by which

•   (1) the value of the company as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock

•   (2) the sum of the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares as of the date of the event triggering the conversion, divided by

•   (B) the value of the company divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion

Actual amounts depend on the value of our company at the time the convertible stock converts or becomes convertible and therefore cannot be determined at the present time.

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)

However, if our advisory agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of Class A common stock determined by the foregoing calculation, where such proration is based on the

(1)

The estimated maximum dollar amounts are based on the sale of the maximum of $1,000,000,000 of shares to the public in the primary offering, excluding $100,000,000 of shares offered through our distribution reinvestment plan. These amounts also assume that 90% and 10% of the remaining amount of common stock to be sold in the primary offering is Class R common stock and Class I common stock, respectively, which has been reduced to reflect the actual sale of approximately $5.8 million and $9.9 million of Class A and Class T common stock, respectively, prior to July 3, 2017.

(2)	All or a portion of the selling commissions and dealer manager fee will not be charged with regard to shares sold to certain categories of purchasers. See “Plan of Distribution.”
(3)

These expenses include our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, charges of our transfer agent, charges for processing subscription agreements, reimbursement of certain technology costs and bona fide invoiced due diligence expenses of broker-dealers, reimbursement of our advisor for salaries of its employees and other costs in connection with preparing supplemental sales materials, the issuer’s costs of conducting bona fide training and education meetings held by us, including travel, meal and lodging costs of non-registered officers of the issuer and our advisor to attend such meetings, and the issuer’s costs of attending retail seminars conducted by broker-dealers, including travel, meal and lodging costs for non-registered officers of the issuer and our advisor to attend such seminars.

After the termination of the offering our advisor has agreed, pursuant to the terms of our advisory agreement, to reimburse us to the extent total organization and offering expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee) borne by us exceed 4% of the gross proceeds raised in the offering if we raise less than $500 million in the primary offering, and 2.5% of the gross proceeds raised in the offering if we raise $500 million or more in the primary offering.

(4)

Effective March 31, 2018, we are not responsible for the reimbursement of any unreimbursed organization and offering expenses or operational expenses incurred by our advisor on our behalf through March 31, 2018 until after the termination of the primary portion of this offering. Additionally, such unreimbursed organization and offering expenses or operational expenses will be reimbursed ratably starting after the termination of this offering through April 30, 2021 for organization and offering expenses and April 30, 2020 for operating expenses.

(5)

For all investments, we pay our advisor an acquisition fee equal to 2% of the cost of the investment, including acquisition expenses and any debt attributable to such investment. Because the acquisition fees we pay our advisor are a percentage of the purchase price of an investment, this fee will be greater to the extent we fund acquisitions through (i) the incurrence of debt (which we expect, based on current lending market conditions, to be approximately 55% to 60% of the value of our assets if we sell the maximum number of shares offered hereby), (ii) retained cash flow from operations, (iii) issuances of equity in exchange for properties and other assets and (iv) proceeds from the sale of shares under our distribution reinvestment plan.

In addition to acquisition fees, we reimburse our advisor for amounts it pays to third parties in connection with the selection, acquisition or development of a property or acquisition of a loan, whether or not we ultimately acquire the property or the loan. Our charter limits our ability to make or purchase property or other investments if the total of all acquisition fees and expenses relating to the investment exceeds 6% of the contract purchase price or 6% of the total funds advanced, unless a majority of the directors, including a majority of the members of the conflicts committee, not otherwise interested in the transaction, approve fees in excess of these limits based on a determination that the transaction is commercially competitive, fair and reasonable to us.

(6)

Assuming that (a) we sell all of the $1,000,000,000 of shares offered in this primary offering, (b) 90% and 10% of the remaining amount of common stock to be sold in the primary offering is Class R common stock and Class I common stock, respectively, which has been reduced to reflect the actual sale of approximately $5.8 million and $9.9 million of Class A and Class T common stock, respectively, prior to July 3, 2017, and (c) based on this allocation we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers), the aggregate maximum distribution and shareholder servicing fee will be $27,061,506.

(7)

The asset management fee initially will be based on amounts expended by us plus any amounts budgeted to develop, construct or improve the property. For example, if we purchase an underperforming multifamily property that costs $2 million initially with the plan to invest another $1 million in the property to upgrade it, the total cost of this property, for purposes of calculating the asset management fee, would be $3 million. Additionally, the asset management fee will be increased to the extent that acquisition fees are paid and acquisition expenses are reimbursed to our advisor in connection with the acquisition of investments.

(8)

Commencing upon the fiscal quarter ending September 30, 2017, we will not reimburse our advisor at the end of any fiscal quarter for operating expenses that in the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. If the conflicts committee does not approve such excess expenses as being so justified, any excess expenses paid to our advisor during a fiscal quarter shall be repaid to us. “Average invested assets” means the average monthly book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad loan reserves; (e) incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(9)

Our charter limits the maximum amount of the disposition fees payable to the advisor and its affiliates to 3% of the contract sales price. To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 8 above.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of September 30, 2018 for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and dispositive power with regard to such shares.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned		Percent of all Shares
Alan F. Feldman, Chief Executive Officer	15,378 Class A shares(2) and 5,939 Class I shares		0.28%
George E. Carleton, Chief Operating Officer, President and Director	15,378 Class A shares	(2)	0.20%
Steven R. Saltzman, Chief Financial Officer, Senior Vice President and Treasurer	—		—
Shelle Weisbaum, Chief Legal Officer, Senior Vice President and Secretary	—		—
Harvey Magarick, Independent Director	—		—
Lee F. Shlifer, Independent Director	—		—
David Spoont, Independent Director	—		—
All directors and officers as a whole	15,378 Class A shares and 5,939 Class I shares		0.28%

(1)	The address for each beneficial owner is 1845 Walnut Street, 18th Floor, Philadelphia, Pennsylvania 19103.
(2)

As of September 30, 2018, Resource REIT Advisor, LLC owned 15,378 shares of our outstanding Class A common stock which are deemed to be beneficially owned by Alan F. Feldman and George E. Carleton, who control our advisor.

DETERMINATION OF ESTIMATED NET ASSET VALUE PER SHARE

On June 27, 2018, our board of directors approved an estimated NAV per share of our common stock of $9.05 based on the estimated market value of our portfolio of investments as of March 31, 2018 and reported this value on a Current Report on Form 8-K on June 29, 2018. We provided this estimated NAV per share to assist broker-dealers that participate in this offering in meeting their customer account statement reporting obligations under NASD Conduct Rule 2340 as required by FINRA. This valuation was performed in accordance with the provisions of the IPA Valuation Guidelines.

The conflicts committee of our board of directors, composed solely of all of our independent directors, is responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine the estimated NAV per share, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals. With the approval of the conflicts committee, we engaged Duff & Phelps, LLC (“Duff & Phelps”) to provide a calculation of the range in estimated NAV per share of our common stock as of March 31, 2018. Duff & Phelps held discussions with senior management of the advisor and conducted appraisals, investigations, research, review and analysis as it deemed necessary. Duff & Phelps based this range in estimated NAV per share upon its estimates of the “as is” market values of our interests in three multifamily properties. Duff & Phelps made adjustments to the aggregate estimated values of our investments to reflect balance sheet assets and liabilities provided by our management, which are disclosed in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2018, before calculating a range of estimated values based on the number of outstanding shares of our common stock as of March 31, 2018. The Duff & Phelps valuation report (“Valuation Report”) summarized the key inputs and assumptions involved in the appraisal of each of our investments. Duff & Phelps’s valuation was designed to follow the prescribed methodologies of the IPA Valuation Guidelines. The methodologies and assumptions used to determine the estimated value of our investments are described further below.

Upon the conflicts committee’s receipt and review of the Valuation Report and in light of other factors considered by the conflicts committee and the conflicts committee’s own extensive knowledge of our assets and liabilities, the conflicts committee concluded that the range in estimated NAV per share of $8.71 to $9.42, with an approximate midpoint value of $9.05 per share, as indicated in the Valuation Report, was appropriate. Upon recommendation by the advisor, the conflicts committee recommended to our board of directors that it adopt $9.05 as the estimated NAV per share of common stock, which approximates the midpoint value. Our board of directors unanimously agreed to accept the recommendation of the conflicts committee and approved $9.05 as the estimated NAV per share of our common stock, which determination is ultimately and solely the responsibility of our board of directors.

The following table summarizes the material components of the March 31, 2018 estimated NAV (in thousands, except per share amounts):

	March 31, 2018 NAV	March 31, 2018 NAV per Share
Investments	$79,990	$15.73
Cash	20,889	4.11
Other Assets	1,404	0.28
Mortgage Notes Payable	(55,516)	(10.92)
Other Liabilities	(761)	(0.15)

Net asset value	$46,006	$9.05

As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated NAV per share, and these differences could be significant. In particular, due in part to (i) the high concentration of our total assets in real estate, and (ii) the number of shares of common stock outstanding, even modest changes in key assumptions made in appraising the real estate properties could have a very significant impact on the estimated value of our shares. The estimated NAV per share is not audited and does not represent the fair value of our assets less the fair value of its liabilities according to U.S. generally accepted accounting principles (“GAAP”), nor does it represent a liquidation value of our assets and liabilities or the amount that the shares of common stock would trade at on a national securities exchange. The estimated NAV per share does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated NAV per share also does not take into account estimated disposition costs and fees for real estate properties, debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations or the impact of restrictions on the assumption of debt.

Methodology

Our goal in calculating an estimated NAV per share is to arrive at a value that is reasonable and supportable using what we deem to be appropriate valuation and appraisal methodologies and assumptions and a process that is in accordance with the IPA Valuation Guidelines. The following is a summary of the valuation and appraisal methodologies used to calculate the estimated NAV per share.

Real Estate

Independent Valuation Firm

Duff & Phelps was recommended by our advisor, and approved by our conflicts committee. Duff & Phelps is engaged in the business of appraising commercial real estate properties and is not affiliated with us or our advisor. Neither us, our advisor nor any of our affiliates have engaged Duff & Phelps for any other types of services during the two years prior to the date of this filing, except for the provision by Duff & Phelps of similar services in connection with the calculation of the estimated values per share of the common stock of Resource Real Estate Opportunity REIT, Inc. and Resource Real Estate Opportunity REIT II, Inc. in March 2017 and March 2018. Duff & Phelps and its affiliates may from time to time in the future perform other commercial real estate, appraisal and valuation services for us and our affiliates in transactions related to the properties that are the subjects of the appraisals, so long as such other services do not adversely affect the independence of Duff & Phelps as certified in the applicable appraisal reports.

The compensation Duff & Phelps received for its appraisal of our real estate properties was based on the scope of work and was not contingent upon the development or reporting of a predetermined value or direction in value that favors our cause, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of the appraisal. The appraisal was performed in accordance with the Code of Ethics & Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation. The Valuation Report was reviewed, approved and signed by an individual with the professional designation of MAI (Member of the Appraisal Institute). The use of the Valuation Report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives. In preparing the Valuation Report, Duff & Phelps did not, and was not requested to, solicit third party indications of interest for our common stock in connection with possible purchase thereof or the acquisition of all or any part of us.

Duff & Phelps collected all reasonably available material information that it deemed relevant in estimating the market value of our real estate properties and other investments. In conducting its investigations and analyses, Duff & Phelps took into account customary and accepted financial and commercial procedures and considerations as it deemed relevant. Although Duff & Phelps reviewed information supplied or otherwise made available by us or our advisor for reasonableness, each assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and did not independently verify any such information. Duff & Phelps relied on our management or our advisor to advise it promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.

In performing its analysis of our real estate properties and other investments, Duff & Phelps made numerous other assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and our control, as well as certain factual matters. For example, unless specifically informed to the contrary, Duff & Phelps assumed that we had clear and marketable title to each real estate property appraised, that no title defects existed, that no hazardous materials had been present or were present previously, that no deed restrictions existed, and that the properties were responsibly owned and managed by competent property management. Furthermore, Duff & Phelps’s analysis, opinions and conclusions were necessarily based upon market, economic, financial and other circumstances and conditions existing as of or prior to the date of the appraisals, and any material change in such circumstances and conditions may affect Duff & Phelps’s analyses and conclusions. The Valuation Report contains other assumptions, qualifications and limitations that qualify the analysis, opinions and conclusions set forth therein. Furthermore, the prices at which our real estate properties may actually be sold could differ from their appraised values. The Valuation Report, including the analyses, opinions and conclusions set forth in such report, is qualified by the assumptions, qualifications and limitations set forth in the Valuation Report.

The foregoing is a summary of the standard assumptions, qualifications and limitations that generally apply to the Valuation Report.

Real Estate Valuation

Duff & Phelps estimated the “as is” market value of each of our real estate properties owned as of March 31, 2018, using various methodologies, including the direct capitalization approach, discounted cash flow analyses and sales comparison approach, and relied primarily on the direct capitalization approach for our stabilized properties and discounted cash flow analyses for our unstabilized properties. The sales comparison approach was utilized as a secondary approach to value. The direct capitalization approach applies a current market capitalization rate to the properties’ net operating income. The capitalization rate was based on recent national overall capitalization rates, and the net operating income (NOI) was estimated based on Duff & Phelps’s expertise in appraising commercial real estate. The direct capitalization approach was utilized for one of our properties that has finished renovations and stabilized their operations. Discounted cash flow analyses focus on the operating cash flows expected from the properties and the anticipated proceeds of hypothetical sales at the end of assumed holding periods, which are then discounted to their present value. Discounted cash flow analyses were utilized for two of our properties that were recently acquired and either not yet stabilized or are currently undergoing renovations. Real estate is currently carried in our financial statements at its amortized cost basis. Duff & Phelps performed its appraisals as of March 31, 2018.

The following summarizes the range of overall capitalization rates used to arrive at the estimated market values of our one stabilized property:

	Value	Weighted Average Basis
Overall Capitalization Rate	5%	5%

The following summarizes the range of terminal capitalization rates and discount rates used to arrive at the estimated market values of our two unstabilized properties that are currently undergoing renovations:

	Range in Values	Weighted Average Basis
Terminal Capitalization Rate	5.25% to 5.75%	5.54%
Discount Rate	7.25% to 7.75%	7.54%

While we believe that Duff & Phelps’ assumptions and inputs are reasonable, a change in these assumptions and inputs would significantly impact the calculation of the appraised value of our real estate properties and other assets and, thus, our estimated NAV per share. As of March 31, 2018, the majority of our real estate assets have non-stabilized occupancies. Appraisals may provide a sense of the value of the investment, but any appraisal of the property will be based on numerous estimates, judgments and assumptions that significantly affect the appraised value of the underlying property. An appraisal of a non-stabilized property, in particular, involves a high degree of subjectivity due to higher vacancy levels and uncertainties with respect to future market rental rates and timing of lease-up and stabilization. Accordingly, different assumptions may materially change the appraised value of the property.

The total appraised value of our real estate properties using the appraisal methodologies described above was $80 million compared to a total of purchase price and capital expenditures, through March 31, 2018, of $75.6 billion.

The table below illustrates the impact on the estimated NAV per share if the overall capitalization rates or discount rates were adjusted by 25 basis points, and assuming all other factors remain unchanged, with respect to the real estate properties referenced in the table above. Additionally, the table below illustrates the impact on the estimated NAV per share if the overall capitalization rates or discount rates were adjusted by 5% in accordance with the IPA Valuation Guidelines, assuming all other factors remain unchanged. The table is only hypothetical to illustrate possible results if only one change in assumptions was made, with all other factors held constant. Further, each of these assumptions could change by more than 25 basis points or 5%. Since the majority of the valuations employed utilized the discounted cash flow methodology, changes in terminal capitalization rates yielded minimal variances and are therefore excluded from the table below.

	Change in Estimated Net Asset Value per Share
	Increase of 25 Basis Points	Decrease of 25 Basis Points	Increase of 5%	Decrease of 5%
Overall Capitalization Rate	$8.71	$9.42	$8.71	$9.44
Discount Rate	$8.97	$9.15	$8.95	$9.17

Other Assets and Liabilities

Duff & Phelps made adjustments to the aggregate estimated values of our investments to reflect balance sheet assets and liabilities provided by us, which are disclosed in the Form 10-Q filed on May 10, 2018.

Limitations of Estimated Net Asset Value Per Share

As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated NAV per share, and this difference could be significant. The estimated NAV per share is not audited and does not represent the fair value of our assets or liabilities according to GAAP.

Accordingly, with respect to the estimated NAV per share, we can give no assurance that:

•	a stockholder would be able to resell his or her shares at the estimated NAV per share;

•	a stockholder would ultimately realize distributions per share equal to the estimated NAV per share upon liquidation of our assets and settlement of its liabilities or a sale of us;

•	the shares of common stock would trade at the estimated NAV per share on a national securities exchange;

•	a third party would offer the estimated NAV per share in an arm’s-length transaction to purchase all or substantially all of the shares of common stock;

•	another independent third-party appraiser or third-party valuation firm would agree with the estimated NAV per share; or

•	the methodology used to calculate the estimated NAV per share would be acceptable to FINRA or for compliance with ERISA reporting requirements.

Further, the estimated NAV per share as of March 31, 2018 is based on the estimated value of our investments as of March 31, 2018. We did not make any adjustments to the valuation for the impact of other transactions occurring subsequent to March 31, 2018 including, but not limited to, (i) the sale of common stock in this offering, (ii) the issuance of common stock under the distribution reinvestment plan, (iii) net operating income earned and distributions declared, (iv) the redemption of shares and (v) the potential conversion of convertible stock into common stock. The value of our shares will fluctuate over time in response to developments related to individual assets in the portfolio and the management of those assets and in response to the real estate and finance markets. Because of, among other factors, our high concentration of total assets in real estate and the number of shares of common stock outstanding, any change in the value of individual assets in the portfolio, particularly changes affecting our real estate properties, could have a very significant impact on the value of the shares.

DETERMINATION OF PRIMARY OFFERING PRICES

In connection with the establishment of the estimated NAV per share, on June 27, 2018, our board of directors established offering prices for shares of common stock to be sold in the primary portion of our initial public offering. Class R shares are being offered at a price of $9.68 per share and Class I shares are being offered at a price of $9.28 per share. Class R shares have discounts available to certain categories of purchasers.

The offering prices of shares of common stock to be sold in the primary offering was determined by adding certain offering costs to the estimated NAV per share as established by our board of directors on June 27, 2018. These costs include selling commissions, dealer manager fees and certain other offering costs so that any dilutive impact to our existing stockholders is minimized. The table below sets forth the calculation of the primary offering prices for purchases of shares of common stock to be sold in this offering. Duff & Phelps did not participate in the determination of the primary offering prices.

March 31, 2018 NAV per Share
Class R Common Stock:
Estimated NAV per share	$9.05
Offering related costs	0.63

Updated primary offering price per share	$9.68

Class I Common Stock:
Estimated NAV per share	$9.05
Offering related costs	0.23

Updated primary offering price per share	$9.28

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor, Resource REIT Advisor, and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Resource Real Estate or C-III Programs

General

Many of our executive officers, some of our directors and other key real estate professionals at our advisor are also officers, directors, managers or key professionals at our sponsor, our dealer manager and other Resource Real Estate or C-III entities affiliated with other real estate programs, including programs that have investment objectives that are similar to ours. These individuals have legal and financial obligations with respect to those programs that are similar to their obligations to us, and we expect that they will organize other real estate partnerships and programs in the future.

As described in the “Prior Performance Summary” included in Supplement No. 1 to this prospectus, affiliates of our advisor have sponsored or co-sponsored 10 limited partnerships with investment objectives similar to ours, as well as the following REITs with investment objectives similar to ours:

1.	Resource Opportunity REIT; and

2.	Resource Opportunity REIT II.

Conflicts of interest may arise between us and the programs that have not yet been liquidated and between us and future programs. As of the date of this prospectus, all of the limited partnerships have been liquidated or are in the process of liquidating. The two other REITs are still operating, thus, to the extent we seek to lease assets in similar geographic markets we will compete with those REITs. These other REITs have completed their offerings and have fully invested the proceeds raised in their respective offerings, however we may also compete with them to the extent that they seek to reinvest funds from the disposition of assets. We may also compete with programs sponsored by C-III, the parent of Resource America, for capital and acquisition opportunities.

In the future we may compete with new programs sponsored by our sponsor, joint ventures in which our sponsor or C-III participate and Exantas Capital for capital and acquisition opportunities.

Allocation of Investment Opportunities

We rely on our advisor, and its executive officers and our sponsor’s real estate professionals to identify suitable multifamily investment opportunities. Our advisor’s executive officers and our sponsor’s and its affiliates’ real estate professionals are also key employees of Resource America, and/or the advisors to other Resource Real Estate-sponsored programs. As such, the other Resource Real Estate-sponsored programs (collectively “Resource Affiliated Programs”), especially those that are currently raising and/or investing offering proceeds, if any, rely on many of the same key real estate professionals for their multifamily investment opportunities. Many investment opportunities that are suitable for us may also be suitable for other Resource Affiliated Programs. Our sponsor has established an Allocation Committee (the “Resource Allocation Committee”) which will review each potential multifamily investment opportunity and determine for which Resource Affiliated Program, including us, it is best suited. The Resource Allocation Committee will consider the investment objectives, portfolio and criteria of each program and its conflict resolution procedures if an investment is suitable for more than one program. As a result, these Resource Real Estate professionals could direct attractive investment opportunities to other Resource Affiliated Programs. Multifamily investment opportunities sourced by Resource Real Estate professionals will not be offered to C-III sponsored programs or joint ventures (“C-III Affiliated Programs” and together with Resource Affiliated Programs, “Affiliated Programs”) unless the investment is not suitable for or approved by any of the Resource Affiliated Programs. For so long as we are externally advised, it shall not be a proper purpose of the corporation for us to purchase real estate or any significant asset related to real estate unless the advisor has recommended the investment to us. See “—Certain Conflict Resolution Measures.”

Joint Ventures with Affiliates

We may enter into joint venture agreements with other Affiliated Programs for the acquisition, development or improvement of properties or other investments. It is also possible that we may enter into joint venture agreements with investors of, or service providers to our sponsor, C-III or their affiliates or pooled investment vehicles sponsored by any of them. See “Investment Objectives and Policies—Co-Investment Strategy.” Our advisor and the advisors to the other Affiliated Programs, have the same executive officers and key employees, and these persons will face conflicts of interest in determining which Affiliated Programs should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and an Affiliated Program will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The Affiliated Program may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment. See “Risk Factors—Risks Related to Conflicts of Interest.”

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other Affiliated Programs own properties. In such a case, a conflict could arise in the leasing of properties or apartment units in the event that we and another Affiliated Program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Affiliated Program were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or any of our affiliates managing property on our behalf seek to employ developers, contractors, building managers or other third parties. Our advisor and its affiliates, including the advisors of other Affiliated Programs, will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor and the advisors of other Affiliated Programs also will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, our advisor and the advisors of other Affiliated Programs cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Officers’ and Affiliates’ Time

We rely on our officers to operate and oversee our operations. As a result of our officers’ responsibilities and duties owed to other Affiliated Programs and the responsibilities owed to Resource America and C-III, our officers will face conflicts of interest in allocating their time among us and other real estate programs and activities.

We also rely on our advisor, its affiliates and their key real estate professionals for the day-to-day operation of our business. Our advisor, its affiliates and its key real estate professionals have interests in other Affiliated Programs, and they have engaged in and they will continue to engage in other business activities. As a result, our advisor and its affiliates and their key employees will face conflicts of interest in allocating their time among us and other Affiliated Programs and activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to fully discharge their responsibilities to all of the Affiliated Programs in which they are involved.

Receipt of Fees and Other Compensation by Our Advisor and its Affiliates

Our advisor and its affiliates receive substantial fees from us, which fees were not negotiated at arm’s length. These fees could influence our advisor’s advice to us, as well as the judgment of affiliates of our advisor, some of whom also serve as our executive officers and directors and the key real estate professionals at our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, the dealer manager agreement and the management agreement;

•

offerings of equity by us, which entitle Resource Securities to dealer manager fees and shareholder distribution and servicing fees and will likely entitle our advisor to increased acquisition and asset management fees;

•

sales of properties and other investments, which entitle our advisor to disposition fees and the possible issuance to our advisor of shares of our Class A common stock through the conversion of our convertible stock;

•

acquisitions of properties and other investments, which entitle our advisor to acquisition, asset management fees and possibly property management fees and, in the case of acquisitions of investments from other Affiliated Programs, might entitle affiliates of our advisor to disposition fees in connection with its services for the seller, which fees are based on the cost of the investment, including the amount budgeted for the development, construction, and improvement of each asset, and are not based on the quality of the investment or the quality of the services rendered to us, which may influence our advisor to accept a higher purchase price for those assets, recommend riskier transactions to us or purchase assets that may not be in the best interest of our stockholders;

•

borrowings to acquire properties and other investments, which borrowings will increase the acquisition and asset management fees payable to our advisor as well as entitle the advisor to a debt financing fee;

•

whether we internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and negotiating compensation for key real estate professionals at our advisor and its affiliates that may result in these individuals receiving more compensation from us than they currently receive from our advisor and its affiliates, could result in diluting your interest in us, could reduce the net income per share and funds from operations per share attributable to your investment and may provide incentives to our advisor to pursue an internalization transaction rather than an alternative strategy;

•

whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to the issuance of shares of our Class A common stock through the conversion of our convertible stock and could provide benefits to our advisor and its affiliates over liquidation by internalizing our management prior to listing; and

•

whether and when we seek to sell the company or its assets, which sale could entitle our advisor to the issuance of shares of our Class A common stock through the conversion of our convertible stock and the termination of asset management fees.

As of the date of this prospectus, we do not intend to purchase investments from other Affiliated Programs or other affiliates. However, we may in the future enter into transactions, including acquisitions, with other Affiliated Programs or other affiliates if an attractive opportunity presents itself and our conflicts committee approves the transaction as explained below under “—Certain Conflict Resolution Measures—Other Charter Provisions Relating to Conflicts of Interest—Our Acquisitions.”

On August 5, 2016, our advisor exchanged 5,000 shares of our common stock for 50,000 shares of our convertible stock. Under limited circumstances, these shares may be converted into shares of our common stock, thereby resulting in dilution of the stockholders’ interest in us. Our convertible stock will convert into shares of Class A common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 6% cumulative, non-compounded, annual return at that price.

Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 6% return threshold for our common stockholders. Each of these two events is a “Triggering Event.” Upon a Triggering Event, our convertible stock will, unless our advisory agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally be converted into a number of shares of common stock equal to 1/50,000 of the quotient of:

•	(A) 15% of the amount, if any, by which

•

(1) the value of the company as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds

•

(2) the sum of the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares as of the date of the event triggering the conversion, divided by

•	(B) the value of the company divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion.

However, if our advisory agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to a Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time we were advised by our advisor.

Our advisor can influence whether we terminate the advisory agreement or allow it to expire without renewal or whether our common shares are listed for trading on a national securities exchange. Accordingly, our advisor can influence both the conversion of the convertible stock issued to it and the resulting dilution of other stockholders’ interests. There will be no distributions paid on shares of convertible stock. For a description of the convertible stock, see “Description of Shares—Convertible Stock.”

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

Our executive officers, some of our directors and the key real estate professionals at our advisor are also officers, directors, managers or key professionals for:

•	Resource REIT Advisor, our advisor;

•	Resource Apartment Manager III, one of our property managers;

•	Resource Securities, our dealer manager;

•	other Resource Real Estate-sponsored programs; and

•	C-III or its affiliates.

As a result, their loyalties to each of these programs, their stockholders, members and limited partners may from time to time conflict with the fiduciary duties that they owe us.

Affiliated Dealer Manager

Since Resource Securities, our dealer manager, is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Affiliated Property Manager

To the extent we retain Resource Apartment Manager III to manager our properties and debt investments, we will not have the benefit of negotiating fees with an independent property manager. See “Management—Other Affiliates.”

Other Affiliates

We may use the services of other affiliated companies owned by C-III, including but not limited to NAI Global Capital Markets, a licensed real estate brokerage firm, USRG, a property management company, Realcapitalmarkets.com, LLC, an online real estate sales platform, and The Planning and Zoning Resource Company, LLC, a zoning due diligence company, subject to approval by a majority of our directors (including a majority of our conflicts committee) as provided below.

Certain Conflict Resolution Measures

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors composed of all of our independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor, the sponsor or its affiliates and has not been so for the previous two years and meets the other requirements set forth in our charter. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors. Among the matters we expect the conflicts committee to act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of securities;

•	sales of real property;

•	investments in real property if the value exceeds the lesser of (i) $10 million or (ii) 10% of the total assets of the company at the time of acquisition;

•	investments in assets other than real property if the value exceeds the lesser of (i) $10 million or (ii) 10% of the total assets of the company at the time of acquisition;

•

establishment of investment guidelines with respect to investments in assets where the value is the lesser of (i) $10 million or (ii) 10% of the total assets of the company at the time of acquisition and the oversight of our advisor’s compliance with such guidelines;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with our advisor; and

•	whether and when we seek to sell the company or substantially all of its assets

A majority of our board of directors and a majority of the conflicts committee will approve certain significant proposed real estate property investments and real estate-related debt investments as described above.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for other Affiliated Programs, including Resource Opportunity REIT, Resource Opportunity REIT II, C-III sponsored funds, or, with respect to real estate debt secured by multifamily properties, Exantas Capital. Our advisor and its affiliates share many of the same executive officers and key real estate professionals. When these Resource Real Estate professionals direct an investment opportunity to any Affiliated Programs, they, in their sole discretion, will have to determine the program for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program as well as the resolution procedures described below if an investment is equally suitable for more than one program. Additionally, C-III is not obligated to present investment opportunities to any Resource Real Estate-sponsored programs or joint ventures, including our company.

In determining the Resource Real Estate-sponsored Program for which an investment opportunity would be most suitable, the Resource Allocation Committee will consider the following factors:

•	the investment objectives and criteria of each program;

•	the cash requirements of each program;

•

the effect of the investment on the diversification of each program’s portfolio by type of investment, risk of investment, type of commercial property, geographic location of properties, and tenants of properties;

•	the policy of each program relating to leverage;

•	the anticipated cash flow of the property or asset to be acquired;

•	the income tax effects of the purchase on each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

In the event that an opportunity is equally suitable for us and another program sponsored by Resource Real Estate, the Resource Allocation Committee may allocate opportunities on an alternating basis with the view that, overall, we and programs sponsored by Resource Estate would be treated equitably. Alternatively, the investment may be allocated among us and the other party in proportion to the relative amounts of the investment sought by each. Such co-investments must be approved by the vote of our conflicts committee. Our co-investment rights are subject to the availability of capital for investment. If the portion of the investment allocable to one of us would be too small or too large for it to be appropriate for one of us, either because of economic or market inefficiency, regulatory constraints, such as REIT qualification or exclusion from regulation under the Investment Company Act, or otherwise, that portion will be reallocated to the other party.

If a subsequent event or development, such as a delay in the closing of a property or investment or a delay in the construction of a property, causes any investment, in the opinion of the Resource Real Estate professionals, to be more appropriate for another Resource Real Estate program, they may offer the investment to another Resource Real Estate program. It may also be appropriate for our advisor to allocate a portion of an investment to us and another portion to other programs sponsored by affiliates of our advisor via a co-investment. See “Certain Conflict Resolution Measures—Resolution of Potential Conflicts of Interest in Allocation of Investment Opportunities” below.

Our advisory agreement requires that our advisor inform the conflicts committee each quarter of the investments that have been purchased by other Resource Real Estate programs for whom our advisor or one of its affiliates serves as an investment adviser so that the conflicts committee can evaluate whether we are receiving our fair share of opportunities. Our advisor’s success in generating investment opportunities for us and the fair allocation of opportunities among Resource Real Estate programs are important factors in the conflicts committee’s determination to continue or renew our arrangements with our advisor and its affiliates. The conflicts committee has a duty to ensure that favorable investment opportunities are not disproportionately allocated to other Resource Real Estate-sponsored programs. We expect that during the period in which we are investing proceeds from this offering, Resource Opportunity REIT and Resource Opportunity REIT II may still be investing in assets similar to those in which we will be investing. For so long as we are externally advised, it shall not be a proper purpose of the corporation for us to purchase real estate or any significant asset related to real estate unless the advisor has recommended the investment to us.

An affiliate of our advisor is the external manager of Exantas Capital, a publicly traded REIT sponsored by Resource America. Exantas Capital invests in the following asset classes: commercial real estate-related assets such as whole loans, A-Notes, B-Notes, mezzanine loans and mortgage-related securities, commercial real estate, and commercial finance assets such as other asset-backed securities, senior secured corporate loans, trust preferred securities, and debt tranches of collateralized debt obligations. Pursuant to the management agreement between Exantas Capital and its external manager, Exantas Capital’s manager and its affiliates are permitted to advise other programs. Although Exantas Capital’s manager need not offer Exantas Capital the opportunity to participate in every investment that is consistent with Exantas Capital’s investment objectives, its manager and its manager’s affiliates are contractually obligated to allocate investment opportunities that are suitable for both Exantas Capital and other programs they sponsor on an equitable basis.

Resource Real Estate and our advisor may make exceptions to these general policies when other circumstances make application of the policies inequitable or uneconomic.

Other Charter Provisions Relating to Conflicts of Interest

In addition to the creation of the conflicts committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. The conflicts committee evaluates at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The conflicts committee supervises the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation is based on the following factors as well as any other factors deemed relevant by the conflicts committee:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	whether the expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor for its own account and for their other clients.

Under our charter, we can only pay our advisor a disposition fee in connection with the sale of a property or other asset if it provides a substantial amount of the services in the effort to sell the property or asset. In such circumstances, our charter authorizes us to pay to the advisor the following fee: (i) if a brokerage commission is paid to a person other than an affiliate of the sponsor, an amount up to one-half of the total brokerage commissions paid but in no event an amount that exceeds 3% of the sales price of such property or properties or (ii) if no brokerage commission is paid to a person other than an affiliate of the sponsor, an amount up to 3% of the sales price of such property or properties. Although our charter limits this commission to 3% of the sales price, our advisory agreement provides for a 2.0% disposition fee. Any increase in this fee would require the approval of a majority of the directors (including a majority of the conflicts committee) not otherwise interested in the transaction. Moreover, our charter also provides that the commission, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property or other asset. To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described below. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that the conflicts committee conclude that the transaction is fair and reasonable to us.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to a 6% cumulative, non-compounded, annual return on the issue price.

If we ever decided to become self-managed by acquiring entities affiliated with our advisor, our charter would require that our board of directors (including a majority of the members of our conflicts committee) conclude, by a majority vote, that such internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a loan, 6% of the funds advanced. This limit may only be exceeded if a majority of the directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits the acquisition fee to 2% of the sum of the amount actually paid or allocated to fund the acquisition, origination, development, construction or improvement of the property, loan or other investment (including any acquisition expenses and any debt attributable to such investments). Any increase in the acquisition fee stipulated in the advisory agreement would require the approval of a majority of the directors (including a majority of the conflicts committee) not otherwise interested in the transaction.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The conflicts committee (by majority vote) or our advisor may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice.

Our Acquisitions. We will not purchase or lease properties in which our advisor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount. Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our conflicts committee requires and in all cases in which the transaction is an acquisition or transfer by or from any of our directors or affiliates, we will obtain two third-party valuations by independent experts selected by our conflicts committee (at least one of which will be an appraisal of fair market value). We may obtain an appraisal in other cases; however, we will rely on our own independent analysis and not on appraisals in determining whether to invest in a particular property. Appraisals are estimates of value and may not always be reliable as measures of true worth or realizable value. As of the date of this prospectus, we do not intend to purchase investments from other Resource Real Estate-sponsored programs or other affiliates. However, we may in the future enter into transactions, including acquisitions, with other Resource Real Estate-sponsored programs or other affiliates if an attractive opportunity presents itself and our conflicts committee approves the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor, our directors or officers or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the board of directors (including a majority of the conflicts committee) not otherwise interested in the transaction must conclude that all other transactions, including joint ventures, between us and our sponsor, advisor, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties and, with respect to joint ventures, on substantially the same terms and conditions as those received by other joint ventures.

Limitation on Operating Expenses. Commencing upon the fiscal quarter ending September 30, 2017, we will not reimburse our advisor at the end of any fiscal quarter for operating expenses that in the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. If the conflicts committee does not approve such excess expenses as being so justified, any excess expenses paid to our advisor during a fiscal quarter shall be repaid to us. “Average invested assets” means the average monthly book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad loan reserves; (e) incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Issuance of Options and Warrants to Certain Affiliates. Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our capital stock to our advisor, our directors, our sponsor or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants to persons other than our advisor, our directors, our sponsor and their affiliates prior to listing our common stock on a national securities exchange, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the conflicts committee has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the advisor, a director, the sponsors or any affiliate thereof shall not exceed an amount equal to 10% of the outstanding shares of common stock on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to our sponsor, advisor or our directors or officers or any of their affiliates in connection with our repurchase of our common stock.

Loans. We will not make any loans to the sponsor, our advisor or to our directors or officers or any of their affiliates (other than mortgage loans complying with the limitations described above). In addition, we will not borrow from these affiliates unless a majority of the board of directors (including a majority of the conflicts committee) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interests of our common stockholders and the basis for such determination; and

•

a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our sponsor, advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the conflicts committee with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Our charter provides that none of our advisor, our directors or any affiliate may vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. Our board of directors and the conflicts committee reviewed and ratified our charter and bylaws by the vote of a majority of their respective members at the first full meeting of the board of directors and the conflicts committee, as required by our charter.

INVESTMENT OBJECTIVES AND POLICIES

Our principal approach is to take advantage of our sponsor’s multifamily investing and lending platforms to invest in apartments in order to provide you with growing cash flows and increasing asset values. We intend to acquire underperforming apartment communities which we will renovate and optimize in order to increase rents and, to a lesser extent, acquire or originate commercial real estate debt secured by apartments. We believe multiple opportunities exist within the multifamily industry today and will continue to present themselves over the next few years to real estate investors who possess the following characteristics: (i) extensive experience in multifamily investing, (ii) strong management platforms specializing in operational and financial performance optimization, (iii) financial sophistication allowing them to benefit from complex opportunities and (iv) the overall scale and breadth of a national real estate platform in both the equity and debt markets. Our investment objectives are to preserve and protect our stockholders’ capital investment, provide current income to our stockholders in the form of cash distributions through increased cash flow from operations or targeted asset sales, facilitate capital appreciation, and provide attractive total returns to our stockholders.

Target Portfolio

We primarily intend to acquire Class B or B-, older, well-located multifamily rental properties that are often in need of some extensive exterior and interior renovations and updating in order to increase their long-term value as well as their cash flows. We refer to these properties as “underperforming” properties. We will seek to improve these properties to a Class B+ or higher level, maintaining their competitive price advantage over newer Class A apartments by making the necessary renovations to increase rents.

We also may originate or acquire performing loans secured by multifamily assets, including first- and second-priority mortgage loans, mezzanine loans, B-Notes and other loans. We may invest in mezzanine loans that are senior to the borrower’s equity in, and subordinate to a first mortgage loan on, a property. These loans are secured by pledges of ownership interests, in whole or in part, in entities that directly own the real property. In addition, we may require other collateral to secure mezzanine loans, including letters of credit, personal guarantees of the principals of the borrower, or collateral unrelated to the property. We may also invest in preferred equity, subordinate interests in whole loans as well as whole loans.

Although the above outlines our target portfolio, we may make adjustments based on, among other things, prevailing real estate market conditions and the availability of attractive investment opportunities. We will not forego an attractive investment because it does not fit within our targeted asset class or portfolio composition. We may use the proceeds of this offering to purchase or invest in any type of real estate or real estate-related debt investment that we determine is in the best interest of our stockholders, subject to the investment limitations set forth in our charter.

We may acquire interests in real estate in either of the two following manners:

•	as the sole investor, by either paying cash or by financing the purchase with a loan from a third-party lender; or

•	as a joint venture partner under co-investment agreements with either (i) affiliates of our advisor, including affiliated investment programs, or (ii) institutional third parties.

Target Asset Classes

We may invest in a range of real estate assets if we believe we can enhance the property value and generate an attractive return for our stockholders, however, we expect to concentrate on conventional multifamily rental properties, such as garden-style, mid-rise and high-rise apartments, as well as student housing.

We have no present intent to engage in major new development projects, but we anticipate that we will participate actively in redeveloping or repositioning our acquisitions to enhance the value of the asset for our portfolio and to generate attractive returns for our stockholders. For purposes of these types of investments, we may form taxable REIT subsidiaries (“TRSs”), which will be organized to allow us to maintain our REIT status.

Underperforming Multifamily Rental Properties

General

Resource Real Estate has a dedicated acquisition team that includes personnel who have been integral to the acquisition of underperforming properties for the multifamily funds offered by our sponsor over the past ten years. We intend to buy apartment properties with the potential for capital appreciation. These assets generally will be Class B or B- properties built in the 1970s and 1980s in cities demonstrating a stable multifamily supply and the ability to attract a young, creative and educated labor force. According to the U.S. Census Bureau, during the 20-year period from 1970 to 1989, over 9.3 million housing units were completed in the United States within structures containing five or more units, which is substantially higher than the approximately 5 million units completed between 1990 and 2009. Apartments completed between 1970 and 1989 are now 29-48 years old and many of these apartments have not had substantial renovations in their lifetimes. Therefore, we believe that there is a large inventory of un-renovated apartments built in the 1970s and 1980s to acquire and renovate as part of our underperforming multifamily strategy.

We typically will seek to acquire multifamily rental properties that are well-located in generally affluent, inner ring, in-fill communities across the United States. We will seek properties where there is often an opportunity to improve net operating income and overall property value by renovating the exterior of the property and the interior units, instituting quality property management by USRG, and aggressively marketing the property to decrease vacancies, enhance the credit quality of the resident base and increase effective rental rates.

We generally intend to hold our multifamily rental properties that were underperforming at the time of acquisition for two to six years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation. However, economic and market conditions, and changes in REIT regulations, may cause us to adjust our expected holding period in order to maximize our potential returns. When acquiring 100% of the equity interests in properties, we expect to focus on properties with acquisition costs of between $5 million and $100 million each, including financing; however, when acquiring partial equity interests in properties, we expect that the total acquisition costs for 100% of the equity interests in each property by all of the co-owners, including us, will not exceed $100 million, including financing.

We may also invest in properties that have characteristics similar to multifamily rental properties such as student housing. Some of the properties may include a certain portion of units as condominiums or a building (or a portion of a building) that serves as a hotel. In certain cases, we may find an opportunity where the property’s value may be significantly increased if the condominiums are converted to apartments, the hotel is converted to apartments, or some other combination that involves a conversion of the current building’s use into an alternative, more attractive use.

Acquisition Strategy for Underperforming Multifamily Rental Properties

When evaluating potential acquisitions of underperforming multifamily rental properties, we often look for older, Class B and Class B- properties that are in need of some refurbishment to update them to be more attractive to today’s apartment resident. For each specific property, we will consider, among other items:

•	location, construction quality, condition, design of the property and the redevelopment or repositioning required to add value;

•	purchase price, expected cash-on-cash yield and overall expected internal rate of return;

•	purchase price relative to historical and recent sales of similar properties in the market, including cap rate, price per unit and price per square foot;

•	purchase price relative to replacement cost of the property;

•	current and projected cash flow from the property and ability to increase cash flow; and

•	potential for capital appreciation from any redevelopment or repositioning activity.

The properties we expect to seek often will be in need of:

•	exterior renovations, such as new paint or siding, windows, pavement, signage and landscaping improvements;

•

interior unit renovations, such as new carpet and flooring, interior paint with accent colors, cabinets, countertops, appliances and lighting fixtures, in order to make them more attractive to renters;

•	amenity enhancements or additions, such as leasing centers, fitness centers, swimming pools, business centers, clubhouses and dog runs;

•

security enhancements, such as controlled access, improved outdoor lighting, recorded or monitored security cameras, monitored security alarms in units, security patrols and courtesy law enforcement officers living on site; and

•	rebranding of the property, including the renaming of the property.

We will seek to improve these properties to a Class B+ level or higher, maintaining their competitive price advantage over newer Class A apartments.

We consider Class A properties to be apartments built in the last five years with the highest level of common area and interior unit finishes such as slab granite kitchen and bathroom countertops, stone flooring such as travertine, oversized windows with glass transoms, attached garages, and 10-foot tall ceilings. Class B assets are generally well maintained, professionally managed apartments generally built over the period from six to 25 years ago and which have standard common area interior unit finishes, such as carpet and vinyl flooring, Formica countertops, detached garages and 8-foot tall ceilings. Class B- properties will often have original common area and interior unit finishes, such as older carpet and vinyl styles, older original appliances and brass lighting packages and hardware, and single-panel doors. An upgraded Class B+ property will have undergone recent upgrades and renovations to the common and interior finishes such as new Berber carpet and vinyl plank flooring, new Formica stone-like countertops, new wood cabinets, new stainless steel appliance packages, modern brushed chrome lighting packages and hardware and six panel doors. Class B+ properties generally maintain a rental price advantage over their Class A competitors.

Our Focus on Apartments

Our sponsor and its affiliates have been investing in all major real estate asset classes over the last 20 years; however, our sponsor has focused specifically on the multifamily sector with 12 of its last 13 funds, and we expect to continue this focus as apartments have traditionally produced the highest risk-adjusted investment returns compared to other property sectors. According to Torto Wheaton Research, over the past 30 years, multifamily rental properties have produced higher returns with lower volatility than the other major real estate sectors, which includes office, retail, industrial, mixed-use, hospitality and healthcare properties. Furthermore, multifamily rental properties have demonstrated returns during recessionary periods that are higher than those of other major property classes, and have been an effective inflation hedge due to the short term of the typical apartment lease, which is generally 12 months or less.

A publication entitled A Case for Investing in U.S. Apartments, Torto Wheaton Research© (March, 2009) elaborated on many of the reasons our sponsor has focused on the multifamily sector. The key factors for investing in apartments are summarized below:

•

a long track record of having the highest risk-adjusted investment returns compared to other property types; relatively more resilient during economic downturns, delivering higher returns than other property classes during recessionary periods;

•	efficient cash distribution, due to relatively low capital expenditures and technical improvements;

•

stable access to debt, due in part to the lending activities of Fannie Mae and Freddie Mac, government-sponsored enterprises, lower cost of debt capital and the ability to support more debt with the same level of risk;

•	operating in a favorable, transparent and market-driven regulatory and taxation environment, with shorter leases than other property types, allowing quicker adjustment to changing market environments;

•	wide variation in terms of age, size, quality and location, creating a broad spectrum of opportunities and possible investment strategies, thereby providing greater liquidity than other sectors;

•

over a four-year period ending in 2008, the addition of about 3.0 million households to national rental demand as a result of new household formation, a declining homeownership rate and a subsequent increase in the propensity to rent for two significant cohorts—the “echo boomers” and foreign immigrants;

•

expected increases in rental demand on account of favorable trends among rental cohorts, including a resumption in growth in population aged 20 to 29 (“echo boomers” or “Generation Y”) after two decades of decline, which group has the highest propensity to rent; and

•	apartments under-weighted in institutional real estate portfolios.

Continuing the trends from above, the median rent for units delivered in the four quarters ending December 2017 was $1,550 and 44% of the units delivered had monthly rents of $1,650 or greater, which puts them out of reach for households that are at or below the median household income of $61,372 (U.S. Census Bureau 2018). The lack of affordable rental options for new households will continue to support rental demand for units that are older, well located Class B properties.

Reis anticipates that the health of the national apartment market is expected to continue through at least 2022. The apartment market is expected to maintain well above long-term averages in both annual effective rent growth and occupancy during 2019, with the market’s tenth year of post-recession expansion. Reis forecasts rent growth to average 3.3%, with occupancy averaging 94.8% in 2019.

Apartment Acquisition Strategy

Cities with Strong Apartment Fundamentals

When evaluating potential acquisitions of investments in apartments, we generally consider whether the market where the investment is located is one that has the potential for growth by analyzing (i) the apartment supply and demand, (ii) the employment situation and (iii) the demographic make-up of the area. Specifically, we consider the following with respect to both the overall market and the submarket:

•	barriers to entry that would limit competition, such as zoning laws, physical barriers to new supply and local redevelopment or repositioning construction costs, among other factors;

•	properties under development that could pose competition and the potential for the construction of new competing properties in the area;

•	exposure to specific sectors of the economy and prospects for overall employment growth in the sectors of high exposure;

•	employment and household growth and net migration of the relevant market’s population;

•	tax and regulatory environment, specifically for any potential rent controls and landlord-tenant law, of the community in which the property is located;

•	income levels and employment growth trends in relevant markets;

•	educational levels of the relevant market’s population;

•	occupancy and demand by residents for properties of a similar type in the vicinity;

•	historical, current and forecasted effective rental rates and growth for properties of a similar type in the vicinity;

•	historical, recent and expected sales metrics for sales of properties of a similar type in the vicinity, specifically cap rates, cost per unit and cost per square foot;

•	historic and potential for capital appreciation generally;

•	likelihood of interest from institutional investors in the market;

•	prospects for liquidity through sale, financing or refinancing of the property;

•	synergy with existing operations in the area, if any; and

•	typical terms of resident leases for multifamily rental properties and the potential for rent increases.

Cities that Attract a Young, Creative and Educated Workforce

When evaluating potential acquisitions of multifamily rental properties, we also look for cities that have a “quality of place.” According to Richard Florida, author of The Rise of the Creative Class (Basic Books, 2012), these are cities that attract young, creative people such as doctors, lawyers, scientists, engineers, entrepreneurs and computer programmers in their mid-20’s to mid-30’s due to the cultural diversity, array of lifestyle and available jobs. Examples of such areas include Austin, Texas; Durham, North Carolina; and Atlanta, Georgia.

We evaluate the prospects of a particular city to attract young, high-paid workers from the “echo boomer,” or “Gen Y,” demographic over the next 15 years. We believe that this demographic will be the most vital component of the demand for multifamily units over the next 15 years in the United States. We believe that the development of a large pool of young, educated workers from Gen Y will be the key to a city’s ability to attract new employers who rely upon this large and creative workforce and that a young creative workforce will attract jobs, not vice versa. In the United States, industries, from technology to entertainment, journalism to finance, high-end manufacturing to the arts, are becoming increasingly reliant upon a highly educated workforce as opposed to a less educated workforce that can only provide general manual labor in manufacturing or basic skills in the service sector of the economy. Because this fast-growing, highly educated and well-paid segment of the workforce are in such high demand from American companies, we believe that acquiring multifamily assets in cities with a preponderance of this demographic will position us to benefit from Gen Y’s demand for multifamily housing from all socioeconomic renter classes, including the service providers to the young, creative workforce.

We believe that this young and educated workforce will be attracted to cities that offer an environment strongly suited to their particular likings. Rather than measuring a city’s quality-of-life to this demographic by evaluating a city’s offerings of professional sports entertainment, symphonies, ballets, operas or museums, we evaluate what we believe that this demographic is demanding, a diverse array of cultural and recreational opportunities, such as the city’s music scene, ethnic and cultural diversity, outdoor recreation opportunities and the city’s nightlife. Rather than focusing on cities that are trying to attract this new demographic and jobs that come with them by building generic high-tech office parks or subsidizing professional sports teams, we look for cities that have a “quality of place” and are attracting this creative demographic.

By investing in cities that attract the “creative class,” we believe that long-term job growth will be stronger and will assist in lifting incomes for renters in all classes, allowing rents to rise.

Affluent Locations within Cities

As described in David Brooks’ book On Paradise Drive, How We Live Now (And Always Have) in the Future Tense (Simon & Schuster, 2004), most American cities have developed in rings that can be described in the following categories listed in their progressive order starting in the city center and then moving outward:

•	Urban Core—the city center and central business district of a city where numerous entertainment offerings are located, such as restaurants, bars and theaters;

•	“Crunchy” Suburbs—areas just outside the urban core where small pockets of gentrification have occurred in older sections of American cities, often attracting a bohemian demographic group;

•	Moneyed Suburbs—inner-ring wealthy suburbs with older but very high-end single-family homes;

•	Immigrant Enclaves—commercial areas with extensive inexpensive retail and fast food offerings and inexpensive housing options utilized by many first-generation immigrant groups;

•	Suburbs—The expansive areas of post-war-constructed single-family housing, large shopping malls and newer office complexes; and

•	Exurbs—The newest area of extensive housing developed largely during the 1990s and 2000s, which was previously farmland, forest or desert on the edge of cities.

We will seek to acquire underperforming multifamily rental properties in and around the “moneyed suburbs,” including the outer portions of the “crunchy suburbs” and the inner portions of the suburbs. We believe that these areas offer greater long-term stability versus other areas of cities. In general, we will seek to acquire properties in areas with high levels of average household income relative to the population of that city, and in areas that are in-fill with high barriers to entry for new multifamily developments.

Real Estate Asset Management Strategy

General

Our advisor’s investment approach includes active and aggressive management of each asset acquired. Our advisor believes that active management is critical to creating value. Prior to the purchase of an individual asset or portfolio, our asset managers will work closely with our advisor’s acquisition and underwriting teams to develop an asset management strategy. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. Our advisor will review asset management strategies weekly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. Our asset management strategies will be designed with a goal of realistic yet aggressive enhancement of value throughout the investment period.

In an effort to keep an asset in compliance with our underwriting standards, our advisor’s acquisition team will remain involved through the investment life cycle of the acquired asset and will actively consult with our asset managers throughout the hold period. In addition, our advisor’s executive officers will periodically review the operating performance of investments against projections, and will provide the oversight necessary to detect and resolve issues as they arise.

Property Management

USRG is a wholly owned subsidiary of C-III, the indirect parent of our sponsor. USRG is a property management company based in Dallas, Texas. USRG manages over 81 multifamily rental properties in 20 states with over 24,000 units as of December 31, 2017. The senior managers and employees of USRG, acting through Resource Apartment Manager III, assist in providing property management as well as construction management services to us.

Conditions to Closing Real Estate Investments

Our advisor will perform a diligence review on each property that we purchase. We generally will seek to condition our obligation to close the purchase of any property on the delivery of certain documents from the seller. Such documents, where available, include, but are not limited to:

•	any current or prior code violations;

•	bank or other financial institution statements with bank deposit receivables for the last six months;

•	business licenses, license fees, permits and permit bills;

•	capital expenditure history through the current year to date, including detail of any exterior work;

•	certificates of occupancy;

•	contracts and service agreements, including equipment leases;

•	correspondence with federal, state or municipal government offices, branches or agencies;

•	detailed rent roll for the most recent month, including concessions, security deposits, waivers of material conditions or other special conditions, including updated rent rolls as appropriate;

•	environmental, asbestos, soil, engineering reports, appraisals and wetland reports;

•	form leases;

•	general ledger for the past 12 months;

•	historical operating statements from ownership for the past three years, with month and year-to-date data for the last year and the current year;

•	income tax returns with income schedules for the last three years;

•	insurance invoices for the last two years and insurance losses, claims or other material correspondence regarding claims for the last five years;

•	list of any pending litigation affecting either the property or the residents;

•	monthly occupancy reports for the past two years;

•	multifamily resident and other property class tenant leases;

•	personal property inventory;

•	personnel list, wages and benefits;

•	plans and specifications, including as-built, architectural drawings and soil compaction studies;

•	surveys;

•	tax bills and assessment notices for the property and any personalty for the past four years, including any correspondence relating to tax appeals and reassessments;

•	tenant and vendor correspondence files;

•	termite and other pest inspections reports;

•	title commitment and recorded documents;

•	unexpired warranties; and

•	utility bills (gas, electric, water and sewer) for the past year, as well as the current year.

In order to be as thorough as reasonably possible in our due diligence, our advisor typically will obtain additional third-party reports. We may obtain reports with respect to property condition, soils, mechanical- and electrical-plumbing, structural, roof, air quality and mold, radon, seismic, lease audit, net operating income audit and others. We do not intend to acquire any property unless and until we obtain a new, or review a recent, Phase I environmental site assessment and are generally satisfied with the environmental status of the property.

Real Estate-Related Debt

General

We may acquire or originate debt secured by multifamily assets. Resource Real Estate and its affiliates have an extensive history of investing in commercial real estate debt that dates back to 1991. The officers and employees of Resource America have extensive experience in the acquisition, management and disposition of real estate-related debt investments. In addition, in early 2005, Resource Real Estate formed a team dedicated to originating and acquiring commercial whole loans, mezzanine loans and B-Notes. Resource Real Estate’s acquisition, asset management and finance teams acquire, originate and manage those real estate-related debt instruments. We may invest a portion of our assets in real estate-related debt investments secured, directly or indirectly, by multifamily rental properties, a real estate sector where Resource Real Estate has extensive experience and managing capabilities.

When acquiring real estate-related debt investments, we expect to focus on acquiring first mortgages, second mortgages, mezzanine loans, B-Notes and other subordinate loans, with acquisition costs of between $5 million and $100 million each that are secured directly or indirectly by multifamily rental properties. Based on our advisor’s and its affiliates’ experience, we, or a third party we contract with, may service the mortgages and other loan assets.

The purchase price that we will pay for any real estate-related debt investment will be largely based on the fair market value of the underlying real estate as determined by a majority of our directors (including a majority of the conflicts committee). In the cases where a majority of our conflicts committee require, and in all cases in which the transaction is with any of our affiliates, we will obtain an appraisal of fair market value by an independent expert selected by conflicts committee; however, we will rely on our own independent analysis and not on appraisals in determining whether to invest in a particular asset.

We generally intend to hold our real estate-related debt investments for two to six years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation; however, economic and market conditions, and changes in REIT regulations, may cause us to adjust our expected holding period in order to maximize our potential returns. We cannot predict the various market conditions that will exist at any given time in the future. Because of this uncertainty, we cannot assure you that we will be able to sell our real estate-related debt investments at a profit, which could adversely affect our ability to realize any potential appreciation on our investments.

Types of Real Estate-Related Debt

First and Second Mortgages. First mortgage loans are secured by first-priority mortgages or deeds of trust on real property and are senior to other creditors with respect to the underlying property. Although we have no present intent to do so, we may also invest in construction loans, which similarly are in a first-priority position. Second mortgage loans are secured by second-priority mortgages or deeds of trust on real property that are subject to prior mortgage indebtedness.

Mezzanine Loans. We may invest in mezzanine loans that are secured by 100% of the equity securities of a special purpose vehicle that owns real estate encumbered by a first mortgage loan. The mezzanine loans may include provisions wherein we receive a stated interest rate on the loan as well as a preferred equity interest, such as a percentage of gross revenues or a percentage of the increase in the fair market value of the underlying property, payable on the earlier of the maturity of the loan or the refinancing or sale of the underlying property.

To protect and enhance returns in the event of premature payment, our mezzanine loans may have provisions such as prepayment lockouts, penalties and minimum profit hurdles. In addition, the mezzanine loans may include other collateral to secure our investment, including letters of credit, personal guarantees of the principals of the borrower or additional collateral unrelated to the underlying property.

Subordinate Interests in Whole Loans (B-Notes). We may also acquire subordinated interests in first mortgage real estate loans (whole loans) from third parties that are directly secured by a property, which are referred to in this prospectus as “B-Notes.” B-Notes are loans that are secured by a first mortgage, but are subordinated to a senior lien interest in the property, which is referred to in this prospectus as an “A-Note.” In addition to the interest payable on a B-Note, the borrower under the note may be charged fees or we may be entitled to receive additional income from payments by the borrower in excess of the price we paid to acquire the note. Otherwise, we, as a B-Note lender, will have the same obligations, collateral and borrower as the A-Note lender, but we typically will be subordinated in recovery to the A-Note lender if the borrower defaults.

We may also buy a whole loan and sell an A-Note to an unaffiliated party and we would retain a B-Note. In this case, we would keep any profit made from the sale of the A-Note.

Acquisition and Origination Strategy for Real Estate-Related Debt

We may make loans directly to real estate borrowers who are acquiring or refinancing multifamily properties or to acquire these loans. We may also acquire these types of existing loans. We anticipate that these loans will have a face value between $5 million and $50 million and be secured directly or indirectly by multifamily rental properties. We generally intend to originate or acquire loans with terms of 2 to 5 years; however we may make or acquire loans with terms that are longer or shorter depending on the market conditions and borrower or collateral.

Lending presents us with an opportunity to benefit from the positive trends in the multifamily industry, while being senior to an equity investor and typically receiving regular cash interest payments. Direct lending enables us to better control the structure of the loans and to maintain direct relationships with the borrowers. We intend to invest in mezzanine loans that are senior to the borrower’s equity in, and subordinate to a first mortgage loan on, a property. These loans are secured by pledges of ownership interests, in whole or in part, in entities that directly own the real property. In addition, we may require other collateral to secure mezzanine loans, including letters of credit, personal guarantees of the principals of the borrower, or collateral unrelated to the property. We may also invest in preferred equity, subordinate interests in whole loans as well as whole loans. Our sponsor has a dedicated nationwide lending team that includes senior personnel who have been with our sponsor since 2005.

Acquisition or Origination Criteria. When evaluating potential acquisitions and dispositions of mortgages or other loans, we generally consider the following criteria with respect to the borrower:

•	acquisition price in relation to perceived asset value;

•	potential value of the underlying properties;

•	the balance sheet and any other financial statements of the borrower provided to us, which generally will have been reported on by nationally or regionally known accounting firms;

•	the borrower’s experience;

•	the borrower’s payment history;

•	whether the borrower has any judgments or bankruptcies on its record;

•	the borrower’s operating history; and

•	recourse to the borrower, if any.

With respect to the property serving, directly or indirectly, as collateral for the loan, we generally will consider the property’s:

•	location;

•	operating history;

•	business plan;

•	market position;

•	occupancy trends; and

•	functionality.

With respect to structuring or evaluating the terms of a loan, including payment and collateral terms and conditions, we generally will consider the borrower’s:

•	equity;

•	loan-to-value levels;

•	debt service coverage ratio levels;

•	legal structure and rights; and

•	credit ratings.

Conditions to Closing Debt Investments

Our advisor will perform a diligence review on each property underlying any mortgage, loan or other debt security that we purchase. We will generally seek to condition our obligation to close the purchase of any debt investment on the delivery of certain documents from the seller. Such documents are expected to include all documents listed below under “Conditions to Closing Real Estate Investments,” where available, and would also include for our real estate-related debt investments:

•	any default notices and correspondence;

•	loan documents and files for the real estate-related debt investment;

•	underlying documents demonstrating the security of the loan, such as the mortgage, deed of trust, pledge of interests or other evidence of security;

•	comprehensive interest rate, credit risk and liability assessments and documentation, as available; and

•	such other loan documentation as may be appropriate.

Other Possible Investments and Activities

We may make investments in REITs and other real estate companies and other companies that hold real estate assets.

We may issue our securities, including units in our Operating Partnership, in exchange for real estate investments. We do not intend to underwrite securities of other issuers. Nor do we have any intent to engage in the purchase and sale of any types of investments other than direct or indirect interests in real estate and real estate-related debt investments.

Co-Investment Strategy

Instead of acquiring full ownership of a debt or equity real estate investment, we may acquire partial, indirect interests in some of our debt or equity real estate investments by entering into co-investment agreements with other co-owners of the real estate investments, which may be independent third parties or affiliates of our advisor, including Resource America or investors in existing or new real estate investment programs sponsored by our advisor or its affiliates. Our ownership percentage of each of the new entities will generally be pro rata to the amount of money we apply to the purchase price (including financing, if applicable), and the acquisition, construction, development or renovation expenses, if any, of the real estate investment owned by the new entity relative to the total amounts applied, unless we and the other co-owners negotiate some other method of allocating the ownership of the real estate investment between us and the other co-owners.

Our co-investment partners may have business or economic objectives that are inconsistent with ours. Also, when more than one person controls a real estate investment, there may be a stalemate on decisions, including decisions regarding cash distributions, reserves, or a proposed sale or refinancing of the real estate investment, and the other parties to the co-investment agreement may have the right to make those decisions instead of us. If we co-invest with Resource America, we expect, in most cases, to have control of the co-investment and majority ownership.

Disposition Policies

We are not required to hold a real estate investment for any particular minimum term before it is sold, refinanced or otherwise disposed of. After we have paid down any acquisition financing on a property, if and when the property has increased in value, we may refinance the property and distribute the proceeds, after fees, expenses and payment of other obligations and reserves, to our stockholders. The determination as to whether and when a particular real estate investment should be sold, refinanced or otherwise disposed of, will be made by our advisor after a consideration of relevant factors, including:

•	performance of the real estate investment;

•	market conditions;

•	the structure of the current financing and currently available refinancing;

•	achieving our principal investment objectives;

•	the potential for future capital appreciation;

•	cash flow; and

•	federal income tax considerations.

In addition, with respect to refinancing properties, our advisor will consider the amount of our initial cash investment and whether the property is subject to financing that comes due in a relatively short term.

For information regarding the disposition fees our advisor will receive upon the sale of our real estate investments, see “Management Compensation.”

Borrowing Policies

We intend to make equity investments with cash but intend to leverage strategically to enhance our returns. Although there is no limit on the amount we can borrow to acquire a single real estate investment, we may not leverage our assets with debt financing such that our borrowings are in excess of 300% of our net assets unless a majority of our conflicts committee finds substantial justification for borrowing a greater amount and such excess borrowings are disclosed in our next quarterly report, along with the conflicts committee’s justification for such excess. Examples of such a substantial justification include obtaining funds for the following: (i) to repay existing obligations, (ii) to pay sufficient distributions to maintain REIT status, or (iii) to buy an asset where an exceptional acquisition opportunity presents itself and the terms of the debt agreement and the nature of the asset are such that the debt does not increase the risk that we would become unable to meet our financial obligations as they became due. On a total portfolio basis, however, based on current lending market conditions, we anticipate that we will not leverage our assets in an amount equal to 55% to 60% of the value of our assets. Our board of directors will review our aggregate borrowings on a quarterly basis.

First, we may obtain REIT-level financing through a line of credit from third-party financial institutions or other commercial lenders. Our assets will serve as collateral for this type of debt incurred to acquire real estate investments. In addition to debt financing at the REIT-level, we may also finance the acquisition costs of individual real estate investments, as well as the acquisition costs of all or a group of real estate investments acquired by us, by causing our subsidiaries to borrow directly from third-party financial institutions or other commercial lenders. Under these circumstances, our advisor anticipates that certain properties acquired will serve as collateral for the debt we incur to acquire those particular properties and that we will seek to obtain nonrecourse financing for the acquisition of the properties. However, there is no guarantee that our advisor will be successful in obtaining financing arrangements on a property-by-property basis and that the loans would be nonrecourse to us. Finally, we may also obtain seller financing with respect to specific assets that we acquire.

Exit Strategy—Liquidation or Listing Policy

We may provide our stockholders with a liquidity event or events by some combination of the following: (i) liquidating all, or substantially all, of our assets and distributing the net proceeds to our stockholders or (ii) listing our shares for trading on an exchange. In addition to such liquidity events, our board may also consider pursuing various liquidity strategies, including adopting a more expansive share redemption program (subject to the applicable federal securities laws) or engaging in a tender offer, to accommodate those stockholders who desire to liquidate their investment in us. Our board anticipates evaluating such events within three to six years after we terminate this primary offering, subject to then prevailing market conditions. We are not, however, required to provide our stockholders a liquidity event by a specified date or at all.

If we do not begin the process of liquidating our assets or listing our shares within six years of the termination of this primary offering and a majority of our board of directors and a majority of our independent directors have not voted to defer the meeting beyond the sixth anniversary of the termination of this offering, upon the request of stockholders holding 10% or more of our outstanding shares of common stock, our charter requires that we hold a stockholder meeting to vote on a proposal for our orderly liquidation. Prior to any stockholder meeting, our directors would evaluate whether to recommend the proposal to our stockholders and, if they so determine, would recommend the proposal and their reasons for doing so. The proposal would include information regarding appraisals of our portfolio. If our stockholders did not approve the proposal, we would obtain new appraisals and resubmit the proposal to our stockholders up to once every two years upon the written request of stockholders owning 10% of our outstanding common stock.

Market conditions and other factors could cause us to delay the commencement of our liquidation or to delay the listing of our shares on a national securities exchange beyond six years from the termination of this offering. Once we commence liquidation, we would begin an orderly sale of our properties and other assets. We are under no obligation to conclude our liquidation within a set time because the precise timing of the sale of our assets will depend on the prevailing real estate and financial markets, the economic conditions in the areas in where our properties are located and federal income tax consequences to our stockholders, and we cannot assure you that we will be able to liquidate our assets. After commencing a liquidation, we would continue in existence until all of our assets are sold. In making the decision to liquidate, apply for listing of our shares or pursue other liquidity strategies, our directors will try to determine which option will result in greater value for stockholders as well as satisfy the liquidity needs of our stockholders.

Charter-Imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we will not:

•	borrow if such debt causes our total liabilities to exceed 75% of the aggregate cost of tangible assets we own, unless approved by a majority of the conflicts committee;

•

invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is available concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria, as determined by our board of directors;

•

make an investment if the related acquisition fees and expenses are not reasonable or exceed 6% of the contract purchase price for the asset, provided that the investment may be made if a majority of the directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction determines that the transaction is commercially competitive, fair and reasonable to us;

•

acquire equity securities unless a majority of our directors (including a majority of the members of our conflicts committee) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors (including a majority of the members of our conflicts committee) not otherwise interested in the transaction, shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system) and provided further that this limitation does not apply to (i) acquisitions effected through the purchase of all of the equity securities of an existing entity, (ii) the investment in wholly owned subsidiaries of ours or (iii) investments in asset-backed securities;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•

issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•

issue redeemable equity securities (as defined in the Investment Company Act of 1940, as amended), which restriction has no effect on our share redemption program or the ability of our Operating Partnership to issue redeemable partnership interests; or

•

make distributions in kind, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions that meet all of the following conditions: (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in kind distributions and (c) in kind distributions are made only to those stockholders who accept such offer.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares.”

Investment Limitations Under the Investment Company Act of 1940

General

We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•

pursuant to Section 3(a)(1)(A), is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•

pursuant to Section 3(a)(1)(C), is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We believe that we and our Operating Partnership will not be required to register as an investment company under either of the tests above. With respect to the 40% test, most of the entities through which we and our Operating Partnership will own our assets will be majority-owned subsidiaries that will not themselves be investment companies and will not be relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

With respect to the primarily engaged test, we and our Operating Partnership will be holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

If any of the subsidiaries of our Operating Partnership fail to meet the 40% test, we believe they will usually, if not always, be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. (Otherwise, they should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, and approximately an additional 25% of its assets in other types of real estate-related assets. If any subsidiary relies on Section 3(c)(5)(C), we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

Pursuant to the language of Section 3(c)(5)(C), we will treat an investment in real property as a qualifying real estate asset. The SEC staff, according to published guidance, takes the view that certain mortgage loans and other types of real estate-related loans in which we may invest are qualifying real estate assets. Thus, we intend to treat these investments as qualifying real estate assets. The SEC staff has not published guidance with respect to the treatment of commercial mortgage-backed securities for purposes of the Section 3(c)(5)(C) exemption. Unless we receive further guidance from the SEC or its staff with respect to residential or commercial mortgage-backed securities, we intend to treat residential or commercial mortgage-backed securities as a real estate-related asset.

If any subsidiary relies on Section 3(c)(5)(C), we expect to limit the investments that the subsidiary makes, directly or indirectly, in assets that are not qualifying assets and in assets that are not real estate-related assets. In 2011, the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage-related instruments. To the extent that the SEC or its staff provides guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from registration as an investment company, we may be required to adjust our strategy accordingly. Any guidance from the SEC or its staff could further inhibit our ability to pursue the strategies we have chosen.

Disclosure Policies with Respect to Future Probable Acquisitions

Affiliates of our advisor are continually evaluating various potential investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties and other investments for us and other programs sponsored by Resource Real Estate. While this public offering is pending, if we believe that a reasonable probability exists that we will acquire a material asset, this prospectus will be supplemented to disclose the probability of acquiring the asset. We expect that this will normally occur upon the satisfaction or expiration of major contingencies in the applicable purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate.

You should understand that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

Changes in Investment Objectives and Policies

You will have no voting rights with respect to the establishment, implementation or alteration of the investment objectives and our policies, all of which are the responsibility of our board of directors and advisor. However, while this offering is ongoing, we will not make any changes in the investment objectives and policies that would constitute a fundamental change without filing a post-effective amendment with the SEC describing such change in investment objectives and policies.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock. The law firm of DLA Piper LLP (US), has acted as our tax counsel and reviewed this summary. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “Resource Apartment REIT III, Inc.,” “we,” “our” and “us” mean only Resource Apartment REIT III, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate Resource Apartment REIT III, Inc. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options (if we ever have employees) or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;

•	“S” corporations;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” See “—Taxation of Resource Apartment REIT III, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” A similar tax may be payable by persons who hold our stock as nominees on behalf of tax-exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of Resource Apartment REIT III, Inc.

We elected to be taxed as a REIT under Section 856 of the Internal Revenue Code, commencing with our taxable year ended December 31, 2017. We believe that we have been organized and expect to operate in such a manner as to qualify for taxation as a REIT.

DLA Piper LLP (US), acting as our tax counsel in connection with this offering, has rendered an opinion to us that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2017. It must be emphasized that the opinion of DLA Piper LLP (US) will be based on various assumptions relating to our organization and operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued and will not cover subsequent periods. Counsel has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by DLA Piper LLP (US). Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay to our stockholders and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

Certain domestic stockholders that are individuals, trusts or estates are taxed on corporate distributions at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 37.0%. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.” However, as set forth in the Tax Cuts and Jobs Act, for taxable years prior to 2026, individual shareholders are generally allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations, which would reduce the maximum marginal effective tax rate for individuals on the receipt of such ordinary dividends to 29.6%.

Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses for taxable years before 2018.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%).

•

If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a REMIC), we could be subject to corporate level federal income tax at a 21% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “—Taxable Mortgage Pools and Excess Inclusion Income” below. “Disqualified organizations” are any organization described in Section 860E(e)(5) of the Code, including: (i) the United States; (ii) any state or political subdivision of the United States; (iii) any foreign government; and (iv) certain other organizations.

•

If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.

•

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arm’s-length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

•

The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS, are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);

(7)

which elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification; and

(8)	which meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, was 2017). Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

Our shares of common stock are held by in excess of 100 independent persons. We believe that we have issued common stock with sufficient diversity of ownership to satisfy condition 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our common stock are described in “Description of Shares—Restrictions on Ownership of Shares.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of our Operating Partnership, all of our Operating Partnership’s assets and income will be deemed to be ours for federal income tax purposes.

As of January 1, 2018, the Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under new rules, among other changes and subject to certain exceptions, any audit adjustments to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that they could result in a partnership in which we own an interest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit. If we own 100% of the equity interests in a CDO issuer or other securitization vehicle that is treated as a corporation for tax purposes, that CDO issuer or other securitization vehicle would be a qualified REIT subsidiary, unless we and the CDO issuer or other securitization vehicle jointly elect to treat the CDO issuer or other securitization vehicle as a TRS. It is anticipated that CDO financings we enter into, if any, will be treated as qualified REIT subsidiaries. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Corporate Subsidiaries. In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as taxable REIT subsidiaries (“TRSs”). A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% (25% for taxable years before 2018) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS’s interest expense deduction may be limited to 30% of its adjusted taxable income. In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

We may own TRSs that are organized outside of the United States. For example, we may hold certain investments and instruments through TRSs to the extent that direct ownership by us could jeopardize our compliance with the REIT qualification requirements, and we may make TRS elections with respect to certain offshore issuers of CDOs or other instruments to the extent that we do not own 100% of the offshore issuer’s equity. Special rules apply in the case of income earned by a taxable subsidiary corporation that is organized outside of the United States. Depending upon the nature of the subsidiary’s income, the parent REIT may be required to include in its taxable income an amount equal to its share of the subsidiary’s income, without regard to whether, or when, such income is distributed by the subsidiary. See “—Income Tests” below. A TRS that is organized outside of the United States may, depending upon the nature of its operations, be subject to little or no federal income tax. There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We currently expect that any offshore TRSs will rely on that exemption or otherwise operate in a manner so that they will generally not be subject to federal income tax on their net income at the entity level.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” distributions received from other REITs, and gains from the sale of real estate assets, any amount includible in gross income with respect to a regular or residual interest in a REMIC, unless less than 95% of the REMIC’s assets are real estate assets, in which case only a proportionate amount of such income will qualify, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Gross income from the sale of inventory property is excluded from both the numerator and the denominator in both income tests. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets will generally be excluded from both the numerator and the denominator for purposes of both gross income tests. We intend to monitor the amount of our non-qualifying income and manage our investment portfolio to comply at all times with the gross income tests but we cannot assure you that we will be successful in this effort.

The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of gross receipts or sales and (ii) an amount that is based on the income or profits of a borrower where the borrower derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, but only to the extent that the amounts received by the borrower would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property is generally qualifying income for purposes of the 75% gross income test. However, where a mortgage covers both real property and personal property, an apportionment of the interest income must be made as described below. If the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. For purposes of the 75% gross income test, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, such personal property is treated as real property. Note that a “significant modification” of a debt instrument will result in a new debt instrument which can require new tests of the value of the underlying real estate. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property (i.e., the amount by which the loan exceeds the value of the real estate that is security for the loan).

In the event that we invest in a mortgage that is secured by both real property and personal property (that exceeds the 15% threshold described above), we would be required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined as of (i) the date we committed to acquire the loan, or (ii) as discussed further below, in the event of a “significant modification,” the date we modified the loan, and the denominator of which is the highest “principal amount” of the loan during the year.

Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (i) occasioned by a borrow default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. If we modify our mortgage loans in the future, no assurance can be provided that all of our loan modifications will qualify for the safe harbor in Revenue Procedure 2014-51. To the extent we significantly modify a mortgage loan in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. If the fair market value of the real property securing a loan has decreased, a portion of the interest income from the loan would not be qualifying income for the 75% gross income test and a portion of the value of the loan would not be a qualifying asset for purposes of the 75% asset test.

Interest, including original issue discount or market discount that we accrue on our real estate-related debt investments generally will be qualifying income for purposes of both gross income tests. However, many of our investments will not be secured by mortgages on real property or interests in real property. Our interest income from those investments will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. In addition, as discussed above, if the fair market value of the real estate securing any of our investments is less than the principal amount of the underlying loan as of a certain testing date, a portion of the income from that investment will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. However, the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

We and our subsidiaries may also invest in REMICs, and we may invest in other types of commercial mortgage-backed securities. See below under “—Asset Tests” for a discussion of the effect of such investments on our qualification as a REIT.

We may also hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans originated by other lenders. B-Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originator of the loans is a party, along with one or more participants. The borrower on the underlying loans is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loans and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loans. The originator often retains a senior position in the underlying loans and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “—Taxation of REITs in General,” “—Requirements for Qualification—General,” “—Asset Tests” and “—Failure to Qualify.”

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for federal income tax purposes. Moreover, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value. See the discussion of Revenue Procedure 2014-51 above.

In general, we will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument. With respect to market discount, although generally we are not required to accrue the discount annually as taxable income (absent an election to do so), interest payments with respect to any debt incurred to purchase the investment may not be deductible and a portion of any gain realized on the disposition of the debt instrument may be treated as ordinary income rather than capital gain.

If we eventually collect less on a debt instrument than the amount we paid for it plus the market discount we had previously reported as income, there would potentially be an ordinary bad debt deduction (rather than capital loss) but this is not free from doubt, and may depend on the characteristics of the underlying obligation, and the amount of cash we collect on maturity, etc. Our ability to benefit from that bad debt deduction (or capital loss) would depend on our having taxable income (or capital gain) in that later taxable year. REITs may not carry back net operating losses, so this possible “income early, loss later” phenomenon could adversely affect us and our stockholders if it were persistent and in significant amounts.

Finally, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by us encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may recognize substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this taxable income for which cash has not been received is recognized. See “—Annual Distribution Requirements.”

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We may receive various fees in connection with our operations relating to the origination or purchase of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by any TRS will not be included for purposes of the gross income tests. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests and (3) to manage risk with respect to the extinguishment of certain indebtedness or the disposition of certain property relating to prior hedging transactions described in (1) or (2) above, each of which is clearly identified as such before the closing of the day on which it was acquired, originated or entered to, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from these transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, United States government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and some kinds of mortgage-backed securities and mortgage loans. To the extent that rent attributable to personal property is treated as rents from real property under the Internal Revenue Code, such personal property will be treated as a “real estate asset” for purposes of the 75% asset test. Further, a debt obligation secured by a mortgage on both real and personal property will be treated as a real estate asset for purposes of the 75% asset test, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class; provided that not more than 25% of the value of our assets may consist of debt instruments issued by publicly offered REITs.

Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.

Fourth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 20% (25% for taxable years before 2018) of the value of our total assets.

Fifth, not more than 25% of the value of a REIT’s assets may consist of nonqualified publicly offered REIT debt instruments.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

We believe that most of the real estate-related securities that we expect to hold will be qualifying assets for purposes of the 75% asset test. However, our investment in other asset-backed securities, bank loans and other instruments that are not secured by mortgages on real property will not be qualifying assets for purposes of the 75% asset test.

If a loan is secured by real property and personal property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of (i) the date we agreed to acquire or originate the loan, or (ii) in the event of a significant modification, the date we modified the loan, then a portion of the loan will be a non-qualifying asset for purposes of the 75% asset test. However, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, such personal property is treated as real property for purposes of the 75% asset test computation.

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 21%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

Any interests that we hold in a REMIC will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “—Taxable Mortgage Pools and Excess Inclusion Income.”

To the extent that we hold mortgage participations or commercial mortgage-backed securities that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “—Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:

(a)	the sum of

(1)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends paid deduction, and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income.

In addition, if we were to recognize “built-in-gain” (as defined below) on disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of an asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if either (i) declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration. In order for dividends to be counted for this purpose for a REIT that is not “publicly offered”, and to provide a tax deduction for such REIT, the dividends must not be “preferential dividends.” A dividend is not a preferential dividend if the dividend is (1) pro rata among all outstanding shares of stock within a particular class and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. These preferential dividend rules do not apply to a publicly offered REIT. We are considered a publicly offered REIT.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements, noting that net operating loss carryovers can only offset at most 80% of taxable income (but such losses can be carried forward indefinitely). Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries, and (b) our inclusion of items in income for federal income tax purposes. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;

•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•

loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax (for taxable years before 2018) on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the 100% tax apply to sales that qualify for a safe harbor as described in Section 857(b)(6) of the Internal Revenue Code.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests, and (3) to hedge certain positions as described in Section 856(c)(5)(G)(iii) of the Internal Revenue Code, each of which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP, which might be noncash accrued income, could be treated as excess inclusion income. Section 860E(c) of the Code defines the term “excess inclusion” with respect to a residual interest in a REMIC. The IRS, however, has yet to issue guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for treasury securities and are published monthly by the IRS for use in various tax calculations. If we undertake securitization transactions that are TMPs, the amount of excess inclusion income we recognize in any taxable year could represent a significant portion of our total taxable for that year. Under recently issued IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to distributions paid. We are required to notify our stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of our excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and

•

results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “—Taxation of Stockholders.” To the extent that excess inclusion income is allocated from a TMP to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 21%). In this case, we are authorized to reduce and intend to reduce distributions to such stockholders by the amount of such tax paid by the REIT that is attributable to such stockholder’s ownership. The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, remains unclear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes and potentially could be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs (including whether a TRS election might be made in respect of any such TMP) in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates for qualified distributions received by certain domestic stockholders that are individuals, trusts and estates from taxable C corporations, provided individuals may be able to deduct 20% of income received as ordinary REIT dividends, thus reducing the maximum effective federal income tax rate on such dividend. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	distributions received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of Resource Apartment REIT III, Inc.—Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 21% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxable domestic shareholders who are individuals, trusts or estates, to the extent of certain previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Under amendments made by the Tax Cuts and Jobs Act to Section 172 of the Code, a REIT’s deduction for any net operating loss carryforwards arising from losses it sustains in taxable years beginning after December 31, 2017 is limited to 80% of a REIT’s taxable income (determined without regard to the deduction for dividends paid), and any unused portion of losses arising in taxable years ending after December 31, 2017 may not be carried back, but may be carried forward indefinitely. See “—Taxation of Resource Apartment REIT III, Inc.—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “Taxation of Resource Apartment REIT III, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Dispositions of Our Stock. In general, capital gains recognized by certain individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Medicare contribution tax. U.S. stockholders who are individuals, estates or certain trusts are generally required to pay a 3.8% Medicare tax on their net investment income (including dividends and gains from the disposition of our stock), or in the case of estates and trusts on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds. The temporary 20%

deduction with respect to ordinary REIT dividends payable by non-corporate taxpayers is likely not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax. If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our common stock.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is any person other than:

•	a citizen or resident of the United States;

•

a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends. The portion of distributions received by non-U.S. holders (1) that is payable out of our earnings and profits, (2) which is not attributable to our capital gains and (3) which is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a distribution that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. See — “Taxation of Resource Apartment REIT III, Inc. — Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income. Non U.S. holders are urged to consult their own tax advisors on the applicability of treaty benefits.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) (unless an applicable exemption applies), at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions. Under FIRPTA (unless an exemption applies), a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under “—Taxation of Foreign Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will generally be required to withhold tax equal to 21% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Foreign Stockholders—Ordinary Dividends”), if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. At the time you purchase shares in this offering, our shares will not be publicly traded and we can give you no assurance that our shares will ever be publicly traded on an established securities market. Therefore, these rules will not apply to our capital gain distributions.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. If our stock constitutes a USRPI and we do not constitute a domestically controlled qualified investment entity, but our stock becomes “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. holder’s sale of our stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 10% or less of the outstanding stock at all times during a specified testing period. However, as mentioned above, we can give you no assurance that our shares will ever be publicly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA (unless an exemption applies), the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

FIRPTA Exemption—Qualified Shareholders. Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds stock of a REIT directly or indirectly (through one or more partnerships) will not be subject to United States tax as income effectively connected with a United States trade or business and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, certain investors of a “qualified shareholder” (i.e., non- United States persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of the stock of the REIT in which the “qualified shareholder” holds stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”) may be subject to FIRPTA withholding.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding with respect to ordinary dividends under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded (as defined in Section 7704(b) of the Internal Revenue Code, is treated as a partnership under the Internal Revenue Code, is a withholding foreign partnership for purposes of United States withholding taxes, and would be treated as a United States real property holding company if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894 of the Internal Revenue Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

FIRPTA Exemption—Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” or an entity all of the interests of which are held by a “qualified foreign pension fund” who holds REIT stock directly or indirectly (through one or more partnerships) will generally not be subject to United States tax as income effectively connected with a United States trade or business and thus will not be subject to the withholding rules under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates and (v) with respect to which, under the laws of the country in which it is established or operates, (A) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (B) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders. Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have, or our paying agent has actual knowledge or reason to know, that a non-U.S. holder is a United States person. Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

Foreign Accounts. The Hiring Incentives to Restore Employment Act (the “HIRE Act”), which was enacted in 2010, imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied. The portion of the HIRE Act that provides for this withholding tax and related provisions is known as the “Foreign Account Tax Compliance Act” or “FATCA.”

As a general matter, FATCA (i) currently imposes a 30% withholding tax on dividends on our shares if paid to a foreign entity, and (ii) beginning January 2019 is expected to impose a 30% withholding tax on gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless (in each case) either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding and certification obligations, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA.

If withholding is required under FATCA on a payment related to our stock, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). We will not pay any additional amounts in respect of amounts withheld under FATCA. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

To the extent, however, that we are (or a part of us, or a disregarded subsidiary of ours, is) deemed to be a TMP, or if we hold residual interests in a REMIC, a portion of the distributions paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. We anticipate that our investments may generate excess inclusion income.

If excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, such as governmental investors, we will be subject to corporate level tax on such income, and, in that case, we are authorized to reduce and intend to reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “—Taxation of Resource Apartment REIT III, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Backup Withholding and Information Reporting

We will report to our domestic stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholder who fails to certify its non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required.

Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the United States Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock. The Tax Cuts and Jobs Act is a complex revision to the U.S. federal income tax laws with various impacts on different categories of taxpayers and industries, and will require subsequent rulemaking and interpretation in a number of areas. The long-term impact of the Tax Cuts and Jobs Act on the overall economy, government revenues, our tenants, us, and the real estate industry cannot be reliably predicted at this time.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes in the future that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA (each, a “Benefit Plan”), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce an unacceptable amount of UBTI to the Benefit Plan (see “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both fiduciaries and “persons providing services” to the Benefit Plan, employer or employee organization sponsors of the Benefit Plan and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Benefit Plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, a fiduciary who permitted the prohibited transaction to occur or who otherwise breached its fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. Neither ERISA nor the Internal Revenue Code defines the term “plan assets”; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to Resource REIT Advisor, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by Resource REIT Advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions described below.

Exception for “Publicly-Offered Securities.” If a Benefit Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

•

either (i) part of a class of securities registered under the Exchange Act, or (ii) sold as part of a public offering registered under the Securities Act, and be part of a class of securities registered under the Exchange Act within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that have been registered under the Exchange Act within the specified period. In addition, we have in excess of 100 independent stockholders of each class of our common stock.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

•

any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•

any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

Assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by benefit plan investors, including Benefit Plans, is not significant. The Plan Assets Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term “benefit plan investors” is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject Section 4975 of the Code, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by “benefit plan investors” that may be in excess of 25%, which would be deemed to be significant, as defined above.

Exception for Operating Companies. The Plan Assets Regulation provides an exception with respect to securities issued by an operating company, which includes a “real estate operating company” or a “venture capital operating company.” Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in management or development activities. To constitute a venture capital operating company, 50% or more of our assets must be invested in “venture capital investments” during the relevant valuation periods. A venture capital investment is an investment in an operating company, including a “real estate operating company,” as to which the investing entity has or obtains direct management rights. If an entity satisfies these requirements on the date it first makes a long-term investment (the “initial investment date”), it will be considered a real estate operating company or a venture capital operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Although our initial real estate investments should enable us to qualify as a real estate operating company for the period prior to this offering, we cannot assure you that we will be a real estate operating company or a venture capital operating company in the future. As discussed above, we intend to rely instead on the “publicly-offered securities” exception.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, Resource REIT Advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. Failure to satisfy these requirements may result in penalties, damages or other sanctions.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.

On June 27, 2018, our board of directors approved an estimated NAV per share of our common stock of $9.05 based on the estimated market value of our portfolio of investments as of March 31, 2018 and reported this value on a Current Report on Form 8-K on June 29, 2018. See “Determination of Estimated Net Asset Value Per Share.” We provided this estimated NAV per share to assist broker-dealers that participate in this offering in meeting their customer account statement reporting obligations under NASD Conduct Rule 2340 as required by FINRA. This valuation was performed in accordance with the provisions of the IPA Valuation Guidelines.

As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated NAV per share, and this difference could be significant. The estimated NAV per share is not audited and does not represent the fair value of our assets or liabilities according to GAAP.

Accordingly, with respect to the estimated NAV per share, we can give no assurance that:

•	a stockholder would be able to resell his or her shares at the estimated NAV per share;

•	a stockholder would ultimately realize distributions per share equal to the estimated NAV per share upon liquidation of our assets and settlement of its liabilities or a sale of us;

•	the shares of common stock would trade at the estimated NAV per share on a national securities exchange;

•	a third party would offer the estimated NAV per share in an arm’s-length transaction to purchase all or substantially all of the shares of common stock;

•	another independent third-party appraiser or third-party valuation firm would agree with the estimated NAV per share; or

•	the methodology used to calculate the estimated NAV per share would be acceptable to FINRA or for compliance with ERISA reporting requirements.

Further, the estimated NAV per share as of March 31, 2018 is based on the estimated value of our investments as of March 31, 2018. We did not make any adjustments to the valuation for the impact of other transactions occurring subsequent to March 31, 2018 including, but not limited to, (i) the sale of common stock in this offering, (ii) the issuance of common stock under the distribution reinvestment plan, (iii) net operating income earned and distributions declared, (iv) the redemption of shares and (v) the potential conversion of convertible stock into common stock. The value of our shares will fluctuate over time in response to developments related to individual assets in the portfolio and the management of those assets and in response to the real estate and finance markets. Because of, among other factors, our high concentration of total assets in real estate and the number of shares of common stock outstanding, any change in the value of individual assets in the portfolio, particularly changes affecting our real estate properties, could have a very significant impact on the value of the shares.

For a full description of the methodologies and assumptions used to value our assets and liabilities in connection with the calculation of the estimated NAV per share, see “Determination of Estimated Net Asset Value Per Share.”

The foregoing requirements of ERISA and the Internal Revenue Code are complex and subject to change. Benefit Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

DESCRIPTION OF SHARES

The following is a summary description of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 1,010,050,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock, par value $0.01 per share, 50,000 shares are designated as convertible stock, par value $0.01 per share and 10,000,000 shares are designated as preferred stock, par value $0.01 per share. Of the total shares of common stock authorized, 25,000,000 shares are classified as Class A shares, 25,000,000 shares are classified as Class T shares, 750,000,000 shares are classified as Class R shares and 75,000,000 shares are classified as Class I shares. As of September 30, 2018, we had 631,414 shares of our Class A common stock outstanding, 1,103,386 shares of our Class T common stock outstanding, 5,582,690 shares of our Class R common stock outstanding, 191,190 shares of our Class I common stock outstanding, 50,000 shares of convertible stock outstanding and no shares of preferred stock outstanding. In addition, our board of directors may amend our charter to increase or decrease the amount of our authorized shares.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding shares of common stock can elect our entire board of directors. Unless applicable law requires otherwise, and except as our charter may provide with respect to any series of preferred stock that we may issue in the future, the holders of our common stock will possess exclusive voting power.

Holders of our Class A, Class T, Class R and Class I shares of common stock are entitled to receive such distributions on their respective class of shares as may be declared from time to time by our board of directors out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. The payment of the ongoing distribution and shareholder servicing fees with respect to Class T and Class R shares sold in the primary offering result in the payment of lower distributions on Class T and Class R shares relative to the distributions paid on Class A and Class I shares because the amount of the ongoing distribution and shareholder servicing fees reduces the amount available for distribution to Class T and Class R shareholders. See “Description of Shares—Distributions.” In addition, as a result of the allocation of the distribution and shareholder servicing fees to the Class T and Class R shares, each share class could have a different NAV per share if distributions are not adjusted to take account of such fee. If the NAV of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See “ERISA Considerations—Annual Valuation” and “Description of Shares—Distributions” for more information. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held and the estimated NAV of each class of shares) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. If we liquidate (voluntarily or otherwise), dissolve or wind up our affairs, then, immediately before such liquidation, dissolution or winding up, our Class R shares will automatically convert to Class I shares at the applicable Conversion Rate and our assets, or the proceeds therefrom, will be distributed between the holders of Class A, Class T and Class I shares ratably in proportion to the respective NAV for each class. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. In the event that we have not previously calculated an NAV for our Class A, Class T and Class I shares prior to a liquidation, we will calculate the NAV for our Class A, Class T and Class I shares, after the conversion of all Class R shares into Class I shares, in connection with such a liquidation specifically to facilitate the equitable distribution of assets or proceeds to the share classes.

Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor will holders of our shares of common stock have any preference, conversion, exchange, sinking fund, redemption or appraisal rights. Our common stock shall be non-assessable by us upon our receipt of the consideration for which our board of directors authorized its issuance.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to stockholders upon request and without charge. These requests should be delivered or mailed to: Resource Apartment REIT III, Inc., c/o Resource REIT Advisor, LLC, 1845 Walnut Street, 18th Floor, Philadelphia, Pennsylvania 19103.

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Class A Shares

We paid our dealer manager selling commissions of up to 7% of the gross offering proceeds for Class A shares sold in the primary offering. In addition, our dealer manager received a dealer manager fee of up to 3% of the gross offering proceeds for Class A shares sold in the primary offering. Reduced selling commissions and dealer manager fees were paid for Class A shares with respect to certain volume discount sales and for sales through certain distribution channels. These reduced fees reduced the purchase price paid for our Class A shares for certain categories of purchasers. See “Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers” for additional information. We will not pay any selling commissions or dealer manager fees for Class A shares sold under our distribution reinvestment plan. No distribution and shareholder servicing fee is payable with respect to our Class A shares.

Class T Shares

We paid our dealer manager selling commissions of up to 2% of the gross offering proceeds for Class T shares sold in the primary offering. We also paid our dealer manager a dealer manager fee of 3% of the gross offering proceeds for Class T shares sold in the primary offering. In addition, our dealer manager receives an annual distribution and shareholder servicing fee of 1% of the then-current NAV (prior to June 29, 2018, the purchase price) of Class T common stock sold in the primary offering for five years from the date on which each share is issued. In the event that payment of the distribution and shareholder servicing fee does not cease in connection with one of the events discussed below, the maximum total distribution and shareholder servicing fee paid with respect to a Class T share will not exceed 5% of the greater of (i) the purchase price per share, and (ii) the amount of our estimated NAV per share. The distribution and shareholder servicing fee accrues daily based on the number of outstanding Class T shares on each day that were sold in our primary offering and the then-current NAV of such shares (prior to June 29, 2018, the purchase price of such shares). We do not pay distribution and shareholder servicing fees to the dealer manager with respect to shares sold under our distribution reinvestment plan, although the expense of the distribution and shareholder servicing fee payable with respect to Class T shares sold in our primary offering is allocated among all Class T shares, including those sold under our distribution reinvestment plan. Distributions on Class T shares will be lower than distributions on Class A and Class I shares because of the ongoing distribution and shareholder servicing fee to be paid with respect to Class T shares. These expense allocations affect the return on your investment in Class T shares.

We will cease paying the distribution and shareholder servicing fee on each Class T share prior to the fifth anniversary of its issuance on the earliest of the following, should any of these events occur: (i) the date after the termination of the primary offering at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering; (ii) the date on which we list our common stock on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which we are a party and in which our common stock is exchanged for cash or other securities, as well as upon our dissolution, liquidation or the winding up of our affairs. Underwriting compensation includes the selling commissions, dealer manager fee, and distribution and shareholder servicing fee being paid by us as well as other items of value paid in connection with this offering that are viewed by FINRA as underwriting compensation (which will be paid by our advisor).

We will further cease paying the distribution and shareholder servicing fee on any Class T share that is redeemed or repurchased. Based on the 1,103,386 shares of Class T shares outstanding at September 30, 2018, the maximum distribution and shareholder servicing fee payable with respect to such shares will be $486,618.

Class R Shares

We pay our dealer manager selling commissions of up to 3% of the gross offering proceeds for Class R shares sold in the primary offering. We also pay our dealer manager a dealer manager fee of up to 3.5% of the gross offering proceeds for Class R shares sold in the primary offering. However, the aggregate amount of selling commissions and dealer manager fees paid in connection with the sale of Class R common stock will be no more than 5.5% of the gross offering proceeds from the sale of such Class R shares. In addition, our dealer manager receives an annual distribution and shareholder servicing fee of 1% of the then-current NAV (prior to June 29, 2018, the purchase price) of Class R common stock sold in the primary offering. The distribution and shareholder servicing fee accrues daily based on the number of outstanding Class R shares on each day that were sold in our primary offering and the and the then-current NAV of such shares (prior to June 29, 2018, the purchase price of such shares). We do not pay distribution and shareholder servicing fees to the dealer manager with respect to shares sold under our distribution reinvestment plan, although the expense of the distribution and shareholder servicing fee payable with respect to Class R shares sold in our primary offering is allocated among all Class R shares, including those sold under our distribution reinvestment plan. Distributions on Class R shares will be lower than distributions on Class A and Class I shares because of the ongoing distribution and shareholder servicing fee to be paid with respect to Class R shares. These expense allocations affect the return on your investment in Class R shares.

We will cease paying the distribution and shareholder servicing fee with respect to Class R shares held in any particular account, and those Class R shares will convert into a number of Class I shares determined by multiplying each Class R share to be converted by the applicable “Conversion Rate” described herein, on the earlier of (i) the date after the termination of the primary offering at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering; (ii) a listing of the Class I shares on a national securities exchange; (iii) a merger or consolidation of the company with or into another entity, or the sale or other disposition of all or substantially all of our assets; and (iv) the end of the month in which the total underwriting compensation (which consists of selling commissions, dealer manager fees and distribution and shareholder servicing fees) paid with respect to such Class R shares purchased in a primary offering is not less than 8.5% (or a lower limit described below) of the gross offering price of those Class R shares purchased in such primary offering (excluding shares purchased through our distribution reinvestment plan). If we redeem a portion, but not all of the Class R shares held in a stockholder’s account, the underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class R shares that were redeemed and those Class R shares that were retained in the account. Likewise, if a portion of the Class R shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class R shares that were transferred and the Class R shares that were retained in the account.

With respect to item (iv) above, all of the Class R shares held in a stockholder’s account will automatically convert into Class I shares as of the last calendar day of the month in which the 8.5% limit on underwriting compensation (or a lower limit, provided that, in the case of a lower limit, the agreement between our dealer manager and the broker-dealer in effect at the time Class R shares were first issued to such account sets forth the lower limit and our dealer manager advises our transfer agent of the lower limit in writing) in a particular account is reached.

We will further cease paying the distribution and shareholder servicing fee on any Class T or Class R share that is redeemed or repurchased, as well as upon our dissolution, liquidation or the winding up of our affairs, or a merger or other extraordinary transaction in which we are a party and in which the Class T or Class R shares as a class are exchanged for cash or other securities. Assuming that (a) we sell all of the $1,000,000,000 of shares offered in this primary offering, (b) 90% and 10% of the remaining amount of common stock to be sold in the primary offering is Class R common stock and Class I common stock, respectively, which has been reduced to reflect the actual sale of approximately $5.8 million and $9.9 million of Class A and Class T common stock, respectively, prior to July 3, 2017, and (c) based on this allocation we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers), the aggregate maximum distribution and shareholder servicing fee with respect to Class R shares will be $26,574,888.

If we liquidate (voluntarily or otherwise), dissolve or wind up our affairs, then, immediately before such liquidation, dissolution or winding up, our Class R shares will automatically convert to Class I shares at the applicable Conversion Rate and our net assets, or the proceeds therefrom, will be distributed to the holders of Class I shares, which will include all converted Class R shares, in accordance with their proportionate interests.

With respect to the conversion of Class R shares into Class I shares described above, each Class R share will convert into an equivalent amount of Class I shares based on the respective NAV per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the NAV per share of each Class R share and Class I share to be effectively the same. Following the conversion of their Class R shares into Class I shares, those stockholders continuing to participate in our distribution reinvestment plan will receive Class I shares going forward at the then-current distribution reinvestment price per Class I share.

Class I Shares

We pay our dealer manager a dealer manager fee of up to 1.5% of the gross offering proceeds for Class I shares sold in the primary offering. Reduced dealer manager fees may be paid for Class I shares for sales through certain distribution channels. These reduced fees will reduce the purchase price paid for our Class I shares for certain categories of purchasers. See “Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers” for additional information. We will not pay any selling commissions for Class I shares sold in our primary offering or under our distribution reinvestment plan. We will not pay any dealer manager fees for Class I shares sold under our distribution reinvestment plan. No distribution and shareholder servicing fee is payable with respect to our Class I shares.

Convertible Stock

Our authorized capital stock includes 50,000 shares of convertible stock, par value $0.01 per share. On August 5, 2016, we issued 50,000 of such shares to our advisor in exchange for 5,000 shares of common stock. No additional consideration is due upon the conversion of the convertible stock. There will be no distributions paid on shares of convertible stock. The conversion of the convertible stock into common shares will dilute the value of our shares of common stock.

With certain limited exceptions, shares of convertible stock shall not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of stockholders of the company at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock is required (A) for the adoption of any amendment, alteration or repeal of a provision of the charter or (B) to effect or validate a consolidation with or merger of our company into another entity, that in each case, adversely changes the preferences, limitations or relative rights of the shares of convertible stock.

Upon the occurrence of (A) our making total distributions on the then outstanding shares of our common stock equal to the issue price of those shares (that is, the price paid for those shares) plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares; or (B) the listing of the shares of common stock for trading on a national securities exchange, each outstanding share of our convertible stock will convert into the number of shares of our Class A common stock described below. Before we will be able to pay distributions to our stockholders equal to the aggregate issue price of our then outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares, we will need to sell a portion of our assets. Thus, the sale of one or more assets will be a practical prerequisite for conversion under clause (A) above.

Upon the occurrence of either such event, each share of convertible stock shall, unless our advisory agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally be converted into a number of shares of common stock equal to 1/50,000 of the quotient of:

•	(A) 15% of the amount, if any, by which

•

(1) the value of the company as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds

•

(2) the sum of the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares as of the date of the event triggering the conversion, divided by

•

(B) the value of the company divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion. In the case of conversion upon the listing of our shares, the conversion of the convertible stock will not occur until the 31st trading day after the date of such listing.

However, if our advisory agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to each such triggering event described in the foregoing paragraph (an “advisory agreement termination”), then upon either such triggering event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time we were advised by our advisor.

The following examples illustrate how the conversion of the convertible stock would work based on a purely hypothetical set of facts. The hypothetical assumes the following facts as of the date of the triggering event.

Assume the following:

A.	We raise $800 million.

B.	A 6% cumulative, non-compounded, annual return on the $800 million is equal to $48 million.

C.	The value of the company is equal to $1 billion.

D.	We pay $48 million in distributions to investors.

E.	We have 8 million shares of common stock outstanding.

F.	1,440 days have passed during which the advisory agreement with the advisor was effective.

G.	1,800 days have elapsed from the date the advisory agreement with the advisor commenced through the date of the triggering event.

Step 1:

Calculate the numerator of the conversion equation, as follows:

The value of the company (C) as of the date of the triggering event ($1 billion) plus total distributions (D) paid to our stockholders through the date of the triggering event ($48 million) on then outstanding shares of our common stock equals $1.048 billion.

minus

The aggregate price paid for those outstanding shares (A) ($800 million) plus a 6% cumulative, non-compounded, annual return on the price paid for those outstanding shares (B) ($48 million) equals $848 million.

Or, $1.048 billion minus $848 million equals $200 million. $200 million is multiplied by 0.15, which equals $30.0 million.

Step 2

Calculate the denominator of the conversion equation, as follows:

The value of the company (C) ($1 billion) divided by the number of outstanding shares of common stock (E) (8 million) as of the date of the triggering event equals $125.

Step 3:

Take the numerator calculated in step 1 and divide it by the denominator calculated in step 2, as follows:

$30.0 million divided by $125 equals 240,000.

Therefore, 240,000 shares would have been the number of Class A shares that would have been issuable upon conversion if the advisory agreement had been effective from the date the advisory agreement with the advisor commenced through the date of the triggering event.

Step 4a:

Because the triggering event occurred after an “advisory agreement termination,” as defined, calculate the proration factor, as follows:

The number of days since during which the advisory agreement with the advisor was effective (F) (1,440) divided by the number of days elapsed from the date the advisory agreement with the advisor commenced through the date of the triggering event (G) (1,800) equals 0.8.

Step 4b:

Take the factor calculated in step 4a and multiply it by the number of shares of common shares calculated in step 3, as follows:

0.8 multiplied by 240,000 equals 192,000.

Therefore, 192,000 shares is the number of Class A shares that will be issuable upon conversion, because the triggering event occurred after an “advisory agreement termination.”

As used above and in our charter, “value of the company” as of a specific date means our actual value as a going concern on the applicable date based on the difference between (A) the actual value of all of our assets as determined in good faith by our board, including a majority of the conflicts committee, and (B) all of our liabilities as set forth on our balance sheet for the period ended immediately prior to the determination date, provided that (1) if such value is being determined in connection with a change of control that establishes our net worth, then the value shall be the net worth established thereby and (2) if such value is being determined in connection with the listing of our common stock for trading on a national securities exchange, then the value shall be the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days after the date of listing. If the holder of shares of convertible stock disagrees with the value determined by the board, then each of the holder of the convertible stock and us shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one other appraiser whose determination of the value of the company shall be final and binding on the parties. The cost of such appraisal shall be shared evenly between us and our advisor.

Our charter provides that if we:

•

reclassify or otherwise recapitalize our outstanding common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares); or

•

consolidate or merge with another entity in a transaction in which we are either (1) not the surviving entity or (2) the surviving entity but that results in a reclassification or recapitalization of our common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares), then we or the successor or purchasing business entity must provide that the holder of each share of our convertible stock outstanding at the time one of the above events occurs will continue to have the right to convert the convertible stock upon an event triggering conversion. After one of the above transactions occurs, the convertible stock will be convertible into the kind and amount of stock and other securities and property received by the holders of common stock in the transaction that occurred, such that upon conversion, the holders of convertible stock will realize as nearly as possible the same economic rights and effects as described above in the description of the conversion of our convertible stock. This right will apply to successive reclassifications, recapitalizations, consolidations, and mergers until the convertible stock is converted.

Our board of directors will oversee the conversion of the convertible stock to ensure that any shares of Class A common stock issuable in connection with the conversion is calculated in accordance with the terms of our charter and to evaluate the impact of the conversion on our REIT status. If, in the good faith judgment of our board, full conversion of the convertible stock would jeopardize our status as a REIT, then only such number of shares of convertible stock (or fraction of a share thereof) shall be converted into a number of shares of Class A common stock such that our REIT status would not be jeopardized. The conversion of the remaining shares of convertible stock will be deferred until the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a REIT. Any such deferral will not otherwise alter the terms of the convertible stock.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. A majority of our conflicts committee who do not have an interest in the transaction must approve any issuance of preferred stock. In addition, our charter empowers our conflicts committee to retain its own legal and financial advisors at the expense of the Company. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval.

Distributions

Our board of directors has declared cash distributions on the outstanding shares of our common stock based on daily record dates for the periods from October 10, 2016 through December 30, 2018, which distributions were paid or will be paid on a monthly basis. The distributions declared for the periods from October 10, 2016 through July 30, 2017, were calculated based on stockholders of record each day during these periods at a rate of (i) $0.000547945 per share per day less (ii) the applicable daily distribution and shareholder servicing fees accrued for and allocable to any class of common stock, divided by the number of shares of common stock of such class outstanding as of the close of business on each respective record date. The distributions declared for the periods from July 31, 2017 through June 28, 2018 were calculated based on stockholders of record each day during these periods at a rate of (i) $0.001434521 per share per day less (ii) the applicable daily distribution and shareholder servicing fees accrued for and allocable to any class of common stock. The distributions declared for the periods from June 29, 2018 through December 30, 2018 were or will be calculated based on stockholders of record each day during these periods at a rate of (i) $0.001458630 per share per day less (ii) the applicable daily distribution and shareholder servicing fees accrued for and allocable to any class of common stock. See supplement no. 1 to this prospectus for additional information about our distributions paid to date.

We expect our board of directors to continue to authorize and declare distributions based on daily record dates, and we expect to pay these distributions on a monthly basis. Thus, you will begin accruing distributions immediately upon our acceptance of your subscription. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders. The timing and amount of distributions will be determined by our board of directors in its sole discretion and may vary from time to time. No distributions will be made with respect to shares of convertible stock.

To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our common stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Our board of directors considers many factors before authorizing a cash distribution, including current and projected cash flow from operations, capital expenditure needs, general financial conditions and REIT qualification requirements. We expect to have little, if any, cash flow from operations available for cash distributions until we make substantial investments. It is therefore likely that, at least during the early stages of our development, and from time to time during our operational stage, our board will declare cash distributions that will be paid in advance of our receipt of cash flow that we expect to receive during a later period. In these instances, where we do not have sufficient cash flow to cover our distributions, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future or proceeds from borrowings to pay distributions. We may borrow funds, issue new securities or sell assets to make and cover our declared distributions, all or a portion of which could be deemed a return of capital. We may also fund such distributions from third-party borrowings or from advances from our advisor or sponsor or from our advisor’s deferral of its asset management fee, although we have no present intent to do so. If we fund cash distributions from borrowings, sales of assets or the net proceeds from this offering, we will have less funds available for the acquisition of real estate and real estate-related assets and your overall return may be reduced. Further, to the extent cash distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. Our organizational documents do not limit the amount of distributions we can fund from sources other than from cash flows from operations. Through the third quarter of 2018, a majority of our distributions were funded by proceeds from this offering. Other sources of funding included cash flow from operating activities and proceeds from debt financing.

The payment of the ongoing distribution and shareholder servicing fee with respect to Class T and Class R shares sold in this offering result in the payment of lower distributions on all Class T and Class R shares (including those sold under our distribution reinvestment plan) relative to the distributions paid on Class A and Class I shares because the amount of the ongoing distribution and shareholder servicing fee reduces the amount available for distribution to Class T and Class R shareholders.

In addition to cash distributions, our board of directors has declared and may in the future, declare additional stock dividends. On October 7, 2016, our board of directors authorized a stock dividend for the fourth quarter of 2016, in the amount of 0.005 shares of common stock on each outstanding share of common stock to all common stockholders of record as of the close of business on December 31, 2016. On February 22, 2017, our board of directors authorized a stock dividend for the first quarter of 2017, in the amount of 0.01 shares of common stock on each outstanding share of common stock to all common stockholders of record as of the close of business on March 31, 2017. On April 25, 2017, our board of directors authorized a stock dividend for the second quarter of 2017, in the amount of 0.01 shares of common stock on each outstanding share of common stock to all stockholders of record as of the close of business on July 1, 2017. These stock dividends were issued on January 13, 2017, April 14, 2017 and July 14, 2017, respectively. Stock dividends are issued in the same class of shares as the shares for which such stockholder received the stock dividend.

Although there are a number of factors that we will consider in connection with such a declaration, such stock dividends are most likely to be declared if our board of directors believes that (i) our portfolio has appreciated in value from its aggregate acquisition cost or (ii) additional sales of common stock in this offering at the current offering price would dilute the value of a share to our then existing stockholders. Such a stock dividend would be intended to have the same effect as raising the price at which our shares of common stock are offered. We note that some of the investment opportunities that we expect to see in the market at this time are investments that are attractive more so because of their appreciation potential rather than because of their current yield. Especially given the investment opportunities at this time and during an ongoing public offering, distributions in shares of our common stock may be in the long-term best interests of our stockholders.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

This limitation does not apply to the holder(s) of our convertible stock or the common stock issued upon conversion of our convertible stock. However, our board of directors may defer the timing of the conversion of all or a portion of our convertible stock if it determines that full conversion could jeopardize our qualification as a REIT under then applicable federal income tax laws and regulation. Any such deferral will not otherwise alter the terms of the convertible stock, and such stock will convert at the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a REIT.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the prohibited trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our common stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution—Minimum Purchase Requirements.” Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is DST Systems, Inc.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer, our president or upon the written request of stockholders holding at least 10% of the shares entitled to be cast on any issue proposed to be considered at the special meeting. Upon receipt of a written request of common stockholders holding at least 10% of the shares entitled to be cast stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Our charter provides that the concurrence of the board is not required in order for the common stockholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that Section 2-604 and Section 3-403 of the Maryland General Corporation Law do require board approval in order to amend our charter or dissolve, respectively. Without the approval of a majority of the shares of common stock entitled to vote on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the common stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment in property;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

The term of our advisory agreement with our advisor will end after one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. Our conflicts committee will review our advisory agreement with our advisor annually. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by the board of directors; or

•

by a stockholder who gives notice of the nomination or proposal not less than 90 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual stockholders’ meeting.

Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business. The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders.

Inspection of Books and Records

Under Maryland law, a stockholder is entitled to inspect and copy (at all reasonable times) the following corporate documents: bylaws, minutes of the proceedings of stockholders, annual statements of affairs, voting trust agreements and stock records for certain specified periods. In addition, within seven days after a request for such documents is presented to an officer or our resident agent, we will have the requested documents available on file at our principal office. As a part of our books and records, we will maintain at our principal office an alphabetical list of the names of our common stockholders, along with their addresses and telephone numbers and the number of shares held by each of them. We will update this stockholder list at least quarterly. Except as noted below, the list will be available for inspection at our principal office by a common stockholder or his or her designated agent upon request of the stockholder and we will mail this list to any common stockholder within 10 days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. The purposes for which stockholders may request this list include matters relating to their voting rights. Each common stockholder who receives a copy of the stockholder list shall keep such list confidential and share such list only with its employees, representatives or agents who agree in writing to maintain the confidentiality of the stockholder list.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor or board, as the case may be, shall be liable to the common stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any common stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state. As the operations of both Resource Apartment Holdings III, LLC and our Operating Partnership will be conducted by us, an inspection of our books and records would include an inspection of the books and records of Resource Apartment Holdings III, LLC and our Operating Partnership.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of (except solely by virtue of revocable proxy) would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, but does not include the acquisition of shares (i) under the laws of descent and distribution, (ii) under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this subtitle, or (iii) under a merger, consolidation, or share exchange effected under the control share acquisition statute if the corporation is a party to the merger, consolidation, or share exchange.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of share of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Business Combinations

Under the Maryland General Corporation Law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include mergers, consolidations, share exchanges, or, in circumstances specified in the statute, asset transfers or issuances or reclassifications of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

Although our board has no current intention to opt in to any of the above provisions permitted under Maryland law, our charter does not prohibit our board from doing so. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our securities. Note that through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directors. Our bylaws may be amended by our stockholders or the board of directors.

Tender Offer by Stockholders

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for one of our stockholders to conduct a tender offer to another stockholder, our charter requires that the stockholder comply with Regulation 14D of the Exchange Act, and provide us with notice of such tender offer at least ten business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any stockholder initiating a tender offer to provide:

•	specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	the ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	that all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to stockholders should they attempt to conduct a noncompliant tender offer. If any stockholder initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to redeem such noncompliant stockholder’s shares and any shares acquired in such tender offer. The noncomplying stockholder shall also be responsible for all of our expenses in connection with that stockholder’s noncompliance.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan pursuant to which you may elect to have your dividends and other distributions reinvested in additional shares of the class of common stock you hold. The following discussion summarizes the principal terms of this plan. Appendix B to this prospectus contains the full text of our distribution reinvestment plan as is currently in effect.

Eligibility

All of our common stockholders are eligible to participate in our distribution reinvestment plan; however, we may elect to deny your participation in the distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange, you must cease participation in our distribution reinvestment plan if you no longer meet the net income and net worth standards set forth in our charter or the then-current prospectus. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Election to Participate

You may elect to participate in the distribution reinvestment plan by completing the subscription agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through the distribution reinvestment plan; however, the distribution reinvestment plan requires you to designate at least 20% of your distributions for the purchase of additional shares of common stock. You may also change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through your participating broker-dealer or the dealer manager.

Stock Purchases

Shares will be purchased under the distribution reinvestment plan on the distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under the distribution reinvestment plan.

The purchase price for all classes of shares purchased under the distribution reinvestment plan will equal the current estimated NAV per share, or $9.05 as of the date of this prospectus.

Account Statements

You or your designee will receive a confirmation of your purchases under the distribution reinvestment plan no less than quarterly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year. We will also provide to all participants in the plan, without charge, all supplements to and updated versions of this prospectus, as required under applicable securities laws.

With respect to material changes, we may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports filed with the SEC and (b) in a separate mailing to the participants. With respect to immaterial changes, we may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports filed with the SEC, (b) in a separate mailing to the participants, or (c) on our web site.

Fees and Commissions and Use of Proceeds

No selling commissions or dealer manager fees are paid on shares sold under the distribution reinvestment plan. We do not pay distribution and shareholder servicing fees to the dealer manager with respect to shares sold under our distribution reinvestment plan, although the expense of the distribution and shareholder servicing fee payable with respect to Class T and Class R shares sold in our primary offering is allocated among all Class T and Class R shares, respectively, including those sold under our distribution reinvestment plan. We expect to use the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the following:

•	the repurchase of shares under our share redemption program;

•	capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties;

•	reserves required by any financings of our investments;

•	future funding obligations under any real estate loan receivable we acquire;

•	acquisition of assets, which would include payment of acquisition fees to our advisor (see “Management Compensation”); and

•	the repayment of debt.

We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes.

Voting

You may vote all shares, including fractional shares that you acquire through the distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount.

You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. See “Federal Income Tax Considerations—Taxation of Stockholders.” We will withhold 24 % of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or distributions or fail to certify that you are not subject to withholding.

Termination of Participation

Once enrolled, you may continue to purchase shares under our distribution reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the distribution reinvestment plan. You may terminate your participation in the distribution reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least ten business days prior to the last day of the month to which the distribution relates. If you participate in our share redemption program, you will not be terminated from participating in the distribution reinvestment plan unless you indicate your desire to terminate your participation on your share redemption form. Any transfer of your shares will effect a termination of the participation of those shares in the distribution reinvestment plan. We will terminate your participation in the distribution reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment or Termination of Plan

We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ written notice to the participants, except we may not amend the distribution reinvestment plan to remove the right of a stockholder to terminate participation in the plan. With respect to material changes, we may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports filed with the SEC and (b) in a separate mailing to the participants. With respect to immaterial changes, we may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports filed with the SEC, (b) in a separate mailing to the participants, or (c) on our web site.

Share Redemption Program

Our board of directors has adopted a share redemption program that may enable you to sell your Class A, Class T, Class R and Class I shares to us after you have held them for at least one year, subject to the significant conditions and limitations of the program. In its sole discretion, our board of directors could choose to amend, suspend or terminate the program upon 30 days’ notice without stockholder approval. Our board of directors reserves the right in its sole discretion at any time to reject any request for redemption. The purchase price for shares redeemed under our share redemption program will be as set forth below.

Unless the shares are being redeemed in connection with a stockholder’s death, “qualifying disability” (as defined below), or confinement to a long-term care facility (upon the conditions set forth below), the purchase price per share for shares redeemed under the redemption program will be as follows:

•	For those shares held by the redeeming stockholder for at least one year, 92.5% of our most recent applicable NAV per share as of the applicable redemption date;

•	For those shares held by the redeeming stockholder for at least two years, 95.0% of our most recent applicable NAV per share as of the applicable redemption date;

•	For those shares held by the redeeming stockholder for at least three years, 97.5% of our most recent applicable NAV per share as of the applicable redemption date; and

•	For those shares held by the redeeming stockholder for at least four years, 100% of our most recent applicable NAV per share as of the applicable redemption date.

For purposes of determining the time period a redeeming stockholder has held each share, the time period begins as of the date the stockholder acquired the share; provided, that shares purchased by the redeeming stockholder pursuant to our distribution reinvestment plan will be deemed to have been acquired on the same date as the initial share to which the distribution reinvestment plan shares relate. The date of the share’s original issuance by us is not determinative. In addition, as described above, the shares owned by a stockholder may be redeemed at different prices depending on how long the stockholder has held each share submitted for redemption. Shares received as a stock dividend will be redeemed at a purchase price to be determined based on the number of years the shares have been held as described above.

In the event that you redeem all of your shares, any shares that you purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors. Our board of directors, in its sole discretion, may also waive the one-year holding period in the event of other exigent circumstances affecting a stockholder such as bankruptcy or a mandatory distribution requirement under a stockholder’s IRA. In addition, for purposes of the one-year holding period, limited partners of our Operating Partnership who exchange their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date they were issued their limited partnership units in our Operating Partnership. For a description of the exchange rights of the limited partners of our Operating Partnership, see “The Operating Partnership Agreement—Exchange Rights.”

Subject to the limitations described in this prospectus and provided that the redemption request is made within 270 days of the event giving rise to the following special circumstances, we will also waive the one-year holding requirement (a) upon the request of the estate, heir or beneficiary of a deceased stockholder or (b) upon the qualifying disability of a stockholder or upon a stockholder’s confinement to a long-term care facility, provided that the condition causing such disability or need for long-term care was not preexisting on the date that such person became a stockholder.

In addition, and subject to the conditions and limitations described below, we will redeem shares at our most recent applicable NAV per share as of the applicable redemption date, upon the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written notice within 270 days after the death of the stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity, these special redemption rights upon death do not apply.

Furthermore, and subject to the conditions and limitations described below, we will redeem shares at our most recent applicable NAV per share as of the applicable redemption date held by a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, with a qualifying disability or upon confinement to a long-term care facility, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not preexisting on the date that the person became a stockholder or that the stockholder seeking redemption was not confined to a long-term care facility on the date the person became a stockholder. We must receive written notice within 270 days after the determination of such stockholder’s qualifying disability or, with respect to redemptions sought upon a stockholder’s confinement to a long-term care facility, within 270 days of the earlier of (1) the one-year anniversary of the stockholder’s admittance to the long-term care facility or (2) the date of the determination of the stockholder’s indefinite confinement to the long-term care facility by a licensed physician. If the stockholder is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity, these special redemption rights do not apply.

In order for a disability to entitle a stockholder to the special redemption terms described herein (a “qualifying disability”), (1) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special redemption terms described above. Redemption requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age;

•	temporary disabilities; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not qualify for the special redemption terms, except in the limited circumstances when the investor would be awarded disability benefits by the other “applicable governmental agencies” described above. However, where a stockholder requests the redemption of his or her share due to a disability, and such stockholder does not have a “qualifying disability” under the terms described above, our board of directors may redeem the stockholder’s shares in its discretion on the special terms available for a qualifying disability.

With respect to redemptions sought upon a stockholder’s confinement to a long-term care facility, a “long-term care facility” shall mean an institution that: (1) either (a) is approved by Medicare as a provider of skilled nursing care or (b) is licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and (2) meets all of the following requirements: (a) its main function is to provide skilled, intermediate or custodial nursing care; (b) it provides continuous room and board to three or more persons; (c) it is supervised by a registered nurse or licensed practical nurse; (d) it keeps daily medical records of all medication dispensed; and (e) its primary service is other than to provide housing for residents. Where a stockholder seeks redemption of his or her shares due to confinement to a long-term care facility, the stockholder must submit a written statement from a licensed physician certifying either (1) the stockholder’s continuous and continuing confinement to a long-term care facility over the course of the last year or (2) that the licensed physician has determined that the stockholder will be indefinitely confined to a long-term care facility. Notwithstanding the above, where a stockholder requests redemption of his or her shares due to confinement to a long-term care facility, and such stockholder does not meet the definition set forth above, our board of directors may redeem the stockholder’s shares in its discretion on the special terms available for confinement to a long-term care facility.

Our share redemption program, including redemptions sought upon a stockholder’s death or disability or upon confinement of a stockholder to a long-term care facility, will be available only for stockholders who purchase their shares directly from us or the transferees mentioned below, and is not intended to provide liquidity to any stockholder who acquired his or her shares by purchase from another stockholder. In connection with a request for redemption, the stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder acquired the shares to be repurchased either (1) directly from us or (2) from the original investor by way of (i) a bona fide gift not for value to, or for the benefit of, a member of the investor’s immediate or extended family (including the investor’s spouse, parents, siblings, children or grandchildren and including relatives by marriage), (ii) through a transfer to a custodian, trustee or other fiduciary for the account of the investor or members of the investor’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (iii) operation of law.

We will generally engage a third party to conduct a Uniform Commercial Code (“UCC”) search to ensure that no liens or encumbrances are held against the shares presented for redemption. We will cover the cost for these searches. Shares that are not subject to liens or encumbrances will be eligible for redemption following the completion of the UCC search. We will not redeem shares that are subject to liens or other encumbrances until the stockholder presents evidence that such liens or encumbrances have been removed.

We intend to redeem shares quarterly under the program. We will not redeem in excess of 5% of the weighted-average number of Class A, Class T, Class R and Class I shares outstanding during the 12-month period immediately prior to the effective date of redemption. Our board of directors will determine at least quarterly whether we have sufficient excess cash to repurchase shares. Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus, if we had positive operating cash flow from the previous fiscal year, 1% of all operating cash flow from the previous fiscal year. Our board may reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. These limitations apply to all redemptions, including redemptions sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility. You will have no right to request redemption of your shares if the shares are listed for trading on a national securities exchange. See “Risk Factors—Risks Related to This Offering and Our Corporate Structure.”

A request for redemption may be withdrawn in whole or in part by a stockholder in writing at any time prior to redemption. We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any particular redemption period. If we cannot accommodate a redemption request due to the foregoing limitations, the stockholder or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that we honor the request at such time, if any, when the limitations no longer prevent redemption. Such pending requests will be honored among all requests for redemptions in any given redemption period, as follows: first, pro rata as to redemptions sought upon a stockholder’s death or disability or sought upon a stockholder’s confinement to a long-term care facility; next, pro rata as to redemptions to stockholders who demonstrate, in the discretion of our board of directors, another involuntary, exigent circumstance, such as bankruptcy; next, pro rata as to redemptions to stockholders subject to a mandatory distribution requirement under their IRAs; and, finally, pro rata as to other redemption requests.

We generally redeem shares on a “first in, first out” basis, subject to the following exceptions. For stockholders that own more than one class of shares and/or that own Class T and/or Class R shares purchased in both the primary offering and pursuant to the distribution reinvestment plan, we will redeem their shares in the following order: all Class A and Class I shares, Class T and Class R shares purchased pursuant to the distribution reinvestment plan, Class R shares purchased in the primary offering, and Class T shares purchased in the primary offering. In the event that only a portion of your shares are redeemed, we will redeem the portion of your shares received as stock dividends that are attributable to the portion of your shares acquired through the primary offering or the distribution reinvestment plan that are redeemed at a given time. Our advisor and its affiliates will defer their own redemption requests, if any, until all other requests for redemption have been met.

In general, a stockholder or his estate, heir or beneficiary may present to us fewer than all of the shares then owned for redemption, except that the minimum number of shares that must be presented for redemption shall be at least 25% of the holder’s shares. However, as little as 10% of your shares may be presented for redemption if your redemption request is made within 270 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased stockholder; (2) by a stockholder with a qualifying disability or upon confinement to a long-term care facility; (3) by a stockholder due to other involuntary, exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder’s IRA; provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder’s remaining shares. Except in the case of redemptions due to a mandatory distribution under a stockholder’s IRA, we will treat a redemption request that would cause you to own fewer than 250 shares as a request to redeem all of your shares, and we will vary from pro rata treatment of redemptions as necessary to avoid having stockholders holding fewer than 250 shares.

A stockholder who wishes to have shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares redeemed following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A stockholder requesting the redemption of his or her shares due to a qualifying disability or confinement to a long-term care facility must mail or deliver to us a written request on a form provided by us, including the evidence and documentation described above. If the shares are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require.

The effective date of any redemption will be the last day of the calendar month preceding the quarterly determination by our board of directors of the availability of funds for redemption. The shares approved for redemption will accrue no distributions after the effective date of redemption. In making the determination of the availability of funds for redemption, our board of directors will consider only properly completed redemption requests that we received on or before the last day of the calendar month preceding the determination of the availability of funds for redemption. Payment for the shares so approved for redemption, assuming sufficient funds for redemption and the satisfaction of all necessary conditions, will be made no later than 15 days after the date of our directors’ action to determine the shares approved for redemption.

Subject to the restrictions in our Operating Partnership’s limited partnership agreement and any other applicable agreement, we may cause our Operating Partnership to offer to its limited partners (other than our subsidiaries) a partnership unit redemption program equivalent to our share redemption program. Any units redeemed under the partnership unit redemption program will be redeemed upon terms substantially equivalent to the redemption terms of our share redemption program and will be treated as shares for purposes of calculating the annual limitation on the number of shares that may be redeemed under our share redemption program.

Our share redemption program is only intended to provide interim liquidity for our stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. The shares we purchase under the share redemption program will be cancelled. Neither our advisor, nor any member of our board of directors nor any of their affiliates will receive any fee on the repurchase of shares by us pursuant to the share redemption program. For a discussion of the tax treatment of redemptions, see “Federal Income Tax Considerations—Taxation of Stockholders.”

The foregoing provisions regarding the share redemption program in no way limit our ability to repurchase shares from stockholders by any other legally available means.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•

a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent expert. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent expert will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as common stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the election and removal of directors and the other voting rights of our common stockholders, annual and special meetings of common stockholders, the amendment of our charter and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of common stock that such investor has held in us;

•

in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Shares—Inspection of Books and Records”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction would not be approved by our common stockholders.

THE OPERATING PARTNERSHIP AGREEMENT

General

Resource Apartment OP III, LP, which we refer to as our Operating Partnership, is a Delaware limited partnership. We expect to own substantially all of our assets and conduct our operations through our Operating Partnership. We are the sole general partner of our Operating Partnership and, as of the date of this prospectus, our wholly owned subsidiary, Resource Apartment Holdings III, LLC, is the sole limited partner of our Operating Partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of our Operating Partnership.

As we accept subscriptions for shares in this offering, we transfer substantially all of the net proceeds of this offering to our Operating Partnership as a capital contribution in exchange for units of limited partnership interest. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and our Operating Partnership will be deemed to have simultaneously paid the selling commissions and dealer manager fees associated with the sale of the shares.

As a result of this structure, we are considered an UPREIT. An UPREIT is a structure that REITs often use to acquire real property from sellers on a tax-deferred basis because the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such sellers may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT, the REIT’s proportionate share of the assets and income of our Operating Partnership will be deemed to be assets and income of the REIT.

If we ever decide to acquire properties in exchange for units of limited partnership interest in our Operating Partnership, we expect to amend and restate the partnership agreement to provide substantially as set forth below.

Classes of Operating Partnership Interests

Because Resource Apartment Holdings III, LLC is currently the only limited partner in the Operating Partnership, we do not have multiple classes of operating partnership interests that correspond to our classes of common stock. However, in the future we may issue new classes of operating partnership interests with unique terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption.

Capital Contributions

The partnership agreement will require us to contribute the proceeds of any offering of our shares of stock to our Operating Partnership as an additional capital contribution. If we did contribute additional capital to our Operating Partnership, we would receive additional partnership units and our percentage interest in our Operating Partnership would be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of our Operating Partnership at the time of such contributions. We also expect that the partnership agreement would allow us to cause our Operating Partnership to issue partnership interests for less than their fair market value if we conclude in good faith that such issuance is in the best interest of our Operating Partnership and us. The Operating Partnership would also be able to issue preferred partnership interests in connection with acquisitions of property or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from our Operating Partnership, including priority over the partnership interests that we would own as a limited partner. If our Operating Partnership would require additional funds at any time in excess of capital contributions made by us or from borrowing, we could borrow funds from a financial institution or other lender and lend such funds to our Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds.

Operations

The partnership agreement will provide that, so long as we remain qualified as a REIT, our Operating Partnership would be operated in a manner that would enable us to satisfy the requirements for being classified as a REIT for tax purposes. We would also have the power to take actions to ensure that our Operating Partnership would not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership could result in our Operating Partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The partnership agreement will provide that our Operating Partnership would distribute cash flow from operations to its partners in accordance with their respective percentage interests on at least a monthly basis in amounts that we determine. The effect of these distributions would be that a holder of one unit of limited partnership interest in our Operating Partnership would receive the same amount of annual cash flow distributions as the amount of annual distributions paid to the holder of one of our shares of common stock.

Similarly, the partnership agreement will provide that our Operating Partnership would allocate taxable income to its partners in accordance with their respective percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and the corresponding Treasury regulations, the effect of these allocations would be that a holder of one unit of limited partnership interest in our Operating Partnership would be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares of common stock. Losses, if any, would generally be allocated among the partners in accordance with their respective percentage interests in our Operating Partnership. Losses could not be passed through to our stockholders.

Upon liquidation of our Operating Partnership, after payment of, or adequate provision for, debts and obligations of our Operating Partnership, including partner loans, any remaining assets of our Operating Partnership would be distributed to its partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

We will be the sole general partner of our Operating Partnership. As sole general partner, we generally would have complete and exclusive discretion to manage and control our Operating Partnership’s business and to make all decisions affecting its assets. Under the partnership agreement, we would also expect to have the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other assets;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow or loan money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine our Operating Partnership with another entity.

Under the partnership agreement, we expect that our Operating Partnership would pay all of the administrative and operating costs and expenses it incurs in acquiring and operating real properties. The

Operating Partnership would also pay all of our administrative costs and expenses and such expenses would be treated as expenses of our Operating Partnership. Such expenses would include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we could incur that our Operating Partnership would not reimburse would be costs and expenses relating to assets we may own outside of our Operating Partnership. We would pay the expenses relating to such assets directly.

Exchange Rights

We expect that the partnership agreement would also provide for exchange rights. We expect the limited partners of our Operating Partnership would have the right to cause our Operating Partnership to redeem their units of limited partnership interest for cash equal to the value of an equivalent number of our shares, or, at our option, we could purchase their units of limited partnership interest for cash or by issuing one share of our common stock for each unit redeemed. Limited partners, however, would not be able to exercise this exchange right if and to the extent that the delivery of our shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code.

Furthermore, limited partners could exercise their exchange rights only after their units of limited partnership interest had been outstanding for one year. A limited partner could not deliver more than two exchange notices each calendar year and would not be able to exercise an exchange right for less than 1,000 units of limited partnership interest, unless such limited partner held less than 1,000 units. In that case, he would be required to exercise his exchange right for all of his units.

Change in General Partner

We generally would not be able to withdraw as the general partner of our Operating Partnership or transfer our general partnership interest in our Operating Partnership (unless we transferred our interest to a wholly owned subsidiary). The principal exception to this would be if we merged with another entity and (1) the holders of a majority of partnership units (including those we held) approved the transaction; (2) the limited partners received or had the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we were the surviving entity and our stockholders did not receive cash, securities or other property in the transaction; or (4) the successor entity contributed substantially all of its assets to our Operating Partnership in return for an interest in our Operating Partnership and agreed to assume all obligations of the general partner of our Operating Partnership. If we voluntarily sought protection under bankruptcy or state insolvency laws, or if we were involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners would not have the right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners would not be able to transfer their interests in our Operating Partnership, in whole or in part, without our written consent as the general partner.

Amendment of Limited Partnership Agreement

We expect amendments to the partnership agreement would require the consent of the holders of a majority of the partnership units including the partnership units we and our affiliates held. Additionally, we, as general partner, would be required to approve any amendment. We expect that certain amendments would have to be approved by a majority of the units held by third-party limited partners.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of $1,100,000,000 of shares of our common stock on a “best efforts” basis through Resource Securities LLC, our dealer manager. Because this is a “best efforts” offering, Resource Securities must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of our shares. As of July 3, 2017, we ceased offering shares of Class A and Class T common stock in our primary offering, at which time we had sold approximately $5.8 million of Class A shares and $9.9 million of Class T shares. The remainder of the $1,000,000,000 of shares of common stock that we are offering in our primary offering consists of two classes of shares: Class R shares at a price of $9.68 per share and Class I shares at a price of $9.28 per share, with discounts available for certain categories of purchasers as described below. We are also offering up to an aggregate of $100,000,000 of shares of Class A, Class T, Class R and Class I common stock pursuant to our distribution reinvestment plan at a purchase price equal to our current estimated NAV per share of our common stock or $9.05 currently.

We are offering to sell any combination of Class R and Class I shares in our primary offering and any combination of Class A, Class T, Class R and Class I shares in our distribution reinvestment plan. We reserve the right to reallocate shares between the primary offering and our distribution reinvestment plan offering. Our board of directors may adjust the offering price of the primary offering shares or distribution reinvestment plan shares during the course of this offering. Any adjustment to the offering price of less than 20% would be effected by a supplement to this prospectus. A larger adjustment could only be effected by means of a post-effective amendment.

Class R shares are available to all investors. Class I shares are only available to investors who: (i) purchase shares through fee-based programs, also known as wrap accounts, (ii) purchase shares through participating broker-dealers that have alternative fee arrangements with their clients, (iii) purchase shares through certain registered investment advisers, (iv) purchase shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (v) are an endowment, foundation, pension fund or other institutional investor and (vi) purchase shares through our “friends and family” program.

We expect to sell the $1,000,000,000 of shares offered in our primary offering until April 28, 2019. Under rules promulgated by the SEC, if we have filed a registration statement relating to a follow-on offering we could continue our primary offering until such follow-on offering registration statement has been declared effective. If we decide to continue our primary offering beyond April 28, 2019, we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan beyond these dates until we have sold $100,000,000 of shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

Our dealer manager, Resource Securities, registered as a broker-dealer with the SEC in April 2005, and this offering will be the eighth offering conducted by our dealer manager for Resource Real Estate-sponsored programs. Resource Securities is indirectly owned and controlled by Resource America and its principal business is to sell the securities of programs sponsored by affiliates of Resource America, including Resource Real Estate-sponsored programs. For additional information about our dealer manager, including information related to its affiliation with us and our advisor, see “Management—Other Affiliates—Dealer Manager,” “Conflicts of Interest—Affiliated Dealer Manager” and “—Certain Conflict Resolution Measures.”

Compensation of Dealer Manager and Participating Broker-Dealers

We paid or will pay certain underwriting compensation in connection with the primary offering of our Class A, Class T, Class R and Class I shares: selling commissions, dealer manager fees and a distribution and shareholder servicing fee as described below.

Generally, we paid Resource Securities selling commissions of up to 7% of the gross offering proceeds for Class A shares sold in the primary offering and up to 2% of the gross offering proceeds for Class T shares sold in the primary offering. We also paid the dealer manager a dealer manager fee of 3% of the gross offering proceeds for Class A and Class T shares sold in our primary offering as compensation for acting as the dealer manager.

Except as provided below, we pay Resource Securities selling commissions of up to 3% of the gross offering proceeds for Class R shares sold in the primary offering. We also pay the dealer manager a dealer manager fee of (i) up to 3.5% of the gross offering proceeds for Class R shares sold in our primary offering and (ii) up to 1.5% of the gross offering proceeds for Class I shares sold in our primary offering as compensation for acting as the dealer manager. However, the aggregate amount of selling commissions and dealer manager fees paid in connection with the sale of Class R common stock will be no more than 5.5% of the gross offering proceeds from the sale of such Class R shares. Neither we, nor our sponsor or one its affiliates pay any selling commissions or dealer manager fees for shares of any class sold under our distribution reinvestment plan. We also reimburse the dealer manager or participating broker-dealers for bona fide invoiced due diligence expenses as described below.

We expect the dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. Except as provided below, our dealer manager reallows all of its selling commissions attributable to a participating broker-dealer.

The dealer manager reallows to any participating broker-dealer a portion of the proceeds from shares sold by that participating broker-dealer (based on a $9.68 per Class R share purchase price and a $9.28 per Class I share purchase price) as a marketing fee, provided that the dealer manager may adjust the amount of the reallowance, in its sole discretion, based upon a number of factors including one or more of the following: (i) the number of shares sold by a participating broker-dealer in this offering, (ii) the participating broker-dealer’s level of marketing support and (iii) bona fide conference fees incurred, each as compared to those of the other participating broker-dealers. The marketing fee paid to participating broker-dealers would be paid by the dealer manager out of its dealer manager fee. In addition to selling commissions and marketing fees, and subject to the limits described below, we reimburse the dealer manager and broker-dealers for bona fide invoiced due diligence expenses. We estimate this reimbursement will be approximately $544,580.

If an investor purchases Class I shares in this primary offering through a registered investment advisor that is affiliated with a participating broker-dealer in a transaction in which the registered investment advisor is compensated on a fee-for-service basis by the investor, the dealer manager may reallow to the affiliated participating broker-dealer a marketing fee in an amount as determined in the paragraph above. The marketing fee paid to participating broker-dealers would be paid by the dealer manager out of its dealer manager fee.

In addition, our dealer manager receives an annual distribution and shareholder servicing fee of 1% of the then-current NAV (prior to June 29, 2018, the purchase price) per share of Class T and Class R common stock sold in the primary offering. The distribution and shareholder servicing fee accrues daily based on the number of outstanding Class T and Class R shares on each day that were sold in our primary offering and the then-current NAV of such shares (prior to June 29, 2018, the purchase price of such shares). We do not pay distribution and shareholder servicing fees to the dealer manager with respect to shares sold under our distribution reinvestment plan, although the expense of the distribution and shareholder servicing fee payable with respect to Class T and Class R shares sold in our primary offering is allocated among all Class T and Class R shares, respectively, including those sold under our distribution reinvestment plan.

The distribution and shareholder servicing fee is payable with respect to each Class T share for five years from the date on which each share is issued. We will also cease paying the distribution and shareholder servicing fee on each Class T share prior to the fifth anniversary of its issuance on the earliest of the following, should any of these events occur: (i) the date after the termination of the primary offering at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering; (ii) the date on which we list our common stock on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which we are a party and in which our common stock is exchanged for cash or other securities, as well as upon our dissolution, liquidation or the winding up of our affairs. We cannot predict if or when any of these events will occur.

We will cease paying the distribution and shareholder servicing fee with respect to Class R shares held in any particular account, and those Class R shares will convert into a number of Class I shares determined by multiplying each Class R share to be converted by the applicable “Conversion Rate” described herein, on the earlier of (i) the date after the termination of the primary offering at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering; (ii) a listing of the Class I shares on a national securities exchange; (iii) a merger or consolidation of the company with or into another entity, or the sale or other disposition of all or substantially all of our assets; and (iv) the end of the month in which the total underwriting compensation (which consists of selling commissions, dealer manager fees and distribution and shareholder servicing fees) paid with respect to such Class R shares purchased in a primary offering is not less than 8.5% (or a lower limit described below) of the gross offering price of those Class T shares purchased in such primary offering (excluding shares purchased through our distribution reinvestment plan). If we redeem a portion, but not all of the Class R shares held in a stockholder’s account, the underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class R shares that were redeemed and those Class R shares that were retained in the account. Likewise, if a portion of the Class R shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class R shares that were transferred and the Class R shares that were retained in the account.

With respect to item (iv) above, all of the Class R shares held in a stockholder’s account will automatically convert into Class I shares as of the last calendar day of the month in which the 8.5% limit on underwriting compensation (or a lower limit, provided that, in the case of a lower limit, the agreement between our dealer manager and the broker-dealer in effect at the time Class R shares were first issued to such account sets forth the lower limit and our dealer manager advises our transfer agent of the lower limit in writing) in a particular account is reached.

We will further cease paying the distribution and shareholder servicing fee on any Class T or Class R share that is redeemed or repurchased.

If we liquidate (voluntarily or otherwise), dissolve or wind up our affairs, then, immediately before such liquidation, dissolution or winding up, our Class R shares will automatically convert to Class I shares at the applicable Conversion Rate and our net assets, or the proceeds therefrom, will be distributed to the holders of Class I shares, which will include all converted Class R shares, in accordance with their proportionate interests.

With respect to the conversion of Class R shares into Class I shares described above, each Class R share will convert into an equivalent amount of Class I shares based on the respective NAV per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the NAV per share of each Class R share and Class I share to be effectively the same. Following the conversion of their Class R shares into Class I shares, those stockholders continuing to participate in our distribution reinvestment plan will receive Class I shares going forward at the then-current distribution reinvestment price per Class I share.

Our dealer manager may reallow all or a portion of the ongoing distribution and shareholder servicing fee to the selected dealer who initially sold the Class T and/or Class R shares to a stockholder to the extent the selected dealer agreement with such selected dealer provides for such a reallowance, until such time as the selected dealer is no longer the broker-dealer of record or otherwise not in compliance with the applicable terms of such selected dealer agreement related to such payment, or, if there is a change in the broker-dealer of record, to a subsequent broker-dealer of record of the Class T and/or Class R shares so long as the subsequent broker-dealer is party to a selected dealer or other agreement with the dealer manager that provides for such reallowance and is in compliance with the applicable terms of such selected dealer agreement or other agreement related to such payment.

Our dealer manager may also reallow the ongoing distribution and shareholder servicing fee to a servicing broker-dealer of the Class T and/or Class R shares so long as the servicing broker-dealer is party to a servicing agreement with our dealer manager that provides for such reallowance and is in compliance with the applicable terms of such selected dealer agreement or other agreement related to such payment. In the event the subsequent broker-dealer of record is not party to a selected dealer or other agreement with the dealer manager, our dealer manager will retain the distribution and shareholder servicing fee. Eligibility to receive the annual distribution and shareholder servicing fee is conditioned on a broker-dealer providing on-going services with respect to the Class T and/or Class R shares. Such services may include ongoing or regular account or portfolio maintenance for the holder of such Class T and/or Class R shares, assisting with recordkeeping, assisting and processing distribution payments or providing other similar services as may be reasonably required by the stockholder in connection with their investment in Class T shares and/or Class R. While we expect that the broker-dealer of record for a Class A stockholder may provide similar services to a Class A stockholder, they are under no contractual obligation to do so and we will not pay the annual distribution and shareholder servicing fee for such services. In the event that a broker-dealer fails to provide the above-referenced services to a Class T and/or Class R stockholder, we will continue to pay the annual distribution and shareholder servicing fee to our dealer manager. However, our dealer manager will not reallow such fee to the broker-dealer.

The table and the discussion below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all $1,000,000,000 of the common stock offered in the primary offering and 90% and 10% of the remaining amount of common stock to be sold in the primary offering is Class R common stock and Class I common stock, respectively, which has been reduced to reflect the actual sale of approximately $5.8 million and $9.9 million of Class A and Class T common stock, respectively, prior to July 3, 2017. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

	Total Compensation
Selling commissions (maximum)
Class A common stock	$406,103
Class T common stock	198,869
Class R common stock	22,145,740
Dealer manager fee (maximum)
Class A common stock	174,044
Class T common stock	298,304
Class R common stock	26,574,888
Class I common stock	1,476,383
Distribution and Shareholder Servicing Fee(1)
Class T common stock	486,618	(2)
Class R common stock	26,574,888	(2)

Total	$78,335,837

(1)

The distribution and shareholder servicing fees are ongoing fees that are not paid at the time of purchase. The distribution and shareholder servicing fee will is payable with respect to each Class T share for five years from the date on which each share is issued. We will also cease paying the distribution and shareholder servicing fee on each Class T share prior to the fifth anniversary of its issuance on the earliest of the following, should any of these events occur: (i) the date after the termination of the primary offering at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering; (ii) the date on which we list our common stock on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which we are a party and in which our common stock is exchanged for cash or other securities, as well as upon our dissolution, liquidation or the winding up of our affairs. We cannot predict if or when any of these events will occur.

We will cease paying the distribution and shareholder servicing fee with respect to Class R shares held in any particular account, and those Class R shares will convert into a number of Class I shares determined by multiplying each Class R share to be converted by the applicable “Conversion Rate” described herein, on the earlier of (i) the date after the termination of the primary offering at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering; (ii) a listing of the Class I shares on a national securities exchange; (iii) a merger or consolidation of the company with or into another entity, or the sale or other disposition of all or substantially all of our assets; and (iv) the end of the month in which the total underwriting compensation (which consists of selling commissions, dealer manager fees and distribution and shareholder servicing fees) paid with respect to such Class R shares purchased in a primary offering is not less than 8.5% (or a lower limit described below) of the gross offering price of those Class T shares purchased in such primary offering (excluding shares purchased through our distribution reinvestment plan).

(2)

Assuming that (a) we sell all of the $1,000,000,000 of shares offered in this primary offering, (b) 90% and 10% of the remaining amount of common stock to be sold in the primary offering is Class R common stock and Class I common stock, respectively, which has been reduced to reflect the actual sale of approximately $5.8 million and $9.9 million of Class A and Class T common stock, respectively, prior to July 3, 2017, and (c) based on this allocation we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers), the aggregate maximum distribution and shareholder servicing fee payable with respect to Class T shares will be $486,618 and the aggregate maximum distribution and shareholder servicing fee payable with respect to Class R shares will be $26,574,888.

Under the rules of FINRA, total underwriting compensation in this offering, including selling commissions, the dealer manager fee, the distribution and shareholder servicing fee and any additional expense reimbursements to our dealer manager and participating broker-dealers (excluding bona fide invoiced due diligence expenses), may not exceed 10% of our gross offering proceeds from our primary offering. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. After the termination of the offering our advisor has agreed, pursuant to the terms of our advisory agreement, to reimburse us to the extent that organization and offering expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee) incurred by us exceed 4% of our gross offering proceeds if we raise less than $500 million in the primary offering, and 2.5% of our gross offering proceeds if we raise $500 million or more in the primary offering. However, we expect such organization and offering expenses to be approximately 1.0% of our gross offering proceeds, assuming we raise the maximum offering amount. Organization and offering expenses include only actual expenses incurred on our behalf and paid by us in connection with the offering.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. See “Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.” The dealer manager agreement may be terminated by us or the dealer manager at any time upon 60 days’ written notice.

The dealer manager has agreed that it may sell up to 5% of maximum aggregate primary offering, or up to $50,000,000, in any combination of Class A shares (prior the termination of the offer of Class A shares in this offering on July 3, 2017) and Class I shares (on or after July 3, 2017), to persons to be identified by us at a discount from the public offering price. We intend to use this “friends and family” program to sell shares to our directors, officers, business associates and others to the extent consistent with applicable laws and regulations. We sold Class A shares under the “friends and family” program at a 10% discount ($9.00 per Class A share based on the initial primary offering price of $10.00), reflecting that selling commissions and the dealer manager fee were not payable in connection with such sales. We will sell Class I shares under the “friends and family” program at a 1.5% discount ($9.14 per Class I share based on the primary offering price of $9.28), reflecting that the dealer manager fee is not payable in connection with such sales. The net proceeds to us from such sales made net of commissions, as applicable, and dealer manages fees will be substantially the same as the net proceeds we receive from other sales of shares.

We may also sell Class I shares to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives. We consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law.

Subscription Procedures

To purchase shares in this offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription. You should make your check payable to “Resource Apartment REIT III, Inc.,” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscription payments will be deposited into a special account in our name under the joint authorization of the dealer manager and us until such time as we have accepted or rejected the subscriptions. We will accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we will return all funds to the rejected subscribers within 10 business days. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.

You are required to represent in the subscription agreement that you have received a copy of the final prospectus. In order to ensure that you have had sufficient time to review the final prospectus, we will not accept your subscription until at least five business days after your receipt of the final prospectus.

Investors who desire to purchase Class R or Class I shares in this offering at regular intervals may be able to do so by electing to participate in the automatic investment program by completing an enrollment form that we will provide upon request. Alabama, Nebraska and Ohio investors are not eligible to participate in the automatic investment program. Only investors who have already met the minimum purchase requirement may participate in the automatic investment program. The minimum periodic investment is $100 per month. We pay dealer manager fees, selling commissions and distribution and shareholder servicing fees in connection with sales under the automatic investment program to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment program. If you elect to participate in both the automatic investment program and our distribution reinvestment plan, distributions earned from shares purchased pursuant to the automatic investment program will automatically be reinvested pursuant to the distribution reinvestment plan. For a discussion of the distribution reinvestment plan, see “Description of Shares—Distribution Reinvestment Plan.”

You will receive a confirmation of your purchases under the automatic investment program no less than quarterly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

You may terminate your participation in the automatic investment program at any time by providing us with written notice. If you elect to participate in the automatic investment program, you must agree that if at any time you fail to meet the net income and net worth standards set forth in our charter or the then-current prospectus, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (immediately following the cover page).

Suitability Standards

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our shares; and

•	have apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our shares;

•	the restrictions on transferability of our shares;

•	the background and qualifications of our sponsor and their affiliates; and

•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation and other investments as well as any other pertinent factors. Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

Until our shares of common stock are listed on a national securities exchange, subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards. See “Suitability Standards” (immediately following the cover page) for a detailed discussion of the determinations regarding suitability that we require.

Minimum Purchase Requirements

You must initially invest at least $2,500 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

Unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares.

Special Notice to Pennsylvania Investors

Because the minimum offering of our common stock was less than $100,000,000, we caution you to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

Investments through IRA Accounts

First Trust Retirement has agreed to act as an IRA custodian for purchasers of our common stock who would like to purchase shares though an IRA account and desire to establish a new IRA account for that purpose. We will pay the fees related to the establishment of investor accounts with a minimum investment of $5,000 with First Trust Retirement and the first-year annual IRA maintenance fee. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or through our dealer manager.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize additional sales materials in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. These supplemental sales materials may include information relating to this offering, the past performance of Resource Real Estate-sponsored programs, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our supplemental sales materials may not be permitted.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the shares of our common stock being offered has been passed upon for us by DLA Piper LLP (US). DLA Piper LLP (US) has also reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and has passed upon our qualification as a REIT for federal income tax purposes.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

There is additional information about us and our affiliates on our Internet site at www.rescourcereit3.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

SAMPLE

APPENDIX A

Subscription Agreement
If you need further assistance in completing this subscription agreement, please call the sales desk at (866) 773-4120.

1. Investment Information

Amount of Subscription $	State of Sale

Class of Shares

☐ Class R Shares (Fund 5229)

Investment Type

☐ Initial Investment (Minimum Subscription: $2,500)
☐ Additional Investment (Minimum Subscription: $100. Please complete the information below regarding the previous investment)

Resource Apartment REIT III Account Number

2. Investment Type (Check one box)

Non-Qualified

☐ Tenants-in-Common(1)	☐ Partnership(2)	☐ S Corporation(2)
☐ Joint Tenants with Right of Survivorship(1)	☐ Uniform Gift to Minors Act: State of	☐ Community Property(1)
☐ Individual	☐ Uniform Transfer to Minors Act: State of	☐ Limited Liability Company(2)
☐ Trust(2)	☐ C Corporation(2)	☐ Other:

Qualified

☐ Traditional (Individual) IRA	☐ Beneficial as Beneficiary for:
☐ SIMPLE IRA	☐ Pension or Profit Sharing Plan(2)
☐ SEP IRA	☐ KEOGH Plan(2)
☐ Roth IRA	☐ Other:

Custodian Information (To be completed by Custodian)

Name of Custodian	Phone

Address	City State ZIP

Custodian Tax ID #	Custodian Account #

By executing this Subscription Agreement, Custodian certifies to Resource Apartment REIT III, Inc. (the “Company”) that the shares purchased pursuant to this Subscription Agreement (as well as additional shares acquired through distribution reinvestments and/or stock dividends, but subject to adjustment to reflect share redemptions or repurchases of such shares by the Company, stock splits, and recapitalization) are held for the benefit of the investor named in section 3 of this Subscription Agreement (the “Beneficial Owner”); Custodian agrees to notify the Company promptly, but in any event within 30 days, of any change in the name of the Beneficial Owner or the number of shares held by the custodian for the benefit of the Beneficial Owner (other than changes resulting from distribution reinvestments, stock dividends, share redemptions, or repurchases by the Company, stock splits, and recapitalization); Custodian confirms that the Company is entitled to rely on these representations for purposes of determining the stockholders entitled to notice of or to vote at each annual or special meeting of stockholders of the Company until delivery by the Custodian to the Company of a written statement revoking such representations (provided, however, that any such revocation delivered after the record date or the closing of the stock transfer books of the Company in respect of any annual or special meeting of stockholders, but on or prior to the date of such annual or special meeting of stockholders, shall not be effective until after the holding of such annual or special meeting of stockholders of the Company), then each Beneficial Owner (and not Custodian) will be deemed the holder of record for the shares of common stock (including additional shares acquired through distribution reinvestments and/or stock dividends made with respect to such shares, but subject to adjustment to reflect share redemptions or repurchases of such shares by the Company, stock splits, and recapitalization) for purposes of determining the stockholders holding common stock entitled to notice of or to vote at each annual or special meeting of stockholders.

(1)	All parties must sign.
(2)

Please attach the trustee certification form or pages of the trust/plan document or corporate resolution, as applicable, which lists the name of trust/plan, trustees or authorized signatures, and dates.

Resource Apartment REIT III	A-1

SAMPLE

3. Investor Information (Required)

Enter the information for the registered owner of the investment here, including Trusts, Partnerships, Corporations, or other entities.

☐

By checking this box, the Company will send certain investor communications to you in electronic form to the email address provided in this section. Investor communications that may be delivered electronically include account statements, tax forms, annual reports, proxy statements and other investor communications. By electing electronic delivery, you: (i) agree that you have the appropriate hardware and software to receive email notifications and view PDF documents; (ii) understand you may incur certain costs associated with downloading and printing investor documents; and (iii) understand that electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. The Company may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it by contacting the Company at (866) 773-4120.

Investor Name/Trust/Entity	SSN/Tax ID	DOB
Street Address	City	State	ZIP
Mailing Address (if different from above)	City	State	ZIP

Phone (day)	Phone (evening)	Email

☐ US Citizen	☐ Resident Alien	☐ Non-Resident Alien	Will default to US Citizen if not selected. If non-resident alien, investor(s) must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.

Secondary Investor/Trustee/Authorized Trader/Entity	SSN/Tax ID	DOB
Street Address	City	State	ZIP
Mailing Address (if different from above)	City	State	ZIP

Phone (day)	Phone (evening)	Email

☐ US Citizen	☐ Resident Alien	☐ Non-Resident Alien	Will default to US Citizen if not selected. If non-resident alien, investor(s) must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.

4. Distribution Information (Choose one or more of the following options)

If you select more than one option, you must indicate the percentage of your distribution to be applied to each, and the sum of the allocations must equal 100%.	% of Distribution
☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the final prospectus.	%
☐ Send distributions via check to Investor’s home address (or for Qualified Plans to the address listed in Section 2).	%
☐ Send distributions via check to alternate payee listed here (not available for Qualified Plans without custodial approval).	%

Name	Account Number
Address	City	State	ZIP

% of Distribution

☐  Direct Deposit (Attach Voided Check) I authorize the Company or its agent (collectively, Resource Real Estate) to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify Resource Real Estate in writing to cancel it. In the event that Resource Real Estate deposits funds erroneously into my account, Resource Real Estate is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

%
Total	%
(Must total 100%)

	☐ Checking	☐ Savings
Financial Institution Name	Account Number
X
ABA/Routing Number	Signature of Account Owner

If you elect to participate in the Distribution Reinvestment Plan, the Company requests that if at any time you fail to meet the minimum income net worth standards established for the Company as set forth in the prospectus or listed in section 5 of this Subscription Agreement, you will promptly notify the Company in writing of that fact.

☐	Transfer on Death If you would like to place a Transfer on Death (TOD) designation on your shares, you must check the TOD box and you must complete and return the TOD form requested from us.

Resource Apartment REIT III	A-2

SAMPLE

5. Investor Signatures (To be initialed by all investors)

Please carefully read and separately initial each of the representations below for items 1–5. Only sign items 6–16 if applicable. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. Net worth should be calculated exclusive of home, home furnishings and personal automobile. As used below, liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

Owner Co-owner
1.	I have received the final prospectus for the Company at least five business days before signing the Subscription Agreement.
2.	I have (a) a minimum net worth of at least $250,000 or (b) a minimum net worth of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the final prospectus under “Suitability Standards.”
3.	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
4.	I am purchasing the shares for my own account.
5.	I acknowledge that I will not be admitted as a stockholder until my investment has been accepted.
6.	If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.
7.	If I am an Iowa resident, I have (i) a minimum net worth of at least $350,000 or (ii) a minimum net worth of at least $100,000 and a minimum annual gross income of at least $70,000. In addition, I have a net worth of at least 10 times my investment in the Company.
8.	If I am a Michigan, Pennsylvania, Oregon or Tennessee resident, I have a liquid net worth of at least 10 times my investment in the Company.
9.	If I am a California or North Dakota resident, I have a net worth of at least 10 times my investment in the Company.
10.	If I am a Nebraska resident, my investment in the Company and the securities of other non-publicly traded REITs is equal to no more than 10% of my net worth. An investment by a Nebraska investor who is an “accredited investor” within the meaning of the federal securities laws is not subject to the foregoing limitations.
11.	If I am a New Mexico resident, I have a liquid net worth of at least 10 times my investment in the Company, its affiliates and other similar direct participation programs.
12.	If I am an Ohio resident, my aggregate investment in the Company, its affiliates and other non-publicly traded real estate investment trusts does not exceed 10% of my liquid net worth.
13.	If I am a New Jersey resident, I have either (i) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (ii) a minimum liquid net worth of at least $350,000. In addition, I have not invested more than 10% of my liquid net worth in the Company, its affiliates, and non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excluding unregistered, federally and state exempt private offerings).
14.	If I am a Massachusetts resident, I have a liquid net worth of at least 10 times my investment in the Company and other illiquid direct participation programs.
15.	If I am an Alabama resident, I have a liquid net worth of at least 10 times my investment in the Company and its affiliates.
16.	If I am a Kansas investor, I acknowledge that it is recommended by the Kansas Securities Commissioner that Kansas investors do not invest, in the aggregate, more than 10% of their liquid net worth in the Company and other non-traded REITs.
17.	If I am an Idaho investor, I have either (a) a liquid net worth of at least $300,000 or (b) a gross annual income of at least $85,000 and a liquid net worth of at least $85,000. In addition, my investment in the Company does not exceed 10% of my liquid net worth.
18.	If I am a Missouri investor, my investment in the Company does not exceed 10% of my liquid net worth.
19.	If I am a Kentucky investor, my investment in the Company and affiliated non-publicly traded real estate investment trusts does not exceed 10% of my liquid net worth.
20.	If I am a Vermont investor, my investment in the Company does not exceed 10% of my liquid net worth, which is defined as my total assets (not including home, home furnishings and automobiles) minus my total liabilities. If I am an “accredited investor” within the meaning of the federal securities laws, I am not subject to the foregoing limitation.
21.	If I am a Puerto Rico investor, my investment in the Company does not exceed 10% of my liquid net worth, which is defined as that portion of net worth total assets (not including home, home furnishings, and automobiles) minus my total liabilities consisting of cash, cash equivalents, and readily marketable securities.

Taxpayer Identification Number Confirmation (Required): The Investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her), (ii) he or she is not subject to backup withholding either because (a) he or she has not been notified by the Internal Revenue Service (“IRS”) that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified him or her that he or she is no longer subject to backup withholding, and (iii) he or she is a US citizen unless otherwise indicated. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT HE OR SHE IS SUBJECT TO BACKUP WITHHOLDING BECAUSE HE OR SHE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON HIS OR HER TAX RETURN. THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

X
Signature of Investor	Date
X
Signature of Joint Investor or, for Qualified Plans, of Custodian	Date

Resource Apartment REIT III	A-3

SAMPLE

6. Broker-Dealer and/or Registered Investment Advisor (To be completed by Broker-Dealer or Registered Investment Advisor)

The investor’s registered representative (“Registered Representative”) of a participating broker-dealer (“Broker-Dealer”) or an authorized representative of the investor’s Registered Investment Advisor (“Registered Investment Advisor”), as applicable, must sign below to complete the order. The Registered Representative hereby warrants that he or she and the Broker-Dealer are duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence. The Registered Investment Advisor represents that it is either registered under the Investment Advisers Act of 1940 or exempt from registration. The Broker-Dealer or Registered Investment Advisor, as applicable, agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned confirms by his or her signature that the Broker-Dealer or Registered Investment Advisor, as applicable, (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor’s prospective purchase of shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares and other fundamental risks related to the investment in the shares; (iv) has delivered the final prospectus to such investor; (v) has reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor as set forth in the final prospectus, as supplemented from time to time, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. I understand this Subscription Agreement is for Resource Apartment REIT III, Inc.

Name of Registered Representative/Authorized Representative		CRD/IARD Number (if applicable)
X
Signature of Registered Representative/Authorized Representative		Branch ID
Registered Representative/Authorized Representative Office Address		Rep ID
Phone Number	Facsimile Number	Email
Name of Broker-Dealer/RIA

NOTICE TO BROKER-DEALER/RIA: Only original, completed copies of the Subscription Agreement can be accepted.
• Checks should be made payable to “Resource Apartment REIT III, Inc.” and sent, together with Subscription Documents, completed and signed, to:

•  Wires may be sent to:

UMB Bank, N.A.

ABA #101000695

Account #9871916375

Account Name: DST as Agent for

Resource Real Estate, LLC. Universal Acct.

Reference: [investor name] Resource

Apartment REIT III, Inc.

For Regular Mail:	For Overnight Packages:
Resource Real Estate, LLC	Resource Real Estate, LLC
Attn: Resource Apartment REIT III, Inc.	Attn: Resource Apartment REIT III, Inc.
P.O. Box 219169	430 West 7th Street
Kansas City, MO 64121	Kansas City, MO 64105

Residents of Washington should consult the prospectus regarding their state’s escrow requirements.

Resource Apartment REIT III	A-4	REITIII-FRM-001-Z06

APPENDIX B

SECOND AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

Resource Apartment REIT III, Inc., a Maryland corporation (the “Company”), has adopted this Second Amended and Restated Distribution Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1. Number of Shares Issuable. The aggregate amount of shares of Class A Common Stock, Class T Common Stock, Class R Common Stock and Class I Common Stock authorized for issuance under the DRP is $100,000,000.

2. Participants. “Participants” are holders of the Company’s shares of Common Stock who elect to participate in the DRP.

3. Distribution Reinvestment. The Company will apply that portion (as designated by a Participant and subject to the limitation described below) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock to the purchase of additional shares of Common Stock of the same class to which the Distributions relate. To the extent required by state securities laws, such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will not pay selling commissions on shares of Common Stock purchased in the DRP.

4. Procedures for Participation. Qualifying stockholders may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the dealer manager or participating broker-dealers. Participants must designate at least 20% of such Participant’s Distributions for the purchase of additional shares of Common Stock. To increase their participation, Participants must complete a new enrollment form and, to the extent required by state securities laws, make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid as authorized and declared by the Company’s board of directors.

5. Purchase of Shares. Participants will acquire shares of Common Stock at a price equal to the current estimated net asset value (“NAV”) per share of Common Stock, as estimated by the Company’s advisor or other firm chosen by the board of directors for that purpose. Participants in the DRP may purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed limits set forth in the Company’s charter, as amended.

6. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

7. Share Certificates. The shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

8. Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all shares acquired by the Participant through the DRP.

B-1

9. Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting dividends, including the tax consequences thereof. The Company shall provide such information reasonably requested by the dealer manager or a participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

10. Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the month to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the stockholder in cash.

11. Amendment or Termination of DRP by the Company. The Company may amend or terminate the DRP for any reason upon ten days’ written notice to the Participants, except the Company may not amend the DRP to remove the right of a Participant to terminate participation in the DRP. With respect to material changes, the Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports filed with the SEC, and (b) in a separate mailing to the Participants. With respect to immaterial changes, the Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports filed with the SEC, (b) in a separate mailing to the Participants, or (c) on the Company’s web site.

12. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

13. Governing Law. The DRP shall be governed by the laws of the State of Maryland.

B-2

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 33, to read about risks you should consider before buying shares of our common stock.

Maximum Offering of

$1,100,000,000 of Shares of

Class A, Class T, Class R

and Class I Common Stock

PROSPECTUS

RESOURCES SECURITIES LLC

RESOURCE APARTMENT REIT III, INC.

SUPPLEMENT NO. 1 DATED NOVEMBER 29, 2018

TO THE PROSPECTUS DATED NOVEMBER 29, 2018

This document supplements, and should be read in conjunction with, the prospectus of Resource Apartment REIT III, Inc. dated November 29, 2018. As used herein, the terms “we,” “our” and “us” refer to Resource Apartment REIT III, Inc. and, as required by context, Resource Apartment OP III, LP, which we refer to as our “Operating Partnership” and to their subsidiaries. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose:

•	the status of the offering;

•	information with respect to our real estate investments;

•	information regarding our outstanding debt obligations;

•	information regarding cash distributions and stock dividends;

•	compensation to our advisor and its affiliates;

•	information regarding the net tangible book value of our shares;

•	information regarding our share redemption program;

•	information regarding the experience of our sponsor and its affiliates buying, improving and selling real estate and real estate-related assets;

•	our “Prior Performance Summary” as of December 31, 2017;

•	experts information;

•	information incorporated by reference;

•	unaudited pro forma financial information, and the notes thereto, for the nine months ended September 30, 2018; and

•	our “Prior Performance Tables” as of December 31, 2017.

Status of the Offering

We commenced this offering of up to $1,100,000,000 of shares of common stock, on April 28, 2016. As of November 26, 2018, we had accepted aggregate gross primary offering proceeds of $78.7 million related to the sale of 601,207 Class A shares, 1,049,996 Class T shares, 6,356,917 Class R shares and 232,838 Class I shares and aggregate gross proceeds under the distribution reinvestment plan of $1.5 million related to the sale of 18,432 Class A shares, 43,010 Class T shares, 100,233 Class R shares and 540 Class I shares in this offering. Accordingly, as of November 26, 2018, there was approximately $921.3 million of shares of common stock available for sale in this primary offering and approximately $98.5 million of shares available for sale under our distribution reinvestment plan.

We currently expect the primary portion of this offering to terminate on April 27, 2019. We expect to continue to offer shares in our distribution reinvestment plan beyond April 27, 2019.

1

Real Estate Investments

As of September 30, 2018, we owned five multifamily properties. We acquired each of these properties from third parties unaffiliated with us or our advisor. We believe that our properties are suitable for their intended purpose and adequately insured. We intend to make or have made certain renovations to our properties. The following table provides summary information regarding our multifamily properties as of September 30, 2018:

Property Location of Property	Date Acquired	Number of Units	Purchase Price (in thousands)(1)	Monthly Rent(2)	Occupancy(3)	Average Effective Monthly Rent per Leased Unit(4)	Rentable Square Feet
Payne Place Alexandria, VA	8/19/2016	11	$2,500	$17,503	100%	$1,591	6,730
Bay Club Jacksonville, FL	7/31/2017	220	$28,300	$246,803	90.5%	$1,240	223,568
Tramore Village Austell, GA	3/22/2018	324	$44,350	$239,243	94.1%	$1,177	348,804
Matthews Reserve Matthews, NC	8/29/2018	212	$33,800	$264,263	96.2%	$1,295	199,744
The Park at Kensington Riverview, FL	9/14/2018	204	$28,700	$241,968	94.6%	$1,254	205,471

(1)	Purchase price excludes acquisition fees and closing costs.
(2)	Monthly rent is based on the aggregate contractual rent from tenant leases in effect as of September 30, 2018, adjusted to reflect any contractual tenant concessions.
(3)	Occupancy percentage is calculated as the number of occupied units divided by the total number of units of the property as of September 30, 2018.
(4)

Average monthly rent per leased unit is calculated as the aggregate contractual rent from leases in effect as of September 30, 2018, adjusted to reflect any contractual tenant concessions, divided by the number of leased units.

Outstanding Debt Obligations

As of September 30, 2018, we had approximately $101.3 million of fixed and variable rate debt outstanding. Our mortgage debt consisted of two variable rate notes payable that mature between 2024 and 2025 and three fixed rate notes payable that mature between 2025 and 2047. Also, as of September 30, 2018, we had entered into two interest rate caps for a total notional amount of $54.1 million that mature between 2020 and 2021. The interest rate caps have one-month LIBOR strike rates of 3.88% and 4.45%. As of September 30, 2018, our borrowings and other liabilities were approximately 82.9% of the cost (before depreciation and other noncash reserves) and book value (before depreciation) of our tangible assets.

2

The following table details our outstanding debt as of September 30, 2018 (in thousands):

	Outstanding Principal Balance	Contractual Interest Rate(1)	Effective Interest Rate(1)	Payment Type	Maturity Date	% of Total Indebtedness
Payne Place Mortgage Loan(2)	$1,568,903	3.11%(3)	3.11%	Principal and Interest	1/1/2047	1.5%
Bay Club Mortgage Loan(4)	21,520,000	One-month LIBOR + 1.87%(5)	4.13%	Interest Only(6)	8/1/2024	21.2%
Tramore Mortgage Loan(4)	32,625,000	One-month LIBOR + 1.80%(7)	4.06%	Interest Only(8)	4/1/2025	32.3%
Matthews Reserve Mortgage Loan(4)	23,850,000	4.47%	4.47%	Interest Only(9)	9/1/2025	23.5%
The Park at Kensington Mortgage Loan(4)	21,760,000	4.36%	4.36%	Interest Only(10)	10/1/2025	21.5%

	$101,323,903

(1)

Contractual interest rate represents the interest rate in effect under the loan as of September 30, 2018. Effective interest rate is calculated as the actual interest rate in effect as of September 30, 2018 (consisting of the contractual interest rate and the effect of interest rate swaps, if applicable), using interest rate indices as of September 30, 2018, where applicable.

(2)	Resource America, Inc., the parent corporation of our sponsor, co-guarantees this loan with us.
(3)	Beginning January 1, 2020, the fixed rate of the note changes to variable rate based on six-month LIBOR plus 2.25%, with an all-in interest rate floor of 2.50% and ceiling of 9.50%.
(4)	The non-recourse carveouts under the loan documents are guaranteed by us.
(5)	Maximum interest rate of 5.75%.
(6)	Beginning August 1, 2019, monthly payments will include principal and interest with principal payments calculated using an amortization schedule of 30 years.
(7)	Maximum interest rate of 6.25%.
(8)	Beginning May 1, 2021, monthly payments will include principal and interest with principal payments calculated using an amortization schedule of 30 years.
(9)	Beginning on October 1, 2021, monthly payments will include principal and interest with principal payments calculated using an amortization schedule of 30 years.
(10)	Beginning November 1, 2021, monthly payments will include principal and interest with principal payments calculated using an amortization schedule of 30 years.

3

Cash Distributions

Distributions declared, distributions paid and cash used in operating activities were as follows for the year ended December 31, 2017 and the nine months ended September 30, 2018:

	Distributions Paid			Distributions Declared			Sources of Distributions Paid
	Cash	Distributions Reinvested (DRIP)	Total	Cash Used in Operating Activities	Total	Per Share(1)	Operating Activities Amount Paid/ Percent of Total	Offering Proceeds Amount Paid/ Percent of Total	Debt Financing Amount Paid/ Percent of Total
2017
First quarter	$16,429	$11,092	$27,521	$(4,598)	$11,083	$0.015	-/-	$27,521/ 100%	-/-
Second quarter	22,227	21,214	43,441	(64,700)	53,567	0.051	-/-	$43,441/ 100%	-/-
Third quarter	79,724	83,468	163,192	(325,606)	235,891	0.132	-/-	-/-	$163,192/ 100%
Fourth quarter	157,145	173,669	330,814	(356,657)	693,130	0.215	-/-	-/-	$330,814/ 100%
2018
First quarter	137,027	172,518	309,545	39,801	587,812	$0.131	$39,801/ 12.9%	$269,744/ 87.1%	-/-
Second quarter	359,130	433,009	792,139	317,894	757,120	$0.133	$317,894/ 40.1%	$474,243/ 59.9%	-/-
Third quarter	351,255	413,957	765,212	84,318	930,594	$0.137	$84,318/ 11.0%	$680,894/ 89.0%	-/-

(1)	Per share of Class A and Class I shares, distributions for Class T and Class R shareholders were reduced for the distribution and shareholder servicing fee.

Cash distributions paid since inception through September 30, 2018 were as follows:

Fiscal Period Paid	Per Share(1)	Distributions Reinvested in Shares of Common Stock	Net Cash Distributions	Total Aggregate Distributions
12 months ended December 31, 2016	$.000547945 per day	$4,380	$11,524	$15,904
Seven months ended July 31, 2017	$.000547945 per day	41,012	47,682	88,694
Five months ended December 31, 2017	$.001434521 per day	248,431	227,843	476,274
Three months ended March 31, 2018	$.001434521 per day	172,518	137,027	309,545
Three months ended June 30, 2018	$.001434521 per day	433,009	359,130	792,139
Three months ended September 30, 2018	$.001458630 per day	413,957	351,255	765,212

		$1,313,307	$1,134,461	$2,447,768

(1)	Per share of Class A and Class I shares, distributions for Class T and Class R shareholders were reduced for the distribution and shareholder servicing fee.

Our cumulative cash distributions and net loss attributable to common stockholders from inception through September 30, 2018 are $2,447,768 and approximately $8.1 million, respectively. We have funded our cumulative distributions, which include net cash distributions and distributions reinvested by stockholders, with cash flows from operating activities, proceeds from our public offering and proceeds from debt financing. To the extent that we pay distributions from sources other than our cash flow from operating activities, we will have fewer funds available for investment in commercial real estate and real estate-related debt, the overall return to our stockholders may be reduced and subsequent investors may experience dilution.

4

On September 25, 2018, our board of directors declared cash distributions on the outstanding shares of all classes of our common stock based on daily record dates for the periods from September 28, 2018 through December 30, 2018, which distributions were or will be paid on October 31, 2018, November 30, 2018 and December 31, 2018, respectively.

Distributions for these periods were calculated or will be calculated based on stockholders of record each day during these periods at a rate of (i) $0.001458630 per share per day less (ii) the applicable daily distribution and shareholder servicing fees accrued for and allocable to any class of common stock, divided by the number of shares of common stock of such class outstanding as of the close of business on each respective record date. Investors may choose to receive cash distributions or purchase additional shares through our distribution reinvestment plan. Distributions reinvested pursuant to the distribution reinvestment plan are reinvested in shares of the same class as the shares on which the distributions are made.

Stock Dividends

On October 7, 2016, our board of directors authorized a stock dividend for the fourth quarter of 2016, in the amount of 0.005 shares of common stock on each outstanding share of common stock to all common stockholders of record as of the close of business on December 31, 2016. We issued this stock dividend on January 13, 2017. On February 22, 2017, our board of directors authorized a stock dividend for the first quarter of 2017, in the amount of 0.01 shares of common stock on each outstanding share of common stock to all common stockholders of record as of the close of business on March 31, 2017. We issued this stock dividend on April 13, 2017. On April 25, 2017, our board of directors authorized a stock dividend for the second quarter of 2017, in the amount of 0.01 shares of common stock on each outstanding share of common stock to all stockholders of record as of the close of business on July 1, 2017. We issued this stock dividend on July 14, 2017. Stock dividends are issued in the same class of shares as the shares for which such stockholder received the stock dividend.

We believe that the stock dividends should be tax-free transactions for U.S. federal income tax purposes under Section 305(a) of the Internal Revenue Code of 1986, as amended, and the adjusted tax basis of each share of “old” and “new” common stock should be computed by dividing the adjusted tax basis of the old common stock by the total number of shares, old and new. The holding period of the common stock received in such non-taxable dividend is expected to begin on the date the taxpayer acquired the common stock which is the date that the dividend is issued. Stockholders should consult their own tax advisors regarding the tax consequences of this stock dividend.

5

Compensation to our Advisor and its Affiliates

Summarized below are the fees earned by and expenses reimbursable to our advisor, dealer manager, property manager and their affiliates for the nine months ended September 30, 2018 and the year ended December 31, 2017 and any related amounts payable as of September 30, 2018 and December 31, 2017:

	Incurred in the		Payable as of
Types of Compensation	Nine Months Ended September 30, 2018	Year Ended December 31, 2017	September 30, 2018	December 31, 2017
Selling Commissions[1]	$771,430	$764,440	$15,230	$9,024
Dealer Manager Fees[1]	1,051,137	945,550	23,078	13,696
Distribution and Shareholder Servicing Fees[1]	969,754	1,022,047	1,641,194	989,515
Reimbursement of Other Organization and Offering Expenses[2]	1,695,037	3,319,624	7,845,549	6,167,941
Acquisition Fees & Expense Reimbursements	2,447,999	641,193	—	6,533
Asset Management Fees	553,536	159,803	—	—
Debt Financing Fees	391,175	107,600	—	—
Property Management Fees	211,695	55,630	43,546	10,800
Construction Management Fees	48,769	1,517	—	—
Operating Expenses[2]	873,726	685,077	2,481,379	1,820,875
Internal Audit Fee	27,000	13,250	11,750	3,500
The Planning & Zoning Resource Company	4,187	1,079	—	—

Total	$9,045,445	$7,716,810	$12,061,726	$9,021,884

(1)	Our dealer manager reallows 100% of the selling commissions and distribution and shareholder servicing fees and a portion of the dealer manager fees to participating broker-dealers.
(2)

Effective March 31, 2018, we are not responsible for the reimbursement of any unreimbursed organization and offering expenses or operational expenses incurred by our advisor on our behalf through March 31, 2018 until after the termination of the primary portion of this offering. Additionally, such unreimbursed organization and offering expenses or operational expenses will be reimbursed ratably starting after the termination of this offering through April 30, 2021 for organization and offering expenses and April 30, 2020 for operating expenses.

Net Tangible Book Value Per Share

In connection with this offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is a rough approximation of value calculated as total book value of assets minus total book value of liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue prices in this offering primarily as a result of (i) the substantial fees paid in connection with this offering, including selling commissions and marketing fees re-allowed by our dealer manager to participating broker dealers, (ii) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments, (iii) general and administrative expenses, and (iv) accumulated depreciation and amortization of real estate investments.

As of December 31, 2017, our net tangible book value per share of Class A, Class T, Class R, and Class I common stock was $7.26. As of July 2, 2018, the offering prices of shares of our common stock under this primary offering (ignoring purchase price discounts for certain categories of purchasers) are $9.68 per Class R

6

share and $9.28 per Class I share. To the extent we are able to raise substantial proceeds in this offering, some of the expenses that cause dilution of the net tangible book value per share are expected to decrease on a per share basis, resulting in increases in the net tangible book value per share. This increase would be partially offset by increases in depreciation and amortization expenses related to our real estate investments.

The factors described above with respect to the dilution in the value of our common stock are likely to cause our offering prices to be higher than the amount you would receive per share if we were to liquidate at this time.

Share Redemption Program

Our board of directors has adopted a share redemption program that enables our stockholders to sell their shares back to us after they have held them for at least one year, subject to significant conditions and limitations. The terms of our share redemption program are more flexible in cases involving the death or disability of a stockholder. We may reject any request for redemption of shares. Redemptions of shares of our common stock, when requested, generally will be made quarterly. We will not redeem in excess of 5% of the weighted-average number of shares of common stock outstanding during the 12-month period immediately prior to the effective date of redemption. In addition, we are only authorized to redeem shares using proceeds from our distribution reinvestment plan offering plus 1.0% of the operating cash flow from the previous fiscal year (to the extent positive) and any additional operating funds, if any, as our board of directors in its sole discretion may reserve for this purpose. Due to these limitations, we cannot guarantee that we will be able to accommodate all redemption requests.

During the year ended December 31, 2017 and the nine months ended September 30, 2018 we redeemed $0 and $26,428, respectively, of common stock, for an average purchase price of $8.53, which represented all redemption requests received in good order and eligible for redemption through the periods presented.

Experience Buying, Improving and Selling Real Estate and Real Estate-Related Debt

In the past, our sponsor or funds sponsored by our sponsor have also acquired underperforming real estate assets, including real property and real estate debt and disposed of these assets for its own account and for the account of affiliated programs through various credit and economic cycles. The table below sets forth details, as of December 31, 2017, about all such investments sold or otherwise disposed of by our sponsor or its affiliates in the last 6 years. Certain investments were purchased as first mortgage loans on the underlying properties described below and sold as real property (acquired via foreclosure). We have included the information below only for purposes of your evaluation of the experience and reputation of our sponsors and its affiliates. Investors in our company should not assume that they will experience returns comparable to those shown below. In addition, certain of our sponsors’ and its affiliates’ programs have experienced adverse developments. See the “Prior Performance Summary—Adverse Business Developments and Conditions” for a discussion of the adverse business developments for investment programs sponsored by our sponsor and its affiliates.

7

					Selling Price, Net of Closing Costs
Property	Location	Selling Entity	Date of Sale	Years Held	Cash Received	Mortgage Balance at time of sale(1)	Purchase money taken back by program(2)	Net Selling Price	Total Acquisition Costs(3)	Net Cash(4)
RBS Portfolio(5)	Various	RRE VIP Borrower, LLC	Various	3	1,207,022	22,184,757	(3,911,843)	19,479,936	13,862,911	5,617,025
Parkway Terrace(5)	Suitland, MD	RRE VIP Borrower, LLC	2012	2	2,383,025	16,681,177	2,388,910	21,453,112	11,332,202	10,120,910
Midwestern Mortgage Portfolio(5)	Various	RRE HUD MF 2007, LLC	Various	5	40,107,829	4,972,839	(1,113,129)	43,967,539	38,302,979	5,664,560
Silverleaf(5)	Houston, TX	RRE VIP Borrower, LLC	2012	1	160,135	5,163,765	(730,599)	4,593,301	3,969,214	624,087
Park at Bellaire(5)	Houston, TX	RRE VIP Borrower, LLC	2012	3	—	3,805,131	576,899	4,382,030	3,261,505	1,120,525
The Enclave(5)	Winston-Salem, NC	RRE VIP Borrower, LLC	2012	3	—	8,820,983	(2,998,319)	5,822,664	6,893,531	(1,070,867)
Mansfield(5)	Mansfield, CT	RRE VIP Borrower, LLC	2012	2	1,191,211	14,311,941	1,261,097	16,764,249	9,647,420	7,116,829
Elkins West(5)	Elkins, WV	Resource America, Inc.	2012	16	806,839	—	2,032,384	2,839,223	994,160	1,845,063
Birch Grove/Sycamore Chase(5)	Decatur, GA	RRE VIP Borrower, LLC	2013	2	492,798	11,963,242	364,891	12,820,931	8,488,256	4,332,675
International Village	Indianapolis, IA	RRE VIP Borrower, LLC	2013	5	11,054,996	—	(6,552,981)	4,532,015	6,354,672	(1,822,657)
Nittany Pointe	Altoona, PA	AR Real Estate Investors, LLC	2013	7	2,526,716	—	523,022	3,049,738	520,531	2,529,207
Town Park (Crestwood)(5)	Birmingham, AL	Resource Real Estate Opportunity REIT, Inc.	2013	3	9,922,771	—	1,053,927	10,976,698	8,060,831	2,915,867
Willington(5)	Willington, CT	RRE VIP Borrower, LLC	2013	3	238,404	7,708,381	(455,733)	7,491,052	5,694,272	1,796,780
880 Montclair(5)	Birmingham, AL	RRE VIP Borrower, LLC	2013	5	—	2,103,025	4,886,418	6,989,443	9,497,856	(2,508,413)
Parkway & Parkgreen	Houston, TX	RRE Opportunity Fund, LP	2013	3	10,646,934	9,979,492	1,231,920	21,858,346	13,293,914	8,564,432
Whisper Tree/Heights at 2121	Lewisville, TX	Resource Capital Corp.	2013	2	36,056,022	—	(1,136,847)	34,919,174	18,235,260	16,683,914
300 N. Vista	Houston, TX	RRE Opportunity Fund, LP	2013	3	7,380,048	—	196,766	7,576,814	6,758,202	818,612
Central Ridge Apartments(5)	Colorado Springs, CO	RRE VIP Borrower, LLC	2014	2	357,218	8,320,279	(578,489)	8,099,008	5,129,059	2,969,949
School Lane House (Charter Court at East Falls)(5)	Philadelphia, PA	Resource Capital Corp.	2014	3	18,003,974	27,597,406	(6,379,423)	39,221,957	30,575,427	8,646,530
Wingate(5)	Washington, DC	RRE VIP Borrower, LLC	2014	3	866,479	35,141,445	(6,092,853)	29,915,072	15,018,131	14,896,941
Peterson(6)	Kalamazoo, MI	Resource Real Estate Opportunity REIT, Inc.	2014	3	195,000	—	78,443	273,443	213,414	60,030
Campus Club(5)	Tampa, FL	Resource Real Estate Opportunity REIT, Inc.	2014	3	10,076,384	—	1,486,815	11,563,199	8,959,143	2,604,056
Arcadia at Westhollow(5)	Houston, TX	Resource Real Estate Opportunity REIT, Inc.	2014	4	17,357,444	—	189,091	17,546,535	11,853,668	5,692,867
Amaranth(5)	Lewisville, TX	RRE VIP Borrower, LLC	2014	3	769,783	16,893,213	(3,388,073)	14,274,922	9,898,314	4,376,608
Falls at Duraleigh	Raleigh, NC	RRE Investors, LP	2014	10	7,577,537	13,902,956	2,423,854	23,904,347	20,514,770	3,389,577
Woodland Hills	Decatur, GA	RRE Investors 7, LP	2015	7	12,523,518	12,452,305	1,038,675	26,014,498	17,113,733	8,900,765
Woods at Ridgeway (Wyndridge)	Memphis, TN	RRE Opportunity Fund, LP	2015	6	6,853,561	11,280,947	(2,891,297)	15,243,211	13,340,695	1,902,516
Central Point (Woodbridge)	Boise, ID	RRE Opportunity Fund, LP	2015	3	11,845,602	—	428,893	12,274,495	7,613,229	4,661,266
Avalon	Los Angeles, CA	RRE Investors, LP	2015	10	387,700	4,432,038	636,537	5,456,275	6,673,165	(1,216,890)
Redford (Bristol)	Houston, TX	Resource Real Estate Opportunity REIT, Inc.	2015	3	31,865,051	—	(46,888)	31,818,163	21,588,810	10,229,353
Cityside Crossing (Skyview)	Houston, TX	Resource Real Estate Opportunity REIT, Inc.	2015	3	24,048,937	—	1,475,041	25,523,978	15,282,219	10,241,759
Alcove (Flagstone)	Houston, TX	Resource Real Estate Opportunity REIT, Inc.	2015	3	11,073,816	—	43,935	11,117,751	8,745,763	2,371,988
107th Avenue	Omaha, NE	Resource Real Estate Opportunity REIT, Inc.	2015	5	247,953	—	37,042	284,995	233,872	51,123

8

					Selling Price, Net of Closing Costs
Property	Location	Selling Entity	Date of Sale	Years Held	Cash Received	Mortgage Balance at time of sale(1)	Purchase money taken back by program(2)	Net Selling Price	Total Acquisition Costs(3)	Net Cash(4)
Cuestas	Las Cruces, NM	RRE Investors II, LP	2015	10	3,385,833	2,500,000	1,177,781	7,063,614	7,835,708	(742,094)
Lakes at Ridgeway/ Waterstone	Memphis, TN	RRE Opportunity Fund, LP	2015	5	1,828, 242	5,462,806	(1,998,014)	5,293,034	7,699,167	(2,406,133)
Kenwick Canterbury/100 Chevy Chase	Lexington, KY	Resource Real Estate Opportunity REIT, Inc.	2015	2	13,051,168	—	(1,567,718)	11,483,450	10,198,418	1,285,032
Oak Park Village	Lenexa, KS	RRE Investors II, LP	2015	10	11,238,061	21,699,298	7,337,768	40,275,127	35,226,102	5,049,026
Sage Canyon	Albuquerque, NM	RRE Investors, LP	2015	10	1,284,315	3,250,000	634,677	5,168,992	5,548,723	(379,731)
Reserves at Mt. Moriah/Foxwood	Memphis, TN	Resource Real Estate Opportunity REIT, Inc.	2015	3	5,268,261	—	(113,927)	5,154,334	4,258,725	895,609
The Reserves	Little Rock, AR	RRE Investors II, LP	2015	10	12,503,836	32,746,967	9,422,179	54,672,982	55,363,324	(690,342)
Highland Ridge and Lodge at Overland Park	Kansas City, MO	RRE Investors III, LP	2015	10	33,723,475	44,164,579	1,201,220	79,089,275	58,595,902	20,493,373
Coach Lantern	Scarborough, ME	RRE Investors 6, LP	2015	7	8,365,707	7,884,000	3,445,219	19,694,926	13,027,502	6,667,424
Foxcroft	Scarborough, ME	RRE Investors 6, LP	2015	7	5,984,372	8,760,000	3,114,986	17,859,358	14,142,074	3,717,284
Tamarlane	Portland, ME	RRE Investors 7, LP	2015	6	8,006,700	9,819,933	2,641,409	20,468,042	14,454,169	6,013,873
Conifer Crossing(7)	Norcross, GA	Resource Real Estate Opportunity REIT, Inc.	2016	2	6,148,255	—	—	6,148,255	3,504,287	2,643,968
Champion Farms(7)	Louisville, KY	Resource Real Estate Opportunity REIT, Inc.	2016	2	7,583,594	—	450,000	8,033,594	8,048,263	(14,669)
Fox Glove	El Paso, TX	RRE Investors III, LP	2016	10	2,607,052	5,482,071	1,282,347	9,371,470	8,156,940	1,214,530
Santa Fe Place	El Paso, TX	RRE Investors III, LP	2016	10	3,726,073	7,382,522	1,795,958	12,904,553	10,857,713	2,046,840
Regents Center	Overland Park, KS	RRE Investors IV, LP	2016	10	23,263,953	24,050,000	6,720,263	54,034,216	39,957,323	14,076,893
Ivy at Clear Creek	Houston, TX	Resource Real Estate Opportunity REIT, Inc.	2016	3	10,652,225	8,407,319	1,465,557	20,525,101	15,279,103	5,245,998
Howell Bridge	Duluth, GA	RRE Investors III, LP	2016	10	11,547,759	12,900,000	1,889,620	26,337,379	22,002,094	4,335,285
Grove at White Oak	Houston, TX	RRE Investors III, LP	2016	10	11,113,290	8,584,485	2,999,159	22,696,934	12,555,208	10,141,726
Memorial Towers	Houston, TX	RRE Investors 6, LP	2016	8	9,804,804	7,073,535	2,054,550	18,932,888	11,902,116	7,030,772
Spring Hill	Dallas, TX	Resource Real Estate Opportunity REIT, Inc.	2016	2	4,565,000	—	740,125	5,305,125	4,306,264	998,861
Affinity at Winter Park	Winter Park, FL	Resource Real Estate Opportunity REIT, Inc.	2016	3	16,740,093	—	8,579	16,748,672	14,041,804	2,706,868
Fieldstone(7)	Cincinnati, OH	Resource Real Estate Opportunity REIT, Inc.	2016	2	7,511,345	—	375,000	7,886,345	4,414,098	3,472,247
Nesbit Palisades	Alpharetta, GA	Resource Real Estate Opportunity REIT, Inc.	2016	3	23,728,771	20,298,000	4,554,129	48,580,900	34,784,564	13,796,336
Woodhollow	Austin, TX	RRE Investors 7, LP	2016	8	6,763,000	4,858,857	1,653,080	13,274,937	8,800,402	4,474,535
Bent Oaks	Austin, TX	RRE Investors 7, LP	2016	8	9,167,847	5,661,939	3,018,595	17,848,381	10,716,288	7,132,093
Villas of Henderson Pass	San Antonio, TX	RRE Investors 6, LP	2016	8	7,254,740	10,256,446	1,484,929	18,996,115	16,267,039	2,729,076
Woodland Village	Columbia, SC	RRE Investors 7, LP	2016	5	9,631,090	9,158,024	2,531,046	21,320,160	13,437,882	7,882,278
Heritage Lake	Knoxville, TN	RRE Investors IV, LP	2016	10	15,312,125	16,185,000	5,325,660	36,822,785	27,297,561	9,525,224
Westchase Wyndham	Houston, TX	RRE Investors IV, LP	2016	10	21,287,557	24,100,000	4,191,326	49,578,883	40,075,452	9,503,431
Pear Tree	El Paso, TX	RRE Investors IV, LP	2016	10	1,740,113	5,480,000	1,470,926	8,691,039	8,805,217	(114,178)
Wind Tree	El Paso, TX	RRE Investors IV, LP	2016	10	2,492,860	7,140,000	2,310,510	11,943,370	10,988,529	954,841
Cape Cod	San Antonio, TX	RRE Investors 7, LP	2016	8	8,569,605	5,861,849	4,400,250	18,831,704	11,088,443	7,743,261
Brightwaters and Chenal Apts.	Little Rock, AR	RRE Investors V, LP	2017	10	17,848,822	40,000,000	11,290,120	69,138,942	57,980,517	11,158,425

9

					Selling Price, Net of Closing Costs
Property	Location	Selling Entity	Date of Sale	Years Held	Cash Received	Mortgage Balance at time of sale(1)	Purchase money taken back by program(2)	Net Selling Price	Total Acquisition Costs(3)	Net Cash(4)
Chisholm	Plano, TX	Resource Real Estate Opportunity REIT, Inc.	2017	3	8,593,999	11,587,000	2,596,555	22,777,555	18,037,583	4,739,972
Mosaic	Oklahoma City, OK	Resource Real Estate Opportunity REIT, Inc.	2017	4	5,747,129	—	390,715	6,137,844	5,867,699	270,145
West Wind Landing	Savannah, GA	RRE Investors V, LP	2017	10	8,879,591	13,938,399	2,174,258	24,992,248	22,384,882	2,607,366
Park Hill	San Antonio, TX	RRE Investors 6, LP	2017	9	9,166,734	9,765,301	3,194,794	22,126,829	19,018,495	3,108,334
Magnolia Villas	Savannah, GA	RRE Investors V, LP	2017	10	3,982,290	8,468,522	1,267,402	13,718,214	13,709,112	9,102
Deerfield	Hermantown, MN	Resource Real Estate Opportunity REIT, Inc.	2017	5	12,515,789	10,248,514	2,807,765	25,572,068	11,643,006	13,929,062
Ryan’s Crossing	El Paso, TX	RRE Investors V, LP	2017	10	7,180,976	8,255,000	4,545,571	19,981,547	16,092,970	3,888,577
Stone Ridge(7)	Columbia, SC	Resource Real Estate Opportunity REIT, Inc.	2017	4	5,069,029	5,139,945	(1,281,014)	8,927,960	5,073,280	3,854,680

(1)

Includes both financing secured through a mortgage, and financing obtained by selling a participation in the investment. If the investment does not have a mortgage balance at the time of sale, we did not foreclose on the property, but sold the debt investment.

(2)	Includes cash activity from operating activities funded by or distributed to the program as well as funds obtained through financing or sale of participations where applicable.
(3)

Includes all costs related to original purchase of first mortgage investment as well as any costs incurred to maintain the investment, including capital improvements and operating costs (e.g., real estate taxes).

(4)	Excess (deficiency) of property operating cash receipts, including sale proceeds, over cash expenditures.
(5)	These properties were originally purchased as first mortgage loans on the underlying properties and were acquired via foreclosure on such loans.
(6)	These loans were sold or repaid.
(7)	Joint venture investment.

10

Prior Performance Summary

The information presented in this Prior Performance Summary and in the Prior Performance Tables included in this supplement as Appendix A represents the summary historical experience of real estate programs sponsored by Resource Real Estate, our sponsor, through December 31, 2017. We define such a program as a fund in which passive investors pool their money and rely on the efforts of Resource Real Estate and its affiliates to manage the fund and to acquire real estate that was not identified at the time of the commencement of the fund’s offering. Investors in our company should not assume that they will experience returns comparable to those experienced by investors in these prior real estate programs.

During the ten-year period ended December 31, 2017, other than this company, Resource Real Estate sponsored 11 real estate investment programs and co-sponsored two additional real estate investment programs with an unaffiliated third party. Of these 13 programs, 12 programs were formed for the purpose of acquiring and operating commercial and residential real estate properties, primarily consisting of multifamily apartment properties in the United States and one program was formed to acquire and operate commercial office properties. All but five of the 13 programs were private programs that had no public reporting requirements. All of the programs have investment objectives similar to our own with the exception of Resource Income Opportunity REIT, which sought to acquire and operate office properties. Resource America, Inc., the ultimate parent of Resource Real Estate, also sponsored a publicly traded REIT, Exantas Capital Corp., f/k/a Resource Capital Corp., (“Exantas Capital”) (NYSE: XAN), in 2005. Exantas Capital is externally managed by affiliates of our sponsor.

From inception through December 31, 2017, the private programs sponsored by Resource Real Estate referenced above raised gross offering proceeds of approximately $251.6 million from 2,437 investors. As of December 31, 2017, the private programs had sold 33 previously acquired real estate properties.

From inception through December 31, 2017, the public real estate programs sponsored by Resource Real Estate referenced above, Resource Real Estate Investors 6, L.P., Resource Real Estate Investors 7, L.P., Resource Opportunity REIT, Resource Opportunity REIT II and Resource Income Opportunity REIT, raised gross offering proceeds (including sales pursuant to each program’s respective distribution reinvestment plan) of $36.8 million from 578 investors, $32.5 million from 589 investors, $713.5 million from 16,107 investors, $585.6 million from 12,596 investors and $5.1 million from 94 investors, respectively. From inception through December 31, 2017, the public real estate programs purchased interests in 87 real estate properties for a total investment of $2.1 billion. Of these 87 properties, 86 of the properties are multifamily residential and one is a commercial office property. None of the properties were newly constructed when purchased. As of December 31, 2017, 38 properties had been sold. Please see Table III, Annual Operating Results of Prior Real Estate Programs under Appendix A “Prior Performance Tables” in this Supplement No. 1.

Resource Real Estate Investors 6, L.P. had a planned liquidation date of July 30, 2017 and is currently in the process of completing its liquidation as of the date of this supplement. Resource Real Estate Investors 7, L.P. had a planned liquidation date of March 28, 2017 and is currently in the process of completing its liquidation as of the date of this supplement. The prospectuses of Resource Opportunity REIT and Resource Opportunity REIT II both disclosed that their respective boards of directors anticipate evaluating a liquidity event within three to six years after the termination of each company’s primary offering, subject to then prevailing market conditions. In making the decision to liquidate or apply for listing of its shares, the boards of directors of each company will try to determine whether liquidating the company’s assets or listing the company’s shares will result in greater value for stockholders. The prospectus of Resource Income Opportunity REIT disclosed that it is a perpetual-life entity. On May 8, 2018, the stockholders of Resource Income Opportunity REIT approved a plan of completed liquidation and dissolution for the company (the “Plan”). As of the date of this supplement, Resource Income Opportunity REIT is currently in the process of completing its liquidation.

Upon request, prospective investors may obtain from us without charge copies of any public reports prepared in connection with our sponsor’s public programs, including a copy of the most recent Annual Report

11

on Form 10-K filed with the SEC. For a reasonable fee, we will also furnish upon request copies of the exhibits to the Form 10-K. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and other information that Resource Real Estate Investors 6, L.P., Resource Real Estate Investors 7, L.P., Resource Opportunity REIT, Resource Opportunity REIT I and, Resource Income Opportunity REIT file electronically with the SEC.

Acquisition Summary

During the ten-year period ended December 31, 2017, Resource Real Estate and its affiliates sponsored or co-sponsored programs that acquired 88 properties, 87 of which were multifamily residential properties and one of which was a commercial office property. Information regarding the location of each property is summarized below.

Public Programs

Location	Ten Year Period Ended December 31, 2017 No. of Properties
Alabama	3
Arizona	2
California	3
Colorado	4
Florida	4
Georgia	8
Illinois	5
Kansas	1
Kentucky	2
Louisiana	1
Maine	3
Michigan	2
Minnesota	3
Missouri	3
Nebraska	1
North Carolina	1
Ohio	3
Oklahoma	1
Oregon	2
Pennsylvania	1
South Carolina	2
Tennessee	1
Texas	24
Virginia	2

Total	82

Private Programs
Location	Ten Year Period Ended December 31, 2017 No. of Properties
Idaho	1
Missouri	1
Tennessee	2
Texas	2

Total	6

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Adverse Business Developments or Conditions

The following lists adverse business developments for our sponsor and its affiliates, including investment programs sponsored by our sponsor and its affiliates. Certain programs sponsored by our sponsor or its affiliates experienced lower than originally expected cash flows from operations. The recession that occurred during 2008 through 2011 made it significantly more difficult for multifamily property owners, including the multifamily real estate funds sponsored by our sponsor or its affiliates, to increase rental rates to planned levels and maintain occupancy rates during periods of unprecedented nationwide job losses. During 2008, Resource Real Estate Investors, L.P. utilized $148,246 from reserves to supplement cash flow from operations. During 2008, Resource Real Estate Investors II, L.P. utilized $207,219 from reserves to supplement cash flow from operations. For Resource Real Estate Investors III, L.P. (“RRE III”), cash flow deficiencies occurred at one of the fund properties due to third-party property management issues and the delay in receiving tax refunds from tax appeals on two fund properties located in Texas during 2008. During 2008, RRE III utilized $157,192 from reserves to supplement cash flow from operations. For Resource Real Estate Investors IV, L.P. (“RRE IV”), cash flow deficiencies occurred at some of the fund properties during 2008 and 2009. During 2008, RRE IV utilized $11,370 from reserves to supplement cash flow from operations. For Resource Real Estate Investors V, L.P. (“RRE V”), cash flow deficiencies have occurred at some of the properties in the fund due to third party property management issues. For Resource Real Estate Investors 6, L.P. (“RRE VI”), cash flow deficiencies occurred during 2008 through 2011 due to a drop in occupancy at one of the fund properties due to sizable layoffs at a large employer located across the street from that property. During 2008 through 2011, RRE VI utilized $272,241, $1,996,456, $634,752 and $513,627, respectively, from reserves to supplement cash flow from operations. During 2009 through 2011, Resource Real Estate Investors 7, L.P. utilized $237,731, $545,099, and $257,892, respectively, from reserves to supplement cash flow from operations.

Excess operating cash flow after distributions was permitted to be retained by those programs as reserves to fund anticipated and unanticipated future expenditures or to cover reductions in cash flow resulting from anticipated or unanticipated rent shortfalls. Subsequent to the quickening and deepening of the global and national economic contraction in late 2008, a more conservative distribution policy was enacted for many of our sponsor’s private and public programs. As a part of our sponsor’s more conservative distribution policies at that time, monthly distributions were reduced in April, 2010, to 3% for RRE IV, RRE V and RRE VI and to 1% for RRE I, RRE II and RRE III. Excess cash flow after distributions each month was retained by each of those programs as reserves to cover anticipated and unanticipated property expenditures and reductions in cash flow. Where distributions were made that exceeded the cash flow generated from operations of the programs, the distributions were made either from cash reserves held by the program to be used for distributions or from loans from Resource Capital Partners, LLC or its affiliates.

Additionally, our sponsor, its affiliates and investment programs sponsored by our sponsor and its affiliates, including Resource America, have sold properties at net losses due to adverse developments with respect to such specific properties and adverse events in the real estate market in general. For additional information regarding such property dispositions, please refer to the table included under “Experience Buying, Improving and Selling Real Estate and Real Estate-Related Debt” beginning on page 8 of this supplement.

Experts

The consolidated financial statements of Resource Apartment REIT III, Inc. incorporated by reference in this registration statement and prospectus have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and certain operating expenses of The Park at Kensington for the year ended December 31, 2017, has been incorporated by reference herein and in the registration statement from Resource Apartment REIT III, Inc.’s Current Report on Form 8-K/A as filed with the SEC on October 17, 2018 in reliance

13

upon the report of Baker Tilly Virchow Krause, LLP, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The historical summary of statements of revenues and certain operating expenses of Matthews Reserve for the year ended December 31, 2017, has been incorporated by reference herein and in the registration statement from Resource Apartment REIT III, Inc.’s Current Report on Form 8-K/A as filed with the SEC on October 12, 2018 in reliance upon the report of Hood and Strong, LLP, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and certain operating expenses of Tramore Village for the year ended December 31, 2017, has been incorporated by reference herein and in the registration statement from Resource Apartment REIT III, Inc.’s Current Report on Form 8-K/A as filed with the SEC on May 25, 2018 in reliance upon the report of Baker Tilly Virchow Krause, LLP, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The historical summary of revenues and certain operating expenses of Bay Club for the year ended December 31, 2016, has been incorporated by reference herein and in the registration statement from Resource Apartment REIT III, Inc.’s Current Report on Form 8-K/A as filed with the SEC on October 13, 2017 in reliance upon the report of KPMG LLP, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report related to the historical summary of revenues and certain expenses refers to the fact that the statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, which are not intended to be a complete presentation of revenues and expenses.

Duff & Phelps, an independent third party real estate valuation firm, appraised each of our real estate properties and provided a range in estimated value per share of our common stock in the valuation report prepared by Duff and Phelps.

Incorporation of Certain Information by Reference

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at our website at http://www.resourcereit3.com (URL for documents: http://resourcereit3.com/materials-filings/). There is additional information about us and our advisor and its affiliates at the website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-207740), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 29, 2018;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2018 filed with the SEC on May 10, 2018

•	Quarterly Report on Form 10-Q for the period ended June 30, 2018 filed with the SEC on August 10, 2018

14

•	Quarterly Report on Form 10-Q for the period ended September 30, 2018 filed with the SEC on November 9, 2018;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2018;

•	Form 8-A12G filed with the SEC on April 17, 2018;

•	Current Report on Form 8-K/A filed with the SEC on October 17, 2018;

•	Current Report on Form 8-K/A filed with the SEC on October 12, 2018;

•	Current Report on Form 8-K filed with the SEC on September 19, 2018;

•	Current Report on Form 8-K filed with the SEC on August 30, 2018;

•	Current Report on Form 8-K filed with the SEC on July 27, 2018;

•	Current Report on Form 8-K filed with the SEC on July 24, 2018;

•	Current Report on Form 8-K filed with the SEC on July 10, 2018;

•	Current Report on Form 8-K filed with the SEC on June 29, 2018;

•	Current Report on Form 8-K/A filed with the SEC on May 25, 2018;

•	Current Report on Form 8-K filed with the SEC on April 23, 2018;

•	Current Report on Form 8-K filed with the SEC on April 13, 2018;

•	Current Report on Form 8-K filed with the SEC on March 22, 2018;

•	Current Report on Form 8-K filed with the SEC on February 13, 2018; and

•	Current Report on Form 8-K/A filed with the SEC on October 13, 2017.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Resource Securities LLC

1845 Walnut Street, 18th Floor

Philadelphia, Pennsylvania 19103

Telephone: (866) 469-0129

Fax: (866) 545-7693

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Pro Forma Financial Information

The information below replaces the unaudited pro forma consolidated statement of comprehensive loss for the nine months ended September 30, 2018, and the notes thereto, included in our Current Reports on Form 8-K/A filed with the SEC on May 25, 2018, October 12, 2018 and October 17, 2018, respectively, which Current Reports on Form 8-K/A are incorporated by reference in this prospectus.

The following unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2018 is presented as if we had acquired Tramore Village, Matthews Reserve, and The Park at

15

Kensington on January 1, 2017. The footnotes to the pro forma financial statements provide details of the pro forma adjustments. We believe that all material adjustments necessary to reflect the effects of the acquisitions have been made.

This unaudited pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements and notes thereto as filed in our annual report on Form 10-K and quarterly reports on Form 10-Q, and are not necessarily indicative of what the actual financial position or comprehensive loss would have been had we completed the transactions as of the beginning of the periods presented, nor is it necessarily indicative of future results.

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Resource Apartment REIT III, Inc.

Unaudited Pro Forma Consolidated Statement of Operations and Comprehensive Loss

For the Nine Months Ended September 30, 2018

	Resource Apartment REIT III, Inc. Historical(a)	Tramore- Historical		Matthews- Historical		Kensington- Historical		Pro Forma Adjustments		Pro Forma Total
Revenues:
Rental income	$4,645,983	$805,154	(b)	$1,661,375	(b)	$1,789,323	(b)	—		$8,901,835
Utilities income	204,423	36,495		59,840		192,341		—		493,099
Ancillary tenant fees	66,433	41,160		77,410		143,460		—		328,463

Total revenues	4,916,839	882,809		1,798,625		2,125,124		—		9,723,397

Expenses:
Rental operating- expenses	906,013	147,411	(b)	330,125	(b)	459,435	(b)	—		1,842,984
Rental operating- payroll	503,040	88,379	(b)	218,197	(b)	178,474	(b)	—		988,090
Rental operating- real estate taxes	689,242	81,587	(b)	118,202	(b)	222,589	(b)	—		1,111,620

Subtotal- rental operating	2,098,295	317,377		666,524		860,498		—		3,942,694

Property management fees	6,936	—		—		—		—		6,936
Management fees - related parties	765,232	—		—		—		717,669	(c)	1,482,901
General and administrative	1,591,276	—		—		—		—		1,591,276
Loss on disposal of assets	44,684	—		—		—		—		44,684
Depreciation and amortization expense	3,150,881	—		—		—		2,034,628	(d)	5,185,509

Total expenses	7,657,304	317,377		666,524		860,498		2,752,296		12,253,999

(Loss)/income before other income (expense)	(2,740,465)	565,432		1,132,101		1,264,626		(2,752,296)		(2,530,602)
Other income (expense):
Interest income	121,835	—		—		—		—		121,835
Interest expense	(1,533,487)	—		—		—		(1,735,119	)(e)	(3,268,606)

Net loss	$(4,152,117)	$(565,432)		$(1,132,101)		$(1,264,626)		$(4,487,415)		$(5,677,373)

Other comprehensive loss:
Designated derivatives, fair value adjustments	(19,778)									(19,778)

Total other comprehensive loss	(19,778)									(19,778)

Comprehensive loss	$(4,171,895)									$(5,697,151)

See accompanying notes to unaudited pro forma consolidated financial statements

17

Resource Apartment REIT III, Inc.

Unaudited Pro Forma Consolidated Statement of Operations and Comprehensive (Loss) Income—(continued)

For the Nine Months Ended September 30, 2018

	Resource Apartment REIT III, Inc. Historical(a)	Pro Forma Total(f)
Class A common stock:
Net loss attributable to Class A common stockholders	$(454,122)	$(620,941)

Net loss per Class A share, basic and diluted	$(0.73)	$(0.99)

Weighted average Class A common shares outstanding, basic and diluted	626,180	626,180

Class T common stock:
Net loss attributable to Class T common stockholders	$(869,726)	$(1,189,215)

Net loss per Class T share, basic and diluted	$(0.80)	$(1.09)

Weighted average Class T common shares outstanding, basic and diluted	1,090,752	1,090,752

Class R common stock:
Net loss attributable to Class R common stockholders	$(2,770,590)	$(3,788,350)

Net loss per Class R share, basic and diluted	$(0.72)	$(0.52)

Weighted average Class R common shares outstanding, basic and diluted	3,874,540	7,335,591

Class I common stock:
Net loss attributable to Class I common stockholders	$(57,679)	$(78,867)

Net loss per Class I share, basic and diluted	$(0.52)	$(0.40)

Weighted average Class I common shares outstanding, basic and diluted	110,174	198,703

See accompanying notes to unaudited pro forma consolidated financial statements

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Resource Apartment REIT III, Inc.

Notes to Unaudited Pro Forma Consolidated Statement of Operations and Comprehensive Loss

For the Nine Months Ended September 30, 2018

a)	Historical financial information for the nine months ended September 30, 2018, derived from our Quarterly Report on Form 10-Q for the nine months ended September 30, 2018.
b)

Represents the historical operations of Tramore Village, Matthews Reserve, and Park at Kensington under the previous owners for the period of January 1, 2018 through each property’s respective acquisition date.

c)

Represents the management fees associated with the management of Tramore Village, Matthews Reserve, and Park at Kensington following their acquisitions. The assets are managed by Resource REIT Advisor, LLC, a related party of us. The asset management fee is 1% of each asset’s cost for the nine months ended September 30, 2018. Also, reflects the property management fee associated with the acquisitions. The properties are managed by Resource Apartment Manager III, LLC, a related party of us. The property management fee is 4.5% of gross receipts for the nine months ended September 30, 2018.

d)

Represents the additional depreciation and amortization expense for the nine months ended September 30, 2018, as if Tramore Village, Matthews Reserve and Park at Kensington were acquired January 1, 2017. Building is depreciated over the property’s estimated useful life of 27.5 years. Building improvements and furniture and fixtures are depreciated over their estimated useful lives ranging from three to 27.5 years. Amortization expense on the lease intangible asset is recognized using the straight-line method over the weighted average remaining term of the related lease.

e)

Represents the interest expense and amortization of the deferred debt financing fees associated with the Tramore Village Mortgage Loan, the Matthews Reserve Mortgage Loan, and the Park at Kensington Mortgage Loan. The adjustment assumes the mortgage loans were obtained on January 1, 2017.

The Tramore Village Mortgage Loan is a seven-year $32.6 million loan, which bears interest at a floating rate of 180 basis points over one-month LIBOR, maturing April 1, 2025. The Matthews Reserve Mortgage Loan is a seven-year $23.9 million loan, which bears interest at a fixed rate of 4.47%, maturing September 1, 2025. The Park at Kensington Mortgage Loan is a seven-year $21.8 million loan, which bears interest at a fixed rate of 4.36%, maturing October 1, 2025.

f)

Pro forma net loss has been allocated amongst our outstanding classes of common stock pursuant to the two-class method of computing earnings per share. Additionally, the pro forma earnings per share calculation assumes that proceeds from the sale of an additional 3,461,051 Class R shares and 88,529 Class I shares of our common stock, aggregating $33,757,475, were used to fund the acquisitions and were issued and outstanding as of January 1, 2017.

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APPENDIX A

PRIOR PERFORMANCE TABLES

As used herein, the terms “we,” “our” and “us” refer to Resource Apartment REIT III, Inc.

The following Prior Performance Tables (the “Tables”) provide information relating to real estate investment programs (the “Prior Real Estate Programs”) sponsored by Resource Real Estate, LLC. As of December 31, 2017, the offerings of all of the Prior Real Estate Programs were closed or completed except with respect to Resource Income Opportunity REIT, Inc. Each of the Prior Real Estate Programs presented except Resource Income Opportunity REIT, Inc. (which sought to acquire and operate office properties) has investment objectives similar to Resource Apartment REIT III, Inc. and was formed for the purpose of investing in commercial real estate similar to at least one type in which Resource Apartment REIT III, Inc. intends to invest. Resource Real Estate Opportunity REIT, Inc. and Resource Real Estate Opportunity REIT II, Inc. terminated their initial public primary offerings in December 2013 and February 2016, respectively, and are both continuing to offer shares pursuant to their distribution reinvestment plans. Resource Real Estate Opportunity REIT, Inc. and Resource Real Estate Opportunity REIT II, Inc. continue to invest in the same assets in which we intend to make our investments.

Investors in Resource Apartment REIT III, Inc. will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

Our advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties and real estate-related debt investments. Resource Real Estate, LLC controls our advisor and was a sponsor of the Prior Real Estate Programs. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Resource Real Estate, LLC was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The tables presented in this prospectus provide summary unaudited information related to the Prior Real Estate Programs. By purchasing shares in our ongoing public offering, investors will not acquire any ownership interest in any funds to which the information in this prospectus relates and investors should not assume that they will experience returns, if any, comparable to those experienced by the investors in the real estate funds discussed. Further, the private funds discussed in this prospectus were conducted through privately-held entities that may not have been subject to the up-front commissions, fees and expenses associated with our ongoing public offering nor all of the laws and regulations that will apply to us as a publicly offered REIT.

The information in these tables should be read together with the summary information under the “Prior Performance Summary” section of this prospectus. The following tables are included in this prospectus:

•	Table I—Experience in Raising and Investing Funds;

•	Table II—Compensation to Sponsor;

•	Table III—Annual Operating Results of Prior Real Estate Programs;

•	Table IV—Results of Completed Programs; and

•	Table V—Sale or Disposition of Assets.

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table provides a summary of the experience of Resource Real Estate, LLC in raising and investing funds for the only public program that had its offering close since January 1, 2015. This program has investment objectives similar to ours.

	Resource Real Estate Opportunity REIT II, Inc.
Dollar amount offered	$1,000,000,000
Dollar amount raised	$556,197,384
Length of offering (in months)	24	(1)
Months to invest 90% of amount available for investments	26

(1)

Resource Real Estate Opportunity REIT II, Inc. is a publicly registered, non-traded REIT. Resource Real Estate Opportunity REIT II launched its initial public offering on February 6, 2014 and then commenced real estate operations. On June 2, 2014, Resource Real Estate Opportunity REIT II broke escrow in its initial public offering. Resource Real Estate Opportunity REIT II ceased offering shares in its initial public offering on February 10, 2016. Resource Real Estate Opportunity REIT II continues to issue shares under its distribution reinvestment plan; dollar amount of shares offered under and proceeds from the distribution reinvestment plan are omitted from Table I. As of December 31, 2017, Resource Real Estate Opportunity REIT II had sold an aggregate of 61,467,045 shares of common stock in its initial public offering for gross offering proceeds of $606.1 million, including an aggregate of 5,675,748 shares of common stock under the distribution reinvestment plan for gross offering proceeds of $49.9 million. As of December 31, 2017, Resource Real Estate Opportunity REIT II owned interests in a total of 18 multifamily properties.

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

This Table sets forth the cumulative compensation received by affiliates of Resource Real Estate, LLC, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations, for those Prior Real Estate Programs which paid compensation to our sponsor since January 1, 2015. Except for Resource Income Opportunity REIT, Inc., the Prior Real Estate Programs have similar investment objectives to Resource Apartment REIT III, Inc.

	Resource Real Estate Investors, L.P.	Resource Real Estate Investors II, L.P.	Resource Real Estate Investors III, L.P.	Resource Real Estate Investors IV, L.P.	Resource Real Estate Investors V, L.P.
Date offering commenced	1/30/2004	2/15/2005	7/19/2005	7/17/2006	2/19/2007
Date offering closed	1/4/2005	7/15/2005	6/20/2006	12/31/2006	8/31/2007

Dollar amount raised	$8,100,000	$14,200,250	$25,000,000	$29,593,716	$35,000,000

Amount paid to sponsor from proceeds of offering:
Underwriting fees	133,776	257,428	469,387	555,449	666,414
Acquisition fees:
—Real estate commissions	—	—	—	—	—
—Advisory fees for property acquisition	361,832	669,104	1,135,313	1,038,426	1,349,293
—Debt placement fees	301,438	496,189	833,000	761,028	920,063
Other-organization and offering expenses	219,000	283,084	486,563	464,770	831,101

Dollar amount of cash generated from operations before deducting payments to sponsors	4,160,768	1,747,815	18,690,535	23,795,930	26,986,614

Amount paid to sponsor from operations:
Property management fees	1,609,924	379,304	5,149,201	4,946,259	5,248,220
Partnership management fees	302,230	1,406,539	2,417,726	2,869,820	3,162,246
Reimbursements	151,643	67,143	340,138	519,024	531,266
Leasing commissions	—	—	—	—	—
Other	27,060	4,099	37,609	174,396	208,066

Dollar amount of property sales and refinancing before deducting payments to sponsor
—Cash	35,629,078	6,425,000	65,660,200	97,279,000	112,400,000
—Notes	—	—	—	—	—

Amount paid to sponsor from property sales and refinancing
Real estate commissions	—	—	—	—	—
Incentive fees	—	—	—	—	—
Other	—	—	—	2,476,224	1,999,800

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR—(continued)

	Resource Real Estate Investors 6, I.P.	Resource Real Estate Investors 7, I.P.	Resource Real Estate Opportunity Fund , L.P.	Resource Real Estate Opportunity REIT, Inc.	Resource Real Estate Opportunity REIT II, Inc.	Resource Income Opportunity REIT, Inc.
Date offering commenced	10/1/2007	6/16/2008	1/19/2009	6/16/2010	2/6/2014	6/10/2015
Date offering closed	5/23/2008	8/31/2009	12/31/2009	12/13/2013	2/10/2016	N/A

Dollar amount raised	$36,842,105	$32,538,309	$41,398,677	$622,077,025	$556,197,384	5,110,082

Amount paid to sponsor from proceeds of offering:
Underwriting fees	699,179	613,265	782,610	18,614,317	9,775,076	174,0967
Acquisition fees:
—Real estate commissions	—	—	—	—	—
—Advisory fees for property acquisition	1,208,499	1,310,389	578,633	28,378,234	19,250,518	152,483
—Debt placement fees	792,295	889,408	721,753	4,703,053	2,856,329	23,625
Other—organization and offering expenses	888,522	813,458	1,034,967	10,871,866	6,902,625	6,042,518

Dollar amount of cash generated from operations before deducting payments to sponsors	15,816,927	18,142,241	10,578,141	88,161,290	22,145,022	612,860

Amount paid to sponsor from operations:
Property management fees	3,759,280	3,734,102	3,506,745	22,315,906	6,369,282	—
Partnership management fees	3,360,170	2,250,799	2,726,712	43,357,604	18,148,475	53,308
Reimbursements	447,294	502,682	209,152	21,474,779	11,114,259	623,791
Leasing commissions	—	—	—	—	—
Other	227,704	241,432	487,048	7,272,249	2,793,500	25,525

Dollar amount of property sales and refinancing before deducting payments to sponsor	—	—	—	—	—	—
—Cash	87,450,000	108,035,000	78,860,500	330,139,342	—	—
—Notes	—	—	—	516,603,513	499,828,000	—

Amount paid to sponsor from property sales and refinancing
Real estate commissions	—	—	—	—	—	—
Incentive fees	—	—	—	—	—	—
Other	—	2,727,354	—	2,723,442	—	—

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

This Table sets forth the annual operating results of Prior Real Estate Programs that have closed offerings since January 1, 2013 and that have similar investment objectives to Resource Apartment REIT III, Inc.

Resource Real Estate presents the data in Prior Performance Table III for each program in conformity with accounting principles generally accepted in the United States of America, or GAAP, which incorporates accrual basis accounting. When a real estate program owns 100% of the property, 100% of the program’s operating results are presented for the relevant years. When a real estate program directly invests in and owns a partial tenant-in-common interest in the property (as an example, 25%) and the remaining interest of the property (75%) is owned by unaffiliated tenants-in-common, only the operating results relating to the program’s ownership in the property (25%) are presented for the relevant years. The allocation is based on the public or private program’s effective ownership in the property.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS—(continued)

As of December 31, 2017

(in thousands, except for Source of Distributions and Estimated Value Per Share)

	Resource Real Estate Opportunity REIT, Inc.
	2017	2016	2015	2014	2013	2012	2011	2010
Selected Operating Results
Total revenues	$125,689	118,367	118,325	100,269	44,511	19,047	4,387	284
Rental operating and other expenses	$89,236	87,031	101,353	96,694	47,273	19,103	9,942	2,161

Net rental operating income (loss)	$36,453	31,336	16,972	3,575	(2,762)	(56)	(5,555)	(1,877)
Depreciation and amortization	$(52,344)	(44,231)	(48,273)	(47,771)	(18,246)	(8,340)	(1,565)	(198)
Interest expense	$(28,963)	(22,776)	(22,080)	(14,911)	(951)	(546)	(10)	—
Net income (loss)-GAAP basis	$(21,969)	10,371	(16,933)	(48,198)	(19,486)	(8,632)	(7,129)	(2,075)

Summary Statements of Cash Flows
Net cash flows provided by (used in) operating activities	$11,988	11,130	(503)	(2,967)	(7,467)	(4,541)	(5,499)	(1,406)
Net cash flows used in investing activities	$(35,128)	(2,321)	(79,492)	(299,315)	(265,007)	(101,815)	(33,301)	(14,913)
Net cash flows provided by financing activities	$25,958	27,590	18,308	172,000	513,931	120,059	48,436	21,135

Amount and Source of Distributions
Amount of Distributions paid to common stockholders	$15,919	14,508	13,257	9,958	4,757	841	—	—
Source of Distributions (per $1,000 invested):
From operations	$16.51	15.33	—	—	—	—	—	—
From sales of properties	$5.41	4.65	19	14.89	7.37	—	—	—
From financing proceeds	$—	—	—	—	—	3.97	—	—
From offering proceeds	$—	—	—	—	—	—	—	—

Summary Balance Sheet
Total assets (before depreciation)	$1,283,500	1,142,795	1,155,846	1,016,704	694,335	184,809	69,661	24,600
Total assets (after depreciation)	$1,135,792	1,034,985	1,084,695	978,409	678,559	180,537	68,706	24,402
Total liabilities	$817,200	642,966	651,596	510,055	161,512	17,219	5,789	5,179

Estimated Value Per Share(1)	$10.80	10.94	10.83	10.00	10.00	10.00	10.00	10.00

(1)

Prior to June 4, 2015, when its board of directors approved an estimated value per share as of March 31, 2015 of $10.59 Resource Real Estate Opportunity REIT, Inc. valued its shares at $10.00 per share based solely on the offering price in the primary portion of its initial public offering. For a full description of the assumptions and methodologies used to value Resource Real Estate Opportunity REIT, Inc.’s assets and liabilities in connection with the calculation of the estimated value per share, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Estimated Value Per Share” in Resource Real Estate Opportunity REIT, Inc.’s Annual Reports on Form 10-K for the years ended December 31, 2017, 2016 and 2015 and its Current Report on Form 8-K dated June 9, 2015.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS—(continued)

As of December 31, 2017

(in thousands, except for Source of Distributions and Estimated Value Per Share)

	Resource Real Estate Opportunity REIT II, Inc.
	2017	2016	2015	2014
Selected Operating Results
Total revenues	$77,360	53,137	14,789	1,000
Rental operating and other expenses	$56,300	55,568	25,176	4,077

Net rental operating income (loss)	$21,060	(2,431)	(10,387)	(3,077)
Depreciation and amortization	$(39,135)	(30,964)	(9,270)	(531)

Interest expense	$(19,764)	(10,950)	(2,516)	(159)
Net income (loss)-GAAP basis	$(37,691)	(44,161)	(22,172)	(3,767)

Summary Statements of Cash Flows
Net cash flows provided by (used in) operating activities	$1,854	(6,026)	(7,740)	(1,574)
Net cash flows used in investing activities	$(89,775)	(371,090)	(324,812)	(56,544)

Net cash flows provided by financing activities	$52,259	301,179	497,597	73,698

Amount and Source of Distributions
Amount of Distributions paid to common stockholders	$35,780	34,633	14,079	329
Source of Distributions (per $1,000 invested):
From operations	$—	—	—	—
From sales of properties	$—	—	—	—

From financing proceeds	$35.78	34.63	14.08	0.33
From offering proceeds	$—	—	—	—

Summary Balance Sheet
Total assets (before depreciation)	$978,228	898,317	594,252	81,400
Total assets (after depreciation)	$916,470	871,310	588,957	81,220
Total liabilities	$585,810	480,418	168,685	43,608

Estimated Value Per Share(1)	$9.08	9.10	9.01	10.00

(1)

Prior to March 31, 2016 when its board of directors approved an estimated value per share as of December 31, 2015, Resource Real Estate Opportunity REIT II, Inc. valued its shares at $10.00 per share based solely on the offering price in the primary portion of its initial public offering. For a full description of the assumptions and methodologies used to value Resource Real Estate Opportunity REIT II, Inc.’s assets and liabilities in connection with the calculation of the estimated value per share, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Estimated Value Per Share” in Resource Real Estate Opportunity REIT, Inc.’s Annual Reports on Form 10-K for the years ended December 31, 2017, 2016 and 2015.

TABLE IV

(UNAUDITED)

RESULTS OF COMPLETED PROGRAMS

This Table presents summary information on the results of Prior Real Estate Programs with investment objectives similar to Resource Apartment REIT III, Inc. that have completed operations during the five years ended December 31, 2017.

	AR Real Estate Investors, L.P.	Resource Real Estate Investors, L.P.	Resource Real Estate Investors II, L.P.	Resource Real Estate Opportunity Fund, L.P.	Resource Real Estate Investors III, L.P.	Resource Real Estate Investors IV, L.P.	Resource Real Estate Investors 7, L.P.	Resource Real Estate Investors V, L.P.		Resource Real Estate Investors 6, L.P.
Date of final sale of property	1/31/2013	7/31/2015	10/6/2015	6/11/2015	5/6/2016	10/27/2016	11/21/2016	9/14/2017		6/1/2017
Duration of program (months)	125	137	130	78	131	127	101	128		118
Dollar amount raised	$25,697,612	$8,100,000	$14,200,250	$41,398,677	$25,000,000	$29,593,716	$32,538,309	$34,858,664		$36,732,105
Annualized return on investment	(1.25)%	(1.68)%	(0.52)%	3.92%	6.25%	2.23%	23.17%	1.03	%(1)	3.19	%(2)
Median annual leverage	85.0%	85.0%	79.1%	71.0%	75.4%	71.7%	80.9%	74.6%		72.2%

(1)	Represents the annualized return on investments as of December 31, 2017. Upon final distribution in 2018, the projected annualized return on investment is 1.14%.
(2)	Represents the annualized return on investments as of December 31, 2017. Upon final distribution in 2018, the projected annualized return on investment is 3.06%.

TABLE V

(UNAUDITED)

SALE OR DISPOSITION OF ASSETS

These Tables set forth summary information on the aggregate sales or disposals of real estate and real estate-related investments by Prior Real Estate Programs since January 1, 2015 that have similar investment objectives to Resource Apartment REIT III, Inc. All data is as of December 31, 2017.

				Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties, Including Closing and Soft Costs
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at time of sale(1)	Purchase money taken back by program(2)	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing(1)	Total Acquisition Costs, Capital Improvement, Closing and Soft Costs(3)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures(4)
Resource Real Estate Investors, LP
Avalon	Los Angeles, CA	1/6/2005	2/3/2015	387,700	4,432,038	636,537	—	5,456,275	5,000,000	1,673,165	6,673,165	(1,216,890)
Sage Canyon	Albuquerque, NM	3/31/2005	7/31/2015	1,284,315	3,250,000	634,677	—	5,168,992	4,320,000	1,228,723	5,548,723	(379,731)
Resource Real Estate Opportunity REIT, Inc.								—
Alcove/Flagstone	Houston, TX	12/21/2012	1/26/2015	11,073,816	—	43,935	—	11,117,751	—	8,745,763	8,745,763	2,371,988
107th Avenue	Omaha, NE	8/18/2010	1/29/2015	247,953	—	37,042	—	284,995	—	233,872	233,872	51,123
Redford/Bristol	Houston, TX	3/27/2012	2/27/2015	31,865,051	—	(46,888)	—	31,818,163	—	21,588,810	21,588,810	10,229,353
Cityside Crossing/Skyview	Houston, TX	12/19/2012	3/2/2015	24,048,937	—	1,475,041	—	25,523,978	—	15,282,219	15,282,219	10,241,759
Kenwick at Canterbury/ 100 Chevy Chase	Lexington, KY	3/13/2013	6/30/2015	13,051,168	—	(1,567,718)	—	11,483,450	—	10,198,418	10,198,418	1,285,032
Reserves at Mt. Moriah/ Foxwood	Memphis, TN	12/7/2012	9/18/2015	5,268,261	—	(113,927)	—	5,154,334	—	4,258,725	4,258,725	895,609
Conifer Crossing	Norcross, GA	1/28/2014	1/27/2016	6,148,255	—	—	—	6,148,255	—	3,504,287	3,504,287	2,643,968
Champion Farms	Louisville, KY	1/28/2014	1/29/2016	7,583,594	—	450,000	—	8,033,594	—	8,048,263	8,048,263	(14,669)
Ivy at Clear Creek	Houston, TX	3/28/2013	2/17/2016	10,652,225	8,407,319	1,465,557	—	20,525,101	—	15,279,103	15,279,103	5,245,998
Spring Hill	Dallas, TX	11/12/2014	6/3/2016	4,565,000	—	740,125	—	5,305,125	—	4,306,264	4,306,264	998,861
Affinity at Winter Park	Winter Park, FL	6/27/2013	6/9/2016	16,740,093	—	8,579	—	16,748,672	—	14,041,804	14,041,804	2,706,868
Fieldstone	Cincinnati, OH	1/2/2014	6/30/2016	7,511,345	—	375,000	—	7,886,345	—	4,414,098	4,414,098	3,472,247
Nesbit Palisades	Alpharetta, GA	10/25/2013	7/8/2016	23,728,771	20,298,000	4,554,129	—	48,580,900	—	34,784,564	34,784,564	13,796,336
Mosaic	Oklahoma City, OK	12/6/2012	5/12/2017	5,747,129	—	390,715	—	6,137,844	—	5,867,699	5,867,699	270,145
Chisholm	Plano, TX	5/5/2014	5/10/2017	8,593,999	11,587,000	2,596,556	—	22,777,555	11,587,000	6,450,583	18,037,583	4,739,972
Deerfield	Hermantown, MN	3/21/2012	8/16/2017	12,515,789	10,248,514	2,807,765	—	25,572,068	—	11,643,006	11,643,006	13,929,062
Stone Ridge	Columbia, SC	1/28/2014	9/27/2017	5,069,029	5,139,945	(1,281,014)	—	8,927,960	—	5,073,280	5,073,280	3,854,680
Resource Real Estate Opportunity Fund, LP
Central Point/Woodbridge	Boise, ID	11/19/2012	3/24/2015	11,845,602	—	428,893	—	12,274,495	—	7,613,229	7,613,229	4,661,266
Woods at Ridgeway/Wyndridge	Memphis, TN	9/29/2009	3/26/2015	6,853,561	11,280,947	(2,891,297)	—	15,243,211	—	13,340,695	13,340,695	1,902,516
Lakes at Ridgeway/Waterstone	Memphis, TN	3/16/2010	6/11/2015	1,828,242	5,462,806	(1,998,014)	—	5,293,034	3,784,723	3,914,444	7,699,167	(2,406,133)
RRE Investors II, LP
Cuestas	Las Cruces, NM	3/31/2005	4/29/2015	3,385,833	2,500,000	1,177,781	—	7,063,614	5,680,000	2,155,708	7,835,708	(742,094)
Oak Park Village	Lenexa, KS	6/29/2005	7/2/2015	11,238,061	21,699,298	7,337,768	—	40,275,127	24,000,000	11,226,102	35,226,102	5,049,026
The Reserves	Little Rock, AR	9/22/2005	10/6/2015	12,503,836	32,746,967	9,422,179	—	54,672,982	36,000,000	19,363,324	55,363,324	(690,342)

				Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties, Including Closing and Soft Costs
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at time of sale(1)	Purchase money taken back by program(2)	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing(1)	Total Acquisition Costs, Capital Improvement, Closing and Soft Costs(3)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures(4)
RRE Investors III, LP
Highland Ridge and Lodge at Overland Park	Kansas City, MO	11/30/2005	11/25/2015	33,723,475	44,164,579	1,201,220	—	79,089,274	46,480,000	12,115,902	58,595,902	20,493,373
Fox Glove	El Paso, TX	1/27/2006	2/11/2016	2,607,052	5,482,071	1,282,347	—	9,371,470	6,000,000	2,156,940	8,156,940	1,214,530
Santa Fe Place	El Paso, TX	1/27/2006	2/11/2016	3,726,073	7,382,522	1,795,958	—	12,904,553	8,080,000	2,777,713	10,857,713	2,046,840
Howell Bridge	Duluth, GA	9/20/2006	2/17/2016	11,547,759	12,900,000	1,889,620	—	26,337,379	12,900,000	9,102,094	22,002,094	4,335,285
Grove at White Oak	Houston, TX	9/28/2006	5/6/2016	11,113,290	8,584,485	2,999,159	—	22,696,934	9,000,000	3,555,208	12,555,208	10,141,726
RRE Investors IV, LP
Regents Center	Overland Park, KS	3/30/2006	2/11/2016	23,263,953	24,050,000	6,720,263	—	54,034,216	24,050,000	15,907,323	39,957,323	14,076,893
Heritage Lake	Knoxville, TN	11/22/2006	9/30/2016	15,312,125	16,185,000	5,325,660	—	36,822,785	16,185,000	11,112,561	27,297,561	9,525,224
Westchase Wyndham	Houston, TX	12/18/2006	9/30/2016	21,287,557	24,100,000	4,191,326	—	49,578,883	24,100,000	15,975,452	40,075,452	9,503,431
Pear Tree	El Paso, TX	3/30/2007	10/27/2016	1,740,113	5,480,000	1,470,926	—	8,691,039	5,480,000	3,325,217	8,805,217	(114,178)
Wind Tree	El Paso, TX	2/28/2007	10/27/2016	2,492,860	7,140,000	2,310,510	—	11,943,370	7,140,000	3,848,529	10,988,529	954,841
RRE Investors V, L.P.
Brightwaters and Chenal Apts.	Little Rock, AR	5/10/2007	1/6/2017	17,848,822	40,000,000	11,290,120	—	69,138,942	40,000,000	17,980,517	57,980,517	11,158,425
West Wind Landing	Savannah, GA	6/28/2007	5/31/2017	8,879,591	13,938,399	2,174,258	—	24,992,248	14,880,000	7,504,882	22,384,882	2,607,366
Magnolia Villas	Savannah, GA	6/28/2007	6/16/2017	3,982,290	8,468,522	1,267,402	—	13,718,214	9,040,000	4,669,112	13,709,112	9,102
Ryan’s Crossing	El Paso, TX	9/28/2007	9/14/2017	7,180,976	8,255,000	4,545,571	—	19,981,547	8,255,000	7,837,970	16,092,970	3,888,577
RRE Investors 6, LP
Coach Lantern	Scarborough, ME	1/29/2008	12/1/2015	8,365,707	7,884,000	3,445,219	—	19,694,926	7,884,000	5,143,502	13,027,502	6,667,424
Foxcroft	Scarborough, ME	1/29/2008	12/1/2015	5,984,372	8,760,000	3,114,986	—	17,859,358	8,760,000	5,382,074	14,142,074	3,717,284
Memorial Towers	Houston, TX	11/13/2007	5/9/2016	9,804,804	7,073,535	2,054,550	—	18,932,889	7,400,000	4,502,116	11,902,116	7,030,772
Villas of Henderson Pass	San Antonio, TX	12/27/2007	9/26/2016	7,254,740	10,256,446	1,484,929	—	18,996,115	10,800,000	5,467,039	16,267,039	2,729,076
Park Hill	San Antonio, TX	2/29/2008	6/1/2017	9,166,734	9,765,301	3,194,794		22,126,829	10,430,000	8,588,495	19,018,495	3,108,334
RRE Investors 7, LP
Woodland Hills	Decatur, GA	12/19/2008	3/19/2015	12,523,518	12,452,305	1,038,675	—	26,014,498	13,590,000	3,523,733	17,113,733	8,900,765
Tamarlane	Portland, ME	4/23/2008	12/1/2015	8,006,700	9,819,933	2,641,409	—	20,468,042	9,931,000	4,523,169	14,454,169	6,013,873
Woodhollow	Austin, TX	12/10/2008	9/12/2016	6,763,000	4,858,857	1,653,080	—	13,274,937	5,240,000	3,560,402	8,800,402	4,474,535
Bent Oaks	Austin, TX	12/10/2008	9/12/2016	9,167,847	5,661,939	3,018,595	—	17,848,381	6,120,000	4,596,288	10,716,288	7,132,093
Woodland Village	Columbia, SC	3/7/2012	9/30/2016	9,631,090	9,158,024	2,531,046	—	21,320,160	9,580,300	3,857,582	13,437,882	7,882,278
Cape Cod	San Antonio, TX	12/10/2008	11/21/2016	8,569,605	5,861,849	4,400,250	—	18,831,704	6,632,000	4,726,443	11,088,443	7,743,261

(1)	Includes financing secured through a first mortgage.
(2)	Includes cash activity from operating activities funded by or distributed to the program as well as funds obtained through financing or sale of participations where applicable.
(3)

Includes all costs related to original purchase as well as any costs incurred to maintain investment, including capital improvements. Amounts shown do not include pro rata share of original offering costs.

(4)	Represents excess (deficiency) of property operating cash receipts, including sale proceeds, over operating cash expenditures, including acquisition cost.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Resource Apartment REIT III, Inc. (the “Company”) in connection with the distribution of the securities being registered other than selling commissions and the dealer manager fee. All amounts are estimated except the SEC registration fee and the FINRA filing fee.

Item	Amount
SEC registration fee	110,770
FINRA filing fee	165,500
Legal fees and expenses	1,155,000
Blue sky fees and expenses	200,100
Accounting fees and expenses	446,000
Sales and advertising expenses	750,000
Issuer costs regarding bona fide training and education meetings and retail seminars	500,000
Printing	1,700,000
Postage and delivery of materials	400,000
Transfer agent and escrow fees	1,061,000
Due diligence expenses	544,580
Telephone	50,000
Other expenses related to registration and offering of the securities*	2,917,050

Total	10,000,000

*	Includes personnel costs of Resource Apartment Advisor III, LLC or its affiliates for offering-related matters, including the preparation and distribution of investor reports and marketing materials.

Item 32. Sales to Special Parties

The Company’s directors and officers and (to the extent consistent with applicable laws and regulations) the employees of Resource Apartment Advisor III, LLC (the “Advisor”) and affiliated entities, business associates and others purchasing pursuant to the Company’s “friends and family” program, participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives are allowed to purchase Class A shares in the Company’s primary offering (prior to July 3, 2017) and Class I shares in the primary offering (commencing July 3, 2017) at a discount from the public offering price. The purchase price for such Class A shares was $9.00 and Class I shares is $9.14 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and the dealer manager fee in the amount of $0.30 per share were not payable in connection with sales of Class A shares and the dealer manager fee in the amount of approximately $0.14 is not payable in connection with sales of Class I shares. Under the terms of our friends and family program, the Company may offer up to 5% of the maximum aggregate primary offering, or up to $50,000,000, in any combination of its Class A and Class I common stock. The net proceeds to the Company from such sales made net of commissions, as applicable, and dealer manager fees will be substantially the same as the net proceeds the Company receives from other sales of shares in the primary offering.

Item 33. Recent Sales of Unregistered Securities

In connection with its organization, on August 10, 2015, the Company issued 20,000 shares of its unclassified common stock (which the Company will classify as Class A common stock prior to commencement of this offering) to the Advisor at a purchase price of $10.00 per share for an aggregate purchase price of $200,000. On September 10, 2015, the Advisor exchanged these 20,000 shares for approximately 19,474 shares of the Company’s unclassified common stock. On March 18, 2016, the Company issued an additional 526 shares of unclassified common stock to reflect a change in the maximum per share offering price of Class A shares from

$10.27 to $10.00. On August 5, 2016, the Advisor exchanged 5,000 shares of common stock for 50,000 shares of convertible stock. The convertible stock is convertible into shares of the Company’s common stock only on the terms and conditions set forth in the prospectus. The Company issued these shares of common stock and convertible stock in private transactions exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 34. Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company has included in its charter a provision limiting the liability of its directors and officers to the Company and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

Under the Company’s charter, the Company shall not indemnify a director, the advisor or any of the advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall it exculpate an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director, or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission (“SEC”) and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a common stockholder or the legal action is initiated by a common stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

(a) Financial Statements. The following financial statements are filed as part of this registration statement:

•

The consolidated financial statements of the Company and the notes thereto as of and for the year ended December 31, 2017 (included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 29, 2018 and incorporated herein by reference);

•

The consolidated financial statements of the Company and the notes thereto for the quarter ended March 31, 2018 (included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2018 and incorporated herein by reference);

•

The consolidated financial statements of the Company and the notes thereto for the quarter ended June 30, 2018 (included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2018 and incorporated herein by reference);

•

The consolidated financial statements of the Company and the notes thereto for the quarter ended September 30, 2018 (included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2018 and incorporated herein by reference);

•

The financial statements of Bay Club and the related pro forma financial statements of the Company (included in the Company’s Current Report on Form 8-K/A filed with the SEC on October 13, 2017 and incorporated herein by reference);

•

The financial statements of Tramore Village and the related pro forma financial statements of the Company (included in the Company’s Current Report on Form 8-K/A filed with the SEC on May 25, 2018 and incorporated herein by reference);

•

The financial statements of Matthews Reserve and the related pro forma financial statements of the Company (included in the Company’s Current Report on Form 8-K/A filed with the SEC on October 12, 2018 and incorporated herein by reference);

•

The financial statements of Park at Kensington and the related pro forma financial statements of the Company (included in the Company’s Current Report on Form 8-K/A filed with the SEC on October 17, 2018 and incorporated herein by reference); and

•	Prior performance tables (unaudited) as of the year ended December 31, 2017 (included in Supplement No. 1).

(b)	Exhibits. The following exhibits are filed as part of this registration statement:

Ex.	Description

1.1	Dealer Manager Agreement, including Form of Selected Dealer Agreement and Form of Placement Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed November 14, 2016)

1.2	Amended and Restated Dealer Manager Agreement, including Form of Selected Dealer Agreement and Form of Placement Agreement (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed July 5, 2017)

1.3	Selected Dealer Agreement, dated November 18, 2016, by and among Resource Apartment REIT III, Inc., Ameriprise Financial Services, Inc., Resource Securities, Inc., Resource REIT Advisor, LLC, and Resource Real Estate, LLC (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed November 23, 2016)

Ex.	Description

1.4	Amendment to Selected Dealer Agreement, effective July 3, 2017, by and among Resource Apartment REIT III, Inc., Ameriprise Financial Services, Inc., Resource Securities, Inc., Resource REIT Advisor, LLC, and Resource Real Estate, LLC (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed July 13, 2017)

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 (No. 333-207740) filed April 11, 2016)

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11 (No. 333-207740) filed November 2, 2015)

3.3	Articles of Amendment (incorporated by reference to Exhibit 3.3 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-207740) filed June 28, 2017)

3.4	Articles Supplementary for the Class R shares of common stock (incorporated by reference to Exhibit 3.4 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-207740) filed June 28, 2017)

3.5	Articles Supplementary for the Class I shares of common stock (incorporated by reference to Exhibit 3.5 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-207740) filed June 28, 2017)

4.1	Form of Subscription Agreement, included as Appendix A to the prospectus

4.2	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-11 (No. 333-207740) filed November 2, 2015)

4.3	Second Amended and Restated Distribution Reinvestment Plan, included as Appendix B to prospectus

4.4	Escrow Agreement (incorporated by reference to Exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q filed November 14, 2016)

5.1	Opinion of DLA Piper LLP (US) re legality (incorporated by reference to Exhibit 5.1 to the Company’s Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 (No. 333-207740) filed May 25, 2017)

8.1	Opinion of DLA Piper LLP (US) re tax matters (incorporated by reference to Exhibit 8.1 to the Company’s Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 (No. 333-207740) filed May 25, 2017)

10.1	Advisory Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed November 14, 2016)

10.2	Property Management Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed November 14, 2016)

10.3	Purchase and Sale Agreement between Resource Apartment OP III, LP and South Payne Owner, LLC, dated July 29, 2016 (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed November 14, 2016)

10.4	Promissory Note by Resource Apartment REIT III, Inc. in Favor of Resource Apartment Advisor III, LLC, dated August 18, 2016 (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed November 14, 2016)

10.5	Promissory Note by RRE Payne Place Holdings, LLC in favor of JPMorgan Chase Bank, N.A., dated December 15, 2016 (incorporated by reference to Exhibit 10.5 to the Company’s Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (No. 333-207740) filed January 17, 2017)

Ex.	Description

10.6	Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing among RRE Payne Place Holdings, LLC, Peter J. Barret and Michael A. Condyles, as trustees, and JPMorgan Chase Bank, N.A., dated December 15, 2016 (incorporated by reference to Exhibit 10.6 to the Company’s Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (No. 333-207740) filed January 17, 2017)

10.7	Agreement of Purchase and Sale by and between MREI III Bay Club, LLC and Resource Apartment OP III, LP, dated June 12, 2017 (incorporated by reference to Exhibit 10.7 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-207740) filed June 28, 2017)

10.8	Multifamily Loan and Security Agreement by and between RRE Bay Club Holdings, LLC and CBRE Capital Markets, Inc., dated July 31, 2017 (incorporated by reference to Exhibit 10.8 to the Company’s Post-Effective Amendment No. 6 to the Registration Statement on Form S-11 (No. 333-207740) filed September 28, 2017)

10.9	Multifamily Note by RRE Bay Club Holdings, LLC in favor of CBRE Capital Markets, Inc., dated July 31, 2017 (incorporated by reference to Exhibit 10.9 to the Company’s Post-Effective Amendment No. 6 to the Registration Statement on Form S-11 (No. 333-207740) filed September 28, 2017)

10.10	Real Estate Contract by and between Tramore Apartments, LLC and Resource Apartment OP III, LP, dated February 13, 2018 (incorporated by reference to Exhibit No. 10.10 to the Company’s Post-Effective Amendment No. 8 to the Registration Statement on Form S-11 (No. 333-207740) filed April 13, 2018)

10.11	Multifamily Loan and Security Agreement by and between RRE Tramore Village Holdings, LLC and Berkadia Commercial Mortgage LLC, dated March 22, 2018 (incorporated by reference to Exhibit No. 10.11 to the Company’s Post-Effective Amendment No. 8 to the Registration Statement on Form S-11 (No. 333-207740) filed April 13, 2018)

10.12	Multifamily Note by RRE Tramore Village Holdings, LLC in favor of Berkadia Commercial Mortgage LLC, dated March 22, 2018 (incorporated by reference to Exhibit No. 10.12 to the Company’s Post-Effective Amendment No. 8 to the Registration Statement on Form S-11 (No. 333-207740) filed April 13, 2018)

10.13	First Amendment to Advisory Agreement by and between Resource Apartment REIT III, Inc. and REIT Advisor, LLC, dated April 13, 2018 (incorporated by reference to Exhibit No. 10.13 to the Company’s Post-Effective Amendment No. 8 to the Registration Statement on Form S-11 (No. 333-207740) filed April 13, 2018)

10.14	Advisory Agreement by and between the Resource Apartment REIT III, Inc. and REIT Advisor, LLC, dated April 28, 2018 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed August 10, 2018)

10.15	Sale, Purchase, and Escrow Agreement by and between Matthews Reserve II, LLC, Resource Apartment OP III, LP, and Republic Title of Texas, Inc., dated July 9, 2018 (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed November 9, 2018)

10.16	Multifamily Loan and Security Agreement by and between RRE Matthews Reserve Holdings, LLC and CBRE Capital Markets, Inc., dated August 28, 2018 (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed November 9, 2018)

10.17	Multifamily Note by RRE Matthews Reserve Holdings, LLC in favor of CBRE Capital Markets, Inc., dated August 28, 2018 (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed November 9, 2018)

10.18	Purchase and Sale Agreement by and between Kensington Property Holdings, LLC and Resource Apartment OP III, LP, dated July 23, 2018 (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed November 9, 2018)

Ex.	Description

10.19	First Amendment to Purchase and Sale Agreement by and between Kensington Property Holdings, LLC and Resource Apartment OP III, LP, dated August 2, 2018 (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed November 9, 2018)

10.20	Second Amendment to Purchase and Sale Agreement by and between Kensington Property Holdings, LLC and Resource Apartment OP III, LP, dated September 11, 2018 (incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q filed November 9, 2018)

10.21	Third Amendment to Purchase and Sale Agreement by and between Kensington Property Holdings, LLC and Resource Apartment OP III, LP, dated September 13, 2018 (incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q filed November 9, 2018)

10.22	Multifamily Loan and Security Agreement by and between RRE Kensington Holdings, LLC and CBRE Capital Markets, Inc., dated September 14, 2018 (incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q filed November 9, 2018)

10.23	Multifamily Note by RRE Kensington Holdings, LLC in favor of CBRE Capital Markets, Inc., dated September 14, 2018 (incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q filed November 9, 2018)

21.1	Subsidiaries of the Company*

23.1	Consent of DLA Piper LLP (US) (included in Exhibits 5.1 and 8.1 )

23.2	Consent of Grant Thornton LLP*

23.3	Consent of KPMG, LLP*

23.4	Consent of Baker Tilly Virchow Krause, LLP*

23.5	Consent of Hood and Strong, LLP*

23.6	Consent of Duff & Phelps, LLC*

24.1	Power of Attorney for Steven R. Saltzman (incorporated by reference to the signature page of the Company’s Registration Statement on Form S-11 (No. 333-207740) filed November 2, 2015)

24.2	Power of Attorney for Harvey Magarick, Lee F. Shlifer and David Spoont (incorporated by reference to the signature page of the Company’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-207740) filed January 14, 2016)

24.3	Power of Attorney for George E. Carlton (incorporated by reference to the signature page of the Company’s Pre-Effective Amendment No. 1 to the Post-Effective Amendment No. 8 to the Registration Statement on Form S-11 (No. 333-207740) filed April 27, 2018)

99.1	Second Amended and Restated Share Redemption Program (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed July 24, 2018)

Item 37. Undertakings

(a) The Company undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Company undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Company undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) For the purpose of determining liability of the Company under the Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company, and (iv) any other communication that is an offer in the offering made by the Company to the purchaser.

(e) The Company undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The Company undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

(g) The Company undertakes to file, after the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h) The Company undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The Company undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 29th day of November, 2018.

RESOURCE APARTMENT REIT III, INC.

By:	/s/ Steven R. Saltzman
Steven R. Saltzman
Chief Financial Officer and Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

* Alan F. Feldman	Chief Executive Officer (Principal Executive Officer)	November 29, 2018

/s/ Steven R. Saltzman Steven R. Saltzman	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	November 29, 2018

* George E. Carleton	Chief Operating Officer, President, and Director	November 29, 2018

* Harvey Magarick	Independent Director	November 29, 2018

* Lee F. Shlifer	Independent Director	November 29, 2018

* David Spoont	Independent Director	November 29, 2018